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Appendix A Table of Contents

Appendix B Table of Contents
Appendix C Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party Other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
RENTECH, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $16,112 was determined pursuant to Rule 0-11(c)(1) under the Securities Exchange Act of 1934 by multiplying 1/50 of 1% by $80,560,000, which is equal to the currently estimated aggregate amount of consideration to be paid pursuant to the transaction. The underlying transaction value on which the filing is calculated is comprised of: (i) the cash payment of $50,000,000 to acquire all of the outstanding capital stock Royster-Clark Nitrogen,  Inc.; (ii) the estimated cash payment of $30,000,000 for the closing net working capital of Royster-Clark Nitrogen, Inc.; and (iii) estimated transaction costs of $560,000.

	(4)	Proposed maximum aggregate value of transaction: $80,560,000
	(5)	Total fee paid: $16,112
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RENTECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 13, 2006

You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc. to be held at the Magnolia Ballroom, 817 17th Street, Denver, Colorado, on Thursday, April 13, 2006 at 9:00 a.m. (MST) for the following purposes:

  1.
  To elect three directors for terms of three years each;

  2.
  To vote upon a proposal to purchase Royster-Clark Nitrogen, Inc.;

  3.
  To vote upon a proposal for the potential issuance of 20% or more of Rentech's outstanding common stock at prices below market value;

  4.
  To vote upon a proposal to adopt the 2006 Incentive Award Plan;

  5.
  To vote on the granting of discretion to the proxies with respect to any motion to adjourn or postpone the meeting to another time and date if such action is necessary to solicit additional proxies in favor of Proxy Items 1, 2, 3 or 4; and

  6.
  To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Accompanying this notice is a form of proxy and a proxy statement, including a copy of Rentech's annual report on Form 10-K for the fiscal year ended September 30, 2005 and quarterly report on Form 10-Q for the quarterly period ended December 31, 2005 (in each case, excluding exhibits).

Only holders of record of the common stock of Rentech at the close of business on March 17, 2006 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

/s/ AMANDA M. DARBY Amanda M. Darby Secretary

Denver, Colorado Date: March 15, 2006

YOUR VOTE IS IMPORTANT

This proxy statement is furnished in connection with the solicitation of proxies by Rentech, on behalf of the Board of Directors, for the 2006 annual meeting of shareholders. The proxy statement and the related proxy form are first being distributed to shareholders on or about March 24, 2006. You can vote your shares using one of the following methods:

  •
  Vote through the Internet at the website shown on the proxy card.

  •
  Vote by telephone using the toll-free number shown on the proxy card.

  •
  Complete and return a written proxy card.

  •
  Attend Rentech's 2006 annual meeting of shareholders and vote.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time, on April 12, 2006. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

Annexes

A
Rentech, Inc.'s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2005 (excluding exhibits)

B
Rentech, Inc.'s Quarterly Report on Form 10-Q for the Quarterly Period Ended December 31, 2005 (excluding exhibits)

C
Historical Financial Statements of Royster-Clark Nitrogen, Inc.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Royster-Clark Nitrogen, Inc. and Consent of Independent Registered Public Accounting Firm

D
Unaudited Condensed Consolidated Pro Forma Combined Financial Statements

E
2006 Incentive Award Plan

SUMMARY

This summary highlights important information discussed in greater detail elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and its annexes. In this proxy statement, unless the context requires otherwise, the terms "we," "us," "our," "the Company," and "Rentech" refer to Rentech, Inc.

The Annual Meeting

Date, Time and Place.    April 13, 2006, at 9:00 a.m. (MST), at the Magnolia Ballroom, 817 17th Street, Denver, Colorado.

Record Date; Quorum.    Only holders of record of Rentech common stock on March 17, 2006, will be entitled to notice of, and to vote at, the annual meeting; a majority of the outstanding shares of common stock present in person or by proxy will constitute a quorum.

Vote Required for Approval.    The three directors that receive the most votes cast in their favor will be elected. The acquisition of Royster-Clark Nitrogen, Inc., the potential issuance of 20% or more of our outstanding common stock at prices below market value, and the 2006 Incentive Award Plan may be approved by the vote of a majority of votes represented by shares present in person or by proxy and entitled to vote at the annual meeting.

Recommendation of the Board of Directors.    The Board of Directors unanimously recommends a vote FOR its nominees for election as directors, Messrs. Ramsbottom, Tiepel and Washburn, FOR approval of the acquisition of Royster-Clark Nitrogen, Inc., FOR approval of the potential issuance of more than 20% of our outstanding common stock at prices below market value, FOR approval of the 2006 Incentive Award Plan and FOR granting management's proxies the authority to adjourn or postpone the annual meeting to solicit additional proxies.

Item 1.    Election of Directors

The three nominees for election to the Board of Directors, for terms of three years ending 2009, are Messrs. Ramsbottom, Tiepel and Washburn. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any of the nominees will be unable to serve.

In the event that any nominee should be unexpectedly unavailable for election, such shares shall be voted for the election of such substitute nominee as the Nominating Committee of the Board may propose and the Board approves.

Item 2.    Purchase of Royster-Clark Nitrogen, Inc.

Purchase Agreement.    We have entered into an agreement to purchase Royster-Clark Nitrogen, Inc. ("RCN") for $50 million for the stock, plus an amount equal to RCN's net working capital, as defined in the agreement, at the closing, subject to shareholder approval and other conditions. As of March 7, 2006, we estimate that RCN's net working capital at closing will be up to approximately $30 million, provided that working capital may decrease as inventory is sold when the spring growing season commences. RCN owns and operates an 830 ton per day, natural gas fed, ammonia plant in East Dubuque, Illinois, which is used to make nitrogen fertilizer products. We currently have a commitment of $35 million of debt financing to finance a portion of the purchase price. We intend to raise the remaining portion of the purchase price, or the entire purchase price if we elect not to use our debt financing commitment, and net working capital for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained. Some or all of the securities proposed to be offered to finance the purchase of RCN might not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Background of the Transaction.    We identified RCN as the ideal vehicle with which to execute our business strategy and entered into an agreement to purchase it in 2004. The agreement expired on March 18, 2005. We continued to discuss with the seller using our technology at the RCN plant, and, eventually, another agreement to purchase RCN.

Purpose of the Transaction.    We intend to commercialize our proprietary Fischer-Tropsch technology by initially converting the East Dubuque facility to coal as a feedstock and then deploying our technology for the co-production of liquid hydrocarbon products (principally diesel fuel) and electrical power.

Break Fee.    In the event we fail to close by reason of our failure to obtain financing, shareholder approval or the American Stock Exchange listing of any shares to be issued to finance the acquisition, we will forfeit $2.5 million to the seller. In addition, under the terms of the commitment letter we have obtained from certain prospective purchasers for a portion of the financing for the acquisition, if we enter into an agreement with a third party to provide debt or mezzanine financing in connection with our purchase of RCN or any other transaction involving RCN, then, unless waived by such purchasers in writing, we will pay the purchasers a break up fee in the aggregate amount of $1 million.

Item 3.    Potential Issuance of Common Stock Representing 20% or More of Our Outstanding Common Stock at Prices Below Market Value

In order to commercialize our technology by acquiring or constructing process plants, converting them to the use of our technology, and operating them in the future, as well as to conduct our normal operations until such time (if ever) as we attain profitability, it will be necessary for us to raise capital, including by the sale of our common stock, or securities convertible into or exercisable or exchangeable for our common stock, sometimes at a discount to the then current market price. Under the rules of the American Stock Exchange ("AMEX"), where our common stock is listed and traded, shareholder approval is required for the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable or exchangeable for common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value, provided that shareholder approval is not required for a "public offering" as defined by the AMEX. We therefore propose that the shareholders authorize our issuing up to 40 million shares of our common stock (or securities convertible into or exercisable for common stock) for up to an aggregate of $200 million in gross proceeds, at a discount of up to 30% from the market price at the time of issuance and sale, the proceeds of which would be used for the general purposes outlined above. If shareholder approval is required by the AMEX for an issuance of our securities, the transaction must be completed not later than the date 90 days from the date our shareholders approve this proposal, provided that we may extend such period for up to 90 additional days if we obtain the consent of the AMEX.

Item 4.    2006 Incentive Award Plan

The Board of Directors has adopted, subject to shareholder approval, the Rentech, Inc. 2006 Incentive Award Plan (the "2006 Plan"). The 2006 Plan provides for grants of a wide range of equity and other incentive awards to members of the Board, employees and consultants of Rentech and its subsidiaries, which awards may be subject to various restrictions and vesting terms. An aggregate of 5 million shares of common stock are available for grant pursuant to the 2006 Plan. The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the 2006 Plan during any rolling three calendar-year period is 2 million. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2006 Plan; however, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations arising in connection with any awards may not be used for grants under the 2006 Plan. The 2006 Plan may be terminated, amended or modified at any time; provided, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

 Item 5.    Adjournment and Postponement Authority

If we fail to receive a sufficient number of votes to approve any of Proxy Items 1, 2, 3 or 4, we may propose to adjourn the annual meeting for the purpose of soliciting additional proxies to approve the Proxy Item or Items. We currently do not intend to propose adjournment or postponement at the annual meeting if there are sufficient votes to approve these Proxy Items; however we propose that our shareholders grant to management's proxies the authority to adjourn or postpone the meeting, if needed.

Risk Factors

The consummation of the transactions proposed in this proxy statement will involve risks that are described in more detail in Part II, Item 1A of our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, included in Annex B to this proxy statement. These risks include:

  •
  If we do not succeed in acquiring RCN, we may be forced to pay a substantial break-up fee, will incur considerable transactional expenses, and our business and future prospects may be damaged.

  •
  If we succeed in acquiring RCN, and convert it to use our technology to make alternative fuels, we will be required to issue substantial equity, resulting in substantial dilution to existing shareholders, and incur substantial indebtedness, leaving us a highly leveraged enterprise. There is no assurance we will be able to secure the needed financing or pay any indebtedness so incurred.

  •
  We have never converted any chemical process plant to use our technology to make alternative fuels, nor has anyone else; the conversion may not occur within the times or at the cost we presently project, and may not be economic or operable when done.

  •
  We have never operated a nitrogen fertilizer business, which is highly seasonal in nature, has a history of losses, and is subject to material environmental and other risks; our lack of experience or intrinsic risks of the business may result in substantial losses.

  •
  We are attempting to acquire rights to land and certain existing facilities in Natchez, Mississippi in order to develop process plants using our and other technologies, which if successful will involve further risks of the sort described above and others.

  •
  We have limited liquidity and capital resources, and cash flows from operations that do not cover our expenses; we must raise additional capital to execute our business plans, and to maintain our current operations.

Summary Selected Historical Financial Data

Rentech

The following consolidated selected financial data has been derived from our historical consolidated financial statements and should be read in conjunction with (1) Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 8, "Financial Statements and Supplementary Data," our consolidated financial statements and notes, and Item 1A, "Risk Factors," in our annual report on Form-10-K for the fiscal year ended September 30, 2005, included as Annex A to this proxy statement; and (2) Part I, Item 1, "Financial Statements," our consolidated financial statements and notes, Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Part II, Item 1A, "Risk Factors," in our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, included as Annex B to this proxy statement. The three months unaudited information reflects all adjustments and consists only of normal recurring adjustments necessary for a fair presentation. Historical results are not necessarily indicative of results to be reported in future periods.

Rentech, Inc. and Subsidiaries

	Three Months ended December 31, 2005	Years Ended September 30
		2005	2004	2003	2002	2001
	(unaudited)
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues	$1,922,078	$7,185,485	$5,706,280	$4,496,011	$4,731,744	$5,605,570
Cost of Sales	$1,312,935	$5,213,092	$4,035,779	$2,940,022	$2,385,784	$4,867,832
Gross Profit	$609,143	$1,972,393	$1,670,501	$1,555,989	$2,345,960	$737,738
Loss from Continuing Operations	$(5,628,460)	$(14,369,273)	$(6,492,558)	$(8,812,320)	$(4,939,418)	$(6,773,360)
Net Loss	$(5,628,460)	$(14,358,897)	$(7,210,693)	$(9,535,405)	$(5,332,613)	$(6,770,707)

Loss Applicable to Common Stock	$(5,702,897)	$(23,700,372)	$(7,210,693)	$(9,535,405)	$(5,469,545)	$(7,254,306)

BASIC AND DILUTED LOSS PER SHARE(1)
Loss from Continuing Operations Per Common Share	$(.05)	$(.26)	$(.08)	$(.12)	$(.07)	$(.11)
Loss Per Common Share	$(.05)	$(.26)	$(.08)	$(.13)	$(.08)	$(.11)

Cash dividend declared per common share	—	—	—	—	—	—

(1)
The weighted average number of shares of common stock outstanding during the quarter ended December 31, 2005 was 113,473,636 and during the fiscal years ended September 30, 2005, 2004, 2003, 2002 and 2001 were 92,918,545, 85,932,544, 73,907,041, 69,987,685 and 64,807,168, respectively.

CONSOLIDATED BALANCE SHEET DATA
Working Capital	$27,470,023	$32,031,397	$(1,081,487)	$(1,571,738)	$775,686	$1,412,195
Total Assets	$41,385,005	$43,491,949	$9,379,288	$11,187,114	$16,163,228	$16,115,455
Total Long-Term Liabilities	$2,370,888	$2,849,943	$3,018,795	$3,223,994	$3,269,044	$1,157,927
Total Liabilities	$6,363,556	$9,220,767	$6,341,424	$8,005,734	$7,422,576	$4,069,122
Accumulated Deficit	$(67,637,096)	$(62,008,636)	$(47,649,739)	$(40,439,046)	$(30,903,641)	$(25,571,028)

Royster-Clark Nitrogen, Inc.

The following consolidated selected financial data has been derived from RCN's historical financial statements and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of RCN" and "RCN Financial Statements," included as Annex C to this proxy statement and Part II, Item 1A "Risk Factors—Risks Related to Possible Inability to Complete Acquisitions and the Financing Required for the Acquisitions and Subsequent Operations" and "Risks Related to Our Operations after Acquisitions" included in our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, included as Annex B to this proxy statement. As discussed in note 1 to the RCN Financial Statements for December 31, 2005, the year ended December 31, 2005 includes a 202-day period ended July 21, 2005 and a 163-day period ended December 31, 2005, which use different cost bases of certain assets and are therefore not comparable to financial statements for other periods. Historical results are not necessarily indicative of results to be reported in future periods.

Royster-Clark Nitrogen, Inc.

	Year ended December 31,
	2005(1)	2004	2003	2002	2001
				(Unaudited)	(Unaudited)
STATEMENT OF OPERATIONS DATA
Net sales	$112,607,232	$97,294,329	$68,465,617	$65,122,430	$57,310,710
Gross profit (loss)	$695,443	$7,320,015	$(2,281,991)	$(2,196,041)	$(1,550,989)
Operating income (loss)	$(785,663)	$5,545,289	$(4,070,056)	$(4,132,319)	$(3,157,758)
Net income (loss)	$(6,854,279)	$425,375	$(23,021,056)	$(4,368,254)	$(4,796,457)
Net income (loss) applicable to common stock	$(6,854,279)	$425,375	$(23,021,056)	$(4,368,254)	$(4,796,457)
BASIC AND DILUTED INCOME (LOSS) PER SHARE
Net income (loss) per share based on 985 shares	$(6,958.66)	$431.85	$(23,371.63)	$(4,434.78)	$(4,869.50)
Cash dividend declared per common share	—	—	—	—	—
BALANCE SHEET DATA
Working capital	$18,613,569	$2,912,671	$8,371,105	$5,731,295	$6,830,928
Total assets	$79,150,259	$35,205,451	$44,136,163	$55,196,168	$59,998,154
Total long-term liabilities	$67,143,394	$58,765,253	$67,992,824	$56,413,091	$54,376,411
Total liabilities	$69,493,259	$61,948,554	$71,304,641	$59,343,590	$59,777,323
Total retained earnings (accumulated deficit)	$(7,656,508)	$(26,743,103)	$(27,168,478)	$(4,147,422)	$220,831

(1)
The amounts reported for 2005 reflect the impact of the acquisition of Royster-Clark Group, Inc. by Royster-Clark, Ltd. Annex C contains the financial statements for RCN for the years ended December 31, 2005, 2004 and 2003 and include details of the financial statement impact of the acquisition.

Selected Unaudited Condensed Consolidated Pro Forma Combined Financial Data

The unaudited condensed consolidated pro forma combined financial data presented below gives effect to the acquisition of the outstanding shares of RCN for an aggregate purchase price of approximately $74,960,000, using the purchase method of accounting. The unaudited condensed consolidated pro forma combined results of operations data for the three months ended December 31, 2005 and twelve months ended September 30, 2005 give effect to the acquisition of RCN and related financing as of the beginning of each of the periods presented. The unaudited condensed consolidated pro forma combined balance sheet data gives effect to the acquisition of RCN and related financing as of December 31, 2005. The unaudited condensed consolidated pro forma combined financial data is presented for comparative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized had the acquisition occurred at the dates indicated or results that may be achieved in the future. The unaudited condensed consolidated pro forma combined financial data has been derived from the historical financial statements of Rentech and RCN appearing in Annexes A, B and C in this proxy statement, and should be read in conjunction with them and with the unaudited condensed consolidated pro forma combined financial statements included in Annex D to this proxy statement.

	Three Months ended December 31, 2005	Twelve Months ended September 30, 2005
	(Unaudited)	(Unaudited)
INCOME STATEMENT DATA
Net sales	$43,994,266	$105,209,245
Gross income (loss)	$(45,977)	$16,477,408
Loss from Operations	$(6,463,105)	$(1,950,556)
Net loss	$(7,971,403)	$(7,809,008)
Loss applicable to common stock	$(8,045,840)	$(17,150,483)
BASIC AND DILUTED LOSS PER SHARE
Net loss per share based on 124,890,779 and 104,335,688 shares	$(0.064)	$(0.164)
Cash dividend declared per common share	—	—
BALANCE SHEET DATA
Working capital	$46,083,592
Total assets	$118,659,736
Total long-term liabilities	$37,388,652
Total liabilities	$43,731,185
Total accumulated deficit	$(67,637,096)

RENTECH, INC.
1331 17th Street, Suite 720
Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 13, 2006

This proxy statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Magnolia Ballroom, 817 17th Street, Denver, Colorado, on Thursday, April 13, 2006 at 9:00 a.m., MST, and at any adjournments or postponements of the meeting.

Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about March 24, 2006.

VOTING SECURITIES AND VOTING RIGHTS

Only shareholders of record at the close of business on March 17, 2006 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the meeting. On March 6, 2006, 119,525,584 shares of common stock were outstanding held by 565 shareholders of record. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed. Shares may only be voted by or on behalf of the shareholder of record. If a holder's shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the shareholder of record.

Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the three nominees to the Board of Directors; (ii) FOR the purchase of Royster-Clark Nitrogen, Inc; (iii) FOR the potential issuance of 20% or more of Rentech's outstanding common stock at prices below market value; (iv) FOR approval of the proposal to adopt the 2006 Incentive Award Plan; and (v) FOR granting management's proxies the authority to adjourn or postpone the annual meeting to solicit additional proxies.

A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting. If a quorum is present, the three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected. The proposals (a) to purchase Royster-Clark Nitrogen, Inc., (b) to potentially issue 20% or more of Rentech's outstanding common stock at prices below market value, (c) to approve adoption of the 2006 Incentive Award Plan, and (d) to grant management's proxies the authority to adjourn or postpone the meeting and any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. If brokers have not received any instruction from their customers on how to vote the customer's shares on a particular proposal, the brokers are allowed to vote on routine matters but not on non-routine proposals. The absence of votes by brokers on non-routine matters are "broker non-votes." Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker non-votes will have the effect of a vote against the proposals to approve the purchase of Royster-Clark Nitrogen, Inc., to potentially issue 20% or more of Rentech's outstanding common stock at prices below market value, and to approve the 2006 Incentive Award Plan. While abstentions will have the effect of a vote against the proposal to grant management's proxies the authority to adjourn or postpone the annual meeting, this proposal will be considered a "routine" matter with respect to which brokers need not receive instructions from their customers on how to vote their shares.

Any shareholder giving a proxy pursuant to the present solicitation has the power to revoke it at any time before it is exercised. It may be revoked by giving a subsequent proxy or by mailing to our principal executive offices at 1331 17th Street, Suite 720, Denver, Colorado 80202, Attn: Secretary, an instrument of revocation. If you vote electronically via the Internet or telephone, a proxy may be revoked by the submission of a later electronic proxy. A proxy may also be revoked by attending the meeting and giving our Secretary a vote in person (subject to the restriction that a shareholder holding shares in street name must bring to the meeting a legal proxy from the broker, bank or other nominee holding that shareholder's shares which confirms that shareholder's beneficial ownership of the shares and gives the shareholder the right to vote the shares).

Rentech will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for these services.

The purposes of the meeting and the matters to be acted upon are set forth in the foregoing attached Notice of Annual Meeting. As of the date of this proxy statement, management knows of no other business that will be presented for consideration at the meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the best judgment of the persons acting under said proxies.

ELECTION OF DIRECTORS
(Proxy Item 1)

There are currently seven positions on Rentech's Board of Directors. The board currently is divided into three classes two of which include two directors and one of which currently includes three directors. The directors in each class are elected for three years and until the election and qualification of their successors.

D. Hunt Ramsbottom, Erich W. Tiepel and Halbert S. Washburn have been nominated for election as directors for a term of three years each and until their successors have qualified and are elected. The three nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2007 or 2008 annual meetings of shareholders.

If your vote is properly submitted, it will be voted for the election of the nominees, unless contrary instructions are specified. Each nominee has consented to serve if elected. Although the Board of Directors has no reason to believe that either of the nominees will be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card will vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Nominating Committee of the Board may propose and the Board approves.

Information Regarding Nominees for Election to the Board of Directors:

D. Hunt Ramsbottom, Chief Executive Officer, President and director, President, Rentech Development Corporation—Mr. Ramsbottom, age 48, was appointed President and director of Rentech on September 13, 2005 and Chief Executive Officer on December 15, 2005, and President of Rentech Development Corporation on March 7, 2006. Mr. Ramsbottom was recommended for membership to the Board of Directors by Dennis L. Yakobson, a director of Rentech. Mr. Ramsbottom had been serving as a consultant to Rentech since August 5, 2005 under the terms of a Management Consulting Agreement with Management Resource Center, Inc. Mr. Ramsbottom has over 25 years of business experience. Prior to accepting his position at Rentech, Mr. Ramsbottom held various key management positions including: Principal and Managing Director of Circle Funding Group LLC, 2004-2005; Chief Executive Officer and Chairman of M2 Automotive, Inc., 1997-2004; and Chief Executive Officer of Thompson PBE (NASDAQ: THOM), 1989-1997, which was acquired by FinishMaster, Inc. in 1997. On April 17, 2005, M2 Automotive, Inc. completed an assignment for the benefit of its creditors pursuant to a state law insolvency proceeding. Mr. Ramsbottom holds a Bachelor of Science degree from Plymouth State College.

Erich W. Tiepel, Director—Dr. Tiepel, age 62, has served as a director of Rentech since 1983. Dr. Tiepel has 23 years of experience in all phases of process design and development, plant management and operations for chemical processing plants. Since 1981, Dr. Tiepel has been a principal owner, president and director of Resource Technologies Group, Inc. (RTG), a privately owned company he founded. RTG is a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. From 1977 to 1981 he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corp., Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976 he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967, and a Ph.D. in Chemical Engineering from the University of Florida in 1971.

Halbert S. Washburn, Director—Mr. Washburn, age 45, was appointed director of Rentech on December 15, 2005. D. Hunt Ramsbottom, the Company's Chief Executive Officer, President and a director, recommended Mr. Washburn for election. Mr. Washburn has over 20 years of experience in the energy industry. Mr. Washburn is the co-founder and Chief Executive Officer of BreitBurn Energy Company LP (USA), a subsidiary of Provident Energy Trust. Mr. Washburn is responsible for BreitBurn's oil and gas operations and co-manages BreitBurn's acquisition and capital formation activities. In this capacity, he has managed capital structures ranging in size from a private equity placement of $30 million to a senior credit facility of $400 million. Mr. Washburn currently serves on the Executive Committee of the Board of Directors of the California Independent Petroleum Association. He also served as Chairman of the Stanford University Petroleum Investments Committee and as Secretary and Chairman of the Wildcat Committee. Mr. Washburn holds a Bachelor of Science degree in Petroleum Engineering from Stanford University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION
OF THE NOMINEES.

Information Regarding Continuing Directors with Terms Expiring in 2007:

Ronald C. Butz, Director—Mr. Butz, age 68, has served as a Director of Rentech since 1984. In October 1989, Mr. Butz was appointed Vice President of Rentech, in June 1990 he was appointed Secretary, and in May 1998 he became Chief Operating Officer. In December 2005, he resigned from his position as Chief Operating Officer, Vice President and Secretary and currently serves as a Director. From 1984 to 1989, Mr. Butz was employed as President of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. From 1982 to 1983, Mr. Butz was a shareholder, Vice President and Chief Operating Officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the law firm of Grant, McHendrie, Haines and Crouse, P.C. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965.

Michael R. Ray, Director—Mr. Ray, age 52, was appointed a member of our Board of Directors effective May 11, 2005. Mr. Ray founded and has served as President of ThioSolv, LLC since 2001. ThioSolv, LLC is in the business of developing and licensing technology. From 1995 to 2001, Mr. Ray served as Vice President of Business Development for Coastal Catalyst and Chemicals Division. Mr. Ray worked for Coastal Chem, Inc. as President from 1990 to 1995 and Vice President of Corporate Development and Administration from 1986 to 1990. From 1985 to 1986, Mr. Ray served as Vice President of Carbon Dioxide Marketing. Mr. Ray worked for Liquid Carbonic Corporation as Regional Operations Manager from 1981 to 1985 and Plant Manager from 1980 to 1981. Mr. Ray received his Bachelor of Science in Industrial Technology from Western Washington University and his Masters of Business Administration from Houston Baptist University. Mr. Ray previously served as a member of the Board of Directors of Coastal Chem, Inc., Cheyenne LEADS and Wyoming Heritage Society. Mr. Ray also served on Nitrogen Fertilizer Industry Ad Hoc Committee, University of Wyoming EPSCOR Steering Committee and Wyoming Governor's committee for evaluating state employee compensation.

Information Regarding Continuing Director with Term Expiring in 2008:

Thomas L. Bury, Director—Mr. Bury, age 63, was appointed a member of our Board of Directors effective November 12, 2004. He was a founding shareholder and served as Chief Financial Officer of Tecta America Corp., a member of the construction industry supplying aggregate building materials, from its organization in 1998 until completion in September 2000 of its merger that consolidated ten businesses in the construction industry. Since then he has advised investors on business valuations and acquisition strategies. Mr. Bury has over 30 years of experience as a financial officer, including financial disciplines in multi-division companies and development of planning and financial systems. He has extensive knowledge of treasury, banking, acquisitions, divestitures and corporate planning, as well as company and strategy valuation methods. Prior to founding Tecta America Corp., he was Chief Financial Officer of Redland PLC's aggregate businesses in North America, and had responsibility for its financial functions from 1987 through 1998. From 1972 through 1987, Mr. Bury worked for Fischbach Corporation, primarily serving as Chief Financial Officer of its subsidiary, Natkin & Company, a $500 million nationwide mechanical contractor. He received his Bachelor of Science degree in Business Administration from Bowling Green State University. After serving in the U.S. Army in Vietnam, he received his Masters of Business Administration degree from Syracuse University.

Dennis L. Yakobson, Director and Chairman of the Board—Mr. Yakobson, age 69, has served as a Director of Rentech and Chairman of the Board since 1983 and is one of the founders. In December 2005, he resigned from his position as Chief Executive Officer and currently serves as a Director. He was employed as Vice President of Administration and Finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a Director and Secretary of Nova Petroleum Corporation, Denver, Colorado. He resigned from those positions in November 1983 to become a Director and assume the presidency of Rentech. From 1976 to 1981 he served as a Director, Secretary and Treasurer of Power Resources Corporation, Denver, a mineral exploration company, and was employed by it as Vice President-Land. From 1975 to 1976 he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975 he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971 he was employed by Martin Marietta in a similar position. From 1960 to 1969 he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He is a Director of GTL Energy Pty Ltd., a private company based in Adelaide, Australia. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters in Business Administration degree from Adelphi University in 1963.

Executive Officers and Other Key Managers

Information concerning the business experience of Mr. Ramsbottom, who serves as President and Chief Executive Officer, is provided under "Information Regarding Nominees for Election to the Board of Directors."

Charles B. Benham, Vice President, Research and Development—Dr. Benham, age 69, is one of our founders and has been an officer of Rentech since our inception in 1981. He served as our President until 1983 and as one of our Directors from inception until 1996. From 1977 to 1981, Dr. Benham worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. He was employed at the Naval Weapons Center, China Lake, California, from 1958 through 1977 where he was engaged in research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. Dr. Benham is the author of several published articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. in Engineering (energy and kinetics) in 1970, both from the University of California, Los Angeles.

Claude C. Corkadel, III, Vice President, Strategic Programs—Mr. Corkadel, age 56, was appointed Vice President, Strategic Programs of Rentech, effective January 1, 2004. For 28 years, from 1972 to 2000, Mr. Corkadel worked for Mobil Oil Corporation in various management positions. These offices included President and Country Manager of Mobil Philippines, Planning Manager for Mobil Nigeria, Strategic Planning Manager for the Alternative Energy Division (including coal, uranium, oil shale and synthetic fuels projects), Global Director for Mobil's special products business and a member of the transition team for Africa under the ExxonMobil merger. His responsibilities in these positions included developing market entry strategies, technical product & business development, and strategic planning. After retiring from Mobil in January 2000, he worked as a special consultant for several small entrepreneurial businesses, and held executive positions during key development periods. During 2000 and early 2001, he was President of Nova Lending, an online mortgage company in Colorado Springs, Colorado. In later 2001 and 2002, he was President and Chief Executive Officer of WellDog, Inc, of Laramie, Wyoming, a technology development company working on cutting edge down-hole sensing devices for the oil and gas industry. He consulted exclusively for Rentech starting February 2003. Mr. Corkadel is a graduate of Colorado School of Mines with a Bachelor of Science degree in Metallurgical Engineering and a minor in Mineral Economics. He obtained a Master in Business Administration degree in Finance from Drexel University in 1981.

Amanda M. Darby, General Counsel and Secretary—Ms. Darby, age 38, was appointed our General Counsel in April 2005 and Secretary in January 2006. Ms. Darby is licensed to practice law in the states of California and Colorado. Ms. Darby previously served as Assistant Corporate Counsel and Assistant Secretary to The First American Corporation/First American Title Insurance Company (NYSE: FAF). Prior to working at First American, Ms. Darby practiced law for Stepp & Beauchamp, LLP and Jackson & Wallace LLP. Ms. Darby worked as a law clerk in the Business Group of Luce, Forward, Hamilton & Scripps LLP. Ms. Darby received a Bachelor of Arts degree in Communications from the University of Colorado, Boulder in 1991 and a Juris Doctor degree from California Western School of Law in 1997.

Geoffrey S. Flagg, Chief Accounting Officer—Mr. Flagg, age 35, was appointed our Chief Accounting Officer in January 2006. Mr. Flagg served as our Chief Financial Officer from January 2004 to January 2006. Mr. Flagg is a Certified Public Accountant and has been involved in auditing and accounting of publicly traded companies since 1996. From September 1996 through June 2000, he was an Audit Associate at the national accounting firm of BDO Seidman, L.L.P. While there, he was responsible for planning, performing and managing financial statement audits for a variety of public and private companies, including our annual audit and quarterly reviews. From June 2000 through January 2001, he was the controller of Wholetree.com, a software development company. From January 2001 through December 2003, Mr. Flagg served as our corporate controller. He received a Bachelor of Science degree in Accounting from the University of Colorado at Denver in 1996.

Jim D. Fletcher, President and General Manager, Petroleum Mud Logging, Inc.—Mr. Fletcher, age 60, has served as President of Petroleum Mud Logging, Inc. since August 1999. Mr. Fletcher has been employed in the mud logging services industry since 1973. From 1995 to August 1999, Mr. Fletcher was employed by Penson Well Logging as its general manager and marketing officer. From 1988 through 1994, Mr. Fletcher worked for Petroleum Mud Logging, Inc. of Oklahoma City, as a mud logging technician. This corporation sold its assets to Rentech, Inc. in 1999, which is continuing the business. After the purchase by Rentech, Petroleum Mud Logging then named Mr. Fletcher as its General Manager, and he continues in that position. From 1981 to 1988, Mr. Fletcher was employed by OFT Exploration in Oklahoma City as a well site geologist, and also worked as a consulting geologist. His first work experience was with Dresser Industries in 1973 to 1974 as a mud logger. Mr. Fletcher obtained a Bachelor of Science degree in Business Administration and a minor in Geology and Economics from Southwestern State College of Oklahoma in 1974.

Douglas M. Miller, Chief Operating Officer and Executive Vice President—Mr. Miller, age 46, has served as Chief Operating Officer and Executive Vice President of Rentech since January 20, 2006. Mr. Miller was employed by Unocal Corporation since 1991 through its acquisition by Chevron Corporation in October 2005, and for more than five years prior to the acquisition, a corporate officer, as Vice President, Corporate Development.

Peter S. Pedersen, Vice President, Technology—Mr. Pedersen, age 51, was appointed Vice President, Technology in September 2005 and has been employed by Rentech since May 2000 in an engineering capacity. He has been the Company's lead engineer in the design for several of Rentech's gas-to-liquids feasibility studies and, including Rentech's feasibility study on a 10,000 barrel per day coal-to-liquids facility in the Powder River Basin of Wyoming that was supported by the Wyoming Business Council and the state of Wyoming governor's office. Mr. Pedersen has more than 25 years of experience in a combination of chemical process engineering and operations, as well as marketing and business management within the syngas, petrochemical, refining and offshore oil and gas related industries. Mr. Pedersen received his Bachelor of Science degree in Chemical Engineering from the Technical University of Denmark, Lyngby, Denmark in 1979. Since that time, he was employed by Haldor Topsoe, Maersk Oil and Gas AS, and Howe-Baker Engineers in various high level engineering and marketing capacities.

Richard O. Sheppard, Senior Vice President, Project Development—Mr. Sheppard, age 57, joined us in January 1998 as Director of Sales and Marketing of our Rentech Process, served as President of Rentech Development Corporation from April 2004 to March 2006, and was appointed Senior Vice President, Project Development on December 15, 2005. Prior to joining Rentech, he was engaged in the project development of independent electrical power plants ranging in size from 25 megawatts to 250 megawatts in the United States, South America, and Central America. He held positions as Vice President Development with Flatiron Constructors from 1996 to 1999, Wellhead Electric Co. from 1992 to 1996, and Ultrasystems Power Corporation and Engineers from 1988 to 1992. Previous employers were Kaiser Power Corporation from 1983 to 1988, and Merck Chemical (Calgon) International from 1974 to 1983. Mr. Sheppard was a Lieutenant in the United States Navy from 1969 to 1974. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Idaho in 1969 and earned a Master of Business Administration degree in Finance and Marketing from St. Mary College, California, in 1980.

There are no family relationships among the executive officers, directors and nominees. There are no arrangements or understandings between any officer, director or nominee and any other person pursuant to which that person was selected.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of March 6, 2006 by (i) all persons who own of record or are known to Rentech to beneficially own more than 5% of the issued and outstanding shares of Rentech's common stock and (ii) by each director, each director nominee, each of the executive officers named in the tables under "Executive Compensation," and by all executive officers and directors as a group:

Directors and Executive Officers(1)(2)	Amount and Nature of Beneficial Ownership(3)	Percent of Class
Charles B. Benham	862,407	*
Mark S. Bohn(4)(5)	233,126	*
Thomas L. Bury	81,000	*
Ronald C. Butz(6)(7)(8)	1,179,512	*
Claude C. Corkadel, III	211,316	*
Amanda M. Darby	65,000	*
Geoffrey S. Flagg	138,000	*
Jim D. Fletcher	25,000	*
Douglas M. Miller	0	*
Peter S. Pedersen	105,800	*
D. Hunt Ramsbottom(9)	2,450,000	2%
Michael F. Ray	231,985	*
Richard O. Sheppard(10)	235,000	*
Erich W. Tiepel	670,725	*
Halbert S. Washburn(11)	0	*
Dennis L. Yakobson(12)(13)	1,094,196	*
All Directors and Executive Officers as a Group (16 persons)	7,583,067	6.3%
Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership	Percent of Class
C. David Callaham(14)	9,370,169	7.8%
Wellington Management Company, LLP(15)(16)	13,776,400	11.5%

*
Less than 1%.

(1)
Except as otherwise noted and subject to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 1331 17th Street, Suite 720, Denver, CO 80202.

(2)
Shares of common stock subject to options that are exercisable within 60 days of March 6, 2006 are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options or convertible promissory notes issued to evidence deferred salary are included in the table:

•
Charles B. Benham—170,000 under options and 91,087 under note;

•
Thomas L. Bury—80,000 under options;

•
Ronald C. Butz—75,000 under options and 102,313 under note;

•
Claude C. Corkadel, III—85,000 under options;

•
Amanda M. Darby—65,000 under options;

  •
  Geoffrey S. Flagg—135,000 under options;

  •
  Jim D. Fletcher—25,000 under options;

  •
  Peter S. Pedersen—104,000 under options;

  •
  D. Hunt Ramsbottom—2,450,000 under warrant;

  •
  Michael F. Ray—60,000 under options and 82,248 under warrant;

  •
  Richard O. Sheppard—160,000 under options;

  •
  Erich W. Tiepel—160,000 under options;

  •
  Halbert S. Washburn—20,000 under options; and

  •
  Dennis L. Yakobson—115,000 under options and 151,942 under note.

(3)
Information with respect to beneficial ownership is based upon information furnished by each shareholder or contained in filings with the Securities and Exchange Commission.

(4)
Includes 31,187 shares owned by a trust of which Mr. Bohn is one of the trustees with shared investment power.

(5)
Mr. Bohn retired from the Company effective September 30, 2005.

(6)
Excludes 75,000 shares owned by his spouse, as to which Mr. Butz disclaims beneficial ownership.

(7)
Mr. Butz owns 320,000 shares under options which will not be exercisable until the Company's 2006 Incentive Award Plan is approved by the shareholders at the annual meeting of shareholders. Accordingly, these shares are not reflected in the table above.

(8)
Mr. Butz retired from the Company effective December 31, 2005. Mr. Butz remains a member of the Board of Directors through his term which will expire at the annual meeting of shareholders in 2007.

(9)
Mr. Ramsbottom is the managing member and has sole investment and voting power in East Cliff Advisors, LLC. East Cliff Advisors, LLC holds a warrant for 3.5 million shares of which 2,450,000 shares have vested. The remaining 1,050,000 will vest when the Company's stock price reaches $5.25 or higher for twelve consecutive trading days. Mr. Ramsbottom disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)
Includes 75,000 shares owned by a trust of which Mr. Sheppard is a trustee with shared investment power.

(11)
Mr. Washburn owns 20,000 shares under options which will not be exercisable until the Company's 2006 Incentive Award Plan is approved by the shareholders at the annual meeting of shareholders. Accordingly, these shares are not reflected in the table above.

(12)
Mr. Yakobson owns 455,000 shares under options which will not be exercisable until the Company's 2006 Incentive Award Plan is approved by the shareholders at the annual meeting of shareholders. Accordingly, these shares are not reflected in the table above.

(13)
Mr. Yakobson retired from his position as Chief Executive Officer effective December 15, 2005. Mr. Yakobson remained as an employee in a non-executive officer capacity through December 31, 2005. Mr. Yakobson will remain as Chairman of the Board of Directors of the Company through his term which will expire at the annual meeting of shareholders in 2008.

(14)
Mr. Callaham's address is 10804 N.E. Highway 99, Vancouver, Washington 98686. This information is based on records available to us, including shares underlying Rentech's convertible promissory notes and stock purchase warrants that are subject to exercise by him.

(15)
Shares reported by Wellington Management Company, LLP's ("Wellington") in a Schedule 13G, Amendment No. 1 filed with the Securities and Exchange Commission on February 14, 2006, with respect to which Wellington reported to have shared dispositive power. Excludes 7,272,600 shares with respect to which Wellington reported to have shared voting power.

(16)
Wellington Management Company, LLP's address is 75 State Street, Boston, Massachusetts 02109.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Rentech's executive officers and directors, and persons who own more than ten percent of a registered class of the Rentech's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulations to furnish Rentech with copies of all Section 16(a) forms they file. To Rentech's knowledge, based solely on its review of the copies of such reports furnished to Rentech or written representations from certain Insiders that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ending September 30, 2005, the Insiders complied with all such filing requirements, except as follows: Dennis L. Yakobson and Ronald C. Butz were late in reporting exercises of stock options in September 2005.

Meetings and Committees of the Board of Directors

The Board of Directors held eighteen meetings during the fiscal year ended September 30, 2005. Actions were also taken during the year by the unanimous written resolutions of the directors. Each of our directors attended at least 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Each director attended the annual meeting of shareholders held in 2005 and is reimbursed for his expenses incurred in attending meetings. Directors who are employees of Rentech are not paid fees for their services. Nonemployee directors were granted shares of Rentech's common stock as payment during the last fiscal year, at the rate of 40,000 shares each for a year of service as a director.

The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and a Nominating Committee. The Board of Directors has determined that the members of our Board of Directors other than Messrs. Ramsbottom, Yakobson and Butz are "independent" within the meaning of the listing standards of the American Stock Exchange, including each member of our Audit Committee, Compensation Committee and Nominating Committee. The Board of Directors has also determined that each member of the Audit Committee is "independent" within the meaning of the rules of the Securities and Exchange Commission.

The charters of our Audit Committee and Nominating Committee are available on the Corporate Governance section of our website at http://www.rentechinc.com. The Board of Directors regularly reviews developments in corporate governance and modifies these policies and charters as warranted. Modifications are reflected on our website at the address previously given. Information contained on our website is not incorporated into and does not constitute a part of this proxy statement. Our website address referenced above is intended to be an inactive textural reference only and not an active hyperlink to the website.

The Audit Committee of the Board of Directors has been delegated responsibility for reviewing with the independent auditors the plans and results of the audit engagement; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of the auditors to the full Board of Directors. During fiscal 2005, the Audit Committee consisted of Douglas L. Sheeran (through May 11, 2005), Dr. Erich W. Tiepel, David P. Zimel and Thomas L. Bury. Mr. Zimel resigned from the Board and the Audit Committee effective January 24, 2006. The Board elected Mr. Washburn to the Board in December 2005 and the Audit Committee in January 2006. During fiscal 2005, the Audit Committee met seven times.

The Audit Committee currently consists of Mr. Bury, Mr. Washburn and Dr. Tiepel. The Board of Directors has determined that a member of the Audit Committee of the Board of Directors, Thomas L. Bury, qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

The Compensation Committee is currently comprised of Mr. Michael F. Ray, Mr. Halbert S. Washburn and Dr. Erich W. Tiepel. None of them is or has been an employee of Rentech. The Compensation Committee reviews and approves executive officer compensation and stock option grants, administers Rentech's stock option plans and establishes compensation philosophy for executive officers. During fiscal 2005, the Compensation Committee consisted of Douglas L. Sheeran (through May 11, 2005), Michael F. Ray and Dr. Erich W. Tiepel. The Board elected Mr. Washburn to the Board in December 2005 and the Compensation Committee in January 2006. The committee met three times during the last fiscal year.

The Nominating Committee currently consists of Mr. Bury, Mr. Ray, and Dr. Tiepel. The primary duty of the Committee is to make recommendations to the Board of Directors regarding recruitment of new directors and re-election of incumbent directors. During fiscal 2005, the Nominating Committee consisted of Douglas L. Sheeran (through May 11, 2005), Thomas Bury, Michael F. Ray, David P. Zimel and Dr. Erich W. Tiepel. Mr. Zimel resigned from the Board and the Nominating Committee effective January 24, 2006. The Board elected Mr. Washburn to the Board in December 2005 and the Compensation Committee in January 2006. The committee met two times during fiscal 2005.

Executive Compensation

Compensation

The following tables and accompanying notes show the compensation paid by us or any of our subsidiaries during the fiscal years indicated, to our chief executive officer and our four most highly compensated executive officers other than the chief executive officer.

Summary Compensation Table

Long-Term Compensation Awards
Payouts
Annual Compensation
					(7) Other Annual Compensation ($)		Restricted Stock Award(s) ($)	Securities Underlying Options/SARs ($)		(8) All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)					LTIP Payouts ($)
Dennis L. Yakobson Chief Executive Officer(1)	2005 2004 2003	$ $ $	263,798 256,497 247,322	— — —	$ $ $	23,012 24,650 29,935	— — —	645,000 25,000 —	— — —	901,086 — —
Ronald C. Butz Chief Operating Officer(2)	2005 2004 2003	$ $ $	233,821 227,350 219,218	— — —	$ $ $	22,963 14,677 20,263	— — —	470,000 25,000 —	— — —	660,736 — —
Charles B. Benham Vice President—Research & Development(3)	2005 2004 2003	$ $ $	167,041 162,418 156,609	— — —	$ $ $	16,383 15,854 17,060	— — —	40,000 20,000 —	— — —	— — —
Mark S. Bohn Vice President—Engineering(4)(5)	2005 2004 2003	$ $ $	167,041 162,418 156,609	— — —	$ $ $	16,905 15,458 15,733	— — —	40,000 20,000 —	— — —	— — —
Richard O. Sheppard Senior Vice President, Project Development(6)	2005 2004 2003	$ $ $	156,825 129,150 111,000	— — —	$ $ $	16,025 14,961 15,043	— — —	35,000 65,000 —	— — —	— — —

(1)
Of the salary amounts, $9,380, $5,903 and $29,061, were non-funded deferred compensation as of September 30, 2005, 2004, and 2003, respectively, with a balance of non-funded deferred compensation as of September 30, 2005, 2004 and 2003 of $196,358, $244,455 and $238,551, respectively. Of the salary amounts, $0, $65,468 and $28,504 were non-funded notes payable to a related party with a balance of $80,518, $74,819 and $32,082 as of September 30, 2005, 2004 and 2003, respectively, including accrued interest. Mr. Yakobson's salary amount for fiscal 2005 reflects compensation earned and does not reflect payment pursuant to the retirement package dated September 30, 2005 which will be paid out during the fiscal years ended September 30, 2006 and 2007. Of the other annual compensation amounts, $9,000 were for an auto allowance for all three years, $6,699, $8,450 and $6,928 were for reimbursed medical expenses and $7,313, $7,200 and $14,007 were for employer 401(k) match for the years ended September 30, 2005, 2004 and 2003, respectively.

(2)
Of the salary amounts, $8,314, $781 and $22,769, were non-funded deferred compensation as of September 30, 2005, 2004, and 2003, respectively, with a balance of non-funded deferred compensation as of September 30, 2005, 2004 and 2003 of $130,149, $180,196 and $179,415, respectively. Of the salary amounts, $0, $37,376 and $4,443 were non-funded notes payable to a related party with a balance of $46,745, $43,492 and $7,233 as of September 30, 2005, 2004 and 2003, respectively, including accrued interest. Mr. Butz' salary amount for fiscal 2005 reflects compensation earned and does not reflect payment pursuant to the retirement package dated September 30, 2005 which will be paid out during the fiscal years ended September 30, 2006 and 2007. Of the other annual compensation amounts, $9,000 were for an auto allowance for all three years, $6,113, $3,372 and $3,189 were for reimbursed medical expenses and $7,850, $2,305 and $8,074 were for employer 401(k) match for the years ended September 30, 2005, 2004 and 2003, respectively.

(3)
Of the salary amounts, none was non-funded deferred compensation in any of the three years, and the balance of non-funded deferred compensation as of September 30, 2005, 2004 and 2003 was $0, $0 and $9,996, respectively. Of the salary amounts, $0, $26,833 and $0 were non-funded notes payable to a related party with a balance of $33,753, $31,418 and $1,104 as of September 30, 2005, 2004 and 2003, respectively, including accrued interest. Of the other annual compensation amounts, $9,000 were for an auto allowance for all three years, $0, $1,025 and $1,126 were for reimbursed medical expenses and $7,383, $5,829, and $6,934 were for employer 401(k) match for the years ended September 30, 2005, 2004 and 2003, respectively.

(4)
Of the salary amounts, none was non-funded deferred compensation in any of the three years, and the balance of non-funded deferred compensation as of September 30, 2005, 2004 and 2003 was $0, $9,996 and $9,996, respectively. Of the salary amounts, $0, $30,509 and $2,953 were non-funded notes payable to a related party with a balance of $38,093, $35,437 and $4,805 as of September 30, 2005, 2004 and 2003, respectively, including accrued interest. Of the other annual compensation amounts, $9,000 were for an auto allowance for all three years, and $7,905, $6,458, and $6,733 were for employer 401(k) match for the years ended September 30, 2005, 2004 and 2003, respectively.

(5)
Mr. Bohn retired from the Company effective September 30, 2005.

(6)
Of the other annual compensation amounts, $9,000 were for an auto allowance for all three years, $0, $0 and $1,014 were for reimbursed medical expenses and $7,025, $5,961, and $5,029 were for employer 401(k) match for the years ended September 30, 2005, 2004 and 2003, respectively.

(7)
Beginning in fiscal 2005, the Company has included employer matching contributions in Other Annual Compensation. In prior years, the employer matching contributions were not included, and therefore total other annual compensation did not exceed 10% of an employee's salary or $50,000.

(8)
Refer to Section Certain Relationships and Related Party Transactions for details of these amounts.

Option/SAR Grants

The following table sets forth information with respect to the named executives concerning the grant of stock options and/or limited SARs during the last fiscal year. All the options were granted at the fair market value on the date of grant as determined by the Board of Directors.

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options/SARs Granted(#)		% of Total Options/SARs Granted to Employees in Fiscal Year					Grant Date Value
Name					Exercise or Base Price ($/Sh)		Expiration Date	Grant Date Present Value(1)
Dennis L. Yakobson	25,000 50,000 570,000	(2) (2) (3)	1.1 2.2 25.3	% % %	$ $ $	1.06 1.85 2.53	11/11/2009 7/26/2010 9/29/2007	$ $ $	12,160 53,421 557,620
Ronald C. Butz	25,000 50,000 395,000	(2) (2) (4)	1.1 2.2 17.6	% % %	$ $ $	1.06 1.85 2.53	11/11/2009 7/26/2010 9/29/2007	$ $ $	12,160 53,421 386,421
Charles B. Benham	40,000	(2)	1.8%			$1.85	7/26/2010		$42,736
Mark S. Bohn	40,000	(2)	1.8%			$1.85	7/26/2010		$42,736
Richard O. Sheppard	35,000	(2)	1.6%			$1.85	7/26/2010		$37,394

(1)
Calculated using the Black-Scholes Option-Pricing model with the following weighted average assumptions used for grants in 2005: dividend yield of 0 percent; expected volatility of 48 to 66 percent; risk free interest rates of 3.53 to 4.11 percent; and expected lives of 5 years.

(2)
The options were subject to exercise on the date of grant.

(3)
Includes 455,000 shares under options which will not be exercisable until the Company's 2006 Incentive Award Plan is approved by the shareholders at the annual meeting of shareholders.

(4)
Includes 320,000 shares under options which will not be exercisable until the Company's 2006 Incentive Award Plan is approved by the shareholders at the annual meeting of shareholders.

The following table sets forth information with respect to the named executives, concerning the exercise of options and limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values:

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End Exercisable/Unexercisable($)
Dennis L. Yakobson	35,000	$58,713	335,000(1)/455,000(2)	$347,400(1)(3)/$0(2)(3)
Ronald C. Butz	35,000	$58,713	295,000(1)/320,000(2)	$347,400(1)(3)/$0(2)(3)
Charles B. Benham	0	$0	200,000(1)	$322,225(1)(3)
Mark S. Bohn	0	$0	150,000(1)	$216,225(1)(3)
Richard O. Sheppard	0	$0	160,000(1)	$248,550(1)(3)

(1)
Exercisable.

(2)
Unexercisable.

(3)
Computed based upon the difference between the stock option prices and $2.53, the closing price of the Company's common stock on September 30, 2005.

The following table provides information as of September 30, 2005 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	3,247,000	(1)	$1.54	0
Equity compensation plans not approved by security holders	3,435,181		$1.28	0
Total	6,682,181		$1.41	0

(1)
Includes 455,000 shares under options held by Dennis L. Yakobson and 320,000 shares under options held by Ronald C. Butz under our proposed Incentive Award Plan which has been submitted for shareholder approval as Proxy Item 4 to this proxy statement. If the plan is not approved by the shareholders, the options will be void.

The equity securities issued as compensation without shareholder approval consist of stock options and stock purchase warrants. These securities have exercise prices equal to the closing market prices of our common stock, as reported by the American Stock Exchange or the Nasdaq Bulletin Board, on the date the securities were granted. The options and warrants may be exercised for a term of five years after the date they were granted. For a narrative description of the material terms of the equity compensation plans and other compensation arrangements summarized in the above table, please see the section entitled "Stock Options and Stock Warrants" in note 11 to our consolidated financial statements included in our annual report on 10-K for the fiscal year ended September 30, 2005, included as Annex A to this proxy statement.

Employment Contracts

Executive officers generally are elected at the annual director meeting immediately following the annual shareholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

We have entered into employment agreements with Messrs. Rambsbottom, Miller and Sheppard, and Dr. Benham, which are described below.

On January 20, 2006, we entered into an employment agreement with D. Hunt Ramsbottom to serve as the Chief Executive Officer and President of our Company. The term of the employment agreement is for three years from December 15, 2005, subject to automatic renewal unless we or Mr. Ramsbottom give prior notice. The agreement provides for base compensation of $370,000 per year, subject to annual cost of living adjustments, provides Mr. Ramsbottom with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses. Also in connection with the agreement, we agreed to grant Mr. Ramsbottom 450,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Ramsbottom's one year, two year and three year anniversary dates of his vesting commencement date of December 15, 2005, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Ramsbottom is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Ramsbottom severance including base salary continuation for 24-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Ramsbottom to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Ramsbottom exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Ramsbottom upon a change in control, we have agreed to pay such excise tax, including a grossup payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Ramsbottom's employment at any time. Mr Ramsbottom also executed a corporate confidentiality and proprietary rights agreement.

On January 20, 2006, we entered into an employment agreement with Douglas M. Miller to serve as the Chief Operating Officer and an Executive Vice President of our Company. The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Miller give prior notice. The agreement provides for base compensation of $300,000 per year, subject to annual cost of living adjustments, provides Mr. Miller with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses. Also in connection with the agreement, we agreed to grant Mr. Miller 375,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Miller's one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Miller is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Miller severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Miller to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Miller exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Miller upon a change in control, we have agreed to pay such excise tax, including a gross-up payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Miller's employment at any time. Mr. Miller also executed a corporate confidentiality and proprietary rights agreement.

We entered into an employment agreement dated March 1, 2006 with Richard O. Sheppard to serve as Senior Vice President, Project Development of our Company. The term of the employment agreement is for three years from March 1, 2006, subject to automatic renewal unless we or Mr. Sheppard give prior notice. The agreement provides for base compensation of $200,000 per year, subject to annual cost of living adjustments, provides Mr. Sheppard with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of reasonable business expenses. Also in connection with the agreement, we agreed to grant Mr. Sheppard 235,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Sheppard's one year, two year and three year anniversary dates of his vesting commencement date of March 1, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Sheppard is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Sheppard severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Sheppard to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Sheppard exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Sheppard upon a change in control, we have agreed to pay such excise tax, including a gross-up payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Sheppard's employment at any time. Mr. Sheppard has also executed a corporate confidentiality and proprietary rights agreement.

We have entered into an employment agreement with Dr. Benham that provides for an annual base salary which may be increased by us from time to time, with annual cost of living increases. In addition, the employment agreement entitles Dr. Benham to participate in employee benefit plans that we may from time to time offer to our employees. The agreement was for an initial term of three years and upon the expiration of each year, the term was extended for one year, unless either we or Dr. Benham elected not to extend the term, so that a three-year term remained in effect, unless one party had rejected the extension. In January 2006, we elected not to extend the term and thus the agreement expires on December 31, 2007. Under the agreement, employment may also be terminated as follows:

  •
  by us upon Dr. Benham's death, disability or cause; or

  •
  by Dr. Benham if his annual salary is decreased; he is relocated without consent; we have breached the employment agreement; we have purported to terminate Dr. Benham without giving reasonable notice of the basis; or upon disability.

If employment is terminated by reason of death, we will continue to pay salary monthly for 12 months, or if for disability, we will pay an amount equal to Dr. Benham's annual salary upon termination. If we wrongfully terminate Dr. Benham's employment, we are required to pay severance pay in a lump sum equal to three times the annual salary, and other damages resulting from our breach, including those for loss of employee benefits during the remaining term of the agreement. Under his agreement, Dr. Benham is prohibited from disclosing to third parties, directly or indirectly, our trade secrets, either during or after his employment with our Company, other than as required in the performance of his duties while employed by us. The agreement also provides that Dr. Benham will not have or claim any right, title or interest in any invention owned by us. Dr. Benham also agrees to irrevocably assign to us all of his right, title and interest in and to any and all inventions and concepts made, or conceived by him during his period of employment with us and which related to our business, whether or not developed on Dr. Benham's own time. Dr. Benham further agrees that during the period of employment with us and for a period of three years following the termination of employment, he will not compete with us, and for a period of one year, not to solicit our business customers or employees to discontinue or change his relationship with us.

Prior to their retirement, Messrs. Yakobson and Butz and Dr. Bohn had employment agreements with us that included the same terms as described above for Dr. Benham's employment agreement. Effective December 15, 2005, Mr. Yakobson retired from his position of Chief Executive Officer of the Company, but will remain as a member of the Board of Directors. Effective December 31, 2005, Mr. Butz retired from his positions of Chief Operating Officer, Vice President and Secretary of the Company, but will remain as a member of the Board of Directors. Effective September 30, 2005, Dr. Mark Bohn retired from the Company. Accordingly, Messrs. Yakobson, Butz and Bohn terminated their employment agreements with Rentech.

Our success with our technology and in implementing our business plan to develop advanced technology businesses are both substantially dependent upon the contributions of our executive officers, technical staff and key employees. At this stage of our development, economic success of the Rentech Process, as described in Part I of our Form 10-K, depends upon acquiring and then designing changes to an existing nitrogen fertilizer plant to use our technology and operating it effectively. That effort requires knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete with our Rentech Process and other technologies, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Unexpected loss of the services of the executive officers or other key employees could have a material adverse effect on our business, operating results and financial condition. We do not have key man life insurance.

401(k) Plan

We have a 401(k) plan. Employees who are at least 21 years of age are eligible to participate in the plan and share in the employer matching contribution. The employer is currently matching 75% of the first 6% of the participant's salary deferrals. All participants who have completed 1,000 hours of service and who are employed on the last day of the plan year are eligible to share in the non-matching employer contributions. Employer matching and non-matching contributions vest immediately in years in which the plan is not top-heavy. During years in which the plan is top-heavy, employer matching and non-matching contributions vest 100% after three years of service. We contributed $183,244, $143,963 and $163,651 to the plan for the years ended September 30, 2005, 2004, and 2003.

Compensation Committee Report On Executive Compensation

The Committee has furnished the following report on executive compensation.

The Compensation Committee was composed of at least two non-employee, independent directors of Rentech during the 2005 fiscal year. Mr. Washburn was appointed to the Compensation Committee effective January 24, 2006. The Compensation Committee's primary function is to review and recommend salary levels, bonus plans, and stock option grants to executive officers.

The overall intent for executive compensation is to establish levels of compensation that are adequate to encourage high levels of individual performance for the benefit of Rentech, and that are sufficiently competitive to attract and retain executives with the skills and experience appropriate for the success of Rentech. The principal components of executive compensation include cash salaries and stock options. The Compensation Committee considers job performance, responsibilities, experience, contribution to Rentech's objectives, the goal of achieving positive earnings, and internal pay equity among the executive officers and employees in general. These factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight.

The compensation of the Chief Executive Officer is based on the responsibilities that the position requires, the nature of the position, the expertise of that employee in our primary field of business, and the cash resources of Rentech.

COMPENSATION COMMITTEE Dr. Erich W. Tiepel Mr. Michael F. Ray Mr. Halbert S. Washburn

No member of the Compensation Committee has at any time been an officer or employee of our Company. None of our executive officers serves as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Audit Committee Report

The Audit Committee of the Board of Directors is composed entirely of independent directors, as independence is defined by the listing standards of the American Stock Exchange and the rules of the Securities and Exchange Commission. The Audit Committee assists the Board of Directors with overseeing the accounting and financial reporting processes of Rentech and the audits of the financial statements of Rentech.

In fulfilling its responsibilities during the past fiscal year, the committee:

  •
  Discussed with the independent accountants, among other issues, the matters to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committee);

  •
  Received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and discussed with the independent auditors their independence;

  •
  Discussed the overall audit process and reviewed related reports;

  •
  Involved the independent accountants in the committee's review of Rentech's financial statements and related reports with management as well as management's assessment of internal controls

  •
  Provided independent accountants the full access to the committee and the Board, to report on appropriate matters;

  •
  Discussed with the independent accountants matters required to be reviewed by generally accepted auditing standards;

  •
  Assessed the competence and qualification of Ehrhardt Keefe Steiner & Hottman P.C. to serve as Rentech's auditors; and

  •
  Reviewed and discussed the audited financial statements with Rentech's management.

In addition, the committee considered the quality and adequacy of Rentech's internal controls and the status of pending litigation, taxation matters and other areas of oversight to the financial reporting and audit process that the committee determined appropriate.

Based on these reviews and discussions, the committee recommended to the Board of Directors, and the Board has approved, the annual report on Form 10-K for the fiscal year ended September 30, 2005. Subsequent to such recommendation, the Board has approved inclusion of the audited financial statements in the annual report on Form 10-K for filing with the Securities and Exchange Commission.

The report and opinion of Ehrhardt Keefe Steiner & Hottman P.C. are filed separately in Rentech's annual report on Form 10-K for the fiscal year ended September 30, 2005, which is also included as Annex A to this proxy statement and should be read in conjunction with the information contained in this section of the proxy statement and the review of the audited financial statements.

AUDIT COMMITTEE Mr. Thomas L. Bury Dr. Erich W. Tiepel Mr. Halbert S. Washburn

In accordance with the rules and regulations of the SEC, neither the report of the Audit Committee, the Compensation Committee, nor the performance graph appearing in this proxy statement will be deemed to be soliciting material or to be filed with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act, and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Nominating Committee Report and Shareholder Communications

The Nominating Committee currently consists of Thomas L. Bury, Michael F. Ray and Erich W. Tiepel. The Nominating Committee's primary duty is to make recommendations to the Board of Directors regarding composition of the Board of Directors, recruitment of new directors, and performance of the Board. The committee's policy is to identify and consider candidates for election as directors, including candidates recommended by our security holders. To submit recommendations to the Board of Directors with suggestions for election, or to send communications to the Board about other corporate matters, security holders may write to the Chairman of the Board or to any one or more individual directors at our address given on the first page of this proxy statement.

In considering suggestions for nominations, the committee will review the composition of the Board of Directors in relation to the efforts of Rentech to maintain effective corporate governance practices. The committee will consider Rentech's business plan, the perspective of its security holders, and applicable regulations regarding the duties and qualifications of directors. In consultation with the Chairman of the Board, the committee will evaluate candidates against the qualifications that the committee expects to develop, conduct appropriate verifications of the background of candidates, interview selected candidates, identify potential conflicts of interest, and present the candidates who have been suggested to the full Board of Directors, with the committee's recommendations for nominations. To be considered by the Nominating Committee, suggestions by security holders must be submitted before Rentech's fiscal year-end, and must be accompanied by a description of the qualifications of the proposed candidate and a written statement by the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. The committee may require that the proposed nominee furnish other information as it may reasonably request to assist in determining the qualifications of the proposed nominee to serve as a director. Persons who are asserting claims against Rentech in judicial or other proceedings for amounts in excess of ten percent of the consolidated current assets of Rentech are not eligible for election. This restriction on eligibility is removed after the action or proceeding is finally resolved.

The Nominating Committee requires all candidates to complete a Prospective Director Questionnaire, provide a current curriculum vitae, and satisfy a credit and background check. In addition, the committee will conduct telephone and in person meetings with all candidates. Factors the committee consider vital for all candidates include industry experience, management experience and public company experience.

Stock Performance Chart

The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 2000 to the end of the fiscal year ended September 30, 2005 with the cumulative total return on the AMEX Major Market Index and the Dow Jones US Oil Drilling, Equipment & Services Index, a published line-of-business index. The comparison assumes $100 was invested on September 30, 2000 in our common stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG RENTECH, INC., THE AMEX MARKET VALUE(U.S.) INDEX
AND THE DOW JONES US OIL EQUIPMENT & SERVICES INDEX

* $100 invested on 9/30/00 in stock or index—including reinvestment of dividends.
Fiscal year ending September 30.

Total Return Analysis

	9/30/2000	9/30/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005
Rentech, Inc.	$100.00	$32.79	$30.68	$34.91	$47.60	$133.82
AMEX Major Market	$100.00	$62.25	$59.27	$79.10	$92.60	$114.11
DJ US Oil Drilling, Equipment & Services	$100.00	$51.89	$52.78	$62.55	$90.17	$136.26

Certain Relationships and Related Party Transactions

During fiscal year 2003, in exchange for loans made to us by C. David Callaham, a shareholder, we issued three convertible promissory notes to him. The notes were issued in the principal amounts of $200,000, $750,000 and $615,000. Interest was due on two of the notes at the rate of nine percent per year and at the rate of ten percent per year on the third note. During fiscal 2003, the $750,000 note was converted into 1,681,878 shares of our common stock. During fiscal 2004, the $200,000 note was converted into 484,444 shares of our common stock. During fiscal 2005, we paid interest on the remaining note to Mr. Callaham in the total amount of $61,500. The remaining balance due on the note is $615,000 as of September 30, 2005. The note could now be converted into 1,366,667 shares of our stock. During fiscal year 2005, in exchange for loans made to us by C. David Callaham, we issued two promissory notes to him. The notes were issued in the principal amounts of $500,000 each. Interest was due on the notes at the rate of eight and a half percent per year. During fiscal 2005, the notes became convertible as a result of a default provision in the notes. During fiscal 2005, we accrued $67,301 in interest on the two notes. The balance due on the notes was $1,067,301 as of September 30, 2005. During fiscal year 2006, we issued 493,332 shares of our common stock to him upon conversion of the principal balance and accrued interest of the two notes.

On August 5, 2005, Rentech entered into a Management Consulting Agreement with Management Resource Center, Inc., a California corporation ("MRC"), an entity to which D. Hunt Ramsbottom was a partner and the principal on the account. Pursuant to the terms of the agreement, Mr. Ramsbottom would assist Rentech in the following courses of action; to develop a strategy to reorganize senior management; to provide support within transactional activities regarding the capturing of commercial opportunities available from the Rentech Process; to assist with the process of seeking capital for the execution of Rentech's business development plan; and to augment Rentech's strategy for enhancing shareholder value. The agreement was dated July 29, 2005 and has a term of six months after which Rentech may extend the agreement on a monthly basis for up to an additional three months. Pursuant to the terms of the agreement, Mr. Ramsbottom exercised his right to assign the agreement to East Cliff Advisors, LLC, an entity controlled by Mr. Ramsbottom. Such assignment was effective August 3, 2005. Accordingly, Mr. Ramsbottom has received a fee of $20,000 per month plus expenses for his services and $5,000 per month plus expenses for such other members of his team as will be necessary to fulfill the engagement. In addition, as consideration for services to be provided, East Cliff was issued a warrant to purchase 3.5 million shares of Rentech's common stock at an exercise price of $1.82. The warrant will vest or has vested in the following incremental amounts upon such time as Rentech's stock reaches the stated closing prices for 12 consecutive trading days; 10% at $2.10 (vested); 15% at $2.75 (vested); 20% at $3.50 (vested); 25% at $4.25 (vested); and 30% at $5.25. The above-referenced stock prices must be achieved at any time prior to 24 months after the start date of a new, full-time, Chief Executive Officer.

On September 30, 2005, Rentech entered into agreements with Dennis L. Yakobson and Ronald Butz on terms of their retirement packages.

Mr. Yakobson's retirement package provided that in return for Mr. Yakobson's retirement no later than December 31, 2005 or at such earlier time as is determined by Hunt Ramsbottom, Rentech would provide the following retirement package: (1) Rentech would pay severance to Mr. Yakobson of $265,543 for each of the years 2006 and 2007. Rentech would pay Mr. Yakobson six months severance on his last day of employment; monthly payments will commence in the seventh month after retirement; (2) Rentech would pay Mr. Yakobson $250,000 in lieu of certain benefits and bonus opportunities that would have accrued under his employment agreement, in cash, or at his election, against the exercise price of stock options; (3) Mr. Yakobson's $80,517 of convertible promissory notes are to be amended to extend the term (to September 30, 2008), and reduce the interest rate (to the prime rate published by the Wall Street Journal); (4) Rentech would pay Mr. Yakobson his unfunded deferred compensation in the amount of $196,358, in cash or, at his election, against the exercise price of stock options; (5) Mr. Yakobson would enter into a consulting agreement with Rentech providing for a monthly fee of $10,000, for a term of one year, commencing on the day after his last date of employment; and (5) Rentech would grant Mr. Yakobson stock options with a two year term and an exercise price of $2.53 per share for 115,000 shares under the Company's 2005 Stock Option Plan, and has granted an identical option for 455,000 shares under the Company's 2006 Incentive Award Plan, subject to approval of the plan by the shareholders.

Mr. Butz' retirement package provided that in return for Mr. Butz' retirement no later than December 31, 2005 or at such earlier time as is determined by Hunt Ramsbottom, Rentech would provide the following retirement package: (1) Rentech would pay severance to Mr. Butz of $235,368 for each of the years 2006 and 2007; (2) Rentech would pay Mr. Butz six months of severance on his last day of employment; monthly payments will commence in the seventh month after retirement; (3) Rentech would pay Mr. Butz $190,000 in lieu of certain benefits and bonus opportunities that would have accrued under his employment agreement, in cash, or at his election, against the exercise price of stock options; (4) Mr. Butz' $46,745.35 of convertible promissory notes are to be amended to extend the term (to September 30, 2008), and reduce the interest rate (to the prime rate published by the Wall Street Journal); (5) Rentech would pay Mr. Butz his unfunded deferred compensation in the amount of $130,149.44, in cash or, at his election, against the exercise price of stock options; and (6) Rentech would grant Mr. Butz stock options with a two year term and an exercise price of $2.53 per share for 75,000 shares under the Company's 2005 Stock Option Plan, and has granted an identical option for 320,000 shares under the Company's 2006 Incentive Award Plan, subject to approval of the plan by the shareholders.

On April 8, 2005, Rentech entered into a Securities Purchase Agreement with M.A.G. Capital, LLC through its designated funds Monarch Pointe Fund, Ltd, Mercator Momentum Fund, III, LP, and Mercator Momentum Fund, LP, and with Pentagon Special Purpose Fund, Ltd. We sold a total of 90,000 shares of our Series A preferred stock at a price of $100 per share. The preferred stock is convertible into shares of our common stock at 80 percent of the volume weighted average price per share for the five trading days preceding any conversion, but not at more than $1.3852 or less than $0.80 per share. We also issued warrants for the purchase of an aggregate of 5,921,910 shares of common stock. The warrants may be exercised at a price of $1.61 per share for a term of three years, expiring April 8, 2008. As of December 1, 2005, Rentech paid dividends on the Series A preferred stock in the amount of $341,475 and as of December 15, 2005, all shares of our Series A preferred stock had been converted into shares of common stock and all warrants remain outstanding.

On November 15, 2005, Rentech and its wholly-owned subsidiary, Rentech Development Corporation ("RDC"), entered into a Commitment Letter with M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd. (the "Investors"), for the purchase by the Investors of $35 million of 14% secured convertible debentures. The funding is subject to certain conditions including the completion of diligence, execution of definitive documents, the absence of material adverse changes and the concurrent acquisition of Royster-Clark Nitrogen, Inc. ("RCN"), among other things. If the funding has not closed by April 1, 2006, the Commitment Letter and its commitments therein terminate unless otherwise extended by both parties. In the event we determine to go forward with the financing set forth in the Commitment Letter, the funding proceeds will be used to partially finance the $50 million purchase of 100% of the outstanding shares of RCN. The securities proposed to be offered to the Investors have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On September 22, 2005, Rentech entered into a Securities Purchase Agreement with Wellington Management Capital, LLP as investment advisor on behalf of purchasers listed in the Securities Purchase Agreement. The purchasers agreed to buy 13,436,000 shares of the Company's common stock at a price of $2.30 per share for an aggregate purchase price of $30,902,800. The transaction closed on September 30, 2005.

On May 20, 2005, Rentech entered into agreements with Michael F. Ray and David P. Zimel, directors of the Company (Mr. Zimel departed from the Board of Directors effective January 24, 2006), whereby two convertible promissory notes were issued, one in the principal amount of $125,000 to Mr. Ray, and one in the principal amount of $875,000 to Mr. Zimel. The notes bear annual interest at the prime rate published in the Wall Street Journal plus two percentage points. The principal balance of the notes are convertible, at the election of the holders, into shares of common stock, at an amended exercise price of $1.52. As of December 1, 2005, Rentech paid Mr. Ray $5,573 in interest on the note and Mr. Zimel $39,011. In addition, Mr. Ray received a warrant to purchase 82,248 shares of Rentech's common stock at an exercise price of $1.61 and Mr. Zimel received a warrant to purchase 575,733 shares of Rentech's common stock at an exercise price of $1.61. The warrants have a term of three years.

Michael F. Ray, one of Rentech's directors, is a principal in Thiosolv, LLC which provides consulting work to Rentech. During fiscal 2005, Thiosolv, LLC performed services for which it was compensated by Rentech in the amount of $44,213.

Code of Ethics

Rentech has adopted a code of ethics that applies to Rentech's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics is filed as an exhibit to Rentech's annual report on Form 10-K for the fiscal year ended September 30, 2005.

Independent Certified Public Accountants

The Board of Directors selected Ehrhardt Keefe Steiner & Hottman P.C., as our independent certified public accountants for fiscal year 2006. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

A representative of Ehrhardt Keefe Steiner & Hottman P.C. is expected to be present at the annual meeting of shareholders to answer appropriate questions and will be afforded an opportunity to make a statement regarding the financial statements.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for the audit of Rentech's consolidated financial statements for the fiscal year ended September 30, 2005, and for the audit of management's assessment of internal controls, and for reviews of the financial statements included in Rentech's quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, and consultations on financial accounting and reporting standards arising during the course of the audit for that fiscal year were $264,198. The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for the audit of Rentech's consolidated financial statements for the fiscal year ended September 30, 2004, including reviews of its financial statements included in Rentech's quarterly reports on Form 10-Q, assistance with Securities Act filings and related matters, and consultations on financial accounting reporting standards arising during the course of the audit or reviews for that fiscal year were $110,202.

Audit-Related Fees

Audit related fees include billings for assurance and related services that are reasonably related to the performance of the audit or review of Rentech's financial statements, and are not reported as Audit Fees. No such fees were billed for the fiscal years ended September 30, 2005 and 2004.

Tax Fees

The aggregate fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for professional services rendered for tax compliance, tax advice, and tax planning were $4,335 for the fiscal year ended September 30, 2005 and $12,150 for the fiscal year ended September 30, 2004. These services consisted of assistance in the preparation of federal and state income tax filings, federal and state tax examination assistance, and other tax planning consultations.

All Other Fees

There were no other fees billed by Ehrhardt Keefe Steiner & Hottman P.C. for services rendered to Rentech other than the services described above.

The Audit Committee's policy as to all engagements of the principal accountants is to collect detailed information before the engagement is made about the specific services that would be provided. With that information and related information, the committee decides whether, in its judgment, the independence of the principal accountant would be impaired by the proposed engagement. If so, the committee's policy is to reject the proposed engagement. If not, the Audit Committee will accept the engagement letter but its policy is to preapprove any services to be provided that are not covered by the engagement letter.

PURCHASE OF ROYSTER-CLARK NITROGEN, INC.
(Proxy Item 2)

Background of the Stock Purchase

Our business historically has focused on research and development of our Fisher-Tropsch technology, and licensing it to third parties. During fiscal 2004, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring equity interests in existing nitrogen fertilizer plants currently configured to use natural gas as feedstock. We would convert these nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstocks than natural gas, and add our Rentech Process to produce Fischer-Tropsch liquid hydrocarbon products in addition to the nitrogen fertilizers already being produced by the plants.

We are planning to initially implement this strategy by purchasing Royster-Clark Nitrogen, Inc. ("RCN") which owns a nitrogen fertilizer plant in East Dubuque, Illinois. We believe RCN is the ideal vehicle available on reasonable terms with which to execute our business strategy because the fertilizer plant has the best location and infrastructure of the plants we considered. The East Dubuque plant is an integrated operating plant rated at 830 tons of ammonia per day. It produces ammonia, urea ammonium nitrate (UAN), nitric acid and urea, among other fertilizer products. We intend to operate the plant for the production of nitrogen fertilizer products while we add a commercially available clean coal gasification process that converts the plant to use synthesis gas derived from coal, instead of more expensive natural gas. In addition, we plan to add our Rentech Process to produce liquid hydrocarbon products from the excess synthesis gas produced from the coal gasification process. The converted facility would also produce enough power to meet all of its needs and will provide excess power for sale to the local grid.

In December 2002, after considering other possible companies, we initiated contact with Royster-Clark, Inc. ("Royster") regarding the purchase of RCN. On August 5, 2004, we entered into a letter of intent with Royster for our subsidiary, Rentech Development Corporation ("Rentech Development"), to purchase all the issued and outstanding capital stock of RCN from Royster for $50 million plus up an amount equal to RCN's net working capital, as defined. Also, on July 29, 2004, as consideration for our right to exclusively negotiate a purchase contract with Royster, we granted Royster stock options to purchase up to 250,000 shares of our common stock at an exercise price of $0.94 per share (the closing price of shares of our common stock on the grant date), which expire July 29, 2009.

On November 1, 2004, Royster and we amended the letter of intent to extend its term and the exclusivity period to December 10, 2004. The amendment provided us with more time to complete the detailed and extensive documentation for the purchase and its funding. On December 9, 2004, as consideration for an extension of our right to conduct exclusive negotiations, we granted Royster stock options to purchase up to 250,000 shares of our common stock at an exercise price of $1.50 per share (the closing price of shares of our common stock on the grant date), which expire December 8, 2009.

On December 10, 2004, Rentech Development and Royster entered into a stock purchase agreement for the purchase of all the issued and outstanding shares of capital stock of RCN for $50 million, plus an amount equal to RCN's closing net working capital, as defined. Rentech Development and Royster-Clark Resources LLC ("RCR"), a subsidiary of Royster, agreed on the terms of a distribution agreement, which would have appointed RCR as the exclusive distributor for the sale, purchase and resale of anhydrous ammonia, UAN solutions, nitric acid and granular urea manufactured at the East Dubuque facility for agricultural and industrial use in the United States. Rentech Development and Royster subsequently amended the stock purchase agreement three times to amend the closing date to no later than February 17, 2005, and then to no later than March 1, 2005, and finally to no later than March 15, 2005.

On March 18, 2005, due in significant part to difficulties we were confronting in obtaining financing for the purchase price for RCN, by mutual agreement between Rentech Development and Royster, the stock purchase agreement expired and was no longer in effect. Royster and we intended to jointly pursue the conversion of RCN's natural gas-fed East Dubuque nitrogen fertilizer plant to use coal and planned to continue the study regarding conversion of the plant from the use of natural gas feedstock to coal gasification using Illinois coal. In continued support of the conversion program, Rentech Development Corporation on March 22, 2005 entered into a contract with Fluor Enterprises, Inc. to perform an optimization study, the initial phase of front-end engineering and design (FEED) required for the conversion of the fertilizer plant. In addition, following the expiration of the initial stock purchase agreement, financing markets for alternative fuels projects improved.

On September 21, 2005, members of management of Rentech and Royster met to discuss Rentech Development's continued interest in acquiring RCN. As a result of that meeting, Rentech Development initiated its efforts to update its due diligence related to the acquisition and prepared a draft stock purchase agreement and distribution agreement which were further negotiated between the parties. In addition, the optimization study phase was completed and Rentech Development began planning the remaining phases of FEED which is expected to be initiated in April 2006. Negotiations continued until November 5, 2005 when we entered into definitive agreements with Royster as described below.

On February 9, 2006, Agrium Inc. announced it had acquired control through its wholly owned subsidiary, Agrium Acquisitions Inc. ("Agrium), of Royster-Clark, Ltd.

The Stock Purchase Agreement

On November 5, 2005, our subsidiary, Rentech Development Corporation entered into a stock purchase agreement (the "Stock Purchase Agreement") with Royster for the sale by Royster of all of the issued and outstanding shares of capital stock (the "Shares") of RCN to Rentech Development. The following description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which has been filed with the SEC.

Purchase Price.    The purchase price for the Shares is $50 million for the stock, plus an amount equal to RCN's net working capital, as defined in the agreement, at closing. As of March 7, 2006, we estimate that RCN's net working capital at closing will be up to approximately $30 million, provided that working capital may decrease as inventory is sold when the spring growing season commences. According to the Stock Purchase Agreement, RCN's net working capital is equal to the amount that RCN's cash and inventory (including supplies, parts, unamortized catalyst expenditures and recovered precious metals) and trade receivables exceed the amount of RCN's specified accounts payable and accrued liabilities (excluding all current and deferred taxes based on RCN's income). If the estimated working capital amount is less than zero, then on or prior to the closing of the sale Royster is obligated to contribute an amount of cash to RCN necessary to cause the estimated working capital amount to equal zero. Any adjustment to the purchase price made at the closing will be subject to confirmation or further adjustment through a review of the working capital amount by Rentech Development and Royster (and to the extent they cannot agree on the amount of any adjustment, through an independent accounting referee) within a specified period after the closing.

As discussed below, we currently have a commitment of $35 million of debt financing to finance a portion of the purchase price for the purchase of RCN. We intend to raise the remaining portion of the purchase price, or the entire purchase price if we elect not to use our debt financing commitment, and net working capital for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained. Some or all of the securities proposed to be offered to finance the purchase of RCN might not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Escrow.    As required by the Stock Purchase Agreement, Rentech Development and Royster have entered into an Escrow Agreement with an escrow agent and Rentech Development has deposited $2.5 million with the escrow agent, which would be applied to the purchase price of the Shares or returned to Rentech Development, except as described under "Escrow Deposit" below.

Representations and Warranties.    The Stock Purchase Agreement contains a number of representations and warranties that Royster has made as to itself and RCN to Rentech Development, and which Rentech Development has made as to itself to Royster. The representations and warranties Royster has made as to itself relate to:

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  corporate organization, power and authority;

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  absence of defaults under charter documents;

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  absence of conflicts or violations under organizational documents and applicable laws, orders and decrees; and

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  execution, delivery and enforceability of the Stock Purchase Agreement.

The representations and warranties Royster has made as to RCN relate to:

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  corporate organization, power and authority;

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  absence of defaults under charter documents;

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  absence of subsidiaries;

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  capitalization and title to the Shares;

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  absence of conflicts or violations under organizational documents, certain agreements and applicable laws, orders and decrees;

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  required governmental consents or approvals;

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  financial statements;

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  absence of undisclosed liabilities;

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  compliance with applicable law;

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  real property and tangible personal property;

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  inventory;

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  condition of assets;

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  contracts;

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  accounts receivable;

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  intellectual property;

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  legal proceedings;

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  taxes, tax returns and other tax matters;

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  insurance;

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  employee benefits and related matters;

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  environmental matters;

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  labor and employment matters;

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  bank accounts;

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  absence of certain changes since September 30, 2005;

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  brokers' and finders' fees; and

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  related party transactions.

The representations and warranties Rentech Development has made as to itself relate to:

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  corporate organization, power and authority;

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  execution, delivery and enforceability of the Stock Purchase Agreement;

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  absence of conflicts or violations under organizational documents, certain agreements and applicable laws, orders and decrees;

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  required governmental consents or approvals;

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  legal proceedings;

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  brokers' and finders' fees;

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  investment intent;

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  investigation and reliance; and

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  disclaimer of other representations and warranties of Royster.

CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND WARRANTIES CONTAINED IN THE STOCK PURCHASE AGREEMENT.

This description of the representations and warranties has been included in this proxy statement to provide investors with information regarding the terms of the Stock Purchase Agreement. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Stock Purchase Agreement (although any specific facts that contradict the representations and warranties in the Stock Purchase Agreement in any material respect have been disclosed in this proxy statement). The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Conduct of Business.    Royster has agreed that, during the period from the date of the Stock Purchase Agreement until the completion of the purchase of the Shares, except as otherwise contemplated by the Stock Purchase Agreement or consented to by Rentech Development and Royster, Royster will cause RCN to operate its business in the ordinary course of business and use commercially reasonable efforts to preserve the properties, business and relationships with suppliers and customers of RCN, and to cause RCN not to undertake any of the following:

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  sell, lease, transfer or assign any material assets (other than inventory) other than in the ordinary course of business;

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  declare or pay any dividend or other distribution in respect of the capital stock of RCN (except cash dividends or distributions to Royster or its affiliates prior to the closing), or repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of RCN;

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  transfer, issue, sell or dispose of any equity interests or other securities of RCN or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of RCN;

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  encumber RCN's material assets (with certain limited exceptions), or incur indebtedness, except in the ordinary course of business;

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  permit RCN to enter into any transaction or to enter into, modify or renew any contract which is not in the ordinary course of business;

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  restrict the ability of RCN to compete with or conduct any business in any geographic area except in the ordinary course of business;

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  change any material rights of RCN under any material contract, personal property lease, intellectual property license or permit, other than in the ordinary course of business;

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  increase the rate of compensation or the benefits payable to any employee at an average of more than 10%, except for increases consistent with past practices or as may be required by any contracts existing as of the date of the Stock Purchase Agreement;

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  adopt, amend, modify or terminate or approve or announce any such action with respect to any employee benefit plans or contracts or commitments for the benefits of RCN's directors, officers or employees, or grant, announce or enter into any employment agreement or make any material change in employment terms for any employees of RCN increasing such benefits at an average of more than 10%, other than in the ordinary course of business or as required by law (including as a condition of continued qualification);

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  increase commitments for capital expenditures in an amount exceeding $150,000 per any such capital expenditure, and $300,000 in the aggregate, except for certain commitments previously identified by Royster and RCN under the Stock Purchase Agreement;

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  take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by the Stock Purchase Agreement;

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  adopt or propose any amendment to RCN's charter documents;

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  acquire any assets other than in the ordinary course of business or under certain commitments previously identified by Royster and RCN under the Stock Purchase Agreement;

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  make any changes in its accounting methods, principles or practices other than as required by generally accepted accounting principles as used in the United States;

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  make any tax election, change RCN's method of tax accounting or settle any claim relating to taxes other than as required by tax laws;

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  agree to do any of the foregoing, or anything which would make any of the representations and warranties of Royster in the Stock Purchase Agreement untrue or incorrect in any material respect; or

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  enter into any contract, commitment or arrangement with respect to any of the foregoing.

Royster has also agreed that, for the three-year period immediately following the closing, it and its subsidiaries will not compete in the business of manufacturing nitrogen in the United States with certain exceptions specified in the Stock Purchase Agreement, including an exception for the facility Royster owns and operates in North Bend, Ohio.

Indemnification.    Royster has agreed to indemnify and hold harmless Rentech Development and its affiliates (including RCN) against and in respect of losses relating to (i) any breaches of Royster's representations and warranties under the Stock Purchase Agreement, (ii) any nonfulfillment of or failure to comply with any covenant or agreement of Royster under the Stock Purchase Agreement, (iii) certain taxes and (iv) certain losses relating to employee benefit plan matters. Rentech Development has agreed to indemnify and hold harmless Royster and its affiliates against and in respect of losses relating to (i) any breaches of Rentech Development's representations and warranties under the Stock Purchase Agreement or (ii) any nonfulfillment of or failure to comply with any covenant or agreement of Rentech Development under the Stock Purchase Agreement.

Conditions to the Closing.    Rentech Development's obligations to effect the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver of the following conditions:

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  the representations and warranties of Royster that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, when made and as of the closing date, except (i) representations and warranties that are made as of a specific date must be true and correct only as of such date and (ii) as contemplated by the Stock Purchase Agreement to change between the date thereof and the closing date;

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  Royster must have performed, and complied in all material respects with, all agreements, covenants, obligations and conditions required by the Stock Purchase Agreement to be performed or complied with by Royster at or prior to the closing date;

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  Royster must have delivered to Rentech Development a certificate regarding the satisfaction in all respects of the conditions referenced in the two foregoing bullets;

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  the parties to the Stock Purchase Agreement must have made and obtained any approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

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  Royster must have delivered to Rentech Development evidence that upon payment of the purchase price for the Shares, Royster will provide Rentech Development with releases necessary to release RCN and its subsidiaries from the liens and guarantees under Royster's credit agreement and indenture;

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  Royster must have delivered to Rentech Development a duly completed and executed certification of non-foreign status pursuant to applicable treasury regulations;

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  Royster must have executed and delivered to Rentech Development the Distribution Agreement (described below);

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  Royster must have delivered certified charter documents and good standings and other certificates with respect to RCN;

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  Rentech Development must have obtained financing sufficient to consummate the transactions contemplated by the Stock Purchase Agreement, including approval from the American Stock Exchange of Rentech's listing application for the issuance of shares of capital stock in connection with such financing;

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  Rentech's shareholders must have approved the transactions contemplated by the Stock Purchase Agreement and the financing for such transactions; and

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  Rentech Development must have received a title commitment and other title related instruments as specified by the Stock Purchase Agreement.

Royster's obligations to effect the transactions contemplated by the Stock Purchase Agreement are subject to the satisfaction or waiver of the following conditions:

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  the representations and warranties of Rentech Development that are qualified as to materiality must be true and correct and those not qualified as to materiality must be true and correct in all material respects, when made and as of the closing date, except (i) representations and warranties that are made as of a specific date must be true and correct only as of such date and (ii) as contemplated by the Stock Purchase Agreement to change between the date thereof and the closing date;

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  Rentech Development must have performed and complied in all material respects with, all agreements, covenants, obligations and conditions required by the Stock Purchase Agreement to be performed or complied with by Rentech Development at or prior to the closing date;

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  Rentech Development must have delivered to Royster a certificate regarding the satisfaction in all respects of the conditions referenced in the two foregoing bullets;

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  the parties to the Stock Purchase Agreement must have made and obtained any approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

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  Royster must have received the purchase price for the Shares;

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  the parties must have executed the Distribution Agreement;

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  Royster must have obtained the necessary consents under Royster's credit agreement; and

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  Rentech Development must have provided to Royster completed tax forms required in connection with the transaction.

Royster's and Rentech Development's respective obligations to effect the closing are also subject to the condition that there not be any legal restraints in effect or proposed at the time of the closing that would prevent the consummation of the transactions contemplated by the Stock Purchase Agreement.

Termination of the Stock Purchase Agreement.    The Stock Purchase Agreement may be terminated at any time prior to the closing of the purchase of the Shares as follows:

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  by mutual written consent of Rentech Development and Royster;

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  by either Royster or Rentech Development if a governmental authority issues an order which cannot be appealed and which prohibits the completion of the transactions contemplated by the Stock Purchase Agreement, except that either party may not so terminate the Stock Purchase Agreement if the party's or an affiliate's failure to perform its obligations under the Stock Purchase Agreement caused the issuance of such order;

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  by Royster or Rentech Development if the other has materially breached any of its covenants or agreements, which breach has not been cured within 30 days following receipt of written notice by the breaching party (the Stock Purchase Agreement provides that a party who is in material breach of any of its obligations or representations and warranties cannot terminate the Stock Purchase Agreement except with the written consent of the other party); or

  •
  at the election of Rentech Development or Royster, if the consummation of the purchase of the Shares has not occurred on or before the earlier of (A) 45 days after the definitive proxy statement requesting that Rentech's shareholders approve the transactions contemplated by the Stock Purchase Agreement and other matters can properly be mailed to the shareholders in accordance with SEC rules without further review by the SEC or (B) April 1, 2006, plus a number of days equal to the sum of (i) the number of days after December 1, 2005 to and including the day that Royster delivered to Rentech Development the portions of the proxy statement regarding RCN it was required to deliver under the Stock Purchase Agreement and (ii) the number of days after the date that updated audited and/or unaudited financials were required by SEC rules for inclusion in the proxy statement to and including the day that Royster delivered such updated financial statements to Rentech Development.

The later of the dates referenced in (A) and (B) above may be extended by Rentech Development for up to 90 days in the event of certain specified delays relating to the mailing of the definitive proxy statement, the holding of the shareholders meeting or the approval for the issuance of the shares of Rentech's capital stock as part of the financing for the purchase of the Shares (such date as it may be extended, the "Drop Dead Date"), if Rentech Development pays an extension fee to Royster equal to $7,500 per day.

Rentech Development has agreed to use commercially reasonable efforts to obtain financing sufficient to consummate the purchase of the Shares and to ensure that Rentech uses its commercially reasonable efforts to prepare and file a definitive proxy statement which can properly be mailed to Rentech's shareholders in accordance with SEC rules, to hold the meeting of its shareholders and take other actions within certain deadlines.

Escrow Deposit.    If (i) Royster is eligible to terminate the Stock Purchase Agreement because it has not materially breached any of its obligations or representations and warranties under the terms of the Stock Purchase Agreement and (ii) either Royster or Rentech Development terminates the Stock Purchase Agreement under circumstances in which Rentech Development has not obtained its financing by the Drop Dead Date, AMEX has not approved the listing of shares of Rentech stock that it intends to issue to raise a portion of that financing by the Drop Dead Date or Rentech has not obtained shareholder approval by the Drop Dead Date, the $2.5 million that has been deposited in escrow will be released to Royster as a break fee.

Distribution Agreement

Concurrently with the closing of the transactions contemplated by the Stock Purchase Agreement, Rentech Development will enter into a Distribution Agreement (the "Distribution Agreement") with Royster-Clark Resources LLC ("RCR"), a subsidiary of Royster. The Distribution Agreement will provide that Rentech

Development will sell to RCR, and RCR will act as exclusive distributor for the sale in the United States of, anhydrous ammonia, granular urea, UAN solutions and nitric acid and related nitrogen-based products manufactured at the East Dubuque facility (the "Products") Rentech Development would acquire as a result of the acquisition of the Shares. RCR will be required to use its commercially reasonable efforts to promote the sale of, and to solicit and secure orders for the Products from its customers, and to purchase from Rentech Development all Products manufactured at the Facility. Rentech Development would be obligated to sell to RCR all of its requirements of the Products. The Distribution Agreement provides for Rentech Development and RCR to negotiate in good faith from time to time regarding the purchase and sale of Products. In the event Rentech Development and RCR are not able to reach an agreement with respect to the purchase and sale of Products, then Rentech Development would have the right to sell to third parties the same Products that were the subject of the proposed transaction, if certain requirements are met, including that the price for the Products (taking into account rebates and similar items, if any) is not less than the price offered to RCR. According to the Distribution Agreement, Rentech Development would have the exclusive right to market and sell Products for agricultural and industrial end-use outside the United States and to sell carbon dioxide, fuels, electricity and sulfur and any other product produced at the East Dubuque facility other than Products without being subject to the terms of the Distribution Agreement.

If Rentech Development and RCR agree on the terms of the purchase and sale of Products or if Rentech Development sells Products to a third party, pursuant to the terms of the Distribution Agreement, RCR would be entitled to a commission equal to a percentage of the applicable sales price specified in the agreement. RCR's commission is subject to a cap under the Distribution Agreement with respect to any of the twelve-month periods ending on the first ten anniversaries of the date of the Distribution Agreement.

Under the Distribution Agreement RCR will also provide Rentech Development with storage services at Royster-Clark's ammonia terminal in Niota, Illinois. RCR will use commercially reasonable efforts to provide storage for a maximum of 30 thousand short tons ("kst") of Rentech Development's ammonia for each July 1 to June 30 storage period, provided that the maximum storage quantity that RCR shall have an obligation to provide at any one time will be 15 kst. Rentech Development shall pay monthly fees for its right to store its ammonia at the Niota terminal as provided in the Distribution Agreement. The parties will negotiate in good faith to determine the fees for any amount in excess of the maximum 30 kst storage quantity.

The Distribution Agreement has an initial ten year term. After the initial ten year term, the Distribution Agreement would automatically renew for successive one year periods, unless the agreement is cancelled by either of the parties in writing three months prior to the commencement of such one year period. In addition to other events which would permit Rentech Development or RCR to terminate the Distribution Agreement prior to its expiration, Rentech Development would be able to terminate the agreement upon thirty days prior written notice (which notice could only be provided within thirty days after an anniversary of the date of the Distribution Agreement) to RCR if RCR does not purchase at least a certain percentage (by ton) specified in the Distribution Agreement of both (i) the UAN which constitutes Products and (ii) Ammonia which constitutes Products, which are produced and sold by the East Dubuque facility during any successive one-year period, the first such one-year period beginning on the date of the Distribution Agreement. However, RCR will be deemed to have satisfied the requirement in (ii) above with respect to a one-year period if it purchases a certain amount of short tons of ammonia under the Distribution Agreement by the applicable period end.

The foregoing description of the terms of the Distribution Agreement is qualified in its entirety by reference to the form of Distribution Agreement, a copy of which has been filed with the SEC.

 Additional Information regarding RCN

Further information regarding our plans for RCN are discussed in Item 1 "Business—Business Plan—Nitrogen Fertilizer Plants—Royster-Clark Nitrogen, Inc." in our annual report on Form 10-K for the fiscal year ended September 30, 2005, included as Annex A to this proxy statement and in our quarterly report on Form 10-Q for the quarter ended December 31, 2005, included as Annex B to this proxy statement.

For more information regarding RCN, please see "RCN Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operation of RCN" included in Annex C to this proxy statement, Item 1 "Business—Business Plan—Business of Royster-Clark Nitrogen, Inc." included in our annual report on Form 10-K for the fiscal year ended September 30, 2005, included as Annex A to this proxy statement and Part II, Item 1A "Risk Factors" of our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, included in Annex B to this proxy statement.

Potential Sale of Secured Convertible Debentures.

On November 15, 2005, we entered into a commitment letter with M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd. for the purchase by certain funds managed by them of $35 million of Rentech Development's secured convertible debentures, which would be convertible into shares of our common stock. In the event we determine to go forward with the financing set forth in this commitement letter, we intend to use the net proceeds of the sale of the secured convertible debentures to finance a portion of the purchase price of our acquisition of RCN. We are considering other financing options with our financial advisors to use in combination with or in place of these debentures. The purchase of the debentures is subject to a number of conditions, including the concurrent consummation of the acquisition of RCN. Under its terms, the commitment letter terminates no later than April 1, 2006. According to the commitment letter, the debentures would:

  •
  bear interest at a rate of 14% per year, payable quarterly in arrears;

  •
  be perfected by a first security interest (subject to customary permitted liens) in all assets of Rentech Development, excluding inventory and accounts receivable;

  •
  be guaranteed by us and each of our subsidiaries, other than Rentech Development;

  •
  mature on the earliest of (i) the third anniversary of the closing date of their sale, (ii) the closing of any debt or mezzanine financing in which Rentech Development or any of its subsidiaries receives more than $35 million or (iii) the closing of any sale or merger resulting in a change of control of Rentech Development or its business;

  •
  at the election of a holder, convert at any time, in whole or in part, into shares of our common stock at a conversion price equal to $3.50 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events); and

  •
  prepayable at the option of Rentech Development upon 15 days prior written notice to the purchasers of the debentures and with a prepayment fee equal to 3% of the principal prepaid.

In addition, the commitment letter provides that Rentech Development will pay a quarterly commitment fee equal to 0.75% of the aggregate principal amount of debentures, payable quarterly in arrears in cash. If any payment of principal or interest due under the debentures is not paid when due, there would be a late payment fee of 7% of the amount of the payment.

We would issue warrants on shares of our common stock to the purchasers of the debentures and M.A.G. Capital, LLC covering 3.5 million shares of our common stock with an exercise price of $3.50 per share (subject to adjustment for stock splits, stock dividends, recapitalizations and similar events).

Neither the secured convertible debentures nor the warrants (nor the shares of common stock issuable upon conversion or exercise) will be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

We have agreed to file a registration statement on Form S-3 with the Securities and Exchange Commission registering the maximum number of shares of common stock issuable upon conversion of the debentures and exercise of the warrants. If we fail to file the registration statement within 90 days after the closing of the sale of the debentures or if it is not deemed effective within 180 days after filing, we will be required to pay $15,000 for each day the filing or effectiveness is late.

The debentures will include customary covenants for secured debt, including a prohibition on the incurrence of additional indebtedness for borrowed money.

The debentures will include events of default including with respect to certain bankruptcy proceedings relating to us or Rentech Development or our or Rentech Development's failure, as applicable, to: (i) make any payment of principal or interest under the debentures when due; (ii) observe any other covenant contained in the debentures or any related agreement; (iii) file the registration statement with the SEC within 90 days after the debentures closing; (iv) maintain the listing of our common stock on the AMEX; (v) have the registration statement deemed effective by the SEC within 180 days after filing; or (vi) pay the certain fees.

Under the commitment letter the purchasers and their affiliates will not engage in any short selling of our securities.

In addition, Rentech Development is obligated to cause the holders of all of our and Rentech Development's indebtedness to subordinate their rights to receive payments from Rentech Development to the rights of the purchasers under the debentures. However, Rentech Development is permitted to have a working capital line of credit, secured by inventory and accounts receivable, which does not need to be subordinated.

We have agreed that in the event that Rentech Development enters into an agreement with a third party to provide debt or mezzanine financing in connection with our purchase of RCN or any other transaction involving RCN, then, unless waived by the purchasers in writing, Rentech Development will pay the purchasers a break up fee in the aggregate amount of $1 million.

Sources and Uses of Funds

The following table illustrates the potential sources and uses of funds for our pending acquisition of all of the shares of capital stock of RCN. The amounts listed below are subject to change prior to the closing of the acquisition as a result of a number of circumstances, including finalization of our financing plans for the acquisition and the actual amount of RCN's closing net working capital, which could change substantially from the amount listed below.

Sources (in millions)		Uses (in millions)
Secured Convertible Debentures	$35.00	Shares of RCN Capital Stock	$50.00
Shares of Common Stock, Net	$25.56	RCN Closing Net Working Capital	$30.00
Working Capital Facility	$20.00	Acquisition Costs	$0.56

Total Sources	$80.56	Total Uses	$80.56

Other

Accounting Treatment.    We expect to use the purchase method of accounting to account for the purchase of RCN. As required by generally accepted accounting principles, under purchase accounting, the assets and liabilities of RCN as of the closing date of the acquisition will be recorded at their respective estimated fair market values and added to those of Rentech. Financial statements of Rentech issued after the consummation of the acquisition of RCN would reflect those values as well as the results of operations of RCN and Rentech beginning after the closing date of the acquisition. Financial statements of Rentech issued before consummation of the acquisition will not be restated to reflect RCN's historical financial position or results of operations. The unaudited condensed consolidated pro forma combined financial statements included as Annex D to this proxy statement have been prepared using the purchase method of accounting to account for the acquisition.

Regulatory Approvals.    The Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules (the "HSR Act") provide that transactions such as the acquisition of RCN may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting period requirements have been satisfied. We had complied with such requirements in connection with the prior stock purchase agreement we entered into with Royster in December 2004 for the purchase of RCN. However, because over one year has elapsed since the waiting period requirements relating to the prior stock purchase agreement were satisfied, our pending acquisition of RCN pursuant to the current Stock Purchase Agreement is again subject to the HSR requirements. We will be required to make the required filings with the Antitrust Division and the Federal Trade Commission and the acquisition of RCN cannot be completed until the applicable waiting period has expired or has been terminated.

Opinions, Appraisals or Reports.    The Company did not receive any opinion, appraisal or report from an outside party regarding the purchase of RCN that it believes to be material to its decision to purchase the capital stock of RCN.

Material Federal Income Tax Consequences.    This is a summary of the material United States federal income tax consequences to us and our shareholders of the purchase of all of the capital stock of RCN. Based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which may change, possibly with retroactive effect, neither we nor any of our shareholders will recognize any gain or loss for United States federal income tax purposes in the purchase of the capital stock of RCN.

No Dissenters' Rights.    Dissenters' rights of appraisal are not available to shareholder in connection with the transactions contemplated by the Stock Purchase Agreement.

Vote Required.    The vote required to approve the purchase of RCN is a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If the purchase is not approved, we will not complete the purchase of RCN pursuant to our existing agreement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
PROPOSAL TO APPROVE THE ACQUISITION OF RCN.

POTENTIAL ISSUANCE OF 20% OR MORE OF OUR OUTSTANDING COMMON STOCK AT
PRICES BELOW MARKET VALUE

(Proxy Item 3)

We are seeking our shareholders' approval, to the extent required by the American Stock Exchange ("AMEX"), to issue and sell up to an aggregate of 40 million shares of our common stock (or securities convertible into or exercisable or exchangeable for common stock) for up to an aggregate of $200 million in gross proceeds at up to a 30% discount of the market price at the time of issuance and sale (including, if, at that time, the price is also below book value per share). If shareholder approval is required by the AMEX for an issuance of our securities, the transaction must be completed not later than the date 90 days from the date our shareholders approve this proposal, provided that we may extend such period for up to 90 additional days if we obtain the consent of the AMEX. Under Section 713 of the Listing Standards, Policies and Requirements of the AMEX, the sale, issuance, or potential issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock of the company requires shareholder approval, provided that shareholder approval is not required for a "public offering" as defined by the AMEX. As of March 6, 2006, we had 119,525,584 shares of our common stock outstanding and 18,222,248 additional shares of our common stock were reserved for exercises of stock options or warrants or conversions of convertible promissory notes.

We intend to issue shares of our common stock (or securities convertible into or exercisable or exchangeable for commons stock) in connection with financing our plans to commercialize our Rentech Process. As discussed in more detail under Proxy Item 2, we have entered into an agreement to acquire RCN and have entered into a commitment letter regarding the potential sale of secured convertible debentures to finance a portion of the purchase price for the acquisition. We intend to issue and sell additional shares of our common stock (or securities convertible into or exercisable or exchangeable for common stock) to finance the purchase price. If the purchase of RCN is consummated, we estimate we would need $800 million (excluding interest during construction and potential debt reserve requirements) of additional debt and equity financing to finance the conversion of the East Dubuque fertilizer facility. If our sale of secured convertible debentures is not consummated, we would most likely pursue other means to raise financing for the purchase of RCN, including the issuance sale of shares of our common stock (or securities convertible into or exercisable or exchangeable for common stock). The securities proposed to be offered in such financings might not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements.

We are pursuing other alternative fuel projects for acquisition and development, including one in Natchez, Mississippi where we and possibly a partner would construct a polygeneration facility on currently undeveloped land situated along the Mississippi River at the Port of Natchez. We are exploring opportunities to participate in the development of additional alternative fuels projects where such projects could be located near our proposed Fischer-Tropsch or polygeneration plants. The acquisition and development of these facilities would require a substantial amount of additional financing, and we would most likely need to issue additional equity to finance these plans.

If we issue shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock), this will have the effect of diluting existing shareholders' ownership in Rentech. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our common stock or diluting the book value of common stock per share or earnings (loss) per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur.

The vote required to approve the issuance of our common stock as proposed is a majority of the shares present in person or by proxy and entitled to vote at the annual meeting. If this proposal is not approved, any issuance requiring such approval will not be made, although further approvals may be sought. If the issuances are approved we do not intend to solicit the further approval of our shareholders for any issuance as to which the required approval remains in effect.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AUTHORIZE, IF REQUIRED BY THE AMEX, THE ISSUANCE AND SALE OF UP TO 40 MILLION SHARES OF OUR COMMON STOCK (OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR COMMON STOCK) FOR UP TO AN AGGREGATE OF $200 MILLION IN GROSS PROCEEDS, AT A DISCOUNT OF UP TO 30% OF THE MARKET PRICE AT THE TIME OF ISSUANCE OF SALE WITHIN A MAXIMUM OF SIX MONTHS FROM THE DATE OF SHAREHOLDER APPROVAL.

ADOPTION OF THE 2006 STOCK INCENTIVE AWARD PLAN
(Proxy Item 4)

General

The Board of Directors (the "Board") has adopted, subject to shareholder approval, the Rentech, Inc. 2006 Incentive Award Plan for members of the Board, employees and consultants of the Company and its subsidiaries. The 2006 Plan will become effective if and when the 2006 Plan is approved at the 2006 annual meeting of shareholders.

The Board believes that the 2006 Plan will promote the success and enhance the value of Rentech by continuing to link the personal interest of participants to those of our shareholders and by providing participants with an incentive for outstanding performance.

The 2006 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and cash and equity performance-based awards to eligible individuals. A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the 2006 Plan, which is attached as Annex E to this proxy statement.

Administration

The 2006 Plan will be administered by the Board. The Board, at its discretion or as otherwise necessary to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), may delegate to a committee of the Board (the "Committee") the authority to grant or amend awards to participants other than senior executives of Rentech who are subject to Section 16 of the Exchange Act or employees who are "covered employees" within the meaning of Section 162(m) of the Code. The Committee shall consist of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Exchange Act, an "outside director" within the meaning of Section 162(m) of the Code and an "independent director" under the rules of the American Stock Exchange. The Board may at any time exercise all powers of the Committee other than those powers that are required, under Section 162(m) of the Code or Rule 16b-3 under the Exchange Act, to be exercised solely by the Committee.

Except as indicated above with respect to certain senior executives, the Committee will have the exclusive authority to administer the 2006 Plan including, subject to the terms of the 2006 Plan and all applicable law, the power to determine eligibility, the types and sizes of awards, the price and timing of awards, any applicable vesting requirements or restrictions and the acceleration or waiver of any such vesting requirements or restrictions, provided that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2006 Plan include all members of the Board, comprised of up to nine persons following the 2006 annual meeting of shareholders, approximately 125 employees, and approximately eight consultants of Rentech and its subsidiaries, as determined by the Committee. If we are successful in acquiring Royster-Clark Nitrogen, Inc. we will expect to employ an additional 120 people who are presently employed at the plant and an additional 130 when the plant is reconfigured. However, we do not expect to grant stock options to union employees for which we expect to employ approximately 95 pursuant to our acquisition of RCN.

Limitation on Awards and Shares Available

An aggregate of 5 million shares of common stock are available for grant pursuant to the 2006 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2006 Plan. The shares of common stock covered by the 2006 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2006 Plan; however, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations arising in connection with any awards may not be used for grants under the 2006 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Rentech or any of its subsidiaries will not be counted against the shares available for issuance under the 2006 Plan.

The maximum number of shares of common stock that may be subject to one or more awards to a participant pursuant to the 2006 Plan during any rolling three calendar-year period is 2 million shares. As of March 6, 2006, the closing price of the common stock on the American Stock Exchange was $4.17 per share. From January 1, 2005 through December 31, 2005, 1,367,500 shares of Common Stock have been acquired by our directors and employees pursuant to exercises of outstanding stock options.

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. Except as set forth under the caption, "New Plan Benefits," no determination has been made as to the types or amounts of awards that will be granted to specific participants pursuant to the 2006 Plan. See the Proxy Item 1, "Executive Compensation," above, for information on prior awards to named executive officers.

Both incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code may provide from time to time.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of common stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Committee (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Rentech in satisfaction of the option exercise price, provided that payment of such proceeds is then made to Rentech upon settlement of such sale). However, no participant who is a member of the Board or an "executive officer" of Rentech within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act (prohibiting certain extensions of credit to directors and executive officers).

A restricted stock award is the grant of shares of common stock to a participant for consideration determined by the Committee including services and/or cash, that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A stock appreciation right (a "SAR") is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR, which payment may be made in cash, common stock or a combination of both, in the discretion of the Committee.

Performance share awards are shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals. Performance stock units are awards representing the right to receive shares upon the attainment of specified performance goals. Dividend equivalent awards entitle participants to receive dividends in cash or additional shares in respect of other awards held by participants when Rentech declares dividends with respect to the common stock. Stock payments are compensation in the form of shares of common stock that are granted without restrictions imposed by Rentech. Deferred stock awards represent the right to receive shares of common stock at a later date or dates if specified time or performance criteria are attained. Restricted stock units are awards representing the right to receive shares upon the attainment of specified time or performance goals. Performance bonus awards entitle participants to cash or common stock payments upon the attainment of specified performance goals.

The Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after tax), operating earnings, cash flow (including, but not limited to, operating cash flow, and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share, and market share. These performance criteria may be measured in absolute terms, as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Committee shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, if any, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend, or modify the 2006 Plan at any time; provided, that shareholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2006 Plan. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2006 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. No amendment shall extend the term of any outstanding option or reduce an option's exercise price below the common stock's fair market value on the date of the option grant. In no event may an award be granted pursuant to the 2006 Plan on or after the tenth anniversary of the date the shareholders approve the 2006 Plan.

Federal Income Tax Consequences

With respect to nonqualified stock options, Rentech is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and Rentech will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Awards granted under the 2006 Plan are not intended to provide for any deferral of compensation subject to gross income inclusion under Code Section 409A, rather, such awards are intended to be paid within a the "short-term deferral" period (within the meaning of Code Section 409A) and therefore exempt from the application of Code Section 409A; however, in the event that any awards would otherwise be subject to gross income inclusion under Code Section 409A for any reason, such amounts shall be paid at a fixed time in accordance with (and exempt from penalties under) Code Section 409A.

New Plan Benefits

The Board has made the following stock option grants under the 2006 Plan, subject to shareholder approval of the 2006 Plan: (i) grants to Dennis L. Yakobson and Ronald C. Butz on September 30, 2005 of 455,000 and 320,000 stock options, respectively, at an exercise price of $2.53 per share, and (ii) a grant to

Halbert S. Washburn on December 15, 2005 of 20,000 stock options, at an exercise price of $3.74 per share. In addition, pursuant to our employment agreements with D. Hunt Ramsbottom and Richard O. Sheppard, we are obligated to issue 450,000 and 235,000 restricted stock units to each person, respectively, which grants will become valid under the 2006 Plan when it is approved by our shareholders at the annual meeting. The Board may grant additional stock options or other equity compensation rights under the 2006 Plan prior to its approval by Rentech's shareholders, which grants will also be subject to such shareholder approval. Because awards under the 2006 Plan are granted in the sole discretion of the Board, it is not possible to determine the benefits that will be received in the future by any individual participants or groups of participants in the 2006 Plan or the benefits that would have been received by any such participants if the 2006 Plan had been in effect in the fiscal year ended September 30, 2005. For information on awards received by members of the Board, employees and consultants under prior existing plans, see the "Option/SAR Grants" and "Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values" tables above.

Vote Required

Adoption of the 2006 Plan requires approval by holders of a majority of the outstanding shares of Rentech common stock who are present, or represented by proxy, and entitled to vote thereon, at the annual meeting of shareholders. If the 2006 Plan is not approved, we do not intend to grant awards thereunder and any awards previously granted thereunder will be void.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 2006 INCENTIVE AWARD PLAN.

ADJOURNMENT AND POSTPONEMENT AUTHORITY
(Proxy Item 5)

If we fail to receive a sufficient number of votes to approve any of Proxy Items 1, 2, 3 or 4, we may propose to adjourn the annual meeting for the purpose of soliciting additional proxies to approve the Proxy Item or Proxy Items. We currently do not intend to propose adjournment or postponement at the annual meeting if there are sufficient votes to approve these Proxy Items. If a proposal to adjourn or postpone the annual meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, the affirmative vote of the holders of a majority of votes represented by shares present in person or by proxy and entitled to vote at the annual meeting will be required to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AUTHORIZATION TO ADJOURN OR POSTPONE THE MEETING TO SOLICIT ADDITIONAL VOTES.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2007 must be received by Rentech's corporate secretary on or before November 15, 2006, in order to be eligible for inclusion in Rentech's proxy statement and form of proxy. However, if the date of next year's annual meeting is changed by more than 30 days from the date of this year's meeting, then the deadline for inclusion in the proxy will be a reasonable time before we begin to print and mail proxy materials for next year's meeting. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

Under Rentech's Bylaws, for business properly to be brought before the annual meeting of shareholders held in 2007, a shareholder must have given timely notice in proper written form to the Secretary of Rentech at the address set forth on the first page of this proxy statement in accordance with the then current provisions of Rentech's Bylaws. The Bylaws currently require that such notice be delivered to or mailed and received at the principal executive offices of Rentech not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of this year's annual meeting (i.e., no earlier than January 13, 2007 and no later than February 12, 2007). If, however, Rentech advances the date of the next annual meeting by more than 30 days or delays such date by more than 60 days, notice by the shareholder must be given not earlier than the close of business on the 90th day in advance of such meeting and not after the later of (i) the close of business on the 60th day prior to such meeting or (ii) the tenth day following the first public announcement of the date of such meeting.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for the fiscal year ended September 30, 2005 (excluding exhibits) is included as Annex A to this proxy statement, and it is hereby incorporated herein by this reference along with our quarterly report on Form 10-Q for the quarter ended December 31, 2005 which is included as Annex B to this proxy statement. For the avoidance of doubt, the Amendment No. 1 to such Form 10-K that we filed on Form 10-K/A on January 30, 2006 is not included herein, nor shall it deemed to be incorporated herein by reference.

You can obtain this and other the documents concerning Rentech from the Securities and Exchange Commission, which is referred to as the SEC, through the SEC's website at www.sec.gov. In addition, Rentech's shareholders may request a copy of such documents in writing or by telephone to Rentech at:

Rentech, Inc.
1331 17th St., Ste. 720
Denver, Colorado 80202
Telephone number: (303) 298-8008
Attn: Investor Relations

In addition, you may obtain copies of Rentech's SEC filings on Rentech's website at http://www.rentechinc.com.

We are not incorporating the contents of the website of the SEC, Rentech or any other person into this document. We are only providing the information about how you can obtain certain documents that are available at these websites for your convenience.

FORWARD-LOOKING STATEMENTS

Certain information included in this proxy statement contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include our ability to obtain financing for acquisitions, capital expenditures and working capital purposes, including our pending acquisition of RCN which owns a nitrogen fertilizer plant in East Dubuque, Illinois, or our subsequent conversion of the plant and our acquisition, construction, and conversion of other plants we may acquire to use coal as a feedstock and to produce liquid hydrocarbon products using our technology; our success in purchasing and converting that and other plants; our ability to obtain natural gas at reasonable prices while we convert the East Dubuque plant to use coal; our ability to secure long-term coal supply contracts on reasonable terms; sales prices for the products of our plants; our ability to successfully integrate and operate the existing nitrogen fertilizer business of RCN and other acquisitions; environmental requirements; success in obtaining customers for our technology, products and services; the decision of our licensees and potential licensees to proceed with and the timing of any project using our technology; the entry into definitive agreements with others related to a project; and the risk factors detailed from time to time in our periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with facilities construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in this proxy statement.

Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described in Part II, Item 1A "Risk Factors" of our quarterly report on Form 10-Q for the quarterly period ended December 31, 2005, included in Annex B to this proxy statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We undertake no responsibility to update any of the forward-looking statements after the date of this proxy statement to conform them to actual results.

OTHER BUSINESS

Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the Board's recommendation on those matters.

ALL SHAREHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, OR TO COMPLETE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ AMANDA M. DARBY Amanda M. Darby Secretary
March 15, 2006

ANNEX A

RENTECH, INC.'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED
SEPTEMBER 30, 2005

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Fiscal Year Ended September 30, 2005
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the Transition Period from to

Commission File No. 0-19260

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0957421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1331 17th Street, Suite 720
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

Telephone number: (303) 298-8008

Securities registered pursuant to Section 12(b) of the Act: Common Stock
(and associated Preferred Stock Purchase Rights)

Name of Each Exchange on Which Registered: The American Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes ☐ No ☒.

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes ☐ No ☒.

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes ☒ No ☐.

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☐

Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).    Yes ☒ No ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.    Yes ☐ No ☒.

The aggregate market value of the registrant's common stock held by nonaffiliates, based upon the closing price of the common stock on March 31, 2005, as reported by the American Stock Exchange, was approximately $114,442,208.

At November 18, 2005, the number of outstanding shares of common stock was 113,553,254.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's definitive Proxy Statement for its 2006 annual meeting of shareholders which the registrant will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report, are incorporated by reference in Part III of this Form 10-K to the extent stated in this report.

FORWARD-LOOKING STATEMENTS

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Securities Act of 1933, as amended; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. You are cautioned that, while forward- looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include our ability to obtain financing for acquisitions, capital expenditures and working capital purposes, including our pending acquisition of Royster-Clark Nitrogen, Inc. ("RCN") which owns a nitrogen fertilizer plant in East Dubuque, Illinois, or our subsequent conversion of the plant and our acquisition, construction, and conversion of other plants we may acquire to use coal as a feedstock and to produce liquid hydrocarbon products using our technology; our success in purchasing and converting that and other plants; our ability to obtain natural gas at reasonable prices while we convert the East Dubuque plant to use coal; our ability to secure long-term coal supply contracts on reasonable terms; sales prices for the products of our plants; our ability to successfully integrate and operate the existing nitrogen fertilizer business of RCN and other acquisitions; environmental requirements; success in obtaining customers for our technology, products and services; the decision of our licensees and potential licensees to proceed with and the timing of any project using our technology; the entry into definitive agreements with others related to a project; and the risk factors detailed from time to time in our periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with facilities construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in this report.

Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described in the following sections of this report.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not intend to update any of the forward-looking statements after the date of this report to conform them to actual results.

As used in this Annual Report on Form 10-K, the terms "we," "our," "us" and "the Company" mean Rentech, Inc., a Colorado corporation and its subsidiaries, unless the context indicates otherwise.

PART I

ITEM 1. BUSINESS

The information contained in this section on business is qualified in its entirety by, and is subject to, the detailed information, consolidated financial statements and notes thereto contained elsewhere within this document.

OVERVIEW

Our mission is to develop projects and commercialize technologies that transform underutilized energy resources into valuable and clean alternative fuels, chemicals and power. We have developed and are in the process of commercializing our patented and proprietary technology that converts synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas, into clean-burning, liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha and other chemicals. Our technology, which we refer to as the "Rentech Process," is an advanced derivative of the well established Fischer-Tropsch ("FT") process capable of using as feedstock a variety of naturally occurring hydrocarbons as well as gaseous, liquid and solid hydrocarbons produced as by-products or wastes in various industrial processes. A distinguishing characteristic of our technology is our ability to efficiently convert synthesis gas having a wide variation in ratios of hydrogen to carbon monoxide from coal, petroleum coke and natural gas to liquid hydrocarbon products. Principal products produced from the Rentech Process include an ultra-clean and biodegradable straight run diesel fuel, naphtha (a light fuel and intermediate product used to make gasoline and certain petrochemicals), fuel for fuel cells, and waxes that can be further processed into diesel fuel and other high-value specialty products such as synthetic lubricants, base oils and drilling fluids.

Our business historically has focused on the research and development of our Fisher-Tropsch technology, and licensing it to third parties. During fiscal 2004, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring equity interests in existing nitrogen fertilizer plants currently configured to use natural gas as feedstock. We would convert the nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstocks than natural gas, and add our Rentech Process to produce Fischer-Tropsch liquid hydrocarbon products in addition to the nitrogen fertilizer products already being manufactured by the plants. This configuration would also provide the opportunity to produce power on-site. Our patent issued in October 2003 covers integration of our Rentech Process with nitrogen fertilizer processes along with the addition of power production, which we refer to as polygeneration. By converting domestic plants in this manner, we believe we can significantly enhance the economic results of these plants. During fiscal 2005, we began to study complementary or synergistic opportunities to develop alternative fuel plants, including biodiesel facilities, as an adjunct to nitrogen fertilizer plant acquisitions and conversions.

We are planning to initially implement this strategy by purchasing Royster-Clark Nitrogen, Inc. which owns a nitrogen fertilizer plant in East Dubuque, Illinois. On November 5, 2005, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc., entered into a definitive Stock Purchase Agreement with Royster-Clark, Inc. ("Royster-Clark") for the purchase of all the issued and outstanding shares of capital stock of RCN. The East Dubuque plant is an operating integrated plant rated at 830 tons of ammonia per day. It produces ammonia, urea ammonium nitrate ("UAN"), nitric acid and urea, among other fertilizer products. We intend to operate the plant for the production of nitrogen fertilizer products while we add a commercially available advanced clean coal gasification process that converts the plant to use synthesis gas derived from coal, instead of more expensive natural gas. In addition, we plan to add our Rentech Process to produce liquid hydrocarbon products from the excess synthesis gas produced from the coal gasification process. The converted facility would also produce enough power to meet all of its needs and, if market conditions are favorable, will provide excess power for sale to the local grid.

We are also pursuing complementary or synergistic opportunities to develop alternative fuels as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi, that we and a partner would construct a polygeneration facility on currently undeveloped land situated along the Mississippi River at the Port of Natchez (the "Natchez Project"). The proposed Natchez Project would use the same gasification technology in the same configuration as we plan to install at RCN, as well as coal from the same Illinois mine as will be used at RCN, to produce FT fuels. This would enable us to utilize our technology in a commercial scale plant, and, we believe, deploy our technology more rapidly in less risky circumstances than would be the case in international projects. We are presently negotiating site agreements and formalizing development plans. There is no assurance the Natchez Project will proceed as presently contemplated.

Finally, we are exploring opportunities to participate with a partner in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants. We have commenced feasibility studies related to the potential development of biodiesel plants of various production capacities to be located near each of our proposed polygeneration facilities. We intend to focus on polygeneration opportunities, other FT opportunities and other alternative fuels plants on small to medium sized plants with a production capacity of less than 50,000 barrels per day.

During fiscal 2005, in order to intensify our focus on our FT technology, we disposed of OKON, Inc., which manufactures and markets a line of sealers and stains, and our 56% interest in REN Testing Corporation ("REN"), which manufactures computer-controlled testing equipment systems. In addition, we are considering the sale of Petroleum Mud Logging, Inc., which provides well logging services to the oil and gas industry. On October 7, 2005, we also acquired the other 50% equity interest in Sand Creek Energy, LLC ("Sand Creek") whose assets include a mothballed methanol facility.

Our executive offices are located at 1331 17th Street, Suite 720, Denver, Colorado 80202. Our telephone number is (303) 298-8008.

Financial Information About Our Business Segments

Financial information about our business segments is given in Note 17 of our consolidated financial statements.

THE RENTECH PROCESS

The Rentech Process is a significant enhancement of the Fischer-Tropsch technology developed in Germany in the 1920s. In the Rentech Process, hydrocarbon feedstocks are first reformed by various commercially available processes into synthesis gas. The synthesis gas is then converted through the Rentech Process into differentiated liquid hydrocarbon products in a reactor vessel containing Rentech's patented and proprietary catalyst. We believe the ability of the Rentech Process to efficiently utilize a broad range of hydrocarbon feedstocks, including coal and other lower priced feedstocks, distinguishes it from competing technologies. Other key aspects of our technology are our patented and proprietary catalyst, reactor design and the overall configuration of the process. In October 2003, we obtained a United States patent for the efficient integration of the Rentech Process with nitrogen fertilizer processes. We believe the successful integration of the Rentech Process with nitrogen fertilizer plants will enable them to operate more efficiently, and to co-produce nitrogen fertilizer products, transportation fuels and electricity, and thereby recover the capital costs of converting these plants to use coal rather than more expensive natural gas. The most important features of the Rentech Process are patented. Other features are proprietary.

The Rentech Process can be used with fossil fuels like coal, petroleum coke and stranded natural gas that has little or no current market value due to lack of an economic or practical way to transport these resources to market. Other markets for the Rentech Process include remote natural gas supplies associated with producing crude oil fields that are being flared, re-injected into the reservoir or merely left in the ground. We believe that our Rentech Process can be used for on-site conversion of these resources into liquid hydrocarbon products that are more easily and cost-effectively transported to market. Increasing environmental and regulatory pressures to reduce the wasteful flaring of natural gas, the economic attractiveness of monetizing wasted assets, and the growing need for cleaner fuels are driving the growing interest of owners of these hydrocarbon resources and the energy industry in this application of the Rentech Process. Our technology could also enable refineries to more fully utilize heavier crude oil and refinery bottoms to produce an improved slate of high-value products. Potential benefits to the refiner include lower refinery feedstock costs, higher revenue, a reduction in waste disposal costs and increased margins. As previously discussed, the Rentech Process also has applications in the conversion of existing plants that produce nitrogen fertilizers, industrial off-gases or petrochemicals.

Fischer-Tropsch Technology

The Fischer-Tropsch process that is the basis of our advanced technology is one step in the three stage chemical process by which carbon-bearing materials are converted into synthetic liquid hydrocarbons. The three stages are described below.

  •
  In the first stage, carbon-bearing material is converted into synthesis gas, a mixture of hydrogen and carbon monoxide. Oxygen is usually added for the efficient conversion of any solid or liquid feedstock. The addition of oxygen may also be necessary in Fischer-Tropsch processes that use gaseous feedstocks, depending on the technology selected, to reform the gaseous feedstocks into the desired composition of synthesis gas.

  •
  The synthesis gas is then fed through a Fischer-Tropsch reactor and chemically altered in the presence of a catalyst to form synthetic liquid hydrocarbon products. The catalyst is either iron-based, which is currently used for over 90% of the world production of Fischer-Tropsch products, or cobalt-based. This stage is where the Rentech Process is applied.

  •
  The synthetic hydrocarbon products are then upgraded on site by distillation or other conventional processing steps to the specifications required for the target market.

The Fischer-Tropsch process was first used by several German companies during World War II in commercial-scale industrial plants constructed with government funding. These plants used coal as feedstock for the synthesis gas and primarily produced diesel fuel.

After World War II, others, notably the South African government, the United States Bureau of Mines and several companies in the United States, began research and development for improvements to the Fischer-Tropsch process. South Africa's effort led to the Fischer-Tropsch process now owned by South African Synthetic Oil, Ltd. ("Sasol"). Sasol's process is used at four plants in South Africa that produce a total of approximately 160,000 barrels per day of liquid hydrocarbons, primarily from coal, using an iron-based catalyst. The efforts to develop advances in FT technology in the United States were abandoned by the 1960s because conventionally refined liquid hydrocarbons were available in the United States at costs lower than those for the FT synthetic fuels. The OPEC oil embargo of 1973 created fuel shortages, especially in the United States, renewing interest by several companies in Fischer-Tropsch technology. Several companies, including ours, began work in the 1970s and 1980s to develop proprietary FT processes. Other companies that we believe began developing FT processes during that time include Exxon, the Royal Dutch/Shell group, Statoil and BP. We believe that except for Sasol and Rentech, which use iron-based catalysts in their Fischer-Tropsch processes, the other FT processes developed since World War II use cobalt-based catalysts.

Development of the Rentech Process

We developed our Fischer-Tropsch technology in the early 1980s, based on research and development conducted by two of our founders, Dr. Charles Benham and Dr. Mark Bohn. The Rentech Process is a patented technology for the conversion process that converts synthesis gas to highly valuable liquid hydrocarbons. The ability of the Rentech Process to convert carbon-bearing gases into valuable liquid hydrocarbons was first established in our original pilot plant. This was a small, skid-mounted system operated periodically between 1982 and 1985. This capability was again demonstrated in our second and larger pilot plant operated during 1989. Additional confirmation of several significant aspects of the Rentech Process was obtained from tests conducted between 1991 and 1998 in a third pilot plant. We continue to use our third pilot plant at our testing laboratory to further advance development of the Rentech Process and to develop data in response to inquiries from prospective licensees.

Use of the Rentech Process in a commercial-scale Fischer-Tropsch plant was successfully demonstrated in 1992 and 1993 at the Synhytech plant located at Pueblo, Colorado. The Synhytech plant was designed to produce up to 235 barrels of liquid hydrocarbons per day. Our licensee, Fuel Resources Development Company ("Fuelco"), had full control of the supply of synthesis gas and the construction and operation of the plant. We designed the Fischer-Tropsch reactors and provided our catalyst for use in the FT reactors. Fuelco constructed the plant at the Pueblo municipal landfill, with the intent of using, at minimal cost, the methane in the landfill gas that was generated each day from the decomposition of the landfill material. When Fuelco started the plant, Fuelco determined that the volume and the energy content of the landfill gas it captured were inadequate to operate the plant on an economic basis. The Rentech Process, including the FT reactors and catalyst, performed as expected, and Fuelco was able to operate the plant at a reduced capacity and to produce liquid hydrocarbons. Fuelco closed the plant in mid-1992.

We obtained ownership and control of the Synhytech plant in 1993. In order to further evaluate performance of the Rentech Process at a near-commercial-scale, we decided to operate the plant for a short period of time using natural gas supplied by pipeline. In July and August 1993, we operated the plant continuously for three weeks. The results confirmed that the Rentech Process operated successfully, demonstrating our control of the reactor temperature and its hydrodynamics, the amount of feedstock that was converted to liquid hydrocarbons, and our ability to produce the desired products. We closed the Synhytech plant at the end of 1993 because no cost-efficient source of natural gas feedstock was available. Although it did not operate economically for this reason, we believe the operations of the Synhytech plant demonstrated that our Rentech Process can be successfully used in commercial-scale plants to produce the desired products. The Synhytech plant was subsequently dismantled and sold to an independent third party.

Our technology was also successfully used by Texaco Energy Systems at a plant in Laporte, Texas in 2000. Texaco leased the use of this plant from the United States Department of Energy on a short-term basis to conduct a joint demonstration with us of the results of using the Rentech Process with Texaco's gasification process. The Laporte plant had the capacity to produce approximately ten barrels of product per day using our Rentech Process. This task demonstrated the ability of the Rentech Process to convert synthesis gas produced by Texaco's proprietary coal gasification technology.

Competition in Fischer-Tropsch Technology

Our competitors in the Fischer-Tropsch field include several major oil and gas companies as well as a few smaller companies. The fundamental differences between the various FT technologies developed by us and our competitors are the catalyst, the synthesis gas reactors where the synthesis gas reacts with the catalyst, our patented process for separating iron catalyst from the wax product, our focus on small to medium sized plants with a production capacity of less than 50,000 barrels per day, and our patented process for the efficient integration of the Rentech Process with nitrogen fertilizer plants for improved operating and financial results.

We believe that owners of competing FT technologies which have demonstrated use of their technology have spent many years and large sums of money developing their technologies. We expect that others who may hope to develop new, competing FT technologies will face similar requirements of time and money to enter the field. We anticipate that these factors and the patents that have been issued to us will make it difficult for others to enter the field, particularly if they intend to use an iron-based catalyst in their Fischer-Tropsch process.

We believe our Rentech Process can successfully compete against the technology developed by our competitors. This is primarily because the Rentech Process can successfully use a wide range of feedstock to produce the synthesis gas necessary for the FT process, and because of our innovations to our catalyst and our reactor design. Unlike FT technologies that use iron-based catalysts, Fischer-Tropsch technologies that use cobalt-based catalysts are currently only used for the conversion of synthesis gas produced from natural gas. FT technologies that use cobalt-based catalysts can be used to convert synthesis gas produced from liquids and solids, however, due to their ultra sensitivity to impurities in the synthesis gas stream that coal and petroleum coke gasification units may produce, the expensive cobalt catalyst can be damaged. Such a plant requires the addition of expensive equipment that would likely cause reduced product yields and increased capital and operating costs. Although one of our competitors, Sasol, uses an iron-based catalyst in its Fischer-Tropsch process and uses coal to provide synthesis gas for its existing facilities, we do not expect that Sasol will compete with us in the near future. This is because Sasol's published reports of its licensing activity suggest to us that its current business strategy is to focus on licensing its cobalt-based technology for use with natural gas feedstock, and that the use of its iron based catalyst is preferred for use in large-scale plants (greater than 70,000 barrels per day) where coal is to be the feedstock for the plant.

Sources of Feedstocks for the Rentech Process

Economic use of the Rentech Process requires substantial quantities of inexpensive carbon-bearing gases, liquids or solids that can be economically converted into synthesis gas. Many types of carbon-bearing materials are suitable sources of feedstock for the Rentech Process. Several of these materials are in abundant supply worldwide.

We believe that coal, which is available in great quantities in the United States, is the best source of feedstock for the Rentech Process in the United States. We believe we can obtain and gasify coal to produce the synthesis gas that we use in our Rentech Process at significantly lower costs than if we were to use a natural gas feedstock. In addition, our Rentech Process allows us to use a wide variety of coal types which may be limited in other applications.

Other potential feedstocks for the Rentech Process include heavier crude oil and heavy, high-sulfur residual materials created at crude oil refineries. These residual materials are commonly referred to as petroleum coke or refinery bottoms. Some petroleum coke, unless treated at considerable expense, must be disposed of as a hazardous material. If the residues are gasified, or transformed into synthesis gas for use in our Rentech Process, they could be converted by our process into an improved slate of high-value FT products.

Outside the United States, natural gas is one of the most important feedstocks for the Rentech Process. Many large, known natural gas reservoirs around the world are presently uneconomic to develop because they are stranded in remote locations too far from markets for economic transportation in the gaseous state. Fischer-Tropsch technologies, such as our Rentech Process, may provide a means of utilizing stranded reserves of carbon-bearing resources that are currently unmarketable. It may also provide a means of utilizing some of the natural gas produced in association with oil fields that is currently flared or vented into the atmosphere or re-injected into the oil field because the natural gas lacks value due to its remote location or the inaccessibility to a natural gas pipeline or other means of economic transportation. Liquid hydrocarbon products can be produced at the site of the resource and transported to market in trucks, tankers and pipelines like conventional liquid hydrocarbons.

In the case of natural gas reserves that are unmarketable due to the presence of diluting gases, including carbon dioxide or nitrogen, the use of the Rentech Process may permit economic development of these resources. This is due to the fact that our iron-based catalyst is capable of utilizing certain of the diluents as feedstock. Our process can also utilize coalbed methane gas and certain industrial waste gases as feedstock.

Products and Markets for Liquid Hydrocarbon Products

Plants using the Rentech Process can be designed and configured to produce a variety of liquid hydrocarbon products. Our synthetic liquid hydrocarbon products are similar to analogous products derived from crude oil refining, but have environmental benefits that traditional refinery products do not possess.

The products we can produce using the Rentech Process include:

  •
  clean-burning, premium grade diesel fuel that is valuable as both a neat product and a blend stock;

  •
  clean-burning and manufactured jet fuels for the United States military;

  •
  naphthas useful as a feedstock for chemical processing and for refining into varnishes, mineral spirits and clean fuel for fuel cells and power production;

  •
  specialty products such as waxes useful in hot-melt adhesives, inks and coatings;

  •
  normal paraffins; and

  •
  other wax-based products and a variety of other chemical intermediaries.

Because of the way they are produced, our liquid hydrocarbon products are substantially free of contaminants usually found in crude oil, such as sulfur, aromatics, nitrogen and heavy metals. Vehicle engine tests of synthetic diesel product conducted by independent labs have demonstrated that our synthetic diesel fuel is clean-burning with excellent combustion qualities, and substantially reduces harmful air emissions from vehicles. Our diesel fuel can be used directly or as a blending component with conventionally refined petroleum diesel to reduce harmful emissions. Moreover, we believe our diesel can be used in currently available diesel engines without requiring any modifications to the engines. We also believe that our ultra-clean diesel fuel and naphthas may be good feedstocks for use in fuel cells such as those that are currently under development, although we do not expect that market to develop in the near future. We believe the environmental benefits of our products may enable us to sell our products at a premium.

Government Incentives

In 2000, Congress designated domestically produced Fischer-Tropsch fuels made from natural gas as an alternative fuel under the Energy Policy Act of 1992. This act also designates liquid fuels from coal as an "alternative fuel." The Energy Policy Act of 1992 set the stage for incentives under the Highway Reauthorization and Excise Tax Simplification Act of 2005.

The Energy Policy Act of 2005 ("EPACT 2005") provides for tax credits, grants, loan guarantees and other incentives to stimulate coal gasification to Fischer-Tropsch fuels and chemicals.

EPACT 2005, Title XIII, provides a 20 percent tax credit for qualifying gasification projects, including by entities which produce chemicals, fertilizers, glass, steel, and for forest products. In order to qualify for the tax credit, coal must comprise at least 90% of fuels required for "production of chemical feedstocks, liquid transportation fuels or coproduction of electricity." Title IV authorizes grants for gasification and gasification coproduction, which includes the production of Fischer-Tropsch fuels, fertilizer and electricity. Title XVII authorizes comprehensive loan guarantees up to 80 percent of the project cost for deployment and commercialization of innovative technologies including gasification projects and gasifying coal to produce "ultra-clean premium fuels through Fischer-Tropsch process." Title XVII incentives may be used together with tax credits provided in Title XIII. EPACT 2005 also provides a temporary election to expense up to 50 percent of qualified refinery costs, including those for a facility which processes coal via gas into liquid fuel. To qualify, there must be a binding construction contract before January 1, 2008 and the refinery must be placed in service before January 1, 2012. We anticipate that our proposed projects may qualify for us to receive grants, loan guarantees and other incentives under EPACT 2005.

EPACT 2005, Section 369 requires the Secretary of Defense to develop a strategy to use fuel produced from coal, tar sands and shale and authorizes the Department of Defense to enter multi-year procurement contracts.

Congress also provided a 50 cent per gallon excise tax credit in the Highway Reauthorization and Excise Tax Simplification Act of 2005, for FT fuels made from coal. The Highway Act, Title IX, includes "any liquid fuel derived from coal (including peat) through the Fischer-Tropsch process" as an alternative fuel eligible for an alternative fuel excise tax credit of 50 cents per gallon, under the Volumetric Excise Tax Credit for Alternative Fuels.

We believe the projects to deploy product developed with our Rentech Process may in appropriate circumstances be eligible for one of more of the above incentives.

BUSINESS PLAN

We plan to continue to license our technology worldwide for coal, natural gas and other carbon-bearing feedstock, and to deploy the Rentech Process in our own domestic projects. Specifically, we intend to acquire equity interests in nitrogen fertilizer plants, convert them to use coal or other less expensive feedstock, continue production of fertilizers, and add our technology to produce Fischer-Tropsch liquids. The acquisition and conversion of existing nitrogen fertilizer plants to use coal or other less expensive feedstock and the addition of the Rentech Process to enable the facilities to produce both nitrogen fertilizers and Fischer-Tropsch liquids can significantly improve a plant's economics by:

  •
  reducing the cost of the feedstock used at the facility, based on current market prices;

  •
  using the lower cost feedstock in a significantly more efficient fashion that reduces the amount of energy required to manufacture each unit of product;

  •
  increasing the amount of nitrogen fertilizer the plant can produce due to efficiencies gained by reducing the inert gases produced in the plant that would otherwise have to be purged;

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  producing additional high value products, including ultra-clean and diesel fuel and naphthas; and

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  producing sufficient electrical power to operate the plant and, if market conditions are favorable, selling excess electricity to the market.

By using the infrastructure already in place at existing plants and adding the equipment to enable the plant to use a much less expensive feedstock, and to utilize the Rentech Process, we believe we can produce additional products and increase the quantity of the original products. We expect to accomplish this at significantly lower costs and in less time than would be required if we attempted to construct an entirely new plant to manufacture a similar type and quantity of products. Acquiring and converting existing plants also allows us to generate immediate revenues and cash flows by continuing to operate an existing plant throughout most of the process of reconfiguring the plant. We anticipate that Rentech Development Corporation, our wholly owned subsidiary, will manage the operations of the nitrogen fertilizer plants and other projects that we may acquire or develop in the United States.

We are also pursuing complementary or synergistic opportunities to develop projects at sites where there is no existing infrastructure or process plant ("greenfield" opportunities), for alternative fuels plants as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi that we and a partner would construct on currently undeveloped land situated along the Mississippi River at the

Port of Natchez. The proposed Natchez Project would use the same gasification technology in the same configuration as we will install at RCN, as well as coal from the same Illinois mine as will be used at RCN, to produce FT fuels. This would enable us to utilize our technology in a commercial scale plant, and, we believe, deploy our technology more rapidly in less risky circumstances than would be the case in international projects. We are presently negotiating site agreements and formalizing development plans. There is no assurance the Natchez Project will proceed as presently contemplated.

Finally, we are exploring opportunities to participate in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants. We have commenced feasibility studies related to the potential development of biodiesel plants of various production capacities to be located adjacent to each of our proposed polygeneration facilities. We intend to focus on FT, polygeneration and other alternative fuel plants on small to medium sized plants with a production capacity of less than 50,000 barrels per day.

Licensing and Engineering Services

Fischer-Tropsch or coal-to-liquid plants that use the Rentech Process may be designed to produce from several thousand to 50,000 or more barrels per day of product. Smaller plants could be assembled from modular systems that can be trucked into remote locations where inexpensive sources of feedstock may be available. Plants with the largest production capabilities may have to be constructed directly at the sites where they are to be operated. We focus on licensing our technology in connection with small to medium-sized projects with production capacities ranging from 500 to 50,000 barrels per day of liquid hydrocarbon products. While our technology would enable us to pursue larger projects, we believe that small to medium size projects are economic and represent a substantial portion of the near-term market.

Under our licensing arrangements, we typically have the right to receive license fees and ongoing royalties for each barrel of liquid hydrocarbons produced by process plants that use the Rentech Process. After we grant a license, our licensees are responsible for financing, constructing and operating their own plants to use the licensed technology. They must also acquire their own feedstock and sell the products that their plants produce. We generally expect licensees to either construct the synthesis gas reactor modules and separator modules under the direction and oversight of Rentech Engineering or to contract with Rentech to have our fabricator supply these units for purchase or lease.

We market licenses of our Rentech Process to owners of coal, gas, liquid and solid carbon-bearing materials, and to owners of existing industrial gas plants that could benefit from our technology. To facilitate business development, we often meet with oil and gas companies, owners of fossil fuel resources, and others involved in the energy industry. Our senior officers are frequent participants and speakers at Fischer-Tropsch seminars and energy conferences.

In February 2000, we arranged with Jacobs Engineering UK Limited, an international engineering company, for joint marketing of the Rentech Process and Jacobs' engineering services. We are marketing our combined capabilities to potential customers in several locations throughout the world. We have received through the end of fiscal 2005 approximately $108,000 as a result of feasibility studies performed for potential customers introduced to us by Jacobs Engineering. In January 2003, we renewed our agreement for a three year term.

We provide preliminary engineering design and technical services through Rentech Services Corporation, our wholly owned subsidiary, for our own licensees when they design and construct their plants. To assist our licensees, we may also contract to provide limited operational support services during startup of licensed plants. In addition, we may reserve the right to contract for the engineering and supply of the synthesis gas conversion reactors that are essential for use of the Rentech Process. The reactors must be specially configured for each plant according to the composition of the synthesis gas to be converted and the products desired. Our patented catalyst is a necessary component of the Rentech Process and must be used by our licensees.

The successful use of the Rentech Process by licensees largely depends upon their ability to successfully finance, design, construct and operate commercial scale plants. The design of a plant for use of the Rentech Process is complex. Each design must be developed to fit the chemical composition of the feedstock and must also be tailored to produce the desired products. The ability of a licensee to obtain low-cost feedstock is essential to economical use of the technology. The licensees must obtain adequate financing, construct plants specifically designed for the chemical composition of the feedstock, and assure that the plant equipment and machinery is mechanically adequate. The cost of constructing plants that use the Rentech Process will vary depending upon production capacity; available infrastructure such as electrical power, water supplies, roads, gas pipelines and other utilities; location; cost of financing; whether the feedstock is a gas or carbon-bearing solid that must first be converted to synthesis gas; and other factors. Licensees are also responsible for obtaining governmental permits and for successfully operating their plants. In remote locations, licensees may be required to add supporting infrastructure such as roads and utilities. Business dealings in foreign countries, the ability of licensees to obtain financing for construction of plants, and the complexity of design are among the factors that may result in delays in schedules for financing, design, construction and startup of operations of our licensees' plants following the initial decision to proceed with construction. This may result in delays or loss of revenues to us.

GTL Bolivia, S.A. has proposed an 11,500 barrel per day Fischer-Tropsch facility using the Rentech Process, which is designed to supply the local Bolivian market with diesel fuel. GTL Bolivia has identified the gas supply for the project and a site near Santa Cruz. GTL Bolivia is seeking financing from local sources in the area of the proposed plant. We have received no revenues from this project.

We have completed a feasibility study for a 15,000 barrel per day Fischer-Tropsch plant for Pertamina, the largest Indonesian privately owned oil and gas mining company. The plant would use Pertamina's stranded natural gas as feedstock. The intended products are synthetic diesel fuels, naphthas and other high-value liquid hydrocarbons. We are in continuing discussions with Pertamina. We have received no revenues from this project.

In June 2004, we entered into a memorandum of understanding with the government of Papua New Guinea and Niugini Gas & Chemicals Pte Ltd of Singapore to develop a methane facility in Papua New Guinea using our Rentech Process. The proposed plant would produce 15,000 barrels per day of FT liquid hydrocarbon products, 120 megawatts of electrical power for a liquefied natural gas facility being developed by Papua New Guinea, and approximately 1,200 tons per day of ammonia fertilizer. The feedstock is planned to be natural gas owned by an arm of the government of Papua New Guinea. South Korean investors are expected to provide financing and own the plant. The investors are conducting due diligence investigations of various aspects of the plan. We are in continuing discussions of this development. We have received no revenues from this project.

Revenues related to the potential licensing of the Rentech Process represented approximately 6%, 14%, and 13% of our total revenues during the fiscal years ended September 30, 2005, 2004, and 2003, respectively.

FT Solutions, LLC—Joint Venture with Headwaters

In June 2004, we formed a joint venture with Headwaters Technology Innovation Group, Inc. ("Headwaters"), a wholly-owned subsidiary of Headwaters Incorporated, to combine our iron-based Fischer-Tropsch technology with that of Headwaters. The joint venture is named FT Solutions, LLC, a Delaware limited liability company ("FT Solutions"). We hold 50% of the membership interest in FT Solutions. The joint venture enables us to carry on our separate Fischer-Tropsch business, and to receive 100 percent of the revenues from projects that we separately develop, except in China, unless otherwise agreed. FT Solutions has the exclusive right itself, or through a licensee, to manufacture and sell Fischer-Tropsch catalysts for all of its projects and all of Headwaters' and Rentech's separate projects. The venture contemplates that FT Solutions will contract with its customers to provide engineering services performed either through Rentech Services Corporation or by Headwaters Technology Innovation Group. FT Solutions will receive all of those fees under its contract with its customers, and FT Solutions will pay Rentech Services Corporation and Headwaters Technology Innovation Group for the services they provide.

We are currently discussing a dissolution of FT Solutions with Headwaters. The contemplated terms include a termination of all FT Solutions-related agreements, a return of technology and derivatives to the contributing party, a paid up license to Headwaters of our patents covering the integration of the Rentech Process with nitrogen fertilizer production and a license by us of other Rentech Process technology to Headwaters or its affiliates on a discounted basis. Headwaters, in turn, would license its FT technology to us on similar terms. There is no assurance this agreement will be finalized.

Our equity in net losses of FT Solutions in fiscal 2005 and 2004 were $564,614 and $70,525 respectively, and our capital contributions were $737,350 and $0, respectively.

Nitrogen Fertilizer Plants—Royster-Clark Nitrogen, Inc.

We intend to acquire full or partial ownership of existing ammonia gas plants that could be operated more economically by converting to coal as a feedstock and adding the Rentech Process, allowing for the production of nitrogen fertilizer products, FT liquid hydrocarbon products and electrical power. Our subsidiary, Rentech Development Corporation, has entered into an agreement dated November 5, 2005 with Royster-Clark to purchase the stock of RCN and thereby acquire 100% ownership of its 830 ton per day, natural gas fed ammonia plant, which is used to make a variety of nitrogen fertilizer products.

Under the terms of the agreement, Rentech Development Corporation, subject to Rentech, Inc. shareholder approval, financing of the project, and other conditions, will pay $50 million for the stock, plus an amount equal to net working capital, as defined in the agreement, at closing. Upon completion of the acquisition, RCN would be re-named "East Dubuque AgriEnergy, Inc."

Rentech intends to continue to operate the plant as a natural gas fed nitrogen fertilizer plant while converting it to use a coal fed gasification process using Illinois coal as feedstock, although temporary shut-downs may be necessary or advisable for development or economic reasons. During the conversion process, we will also add a FT plant using the Rentech Process and will add a power generation plant. Switching to a synthesis gas feedstock derived from less costly coal, rather than using more expensive natural gas, is expected to improve the economic return from operating the plant. Once converted, the plant is expected to produce approximately 920 tons per day of ammonia, which is the building block for various nitrogen fertilizer products. The addition of the Rentech Process will enable the plant to produce approximately 5,800 barrels per day of FT liquid hydrocarbon products, primarily ultra-clean FT diesel. Waste heat captured from cooling the gas made in the coal gasification process will be used to produce approximately 195 megawatts of electrical power. Rather than purchasing electricity to power the plant, the converted plant will be able to produce electrical power for its own needs, as well as excess power to be sold to the local power grid, if market conditions are favorable. Rentech estimates that it will take three and a half years to convert the plant from natural gas to coal and to construct the FT and power plants at a cost of approximately $740 million.

At present, approximately 120 people are employed at the plant on a full-time basis, most of whom are covered by a collective bargaining agreement. When reconfigured, we expect the plant will have approximately 250 full-time employees.

Royster-Clark is one of the nation's largest retailers of fertilizers and a broad line of agricultural products. It has agreed to continue to provide exclusive sales and marketing services for all the fertilizer products produced at the plant after the sale to Rentech.

Rentech believes this project will enable the Company to achieve commercial operation of its Fischer Tropsch technology on an accelerated schedule. Rentech also believes that the project will demonstrate that the United States can use coal in an environmentally clean manner as a step toward energy independence. Rentech anticipates that this project could therefore lead to several more efforts to convert domestic nitrogen fertilizer plants to use coal.

The following graphics depict the current and proposed manufacturing process at RCN:

East Dubuque Nitrogen
CURRENT Manufacturing Process

East Dubuque Plant
Integrated Manufacturing Process

Business of Royster-Clark Nitrogen, Inc.

General

        Royster-Clark Nitrogen, Inc. ("RCN") operates a nitrogen manufacturing plant, located in East Dubuque, Illinois, that has supplied subsidiaries of Royster-Clark with nitrogen-based fertilizer products and industrial nitrogen products. The following description relates to the business of RCN as conducted by Royster-Clark.

Production Facility

        RCN's manufacturing facility in East Dubuque, Illinois (the "facility") is designed to produce anhydrous ammonia, nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions (urea ammonium nitrate solution or "UAN") and carbon dioxide using natural gas as a feedstock. East Dubuque is located in the northwest corner of Illinois, and the facility is located on a 100 foot bluff above the Mississippi River with access to the river for loading certain products through RCN-owned loading facilities. RCN operates ammonia and UAN pipelines to transport product from on site storage to barges on the Mississippi River.

The facility operates continuously, except for planned shutdowns for maintenance and efficiency improvements, and has historically operated at full capacity except for temporary cutbacks or shutdowns for maintenance or extraordinary market conditions. The facility can optimize the product mix according to swings in demand and pricing for its various products. In 2004, the facility produced approximately 1,043,300 tons of these products, compared to approximately 825,700 tons in 2003. Some products were sold as produced, and others were consumed in the production of upgraded nitrogen products. Final products shipped from the facility during 2004 totaled approximately 498,300 tons of ammonia and upgraded nitrogen products, compared to approximately 376,400 tons in 2003. Carbon dioxide shipments totaled approximately 108,900 tons and 155,600 tons in 2004 and 2003, respectively.

The production capacity of the facility includes the following:

Plant	Capacity (short tons per day (STPD)
Ammonia	830
Urea synthesis	400
Urea granulation	140
Nitric acid (2 plants)	380
CO2	650
Ammonium nitrate	600
UAN Blending	1100

Products

        RCN's product sales are heavily weighted toward anhydrous ammonia and UAN, which typically make up over 80% of total revenues. Products sold include anhydrous ammonia, UAN, nitric acid, carbon dioxide and granular and liquid urea. All of its products are sold to subsidiaries of Royster-Clark with the exception of carbon dioxide which is sold to industrial customers, generally on a contract basis. Although anhydrous ammonia and UAN are often interchangeable, each has its own characteristics, and customer product preferences vary according to the crop planted, soil and weather conditions, regional farming practices, relative prices and the cost and availability of appropriate storage, handling and application equipment. A more detailed description of its products follows below:

Anhydrous Ammonia.    RCN produces anhydrous ammonia (often referred to simply as "ammonia"), the simplest form of nitrogen fertilizer and the feedstock for the production of other nitrogen fertilizers.

Ammonia is produced by reacting natural gas with steam and air at high temperatures and pressures in the presence of catalysts. The ammonia processing unit has a current rated capacity of 830 short tons per day. Ammonia product storage consists of two 20,000 ton tanks. Ammonia is used in the production of all other products produced by the plant, except for carbon dioxide.

Ammonia contains 82% nitrogen by weight and is generally the least expensive form of fertilizer per pound of nitrogen. However, because it is a gas that must be kept under pressure and refrigerated, ammonia is more costly to store, ship and apply than other nitrogen fertilizer products and must be applied in the fall during cool weather after harvest, in the spring just before planting or side dress after the plant emerges. When used as a fertilizer, ammonia must be injected into the soil by specialized equipment, and soil conditions can limit its application.

Nitric Acid.    RCN produces nitric acid through two separate nitric acid plants. Nitric acid is produced through the catalytic combustion of ammonia vapor in air over a platinum-rhodium (precious metals) gauze and absorption of the nitric oxide in weak acid. Nitric acid is either sold to trade or used within the facility for the production of ammonium nitrate solution as an intermediate of UAN. Limited storage capacity is currently maintained at the facility, but is sufficient for purposes of loading out of product. Storage capacity of nitric acid has not been a limiting factor to the sales of nitric acid.

Urea.    Urea product is produced through the reaction of ammonia with carbon dioxide at high pressure and temperatures creating a molten product ("Urea solution") at a nitrogen concentration of approximately 80%. Urea solution can be further processed through the urea granulation plant to create dry granular urea (46% nitrogen concentration) for sale to trade, used for the production of UAN or sold directly to trade customers in its state as a urea solution. The plant has a 12,000 tons bulk warehouse which may be used for dry bulk granular urea storage.

UAN.    UAN is produced by combining urea solution and ammonium nitrate solution. An aqueous solution of ammonium nitrate ("AN"), the intermediate in UAN manufacture, is produced in a separate AN unit by neutralizing nitric acid with ammonia. No solid ammonium nitrate is produced in the plant. UAN is a liquid fertilizer and, unlike ammonia, is odorless and does not need to be refrigerated or pressurized when transported or stored. The facility maintains two UAN storage tanks for a combined storage capacity of 80,000 tons.

The nitrogen content of UAN is sold to Royster-Clark at 32% by weight. As a liquid, UAN has many advantages over solid fertilizers and anhydrous ammonia. UAN may be applied more uniformly than non-liquid products and may be mixed with various crop protection products or other nutrients, permitting the farmer to apply several materials simultaneously, thus reducing energy and labor costs. In addition, UAN, unlike ammonia, may be applied from ordinary tanks and trucks and can be applied to the soil either through spraying, injecting or through irrigation systems throughout the growing season. Moreover, due to its stable nature, UAN can be a preferred fertilizer choice for crops requiring soil surface applications (such as no-till row crops). The use of conservation tilling and "no-till" farming techniques, which reduce erosion, has increased in the U.S. over the past decade.

Carbon dioxide.    Carbon dioxide ("CO2") is a co-manufactured gaseous product in the manufacture of ammonia (approximately 1.1 tons of CO2 per ton of ammonia) Most plants vent the gas from their ammonia production to the atmosphere. The plant has developed a market for the CO2 through conversion to a purified food grade liquid carbon dioxide. The CO2 is purified, compressed and chilled to condensing conditions. It is stored as a saturated liquid for later sale to various industrial customers. The plant is a certified producer of food grade liquid CO2 for the soft drink industry. The facility has storage capacity of approximately 1,900 tons of CO2. Negotiated contract agreements for CO2 allows for regular shipment of CO2 twelve months a year, so the current storage capacity is adequate.

Marketing and Distribution

        RCN sells all its products, with the exception of CO2, to Royster-Clark. Royster-Clark sells the products to either wholesale or retail agricultural customers or in the case of industrial nitrogen products, primarily nitric acid, to industrial customers. CO2 is marketed by staff at the facility, generally on a contract basis. Sales to Royster-Clark accounted for over 96% of RCN's 2004 sales.

Breakdown of Revenue by Product

        Revenue contributions of RCN's principal products for each of its last three fiscal years appear in the table below.

	Year ended December 31,
	2004	2003	2002
Anhydrous ammonia	$42,069,700	$35,947,100	$30,256,000
Nitrogen solutions	44,404,200	22,485,700	21,330,500
Granular and liquid urea	5,442,800	4,252,600	3,535,800
Nitric acid	1,962,700	1,898,200	1,403,700
Other	36,300	34,500	32,800

Total product revenues to Royster-Clark	93,915,700	64,618,100	56,558,800
Carbon dioxide and other revenue	3,378,600	3,847,500	5,084,600

Total revenues	$97,294,300	$68,465,600	$61,643,400

Seasonality and Volatility

        The fertilizer business is seasonal, based upon the planting, growing and harvesting cycles. Inventories must be accumulated to allow for uninterrupted customer deliveries, and require significant storage capacity. This inherent seasonality means that inventories must be accumulated to be available for seasonal sales. The accumulation of inventory has historically been financed by Royster-Clark through its credit facility, by customer prepayments and by suppliers. This seasonality generally results in higher fertilizer prices during peak periods, with prices normally reaching their highest point in the spring, decreasing in the summer, and increasing again in the fall as depleted inventories are restored. Another seasonal factor affecting the RCN is the ability to transport product via barges on the Mississippi River. During the winter, the Mississippi River is closed due to river blockage from ice formations. The river closure affects how the RCN can transport its products and their profitability due to differences in transportation costs.

Nitrogen fertilizer price levels are influenced by world supply and demand for ammonia and nitrogen-based products. Long-term demand is affected by population growth and rising living standards that determine food consumption. Shorter-term demand is affected by world economic conditions and international trade decisions. Supply is affected by increasing worldwide capacity and the availability of nitrogen product exports from major producing regions such as the former Soviet Union, the Middle East, South America and Trinidad. During the period 2002-2003, favorable nitrogen prices in the industry spurred capacity additions in the form of new and expanded production facilities. These production changes and escalation of natural gas prices in 2005 have negatively impacted profitability of nitrogen manufacturing and has resulted in some curtailments or shutdowns of North American nitrogen manufacturing capacity. Most, but not all, of these shutdowns are expected to be permanent.

Raw Materials

        The principal raw material used to produce manufactured nitrogen products is natural gas. RCN will purchase natural gas for use in the facility on either the spot market or through the use of purchase contracts or a combination of both which will lock in pricing for a portion of its natural gas requirements through the winter months which have demonstrated the highest degree of volatility. These purchase contracts may vary in nature through either a fixed-price or index-priced basis. These contracts have tended to be fixed-supply and short-term in nature. RCN is able to purchase natural gas at competitive prices due to its connection to the Northern Illinois Gas Company ("NICOR") distribution system and its proximity to the Northern Natural Gas pipeline. Natural gas purchases were approximately 10.4 billion cubic feet in 2004 compared to approximately 9.1 billion and 10.4 billion cubic feet in 2003 and 2002, respectively.

There has been a generally increasing trend in natural gas prices in the last three years due to various supply factors, including the increasing overall demand for natural gas from industrial users, which is affected, in part, by the general conditions of the United States economy, and other factors. Seasonal fluctuations exist within each year resulting from various supply and demand factors, such as the severity of winters affecting consumers' consumption for heating, and the severity of summers affecting industrial demand by utilities for electrical generation, among other factors. Volatility is also evidenced by price swings resulting from recent hurricanes Katrina and Rita in the Gulf of Mexico where significant production of natural gas exists. RCN does not obtain supplies of natural gas from the Gulf of Mexico region; however, changes in levels of natural gas prices affected by supply factors related to this region or other supply factors and market prices of nitrogen products can materially affect RCN's financial position and results of operations. RCN has experienced no difficulties in securing supplies of natural gas. However, natural gas is purchased at market prices and such purchases are subject to price volatility.

Transportation

        Natural gas is transported into the facility through a connection to the natural gas pipeline from NICOR. Products are shipped by barge, truck and rail. The facility can load out ammonia and UAN via a barge dock on the Mississippi River. The facility owns a rail spur on leased land which connects to the Burlington Northern Santa Fe Railway ("BNSF"). The Canadian National Railway Company services the plant and has rights to travel on the BNSF main line.

Employees and Labor Relations

        As of November 1, 2005, RCN employs approximately 30 non-unionized and salaried employees and approximately 78 unionized employees. RCN believes that it has good relations with its employees. Currently, RCN has one labor contract in place covering the 78 unionized employees. This contract is up for renewal in October, 2006. RCN has not experienced work stoppages in the recent past.

Environmental Matters

        RCN's facility and operations must comply with a variety of U.S. federal, state and local environmental laws, regulations and ordinances, including those related to air emissions, water discharges and chemical and hazardous waste management. Laws relating to worker health and safety also govern its operations.

Environmental laws may hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous substances and other contaminants including petroleum products. Because of RCN's operations, the history of industrial or commercial uses at our facility, and the use, production and possible release of hazardous substances at this site, the liability provisions of environmental laws may affect the company. The facility has experienced some level of regulatory scrutiny in the past and may be subject to further regulatory inspections, future requests for investigation or liability for regulated materials management practices.

The U.S. federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA") provides for responses to, and, in some instances, joint and several liability for releases of, hazardous substances into the environment. RCN does not believe that it maintains any liability under this act.

Future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on its business, financial condition or results of operations. Compliance with more stringent laws or regulations, as well as stricter or different interpretations of existing laws, may require additional expenditures by RCN that could be material.

Competition

        RCN competes with a number of domestic producers of nitrogen fertilizer products, many of which are larger and have access to lower cost sources of financing and greater resources than it does. Customers for nitrogen fertilizer products make purchasing decisions principally on the delivered price and availability of the product. If we acquire RCN, we plan to continue to operate its plant with natural gas as the feedstock until we complete the conversion of the plant to use coal. The market price for natural gas has been volatile. To the extent that prices of natural gas increase, it will be more difficult for us to maintain a competitive price position with respect to our competitors. In addition, after we are able to convert the plant to use coal as feedstock, increases in the price of coal could similarly adversely affect our competitive position.

Sand Creek Development

We own through Sand Creek Energy, LLC ("Sand Creek") a 17-acre property in Commerce City, Colorado that includes a 250 tons per day (1,800 barrels per day) methanol facility. The facility has been mothballed for several years.

We plan to build and operate on the site what we believe will be the United States' first fully integrated Fischer-Tropsch, coal-to-liquids, product development unit ("PDU") research facility. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies and the Rentech Process. With the PDU in operation, we will be able to optimize the operating conditions of the FT synthesis and upgrading section for producing different specialized cuts of fuels. The products from the facility will be used to supply test quantities of these ultra-clean fuels to potential licensees and customers. Rentech expects the PDU to be operating by the end of calendar 2006, and to cost approximately $21 million.

Research and Development

We own a development and testing laboratory located in Denver. Our pilot plant, consisting of a bubble column slurry reactor, is located at this site. The laboratory contains other state-of the-art equipment and support facilities that we believe provides us with a resource for the continued development and testing of our Fischer-Tropsch technology. Our laboratory and engineering staff currently consists of 12 employees.

Our principal research and development efforts at our laboratory are now focused on increasing the efficiency of our catalyst, and validating our ability to effectively remove catalysts from our wax based intermediate product streams. We are also developing additional catalysts, attempting to further increase the amount of the feedstock that is converted into liquid hydrocarbons, and working on other ways of reducing the cost of our process. Our research efforts are focused on supporting our goal of achieving commercial use of the Rentech Process with as many types of hydrocarbon feedstocks as are available.

During the fiscal years ended September 30, 2005, 2004, and 2003, we spent $495,919, $749,230, and $747,081, respectively, on research and development activities on the Rentech Process. During each of the same fiscal years, we received revenues from third parties for research and development activities related to our technology of $343,027, $817,279, and $776,658, respectively.

Intellectual Property and Patents

We own 19 United States utility patents pertaining to the Rentech Process which includes our Fischer-Tropsch processes, applications of our processes and the products produced, and the materials used in the Rentech Process. Our patents claim the overall FT conversion process; a method for cracking produced waxes; a method of making and activating a promoted iron catalyst for use in slurry synthesis reactors; production of a synthetic oxygenated diesel fuel; use of our oxygenated, ultra-clean, diesel fuel as an additive to conventional diesel fuel; control of the tail gas from our process to maximize either the production of electricity from our tail gas, FT products or a near-pure form of carbon dioxide; and integration of the Rentech Process with nitrogen fertilizer plants to enable them to co-produce nitrogen fertilizers, FT fuels, and electricity.

Use of the Rentech Process requires use of our iron-based catalyst, which we have patented. Two of our patents include key elements of a process that improves the carbon conversion efficiency of the Rentech Process by over 30% and enables our iron-based catalyst to compete with the cobalt-based catalysts used by most other Fischer-Tropsch processes.

We currently have several pending United States and foreign patent applications which claim improvements to certain aspects of the Rentech Process. Moreover, we have registered the RENTECH mark to identify and distinguish our services from those of other companies.

The term of a utility patent is twenty years from the date of filing an application with the United States Patent and Trademark Office. If the application contains a specific reference to an earlier application, the term ends twenty years from the filing date of the earliest filed application. Patents which were filed before June 8, 1995, have a term that is the greater of the "twenty year term" or seventeen years from the patent grant. Our first patent matured from an application that was filed in 1992 and expires seventeen years from grant. Our latest application was filed in 2004.

We also maintain trade secrets and confidential proprietary information that we use in connection with our Rentech® process. The life of a trademark is indefinite as long as there is continual use of the mark. The term of our trade secrets and proprietary information is perpetual as long as we prevent public disclosure by keeping them secret and confidential and they are not discovered or reverse-engineered by others.

The success of our business, as well as that of our subsidiaries, depends upon the intellectual property that we own and use in the conduct of these particular businesses. Our intellectual property gives us rights to exploit our technologies and to exclude others from making, using, selling or importing an invention throughout the United States without our consent. If we lost the rights to exclusively exploit an intellectual property asset, the financial results of our business and our overall financial results would be materially harmed.

Protecting and enforcing our intellectual property position involves complex legal, scientific and factual questions and uncertainties. This may be especially true in foreign countries, which may not provide as much protection of intellectual property rights as the United States. Since intellectual property can increase in value over time, our ability to protect and enforce our intellectual property position requires diligent actions by us to strictly maintain the confidentiality of our trade secrets and proprietary information and to protect our patents, patent applications, trademarks and/or trade names. If we are not successful in protecting and maintaining our exclusive rights to our intellectual property, the value of our technologies that are affected would be severely limited. To date, no claims of patent infringement have been made against us, and we have not made any patent infringement claims against any of our competitors.

Regulation

The ownership and operation of nitrogen fertilizer and alternative fuel facilities are subject to extensive United States federal, state and local environmental, health and safety regulations, including laws and regulations relating to the discharge, emission, use, storage, handling, cleanup, transportation and disposal of a variety of substances, as well as to employee health and safety. Violators of these laws and regulations may be subject to substantial fines, criminal sanctions or third-party lawsuits. We could be required to install costly pollution control equipment or, in some extreme cases, curtail operations to comply with these laws.

Environmental laws and regulations often require acquisition of a permit or other authorization before activities may be conducted, and compliance with laws, regulations and any requisite permits can increase the costs of designing, installing and operating our nitrogen fertilizer and alternative fuel facilities. Emissions from such a facility may require the installation of abatement equipment in order to meet applicable permit requirements. Additionally, the facilities will be required to adhere to laws applicable to the disposal of byproducts produced, including waste water and spent catalyst.

Environmental laws may hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants. For example, under CERCLA we could be held jointly and severally responsible for the removal and remediation of any hazardous substance contamination at our facilities, at neighboring properties (where migration from our facilities occurred) and at third party waste disposal sites. We could also be held liable for any consequences arising out of human exposure to these substances or other environmental damage. Because of our operations, the history of industrial or commercial uses at the facilities we acquire, the operations of predecessor owners or operators, and the use, production and release of hazardous substances at these sites, the liability provisions of environmental laws may affect us.

Although we do not believe that compliance with environmental and health and safety laws in connection with our current operations or the operation of the East Dubuque or other facilities will have a material adverse effect on us, we cannot predict with certainty the future costs of complying with environmental laws and regulations and containing or remediating contamination. The East Dubuque facility has experienced some level of regulatory scrutiny in the past and may be subject to further regulatory inspections, future requests for investigation or liability for regulated materials management practices. In the future we could incur material liabilities or costs related to environmental matters, and these environmental liabilities or costs (including fines or other sanctions) could have a material adverse effect on our business, operating results and financial condition.

In addition, the engineering design and technical services we provide to our licensees are subject to governmental licensing requirements, which require that such services comply with certain professional standards and other requirements. We believe we have all required licenses to conduct our operations and are in substantial compliance with applicable regulatory requirements. However, the loss or revocation of any license or the limitation on any services thereunder could prevent us from conducting such services and could subject us to substantial fines. In addition, changes in these requirements could adversely affect us.

OTHER SUBSIDIARIES AND INTERESTS

Petroleum Mud Logging, Inc.

In June 1999, we entered into the business of providing well logging services to the oil and gas industry. This occurred through our purchase of the assets of two established and related companies that have been providing services in these fields since 1964. We are using the assets to continue these businesses through our wholly-owned subsidiary, Petroleum Mud Logging, Inc. ("PML"), with headquarters in Oklahoma City, Oklahoma. The services are provided to customers primarily located in Oklahoma, Texas, New Mexico and Louisiana.

PML currently owns thirty-eight manned mobile well logging units that are moved from well to well and eighteen additional units, with four more under construction, that are remote controlled mobile well logging units that perform most of the same functions and can be operated without a human operator at the drill site full time. The logging equipment within these mobile units measures traces of gases and water throughout the depth of a well hole by analyzing the drilling mud recovered from the well as drilling progresses. The results are transmitted to customers and their geologists immediately, either by land lines or satellite uplink. The mineral owners use this information to detect the presence of oil and gas deposits in underground formations and to direct their exploration and development drilling.

During the past several years, demand for our logging services has increased, particularly for natural gas wells. We expect this trend to continue as exploration for natural gas intensifies due to increasing demand for that energy source. We plan to add more remote controlled units to meet a growing need for high-quality, cost-effective sensing solutions in specific geologic basins.

Our competitors in oil and gas field services include approximately 50 other companies. Several of these companies are divisions or subsidiaries of major oil and gas companies or other energy businesses. Those competitors have substantially more financial assets and other resources than we do. We believe we have been and will be able to favorably compete in this business because of our advanced technological capabilities, experienced staff and competitive prices from both manned and limited service units. Our mud logging units are well equipped mobile laboratories. Our units receive and automatically test data on site from the drill holes as a well is drilled. The units automatically analyze that information and rapidly communicate the results to the mineral owner. These capabilities give us advantages over most of our competitors by enabling the mineral owner and its geologists to direct the drilling without being at the site. During the past several years, we have upgraded PML's equipment and technology by adding safety features to provide advance warning to workers of potential gas blow-outs of a well on which they are working. This meets new safety standards adopted by several states. It provides PML a competitive advantage over most other mud logging companies that have not added this equipment.

Investment In Advanced Technology Companies

We own minority interests in two advanced technology companies. On May 29, 1998, the Company acquired a 10% ownership in INICA, Inc. During the fourth quarter of fiscal 2003, the Company exchanged its 10% ownership in INICA for a 2.28% ownership in the common stock of Global Solar Energy, Inc. ("GSE") and a 5.76% ownership in the common stock of Infinite Power Solutions, Inc. ("IPS"). We currently own 410,400 shares of GSE, which is engaged in production of thin-film photovoltaics. We also own 375,840 shares of IPS, which is developing thin-film micro batteries.

As a minority owner in these corporations, we have no control over them. We do not participate in their management. We have no obligations for their liabilities. We intend to remain passive investors in them.

Discontinued Operations

On March 8, 2005, we sold our entire interest in our wholly-owned subsidiary, OKON, Inc. ("OKON") to Zinsser Co., Inc. We were previously engaged in the manufacture and sale of stains, sealers and coatings through OKON. The sale included all the assets and intellectual property of OKON. The aggregate sales price was $2,000,000, $1,700,000 of which was received at the closing of the sale and the remaining $300,000 is to be paid in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on OKON formulations and technologies. Proceeds of this transaction were used primarily to pay down short-term debt.

Effective August 1, 2005, we sold our 56% ownership interest in REN Testing Corporation ("REN"), which manufactures computer-controlled testing equipment systems, to REN Holding Corporation ("RHC"), consisting of a management group previously involved in REN. The sales price of the transaction was $1,175,000, payable in the form of earn-out payments based on RHC's qualified cash receipts. These qualified cash receipts are any cash payments for goods or services by the company, but exclude loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-reporting revenues.

Employees

At September 30, 2005, we had 98 employees, of whom 12 work at our development and testing laboratory, and 72 at Petroleum Mud Logging, Inc. If we succeed in acquiring the East Dubuque plant, we will initially have approximately 125 employees at that facility.

Available Information

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports are available free of charge as soon as reasonably practical after they are filed or furnished to the Securities and Exchange Commission ("SEC"), through our website, www.rentechinc.com. Our filings also are available through a database maintained by the SEC at www.sec.gov.

ITEM 1A—RISK FACTORS

a. Risks Related to Our Liquidity, Financial Condition, and Results of Operations

Our liquidity and capital resources are limited.

Our liquidity and capital resources are limited. At September 30, 2005, as a result of recent equity financing transactions, we had positive working capital (current assets in excess of current liabilities) of $32,031,397, compared to negative working capital (current liabilities in excess of current assets) of $1,081,487 at September 30, 2004. We must raise substantial additional capital, not only to execute our business plan of commercializing and licensing the Rentech Process and acquiring and converting nitrogen fertilizer and other plants, but also to continue our operations after existing funds are exhausted. We believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

We have never operated at a profit. If we do not achieve significant amounts of additional revenues and become profitable, we may be unable to continue our operations.

We have a history of operating losses and have never operated at a profit. From our inception on December 18, 1981 through September 30, 2005, we have incurred losses in the amount of $62,008,636. During the fiscal year ended September 30, 2005, we had a net loss of $14,358,897. If we do not achieve significant amounts of additional revenues and operate at a profit in the future, we may be unable to continue our operations at their current level.

Ultimately, our ability to remain in business may depend upon earning a profit from commercialization of the Rentech Process. We have not been able to achieve commercial use of the technology to this time.

Our past operating results may not be indicative of future performance.

Historically, our business focused on the development and licensing of our technology, the business of Petroleum Mud Logging, Inc. and of our discontinued operations. In the future, we expect to acquire RCN and other plants, and operate them while converting them to the Rentech Process. We expect to finance a substantial part of the cost of such acquisitions and conversion with indebtedness and the sale of equity securities. Accordingly, our revenues, operating expenses, interest expense, and depreciation and amortization are all expected to increase materially if we succeed in making such acquisitions and effecting such financings. As a result, we do not expect that historical operating results will be indicative of future performance.

We most likely will have to record higher compensation expense as a result of the implementation of SFAS 123(R).

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. We currently plan to adopt SFAS No. 123(R) on October 1, 2005, using the modified prospective method for the adoption of its provisions, which results in the recognition of compensation expense for all share-based awards granted after the effective date and the recognition of compensation expense for all previously granted share-based awards that remain unvested at the effective date. This change in accounting is not expected to materially impact our financial position. However, because we currently account for share-based payments to employees using the intrinsic value method, our results of operations have not included the recognition of compensation expense for the issuance of stock option awards. Had we applied the fair-value criteria established by SFAS No. 123(R) to previous stock option grants, the impact to our results of operations would have been an increase to net loss of approximately $2.5 million in fiscal 2005, $185,000 in fiscal 2004 and $21,000 in fiscal 2003. We believe that compensation expense recorded in future periods due to the implementation of SFAS No. 123(R) may be significantly higher than the amounts that would have been recorded in prior years.

b. Risks Related to the Rentech Process

Our receipt of revenues from other businesses for plants our potential licensees might develop will depend on availability of capital and substantial efforts by them. The licensees could choose not to construct a Fischer-Tropsch plant based on the Rentech Process or to pursue alternative Fischer-Tropsch technologies.

We have marketed licenses for use of the Rentech Process, but have no active licensees at this time. Under the license agreements we offer, a licensee would be responsible for obtaining sources of feedstock, conducting feasibility studies, recruiting personnel who are skilled in operating process plants, obtaining governmental approvals and permits, obtaining sufficient financing on favorable terms for the large capital expenditures required; possibly constructing infrastructure if not otherwise available at the plant site; designing, constructing and operating the plant; and marketing the products. The ability of any licensee to accomplish these requirements, and the efforts, resources and timing schedules to be applied by a licensee, will be controlled by the licensee. Whether licensees are willing to expend the resources necessary to construct Fischer-Tropsch plants will depend on a variety of factors outside our control, including the prevailing price outlook for crude oil, natural gas, coal, and refined products. In addition, our license agreements may generally be terminated by the licensee, with or without cause. Furthermore, our potential licensees are not restricted from pursuing alternative Fischer-Tropsch technologies on their own or in collaboration with others, including our competitors, for projects other than the ones we might license in the future.

The capital costs of coal supplies, natural gas fields, or other sources of feedstock that would use the Rentech Process require more capital than is available to many of our potential licensees. These limitations have slowed and will continue to delay use of our technology and significant delays may occur before we realize substantial revenues, if any, from licensing Fischer-Tropsch plants that use our Rentech Process. If our licensees do not proceed with commercial plants using the Rentech Process or do not successfully operate their plants, we will not significantly benefit from the licensing of our Fischer-Tropsch technology. To date, no licensee of the Rentech Process has proceeded to construct and operate a plant for which royalties on production would be due. If we do not receive payments under our license agreements, our anticipated revenues will be diminished. This would harm our results of operations and financial condition.

We and our licensees may be unable to successfully implement use of the Rentech Process at commercial scale Fischer-Tropsch plants.

A variety of results necessary for successful operation of the Rentech Process could fail to occur at a commercial plant. Results that could cause commercial scale Fischer-Tropsch plants to be unsuccessful include:

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  reaction activity different than that demonstrated in laboratory and pilot plant operations, which could increase the amount of catalyst or number of reactors required to convert synthesis gas into liquid hydrocarbons and increase capital and operating costs;

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  shorter than anticipated catalyst life, which would require more frequent catalyst regeneration, catalyst purchases, or both, and increase operating costs; and

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  higher than anticipated capital and operating costs to design, construct or reconfigure and operate a Fischer-Tropsch plant.

In addition, our plants or those of our licensees could experience mechanical difficulties related or unrelated to elements of the Rentech Process. Our inability to construct and operate a commercial scale, Fischer-Tropsch plant based on the Rentech Process could materially and adversely affect our business, results of operation and financial condition.

The economic success of gas-fed Fischer-Tropsch plants using our technology may depend on the availability of natural gas at economic prices, and alternative uses of natural gas could cause the price of natural gas to increase.

Construction and operation of Fischer-Tropsch plants by us and our licensees for the use of natural gas with our technology will depend on the availability of natural gas at economic prices. The market for natural gas is highly competitive in many areas of the world and, in many circumstances the sale of natural gas for use as a feedstock in a Fischer-Tropsch plant may not be the highest value market for the owner of the natural gas, especially within the United States. Cryogenic conversion of natural gas to liquefied natural gas may compete with our Fischer-Tropsch plants for use of natural gas as feedstocks in many locations. Local commercial, residential and industrial consumer markets, power generation, nitrogen, methanol and petrochemicals are also alternative markets for natural gas. Unlike many of our licensees, many of our competitors produce or have access to large volumes of natural gas, which may be used in connection with their Fischer-Tropsch operations. The availability of natural gas at economic prices for use as a feedstock for Fischer-Tropsch plants may also depend on the production costs for the gas and whether natural gas pipelines are located in the areas where these plants are located. New pipelines may be built or existing pipelines may be expanded into areas where Fischer-Tropsch plants using our technology are built, and this may affect the operating margins of these plants as other markets compete for available natural gas. If we or our licensees are unable to obtain natural gas at economical prices, plants that would use our technology may not be constructed and natural gas fed plants using our technology may not operate profitably. This would mean we may not receive revenues from use of our technology that we expect. That would materially and adversely affect our business, results of operations and financial condition.

Plants that would use the Rentech Process rely upon complex gas process systems. This creates risks of fire and explosions, which could cause severe damage and injuries, create liabilities for us, and materially and adversely affect our business.

Plants that use our Fischer-Tropsch technology process carbon-bearing materials, including natural gas, into synthesis gas. Some plants will require the use of oxygen-producing systems to convert the feedstock into synthesis gas. These gases, especially oxygen, are highly flammable and explosive. Severe personal injuries and material property damage may result. If such accidents did occur, our licensees and we could have substantial liabilities and costs. We are not currently insured for these risks, but intend to seek such coverage as may be available and we believe appropriate in the future. Furthermore, accidents of this type would likely adversely affect operation of existing as well as proposed plants by increasing costs for safety features.

We could have potential indemnification liabilities to licensees relating to the operation of Fischer-Tropsch plants based on the Rentech Process and to intellectual property disputes.

We anticipate that our license agreements will require us to indemnify the licensee against specified losses relating to, among other things:

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  use of patent rights and technical information relating to the Rentech Process; and

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  acts or omissions by us in connection with our preparation of preliminary design packages for the licensee's plant.

We may also provide our licensees with performance guarantees of the Rentech Process or some of its components. Our indemnification obligations could result in substantial expenses and liabilities to us if intellectual property rights claims were to be made against us or our licensees, or if Fischer-Tropsch plants based on the Rentech Process were to fail to operate according to the preliminary plans.

Industry rejection of our Fischer-Tropsch technology would adversely affect our ability to receive future license fees.

As is typical in the case of new and/or rapidly evolving technologies, demand and industry acceptance of the Rentech Process is highly uncertain. Historically, most applications of FT processes have not economically produced FT fuels in comparison with the price of alternative fuel sources. Although we believe that increasing worldwide demand for environmentally clean fuels and other products of Fischer-Tropsch technology, the ability of our Rentech Process to use a wide variety of readily available feedstocks, and the steeply increased price of oil and gas, creates an opportunity to develop economic applications of our Rentech Process, we have not yet proven its economic feasibility. Failure by the industry to accept the Rentech Process, whether due to unsuccessful use, uneconomic results, the novelty of our technology, the lower price of alternatively sourced fuels, or for other reasons, or if acceptance develops more slowly than expected, would materially and adversely affect our business, operating results and financial condition.

If a high profile industry participant were to adopt the Rentech Process and fail to achieve success, or if any commercial FT plant based on the Rentech Process were to fail to achieve success, other industry participants' perception of the Rentech Process could be adversely affected. That could adversely affect our ability to obtain future license fees and generate other revenue. In addition, some oil companies may be motivated to seek to prevent industry acceptance of FT technology such as the Rentech Process based on their belief that widespread adoption of FT technology might negatively impact their competitive position.

If our competitors introduce new technology, new legislation or regulations are adopted, or new industry standards emerge, our technologies and products could become obsolete and unmarketable.

The markets for our services and products are characterized by rapidly changing competition, new legislation and regulations, and evolving industry standards. If we do not anticipate these changes and successfully develop and introduce improvements on a timely basis, we could lose some or all of our customers. That would eliminate or reduce our revenues from our lines of business that are affected.

Our success depends on the performance of our executive management team, project development team and technology group. The loss of key individuals within these groups would disrupt our business operations.

Our success in implementing our business plan is substantially dependent upon the contributions of our executive management team, project development team and technology group. We do not have key man life insurance for any of our executive officers or key employees. Economic success of the Rentech Process depends upon several factors, including design of the synthesis gas reactors for the plants and startup to achieve optimal plant operations, which are highly reliant on the knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Unexpected loss of the services of key employees could have a material adverse effect on our business, operating results and financial condition.

Our success depends in part on our ability to protect our intellectual property rights, which involves complexities and uncertainties.

We rely on a combination of patents, copyrights, trademarks, trade secrets and contractual restrictions to protect our proprietary rights. Our revenues depend largely upon our ability to maintain control of rights to exploit our intellectual property. Our patents provide us the exclusive right (subject to licenses we have granted to others) to exploit our Fischer-Tropsch process. Our existing patents might be infringed upon, invalidated or circumvented by others. The availability of patents in foreign markets, and the nature of any protection against competition that may be afforded by those patents, is often difficult to predict and varies significantly from country to country. We or our licensees may choose not to seek, or may be unable to obtain, patent protection in a country that could potentially be an important market for our Fischer-Tropsch technology. The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach. Additionally, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.

We may not become aware of patents or rights of others that may have applicability in our Fischer-Tropsch technology until after we have made a substantial investment in the development and commercialization of our technologies. Third parties may claim that we have infringed upon past, present or future Fischer-Tropsch technologies. Legal actions could be brought against us, our co-venturers or our licensees claiming damages and seeking an injunction that would prevent us, our co-venturers or our licensees from testing, marketing or commercializing the affected technologies. If an infringement action were successful, in addition to potential liability for damages, our joint venturers or our licensees, and we could be required to obtain a license from a third party in order to continue to test, market or commercialize our affected technologies. Any required license might not be made available or, if available, might not be available on acceptable terms, and we could be prevented entirely from testing, marketing or commercializing the affected technology. We may have to expend substantial resources in litigation, either in enforcing our patents, defending against the infringement claims of others, or both. If we are unable to successfully maintain our technology, including the Rentech Process, against claims by others, our competitive position would be harmed and our revenues could be substantially reduced, and our business, operating results and financial condition could be materially and adversely affected.

The Rentech Process may not compete successfully against Fischer-Tropsch technology developed by our competitors, many of whom have significantly more resources.

The development of Fischer-Tropsch technology for the production of liquid hydrocarbon products like ours is highly competitive. The Rentech Process is based on Fischer-Tropsch processes that have been known for almost 80 years and used in synthetic fuel projects for almost 50 years. Several major integrated oil companies, as well as several smaller companies, have developed or are developing competing technologies that they may offer to license to our potential customers. Each of these companies, especially the major oil companies, have significantly more financial and other resources than we do to spend on developing, promoting, marketing and using their Fischer-Tropsch technology. The United States Department of Energy has also sponsored a number of research programs in Fischer-Tropsch technology. Advances by others in their Fischer Tropsch technology might lower the cost of processes that compete with the Rentech Process. As our competitors continue to develop Fischer-Tropsch technologies, some part or all of our current technology could become obsolete. Our ability to create and maintain technological advantages is critical to our future success. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. We may not be able to successfully develop or expend the financial resources necessary to acquire new technology.

Our processes (including the Rentech Process) incorporate technologies and processes developed by third parties the failure of which could harm our prospects for success.

We incorporate processes and technologies developed by third parties into the processes used in our business, including the Rentech Process. Although we believe the incorporated processes and technologies are reliable, in some cases we have limited or no control over ensuring that such processes and technologies perform as expected. If one or more of them were to fail, the failure could cause our processes to fall short of providing the results that we or our licensees desire and materially and adversely effect our results of operation.

We expect to have foreign operations, and our business there would be subject to various risks due to unstable conditions.

We expect that the use of our Rentech Process will occur in foreign countries. The additional risks of foreign operations include rapid changes in political and economic climates; changes in foreign and domestic taxation; lack of stable systems of law in some countries; susceptibility to loss of protection of patent rights and other intellectual property rights; expatriation laws adversely affecting removal of funds; fluctuations of currency exchange rates; nationalization of property; civil disturbances; and war and other disruptions affecting operations. International operations and investments may also be negatively affected by laws and policies of the United States affecting foreign trade, investment and taxation. If any one or more of these events occurs, our revenues from overseas customers could be severely reduced or ended.

c. Risks Related to Possible Inability to Complete Acquisitions and the Financing Required for the Acquisitions and Subsequent Operations

We have agreed to acquire RCN subject to financing and to pay a break-up fee should we be unable to finance the acquisition.

We have agreed to acquire RCN, subject to financing, shareholder approval, and other conditions. The price is $50,000,000 plus net working capital of RCN at closing. We intend to raise the funds required to complete the acquisition through borrowing and sales of our securities. We currently have commitments for $35,000,000 of such financing, but no commitments for anything over $35,000,000. Should we fail to obtain financing, and should the acquisition fail for that reason or for lack of shareholder approval, our agreement requires that we pay RCN's parent a break-up fee of $2,500,000. Costs related to the transaction, such as legal and accounting, must be paid even if the transaction is not completed

We are pursing other alternative fuels projects, including one at Natchez, Mississippi, that will involve substantial expense and risk.

We are pursing opportunities to acquire or develop alternative fuels projects, including additional nitrogen fertilizer plants that we would intend to convert to the Rentech Process, and a proposal to acquire land and develop an FT plant in Natchez, Mississippi. We are also considering other alternative fuels projects. We do not have the financing for any of these acquisitions, conversions, developments or operations. Moreover, the pursuit of such opportunities requires that we incur material expenses, including for financial, legal and other advisors, whether or not our efforts are successful.

RCN's operations have not been profitable and require substantial working capital financing.

RCN has sustained cumulative losses and has had cumulative negative cash flows from operations in its two fiscal years ended December 31, 2003, and for the nine months ended September 30, 2005. For the fiscal year ended December 31, 2004, RCN operated at a profit and provided positive cash flows from operations. The losses are the result, among other things, of very difficult market conditions in its industry, and of rapidly rising costs of the commodities and energy required to produce nitrogen fertilizers. Moreover, RCN's business is extremely seasonal, with the result that working capital requirements in its off season are substantial. We intend to seek working capital financing in order to be able to operate the RCN business after we acquire it. We have no commitments for any such financing at this time.

The conversion of RCN's plant and the development of other alternative fuel projects will require several years and very substantial further financing, and may not be successful.

The engineering, design, procurement of materials, and construction necessary to convert RCN's nitrogen fertilizer plant to coal gasification as a feedstock and the Rentech Process is estimated to take three and a half years and to cost approximately $740,000,000. Acquisition and development of other alternative fuels projects could involve comparable or greater time commitments and costs. Moreover, we have never undertaken any such projects, and the duration, cost, and eventual success of our efforts are all uncertain.

If we do not receive funds from additional financing or other sources of working capital for our business activities and future transactions, we will not be able to execute our business plan.

We need additional financing to maintain our operations, and substantially increased financing, revenues and cash flow to accomplish our goal of acquiring, converting or building process plants. We will continue to expend substantial funds to research and develop our technologies, to market licenses of the Rentech Process, and to acquire, convert or develop process plants. We intend to finance our acquisition, conversion and development of plants primarily through non-recourse debt financing at the project level. Additionally, we expect to obtain additional funds through joint ventures or other collaborative arrangements, and through debt and equity financing in the capital markets.

Financing for our projects may not be available when needed or on terms acceptable or favorable to us. In addition, we expect that definitive agreements with equity and debt participants in our capital projects will include conditions to funding, many of which could be outside our control. If we cannot obtain sufficient funds, we may be required to reduce, delay or eliminate expenditures for our business activities (including efforts to acquire, convert or develop process plants) or research and development; or to seek to enter into a business combination transaction with, or sell some or all of our assets to others.

The level of indebtedness we expect to incur could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations.

As of September 30, 2005, our total indebtedness was $5,548,472. We have a commitment from financing sources for an additional $35,000,000 in indebtedness. Costs to effect the conversion of RCN are estimated to be approximately $740,000,000 and will require substantial further borrowing. If we undertake additional projects, comparable or greater commitments of capital and related levels of indebtedness may be required.

Substantial debt could have important consequences, including:

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  making it more difficult for us to make payments on our debt;

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  requiring us to grant liens on our assets and operate our business in accordance with restrictive debt covenants;

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  increasing our vulnerability to general economic and industry conditions;

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  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

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  limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

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  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The issuance of shares of our common stock could result in the loss of our ability to use our net operating losses.

As of September 30, 2005, we had approximately $48,000,000 of tax net operating loss carryforwards. Realization of any benefit from our tax net operating losses is dependent on: (1) our ability to generate future taxable income and (2) the absence of certain future "ownership changes" of our common stock. An "ownership change," as defined in the applicable federal income tax rules, would place significant limitations, on an annual basis, on the use of such net operating losses to offset any future taxable income we may generate. Such limitations, in conjunction with the net operating loss expiration provisions, could effectively eliminate our ability to use a substantial portion of our net operating losses to offset any future taxable income. The issuance of shares of our common stock could cause an "ownership change." Such transactions include the issuance of shares of common stock upon future conversion or exercise of outstanding options, warrants and convertible preferred stock. In addition, we contemplate that we would need to issue a substantial amount of additional shares of our common stock (or securities convertible into or exercisable or exchangeable for common stock) in connection with our proposed plans to finance the commercialization of the Rentech Process and the implementation of our business plan.

d. Risks Related to Our Operations after Acquisitions

Miscalculations in our assessment of operating RCN's nitrogen fertilizer plant may lead to us not having adequately evaluated the operating results and risks associated with the plant and could have a material adverse effect on our business, results of operations and financial condition.

We have never owned, converted, or operated a fertilizer plant. The success of our acquisition of the plant requires an assessment of:

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  available supplies of low-cost coal and other feedstock;

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  operating costs;

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  potential environmental liabilities, including hazardous waste contamination;

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  permits and other governmental authorizations required for our operations; and

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  potential work stoppages and other labor relations matters.

The results of our assessments of operating the plant are necessarily inexact and their accuracy is inherently uncertain. These assessments may not have revealed all existing or potential problems, nor have they necessarily permitted us to become sufficiently familiar with the plant to fully assess its merits and deficiencies. The acquisition of the plant poses numerous additional risks to our operations and financial results, including incurring substantial liabilities and lower revenues than we expected. These risks include:

  •
  unanticipated costs for the natural gas initially used and the subsequent coal feedstock;

  •
  problems integrating the purchased operations, personnel or technologies;

  •
  delayed or defective engineering plans for the reconfiguration;

  •
  overruns in construction costs;

  •
  diversion of resources and management attention from our other efforts;

  •
  entry into markets in which we have limited or no experience;

  •
  potential governmental limitations on application of nitrogen fertilizers due to concerns they pollute ground water; and

  •
  potential loss of key employees, particularly those of the acquired organization.

Construction of Fischer-Tropsch plants incorporating the Rentech Process, including conversion of the East Dubuque plant to use coal and our Rentech Process, will be subject to risks of delay and cost overruns.

The construction of Fischer-Tropsch plants incorporating the Rentech Process, and our conversion of an existing plant to use coal and our Rentech Process, will be subject to risks of delay or cost overruns resulting from numerous factors, including the following:

  •
  obtaining sufficient financing;

  •
  timely issuance of additional permits, licenses and approvals by governmental agencies and third parties;

  •
  inadequate engineering plans or delays, including those relating to the commissioning of newly designed equipment;

  •
  unanticipated changes in the coal supply and market demand for our products;

  •
  shortages of equipment, materials or skilled labor;

  •
  labor disputes;

  •
  environmental conditions and requirements;

  •
  unforeseen events, such as explosions, fires and product spills;

  •
  increased costs or delays in manufacturing and delivering critical equipment;

  •
  resistance in the local community; and

  •
  local and general economic conditions.

If the conversion of an existing plant to the use of coal and our Rentech Process is delayed beyond the time we estimate, the actual cost of completion may increase beyond the amounts estimated in our capital budget. A delay would also cause a delay in the receipt of revenues projected from operation of the converted plant, which may cause our business, results of operation and financial condition to be substantially harmed.

The market for natural gas has been volatile. If prices for natural gas increase significantly, we may not be able to economically operate the plant during the conversion phase while we continue to use natural gas as the feedstock.

If we succeed in acquiring RCN, we plan to continue to operate its plant with natural gas as the feedstock until we complete the conversion of the plant to use coal to produce the required synthesis gas. That would expose us to market risk due to increases in natural gas prices. We expect to purchase natural gas for use in a plant on the spot market. We expect to also use short-term, fixed supply, fixed price purchase contracts to lock in pricing for a portion of our natural gas requirements through the winter months when gas prices are usually the most volatile. These may not protect us from increases in the cost of our feedstock. An increase in the price of coal, after the conversion is completed, or in other commodities that we may use as feedstock at other plants we might acquire in the future could also adversely affect our operating results. The prices of coal, natural gas or other commodities that we might use as feedstock are subject to wide fluctuations due to a variety of factors that are beyond our control. Higher than anticipated costs for the catalyst and other materials used in these plants could also adversely affect operating results. If we have those increased costs, they could materially and adversely affect our business, results of operations and financial condition.

Lower prices for nitrogen fertilizers or downturns in market demands could reduce the revenues and profitability of the nitrogen fertilizer business.

Nitrogen fertilizer is a global commodity that experiences often unpredictable fluctuations in demand and an increasing supply on the world-wide market, and we believe we may face intense price competition from other domestic and foreign sources. In the recent past, nitrogen fertilizer prices have been volatile, often experiencing price changes from one growing season to the next. A downturn in nitrogen prices could have a depressing effect on the prices of most of the fertilizer products that we would sell after we acquire a plant, and might materially and adversely affect our ability to economically convert the nitrogen fertilizer plant to use coal and produce liquid hydrocarbon products using the Rentech Process. If we are able to acquire a plant, and the price of the fertilizer product we would sell decreases or we do not successfully convert the plant to the use of coal feedstock and successfully add our Rentech Process and begin producing liquid hydrocarbon products, our business, results of operation and financial condition could be materially and adversely affected.

Weather conditions may materially impact the demand for RCN products and services.

Weather conditions can have a significant impact on the farming economy and, consequently, on our prospective operating results. Weather conditions affect demand for the fertilizer products sold by RCN, and thus can affect the volumes it can sell and the prices that it receives. For example, adverse weather such as flood, drought or frost can cause a delay in, or even the cancellation of, planting, reducing the demand for fertilizer. Adverse weather conditions can also impact the financial position of the farmers who will buy from Royster-Clark Resources LLC (which will be our exclusive distributor) including to those which Royster-Clark Resources LLC extends credit. This, in turn, may adversely affect the ability of those farmers to meet their obligations in a timely manner, or at all. Accordingly, the weather can have a material effect on our prospective business, financial condition, results of operations and liquidity.

RCN's customers' businesses are subject to seasonality which may affect its revenues, carrying costs and collection of its receivables.

RCN's customers' businesses are seasonal, based upon the planting, growing and harvesting cycles. Most of RCN's annual sales have occurred between March and July of each year due to the condensed nature of the planting season. Since interim period operating results reflect the seasonal nature of our business, they are not indicative of results expected for the full fiscal year. In addition, quarterly results can vary significantly from one year to the next due primarily to weather-related shifts in planting schedules and purchase patterns. RCN incurs substantial expenditures for fixed costs throughout the year and substantial expenditures for inventory in advance of the spring planting season. Seasonality also relates to the limited windows of opportunity that RCN's customers have to complete required tasks at each stage of crop cultivation. Should events such as adverse weather or transportation interruptions occur during these seasonal windows, RCN would face the possibility of reduced revenue without the opportunity to recover until the following season. In addition, because of the seasonality of agriculture, RCN faces the risk of significant inventory carrying costs should its customers' activities be curtailed during their normal seasons. The seasonality can negatively impact accounts receivable collections and bad debt.

RCN's operations are subject to risks and hazards that may result in monetary losses and liabilities.

RCN's business is generally subject to a number of risks and hazards. In addition to, for instance, pollution and other environmental risks, unusual weather and changes in the regulatory environment, RCN bears risks inherent in the nitrogen industry, and, ultimately, the alternative fuels industry, such as explosions, fires and chemical spills and releases. We are not currently insured for these risks, but intend to seek such coverage as may be available and we believe appropriate in the future. Insurance may not be available to us at reasonable rates in the future. Any significant interruption in our operations could adversely affect us.

United States government regulations and agricultural policy affect the demand for RCN products; United States federal deficits, international trade negotiations, political changes, environmental pressures and other factors could affect the government policies and programs that currently shape our industry.

Existing and future government laws, regulations and policies may greatly influence how RCN operates its business, its business strategy and, ultimately, our financial viability. For instance, existing and future regulations may impact the amounts and locations of fertilizer application. The United States Federal Clean Water Act and the equivalent state and local water pollution control laws are designed to protect water quality. The application of fertilizer has been identified as a significant source of water pollution and is currently regulated, and may be more closely regulated in the future. This regulation may lead to decreases in the quantity of fertilizer applied to crops. The application of fertilizer can also result in the emissions of nitrogen compounds and particulate matter to the air. Compliance with future requirements to limit these emissions under the United States Federal Clean Air Act and state equivalents may also affect the quantity of fertilizer used by our customers. Further, United States governmental policies may directly or indirectly influence factors affecting RCN's business, such as the number of acres planted, the mix of crops planted, crop prices, the level of grain inventories and the amounts of and locations where fertilizer may be applied. Changes in government programs that provide financial support to farmers could affect demand for RCN's products. The market for our products could also be affected by challenges brought under the United States Federal Endangered Species Act and changes in regulatory policies affecting biotechnologically developed seed. We cannot predict the future government policy and regulatory framework affecting our business.

We could be subject to claims and liabilities under environmental, health and safety laws and regulations arising from the production and distribution of nitrogen fertilizers and alternative fuel products at our facilities.

The production and distribution of nitrogen fertilizers at the East Dubuque facility, and alternative fuel products at that and any other alternative fuel facilities we may operate in the future, are subject to compliance with United States federal, state and local environmental, health and safety laws and regulations. These regulations govern operations and use, storage, handling, discharge and disposal of a variety of substances. For instance, under CERCLA, we could be held jointly and severally responsible for the removal and remediation of any hazardous substance contamination at our facilities, at neighboring properties (where migration from our facilities occurred) and at third party waste disposal sites. We could also be held liable for any consequences arising out of human exposure to these substances or other environmental damage. We may incur substantial costs to comply with these environmental, health and safety law requirements. We may also incur substantial costs for liabilities arising from past releases of, or exposure to, hazardous substances. In addition, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems or conditions, changes in environmental, health and safety laws and regulations or other unanticipated events could give rise to claims that may involve material expenditures or liabilities for us.

Acts of terrorism and continued conflict and instability in the Middle East could affect both the supply and price of various fertilizer materials that we sell.

Nitrogen-based agricultural materials such as ammonia, ammonium nitrate and urea have the potential for misuse by domestic or international terrorists, and the facilities where these materials are produced or stored and the transportation network through which they are distributed could be targeted. In addition, various crop protection products are hazardous and could be used in terrorist acts such as water supply contamination. RCN's facilities could be targeted or materials distributed by it misused. Should such events occur, our business could be adversely affected and the limits of our insurance policies could be exceeded such that our ability to meet our financial obligations would be impaired. Further, instability in oil producing regions of the world could have the effect of driving up energy prices which could, in turn, affect natural gas prices and the economics of nitrogen-based fertilizers. Mechanized farming as currently practiced by our customers is energy intensive and sharp increases in fuel prices could limit their funds available for other inputs and thus adversely affect the demand for the products that we sell.

The nitrogen fertilizer industry is very competitive and the actions of our competitors could materially affect the results of operations and financial position of the Company

RCN operates in a highly competitive industry, particularly with respect to price and service. Its principal competitors in the distribution of crop production inputs include agricultural co-operatives (which have the largest market share in many of the locations that it serves), national fertilizer producers, major grain companies and independent distributors and brokers. Some of these competitors have greater financial, marketing and research and development resources than we do, or better name recognition, and can better withstand adverse economic or market conditions. In addition, as a result of increased pricing pressures caused by competition, RCN may in the future experience reductions in the profit margins on sales, or may be unable to pass future material price increases on to customers.

If we acquire RCN, we would need to rely on Royster-Clark as exclusive distributor of the nitrogen fertilizer products we would produce at the East Dubuque facility.

Upon consummation of our pending acquisition of RCN, we will not have any sales force or any previous experience in the production and distribution of the nitrogen fertilizer products that are produced at the East Dubuque facility. As a result, we would need to rely on Royster-Clark as exclusive distributor of such products. Under the Stock Purchase Agreement governing the acquisition of RCN, Royster-Clark Resources LLC ("RCR"), a subsidiary of Royster-Clark, and we are obligated to enter into a Distribution Agreement at the closing, which will provide that RCR will be required to use its commercially reasonable efforts to promote the sale of and to purchase from us nitrogen fertilizer products manufactured at the East Dubuque facility, and to negotiate in good faith with us from time to time regarding the purchase and sale of the products. However, to the extent RCR and we are not able to reach an agreement with respect to the purchase and sale of products, we cannot assure you that we would be able to find other buyers for them. Our inability to sell the nitrogen fertilizer products produced at the East Dubuque facility could result in significant losses and materially and adversely affect our business.

If we acquire RCN, we will need to incur significant costs and other resources to modify RCN's financial reporting systems and to integrate it with our financial reporting systems.

RCN's current financial reporting systems are insufficient to meet our specific future needs and would need to be replaced as soon as practicable following the closing of our pending acquisition of the company. In addition, following the completion of the update, we intend to integrate RCN's financial reporting systems into our financial reporting systems. Until the integration has been completed, the operation of the two separate financial reporting systems could result in additional costs and difficulties that would not exist if one system were in place. In addition, while we have based our estimates of the costs and time it will take to complete the update and integration of such systems on our best estimates to date, we could encounter difficulties in the replacement or integration processes and incur significant costs and expend important resources in excess of our estimates.

We may not be able to successfully manage our growing business.

If we are successful in our plans to commercialize the Rentech Process by acquiring and developing alternative fuel facilities, we would experience a period of rapid growth that could place significant additional demands on, and require us to expand, our management resources and information systems. The management of our growth will require, among other things, continued development of our internal controls and information systems and the ability to attract and retain qualified personnel. Our failure to manage any such rapid growth effectively could have a material adverse effect on us and our operating results.

The market for PML's services may not continue at the current level.

More companies may enter our business and offer well logging services to the oil and gas industry. Our present competitors may expand and improve their equipment and provide more well logging services. The number of new natural gas wells that are drilled may decline if the supply of natural gas increases or if market demand for natural gas lessens. If these events occurred, the demand for PML's services would decline and our total revenues could be significantly reduced.

Revenues provided by our mud logging business segment represented approximately 92%, 83%, and 80%, of our total revenues from continuing operations during the fiscal years ended September 30, 2005, 2004, and 2003, respectively. PML's revenues from some customers may constitute a significant portion of its revenues. For the years ended September 30, 2005, 2004, and 2003, one customer of PML, Anadarko Petroleum, accounted for 12%, 21%, and 17% of our total revenues from continuing operations, respectively, while another customer, Chesapeake Energy Corporation, accounted for 13%, 6%, and 4% of our total revenues from continuing operations, respectively, and another customer, XTO Energy, Inc., accounted for 11%, 7%, and 12% of our total revenues from continuing operations, respectively.

Loss of PML's largest customers would materially reduce our total revenues.

PML has provided material portions of our total revenues. We have experienced a growing demand for our oil and gas field services. If we lose a significant customer, we anticipate that demand from other customers would use most of our capabilities.

e. Risks Related to the Market for Rentech Common Stock

We have a very substantial overhang of common stock and future sales of our common stock will cause substantial dilution and may negatively affect the market price of our shares.

As of September 30, 2005, there were 110,120,500 shares of our common stock outstanding. As of that date, we also had an aggregate of approximately 28 million shares of common stock that may be issued upon exercise or conversion of outstanding convertible notes, Series A preferred stock, options and warrants. We also have a commitment from investors to purchase $35,000,000 of debentures initially convertible into 10,000,000 shares of common stock and warrants to purchase 3,500,000 shares of common stock. In addition, we have a shelf registration statement covering approximately $44,000,000 in shares of our common stock for issuance in future financing transactions. We expect the sale of common stock and common stock equivalents in material amounts will be necessary to finance our business plan and facilitate our licensing business. Certain holders of our securities have, and certain future holders are expected to be granted, rights to participate in or to require us to file registration statements with the SEC for resale of common stock.

We cannot predict the effect, if any, that future sales of shares of our common stock into the market, or the availability of shares of common stock for future sale, will have on the market price of our common stock. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options and warrants or conversion of convertible notes or debentures and shares of Series A preferred stock), or the perception that such sales could occur, may materially and adversely affect prevailing market prices for our common stock.

Our preferred stock has a liquidation preference that could reduce or eliminate any proceeds available to our common shareholders upon a sale of our company.

In the event a merger of Rentech or a sale or other disposition of substantially all of our assets, or in the event of a liquidation or dissolution, our Series A preferred shareholders are entitled to receive an aggregate liquidation preference, which is $3,000,000 as of December 5, 2005, plus declared but unpaid dividends, before our common shareholders can receive any payment. As a result, in the event of our sale, liquidation or dissolution, including one in which the total proceeds represent a premium to the then prevailing price per share of our common stock, our common shareholders may experience substantial dilution in the amount payable to them, and if total proceeds are less than or equal to the liquidation preference, then our common shareholders will not receive any proceeds.

Protection provisions in our Amended and Restated Articles of Incorporation may deter a third party from seeking to acquire control of us, which may reduce the market price of our stock.

Our Amended and Restated Articles of Incorporation include provisions that may make it more difficult for a third party to acquire control of our Company. These provisions include grouping of the board of directors into three classes with staggered terms; a requirement that directors may be removed without cause only with the approval of the holders of 66 2/3% of the outstanding voting power of our capital stock; and a requirement that the holders of not less than 66 2/3% of the voting power of our outstanding capital stock approve certain business combinations of the Company with any holder of more than 10% of the voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the board of directors or unless certain minimum price and procedural requirements are met. We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred share rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter a third party from tendering for the purchase of some or all of our stock and could have the effect of entrenching management and reducing the market price of our common stock.

The market price of Rentech common stock may decline as a result of the transactions.

As a result of the transactions, the market price of Rentech stock may decline for a number of reasons, including if:

  •
  the conversion of the RCN or other process plants is not completed in a timely and efficient manner;

  •
  the acquisition of the RCN or other process plants does not yield the expected benefits to our revenues as rapidly or to the extent that may be anticipated by financial or industry analysts, stockholders or other investors;

  •
  the effect of the acquisition of the RCN or other process plants on Rentech's financial statements is not consistent with the expectations of the financial or industry analysts, stockholders or other investors;

  •
  significant shareholders of Rentech decide to dispose of their shares of common stock because of any such transactions; or

  •
  any of the other risks referred to in this section materialize.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not Applicable.

ITEM 2. PROPERTIES

Office Lease

Our executive offices are located in Denver, Colorado, and consist of 7,885 square feet of office space. The lease expires in October 2009 and includes an option to extend for another five-year term. Total rent was approximately $98,000 during fiscal 2005. We believe that our existing space is adequate to meet our current needs and to accommodate anticipated growth.

Development And Testing Laboratory

We own a development and testing laboratory located in Denver that we use with Fischer-Tropsch technologies. The facility consists of a 11,000 square foot laboratory located within our 20,000 square foot industrial building. The remainder of the building is rented to a tenant and constitutes potential expansion space for the laboratory. We renovated the building, laboratory and lab equipment in fiscal 1999 to provide a state-of-the-art laboratory and support facilities for FT technologies. We believe that our laboratory is one of the most comprehensive Fischer-Tropsch facilities in the field today.

Sand Creek Methanol Plant Facility

We own the Sand Creek methanol facility located in the Denver metropolitan area. The facility includes a methanol plant that was closed when we acquired our interest in 1999. The site consists of 17 acres located in an industrial area adjacent to a rail line and an interstate highway. Approximately 11 acres of the site are available for other uses. We plan to build and operate on the site what we believe will be the first fully-integrated Fischer-Tropsch coal-to-liquids product development unit research facility in the United States.

Petroleum Mud Logging Properties

Petroleum Mud Logging, Inc. owns a building in Oklahoma City, Oklahoma that contains the PML shop facility and leases an additional building for its office and training space. The rent is approximately $30,000 per year. PML's personal property includes 38 special vehicles equipped as mobile laboratories, each operated by an employee to provide well logging services, and 18 similarly equipped remote controlled units with 4 more under construction. PML also owns an extensive library of well logs that provide information about the results of previous oil and gas or natural gas exploration wells. We believe that the existing shop space and well logging units are adequate for PML's current needs and anticipated growth. The shop facility is adequate for maintenance of the vehicles and trailers, and the well logging units are in good condition.

RCN

If we acquire RCN, we will own its 830 ton per day ammonia fertilizer plant and related improvements on a 320 acre site in East Dubuque, Illinois. See Item 1—Business—Business Plan—Nitrogen Fertilizer Plants—Royster Clark Nitrogen, Inc.

ITEM 3. LEGAL PROCEEDINGS

In the normal course of business, we are party to litigation from time to time. We maintain insurance to cover certain actions and believe that resolution of such litigation will not have a material adverse effect on us.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is traded on The American Stock Exchange under the symbol RTK. The following table sets forth the range of high and low closing prices for the common stock as reported by AMEX. The quotations reflect inter-dealer prices, without adjustment for retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Fiscal Year Ended September 30, 2005	High	Low
First Quarter, ended Dec. 31, 2004	$2.59	$0.88
Second Quarter, ended Mar. 31, 2005	$2.51	$1.19
Third Quarter, ended Jun. 30, 2005	$1.62	$1.25
Fourth Quarter, ended Sep. 30, 2005	$3.00	$1.21
Fiscal Year Ended September 30, 2004	High	Low
First Quarter, ended Dec. 31, 2003	$1.50	$0.63
Second Quarter, ended Mar. 31, 2004	$1.30	$0.85
Third Quarter, ended Jun. 30, 2004	$1.12	$0.81
Fourth Quarter, ended Sep. 30, 2004	$1.07	$0.85

The approximate number of shareholders of record of our common stock as of October 31, 2005 was 558. Based upon the securities position listings maintained for our common stock by registered clearing agencies, we estimate the number of beneficial owners is not less than 8,500.

We have never paid cash dividends on our common stock. We currently expect that we will retain future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Equity Compensation Plan Information

The following table provides information as of September 30, 2005 with respect to our compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future ssuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	3,247,000	$1.54	0
Equity compensation plans not approved by security holders	13,525,952	$1.39	0
Total	16,772,952	$1.42	0

The equity securities issued as compensation without shareholder approval consist of stock options and stock purchase warrants. These convertible securities have exercise prices equal to the closing market prices of our common stock, as reported by the American Stock Exchange, on the date the securities were granted. The options and warrants may be exercised for a term of five years after the date granted. They may be exercised in whole or in part at any time after they were issued. For a narrative description of the material terms of the equity compensation plans and other compensation arrangements summarized in the above table, please see the section entitled "Stock Options and Stock Warrants" in note 11 to our consolidated financial statements contained elsewhere in this document.

ITEM 6. SELECTED FINANCIAL DATA

The following consolidated selected financial data has been derived from the historical consolidated financial statements and should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Item 8, "Financial Statements and Supplementary Data," and our consolidated financial statements and the notes appearing in them, and the risk factors included elsewhere in this report.

Rentech, Inc. and Subsidiaries

	Years Ended September 30
	2005	2004	2003	2002	2001
CONSOLIDATED STATEMENT OF OPERATIONS DATA
Revenues	$7,185,485	$5,706,280	$4,496,011	$4,731,744	$5,605,570
Cost of Sales	$5,213,092	$4,035,779	$2,940,022	$2,385,784	$4,867,832
Gross Profit	$1,972,393	$1,670,501	$1,555,989	$2,345,960	$737,738
Loss from Continuing Operations	$(14,369,273)	$(6,492,558)	$(8,812,320)	$(4,939,418)	$(6,773,360)
Net Loss	$(14,358,897)	$(7,210,693)	$(9,535,405)	$(5,332,613)	$(6,770,707)

Loss Applicable to Common Stock	$(23,700,372)	$(7,210,693)	$(9,535,405)	$(5,469,545)	$(7,254,306)

BASIC AND DILUTED LOSS PER SHARE(1)
Loss from Continuing Operations Per Common Share	$(.26)	$(.08)	$(.12)	$(.07)	$(.11)
Loss Per Common Share	$(.26)	$(.08)	$(.13)	$(.08)	$(.11)

CONSOLIDATED BALANCE SHEET DATA
Working Capital	$32,031,397	$(1,266,653)	$(1,571,738)	$775,686	$1,412,195
Total Assets	$43,491,949	$9,379,288	$11,187,114	$16,163,228	$16,115,455
Total Long-Term Liabilities	$2,849,943	$3,018,795	$3,223,994	$3,269,044	$1,157,927
Total Liabilities	$9,220,767	$6,341,424	$8,005,734	$7,422,576	$4,069,122
Accumulated Deficit	$(62,008,636)	$(47,649,739)	$(40,439,046)	$(30,903,641)	$(25,571,028)

(1)
The weighted average number of shares of common stock outstanding during the years ended September 30, 2005, 2004, 2003, 2002 and 2001 were 92,918,545, 85,932,544, 73,907,041, 69,987,685 and 64,807,168, respectively.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In addition to the information provided here in Management's Discussion and Analysis of Financial Condition and Results of Operations, we believe that in order to more fully understand our discussion in this section, you should read our consolidated financial statements and the notes thereto and the other disclosures herein, including the discussion of our business and the risk factors.

OVERVIEW OF OUR BUSINESS

We have developed and are in the process of commercializing our patented and proprietary technology that converts synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas, into clean-burning, liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha, and other chemicals. Our technology, which we refer to as the "Rentech Process," is an advanced derivative of the Fischer-Tropsch process capable of using as feedstock a variety of naturally occurring hydrocarbons as well as gaseous, liquid and solid hydrocarbons.

Our business has historically focused on research and development of our Fischer-Tropsch technology, and licensing it to third parties. During fiscal 2004, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring interests in existing nitrogen fertilizer plants currently configured to use natural gas as a feedstock. We would then convert the nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstock, and add our Rentech Process to produce FT liquid hydrocarbons and other products in addition to the nitrogen fertilizers already being produced by these plants.

On November 5, 2005, we entered an agreement to purchase all the outstanding stock of RCN, which owns and operates a nitrogen fertilizer plant rated at 830 tons per day in East Dubuque, Illinois, for a price of $50,000,000 plus net working capital at the closing.

We are also pursuing other alternative fuel projects for acquisition and development, including one in Natchez, Mississippi (the "Natchez Project") that we and a partner would construct to produce FT liquid hydrocarbon and other products using the Rentech Process.

During fiscal 2005, in order to intensify our focus on FT technology, we disposed of OKON, Inc. and our 56% interest in REN Testing Corporation. For further information concerning our business, see Item 1—Business, and Item 1a—Risk Factors.

OVERVIEW OF OUR FINANCIAL CONDITION, LIQUIDITY, AND RESULTS OF OPERATIONS.

At September 30, 2005, we had working capital of $32,031,397. Historically, for working capital we have relied upon sales of our equity securities and borrowings. We have a history of operating losses, have never operated at a profit, and for the year ended September 30, 2005, had a net loss of $14,358,897.

To achieve our objectives as planned for fiscal 2006, we will need substantial amounts of capital that we do not now have, to fund the acquisition of RCN, the operation of its fertilizer business, the conversion of RCN's plant to the Rentech Process, the development of our PDU at Sand Creek, other possible acquisition and development projects, including the Natchez Project, and other expenses of our activities, including research and development. We believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

For further information concerning our potential financing needs and related risks, see Item 1—Business, and Item 1a—Risk Factors.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions relate to the valuation of long-lived assets, intangible assets, goodwill and investment in advanced technology companies, accounting for fixed price contracts, accounting for stock options and warrants and the realization of deferred income taxes. Actual amounts could differ significantly from these estimates.

Valuation of Long-Lived Assets, Intangible Assets and Goodwill.    We must assess the realizable value of long-lived assets, intangible assets and goodwill for potential impairment at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. In addition, we must make assumptions regarding the useful lives of these assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets. Effective October 1, 2001, we elected early adoption of SFAS No. 142, and were required to analyze goodwill for impairment.

Investment In Advanced Technology Companies.    The Company has an investment in certain advanced technology companies. The investment is stated at the estimated net realizable value and is evaluated periodically for impairment and is carried at the lower of cost or estimated net realizable value. The evaluation that we perform is based upon estimates. The actual value that we realize from this investment may be more or less than its carrying value. We will recognize gains on these investments, if any, when realized.

Accounting for Fixed Price Contracts.    Our alternative fuels segment recognizes revenues from fixed price contracts on the percentage-of-completion method of accounting. Under this method of accounting, the amount of revenue recognized is the percentage of the contract price that the costs expended to date bear to the total estimated costs of the contract, based upon current estimates of the costs to complete the contract. Project managers make significant assumptions concerning cost estimates for materials and labor. Due to the uncertainties inherent in the estimation process, as well as the potential changes in customer needs as these contracts progress, it is at least reasonably possible that completion costs for uncompleted contracts may be revised in the future, and that such revisions could be material.

Accounting for Stock Option and Warrants.    We issue stock options and warrants to stockholders, employees, consultants and others in connection with our various business activities. These are accounted for in accordance with the provisions of APB 25 and FASBs 123 and 148, as well as other authoritative accounting pronouncements. We are required to make estimates of the fair value of the related instruments and the period benefited. These estimates may affect such financial statement categories as stockholders' equity, general and administrative expense, and interest and financing costs.

Deferred Income Taxes.    We have provided a full valuation reserve related to our substantial deferred tax assets. In the future, if sufficient evidence of our ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, we may be required to reduce this valuation allowance, resulting in income tax benefits in our consolidated statement of operations. We evaluate the reliability of the deferred tax assets annually and assess the need for the valuation allowance.

RESULTS OF OPERATIONS

More detailed information about our financial statements is provided in the following portions of this section. The following discussions should be read in conjunction with our consolidated financial statements and the notes thereto.

Selected Business Segment Information

The revenue and operating income (loss) amounts in this report are presented in accordance with accounting principles generally accepted in the United States of America. Segment information appearing in Note 17 of the Notes to the Consolidated Financial Statements is presented in accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information.

The following table provides revenues, operating income (loss) from operations and net loss applicable to common stockholders by each of our business segments for the years ended September 30, 2005, 2004, and 2003. More complete details about the results of operations of our business segments are set forth later in this report under the section heading "Results of Operations".

	For the Years Ended September 30,
	2005	2004	2003
Revenues:
Alternative fuels	$588,687	$984,492	$915,563
Oil and gas field services	6,596,798	4,721,788	3,580,448

Total revenues	$7,185,485	$5,706,280	$4,496,011

Income (loss) from operations:
Alternative fuels	$(11,880,027)	$(5,401,029)	$(5,972,822)
Oil and gas field services	1,320,318	606,842	216,548

Total operating loss	$(10,559,709)	$(4,794,187)	$(5,756,274)

Net loss applicable to common stockholders:
Alternative fuels	$(15,608,748)	$(7,087,316)	$(9,026,220)
Oil and gas field services	1,239,475	594,758	213,900
Deemed dividends to preferred stockholders	(9,000,000)	—	—
Cash dividends paid to preferred stockholders	(341,475)	—	—
Net loss from discontinued operations	(446,125)	(718,135)	(723,085)
Gain on sale of discontinued operations, net of tax	456,501	—	—

Total net loss applicable to common stockholders	$(23,700,372)	$(7,210,693)	$(9,535,405)

Comparison of Changes Between Periods

The following table sets forth, for the years ended September 30, 2005, 2004 and 2003, a comparison of changes between the periods in the components of our Consolidated Statements of Operations:

	Years Ended September 30,
	2005	2004	2003
Gross Profit Percentage
Oil and gas field services	30.3%	28.9%	26.7%
Technical services	(32.6)%	21.7%	55.0%
Rental income	100.0%	100.0%	100.0%

Total service gross profit %	27.4%	29.3%	33.1%
Royalty income	—	—	100.0%

	27.4%	29.3%	34.6%
As a Percentage of Consolidated Net Sales
Oil and gas field services	91.8%	82.7%	79.7%
Technical services	6.5%	15.2%	15.6%
Rental income	1.7%	2.1%	2.5%

Total service as a percentage of consolidated net sales	100.0%	100.0%	97.8%
Royalty income	—	—	2.2%

	100.0%	100.0%	100.0%

Operating expenses
General and administrative expense	161.4%	92.4%	129.5%
Depreciation and amortization	6.1%	7.8%	16.5%
Research and development	6.9%	13.1%	16.6%

	174.4%	113.3%	162.6%

Loss from operations	(147.0)%	(84.0)%	(128.0)%

Other income (expenses)
Loss on investment	(2.9)%	(10.4)%	(42.8)%
Equity in loss of investee	(10.2)%	(4.4)%	(4.6)%
Interest income	1.1%	0.3%	0.5%
Interest expense	(40.1)%	(15.1)%	(21.0)%
Gain (Loss) on disposal of fixed assets	0.0%	(0.2)%	(0.1)%

	(52.1)%	(29.8)%	(68.0)%

Net loss from continuing operations before taxes	(199.1)%	(113.8)%	(196.0)%

Income tax expense	(0.9)%	—	—

Net loss from continuing operations	(200.0)%	(113.8)%	(196.0)%
Dividends on preferred stock	(130.0)%	—	—

Loss applicable to common stock	(330.0)%	(113.8)%	(196.0)%

FISCAL YEAR 2005 COMPARED TO FISCAL YEAR 2004

Continuing Operations:

Revenues

	For the Years Ended September 30,
	2005	2004
Revenues:
Oil and gas field services	$6,596,798	$4,721,788
Technical services	465,265	867,279
Rental income	123,422	117,213

Total services revenues	$7,185,485	$5,706,280

Service Revenues.    Service revenues are provided by two of our business segments. The segments are the oil and gas field services segment and the Rentech Process technical services portion of the alternative fuels segment. The Rentech Process technical services are provided through the scientists and technicians who staff our development and testing laboratory. In addition, the alternative fuels segment includes rental income from leases to others of portions of the development and testing laboratory building.

Petroleum Mud Logging, Inc. Service revenues in the amount of $6,596,798 were derived from contracts for the oil and gas field services in fiscal 2005. Our oil and gas field service revenues for fiscal year 2005 increased by $1,875,010, or 40%, from the service revenues of $4,721,788 in fiscal 2004. The increase in oil and gas field services revenue was due to an increase in demand for our mud logging services as drilling for new natural gas wells has continued to increase in our service market. Due to the increased demand, we increased our manned mud logging vehicles from 35 in fiscal 2004 to 38 in fiscal 2005, plus we increased our limited service vehicles from 8 in fiscal 2004 to 16 in fiscal 2005. The limited service vehicles allow us to perform mud logging services from a remote computer terminal and do not require a person on-site to perform the mud logging services. We were also able to increase our billing rates for services as our average daily price increased approximately $40 from the last month of fiscal year 2005 compared with the last month of fiscal year 2004.

Our alternative fuels segment provided service revenues, including revenue earned for technical services provided to certain customers with regard to the Rentech Process. These technical services were performed at our development and testing laboratory. Our service revenues for these technical services were $465,265 during fiscal 2005 as compared to $867,279 during fiscal 2004. Compared to the prior year, our service revenues from these technical services decreased by $402,014 or 46%, during fiscal 2005. During the years ended September 30, 2005 and 2004, we recognized revenue of $307,280 and $192,720, or 66% and 22% of total technical services revenue, from our contract with the Wyoming Business Council, which began in fiscal 2004. In addition, during the years ended September 30, 2005 and 2004, we recognized revenue of $35,747 and $439,253, or 8% and 51% of total technical services revenue, from our technical services agreement with RCN, which began in fiscal 2004.

Rental Income is also included in our service revenue. We leased part of our development and testing laboratory building in Denver, to a tenant. Rental income from this tenant contributed $123,422 in revenue during fiscal 2005 as compared to $117,213 during fiscal 2004. Rental income is included in our alternative fuels segment because the rental income is generated from the laboratory building that houses our development and testing laboratory, which is part of the alternative fuels segment.

Cost of Sales

	For the Years Ended September 30,
	2005	2004
Cost of sales:
Oil and gas field services	$4,596,197	$3,356,371
Technical services	616,895	679,408

Total cost of sales	$5,213,092	$4,035,779

Our cost of sales includes costs for our oil and gas field services and technical services. During fiscal 2005, the combined costs of sales were $5,213,092 compared to $4,035,779 during fiscal 2004. The increase for fiscal 2005 resulted from an increase in cost of sales for the oil and gas field services segment partially offset by a decrease for the alternative fuels segment.

Costs of sales for oil and gas field services increased to $4,596,197 during fiscal 2005, up from $3,356,371 during fiscal 2004. Of the increase of $1,239,826, 63% was related to field labor and benefits and field living expenses, while the remainder was made up of supplies and other miscellaneous costs. The increase in costs of sales resulted from the increase in oil and gas field services revenue which occurred due to an increase in demand for our mud logging services as drilling for new natural gas wells has continued to expand in our service market. The increase in the number of units in the field directly led to the increase in field labor and benefits and field living expenses, which makes up the largest percentage of cost of sales.

Costs of sales for technical services were $616,895 during fiscal 2005, down from $679,408 during fiscal 2004, a decrease of $62,513. Costs incurred under the technical services agreement with RCN resulted in costs of sales of $101,748 and $369,666 during the years ended September 30, 2005 and 2004. Costs incurred under the technical services agreement with the Wyoming Business Council resulted in costs of sales of $289,452 and $192,720 during the years ended September 30, 2005 and 2004, respectively.

Gross Profit

	For the Years Ended September 30,
	2005	2004
Gross Profit:
Oil and gas field services	$2,000,601	$1,365,417
Technical services	(151,630)	187,871
Rental income	123,422	117,213

Total gross profit	$1,972,393	$1,670,501

Our gross profit for fiscal 2005 was $1,972,393, as compared to $1,670,501 for fiscal 2004. The increase of $301,892, or 18% resulted from a combination of the contributions from each of our operating segments. The gross profit contribution of our oil and gas field services segment increased, which was partially offset by decreases for the technical services segment during fiscal 2005 as compared to fiscal 2004.

Gross profit for oil and gas field services increased to $2,000,601 during fiscal 2005, up from $1,365,417 during fiscal 2004. The increase of $635,184 was due to increases in our number of units in service combined with our increase in billing rates.

Gross profit for technical services was $(151,630) during fiscal 2005, down from $187,871 during fiscal year 2004, a decrease of $339,501. Gross profit was down in fiscal year 2005 as the majority of revenue was derived from feasibility studies, which do not generate significant profit margins.

Operating Expenses

	For the Years Ended September 30,
	2005	2004
Operating expenses:
General and administrative	$11,600,551	$5,268,791
Depreciation and amortization	435,632	446,667
Research and development	495,919	749,230

Total operating expenses	$12,532,102	$6,464,688

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development. Our operating expenses have historically been grouped into several categories of major expenses. These include research and development related to the Rentech Process through operation of pilot plants and the Synhytech commercial-scale plant in Pueblo, Colorado; management time and other costs related to acquiring and funding the subsidiaries that constitute our other business segments in efforts to bring them to profitable operations; marketing our technology; other general and administrative expenses; and the costs of financing our operations.

We incur substantial research and development expenses in our testing laboratory where we actively conduct work to further improve our technology and to perform services for our customers. We have had significant growth in our general and administrative expenses as our salary expenses and operating costs have grown.

We expect to experience operating costs on a much larger scale than in the past for the East Dubuque nitrogen fertilizer plant that we expect to acquire in early 2006. We plan to make substantial capital investments to reconfigure the plant to improve its economic results and to use our Fischer-Tropsch technology for additional revenues and other benefits. If we make substantial capital investments in plants in which we may acquire an equity interest, we would incur significant depreciation and amortization expenses in the future.

General and Administrative Expenses.    General and administrative expenses were $11,600,551 during the year ended September 30, 2005, up $6,331,760 from fiscal 2004 when these expenses were $5,268,791. Of the increase during fiscal 2005, $2,893,137 related to one-time write-offs of expenses directly related to the planned acquisition of RCN. We expensed $1,807,057 of abandoned acquisition costs, $901,846 of abandoned debt issue costs, and $184,234 of aborted offering costs in fiscal 2005. In addition, the Company issued 540,000 warrants as a breakup fee to other subscribers whose subscriptions for the purchase of preferred stock were not accepted by the Company. These warrants resulted in aborted offering expense of $375,682. In the fourth quarter of fiscal 2005, we expensed $1,561,822 of salary expenses related to retirement packages issued to the CEO and COO. Not including those charges, general and administrative expenses increased $1,501,119 during the year ended 2005. The majority of the increase in general and administrative expenses during fiscal 2005 relates to $324,187 in costs incurred related to the Company's implementation of the requirements of Section 404 of the 2002 Sarbanes-Oxley Act, and $332,500 of compensation expense related to a warrant issued to the Company's current President. In addition, salaries and benefits allocated to general and administrative expenses rather than to cost of sales increased by $322,649, or 13%, during the year ended September 30, 2005. This was primarily due to hiring an in-house legal counsel during the third quarter of fiscal 2004 and a cost of living increase received by employees in fiscal year 2005. Contract salaries and consulting expenses increased by $637,813, or 179% during year ended September 30, 2005. The increase was due to additional consulting cost requirements for the design and engineering phase of the conversion of the RCN ammonia plant to use coal as the feedstock. Insurance expense increased by $117,537, or 43% during the year ended September 30, 2005 as a result of obtaining additional coverages in the current fiscal year after assessing our insurance portfolio. Bad debt expense decreased by $125,755, or 100% during the year ended September 30, 2005 due to a write-off in fiscal year 2004. Many other general and administrative expenses experienced increases and decreases during year ended September 30, 2005, none of which were individually significant.

Depreciation and Amortization.    Depreciation and amortization expenses during fiscal 2005 and 2004 were $638,971 and $618,645. Of these amounts, $203,339 and $171,978 were included in costs of sales. The increase in amounts included in cost of sales during fiscal 2005 was directly attributable to an increase in revenues during the current fiscal year in our oil and gas field services segments.

Research and Development.    Research and development expenses were $495,919 during fiscal 2005. These expenses were all from our alternative fuels segment. This expense decreased by $253,311 from fiscal 2004, when these expenses were $749,230. The decrease in research and development expenses is due to the fact that the majority of our research and development work during fiscal 2005 was conducted by our joint venture FT Solutions LLC, which we created in June 2004 with Headwaters Technology Innovation Group, Inc. In fiscal 2005, we continued work on advanced catalysts and separation, process optimization, and product upgrading. Flowsheet simulations and feasibility studies also provide input to research and development direction.

Total Operating Expenses.    Total operating expenses during fiscal 2005 were $12,532,102, as compared to $6,464,688 during fiscal 2004, an increase of $6,067,414. The increase is a result of an increase in general and administrative expenses of $6,331,760, a decrease in depreciation and amortization charges included in operating expenses of $11,035, and a decrease in research and development expenses of $253,311.

Loss From Operations

	For the Years Ended September 30,
	2005	2004
Loss from operations:
Oil and gas field services	$1,320,318	$606,842
Technical services	(12,003,449)	(5,518,242)
Rental income	123,422	117,213

Total loss from operations	$(10,559,709)	$(4,794,187)

Loss from operations during fiscal 2005 increased by $5,765,522 to a loss of $10,559,709. This compares to a loss of $4,794,187 during fiscal 2004. The increased loss resulted from an increase in total operating expenses of $6,067,414 during fiscal 2005 partially offset by an increase in gross profit of $301,892.

Income from operations for oil and gas field services increased to $1,320,318 during fiscal 2005, up from $606,842 during fiscal 2004. The increase of $713,476 was due to increases in our number of units in service combined with our increase in billing rates.

Loss from operations for technical services was $12,003,449 during fiscal 2005, up from $5,518,242 during fiscal 2004, an increase of $6,485,207. Loss from operations was up in fiscal year 2005 as our operating expenses increased by $6,067,414.

Other Income (Expense)

	For the Years Ended September 30,
	2005	2004
Other income (expense):
Loss on investments	$(206,500)	$(588,500)
Equity in loss of investee	(735,815)	(252,415)
Interest income	81,364	14,842
Interest expense	(2,888,392)	(858,731)
Gain/(Loss) on disposal of fixed assets	1,207	(13,567)

Total other income (expense)	$(3,748,136)	$(1,698,371)

Other Income (Expenses).    Other income (expenses) includes impairment of investments, equity in loss of investee, interest income, interest expense and gain/(loss) on disposal of fixed assets.

Loss on Investments.    During fiscal year 2005, we recognized $206,500 as loss on investments, compared to $588,500 in fiscal 2004. The decrease in loss on investments related to our 410,400 shares of common stock of Global Solar Energy, Inc. and our 375,840 shares of common stock of Infinite Power Solutions, Inc. During the fourth quarter of fiscal 2004, we assessed the value of our minority ownership interests in Global Solar Energy and Infinite Power Solutions based upon currently available information. As a result of that assessment, we recorded an impairment of investment of $588,500 in fiscal 2004. As of September 30, 2005, we assessed the value of our minority ownership interests in Global Solar Energy and Infinite Power Solutions based upon currently available information. As a result of that assessment, we recorded an impairment of investment of $206,500 in fiscal 2005. At September 30, 2005, our investment in the two advanced technology companies is recorded at the estimated net realizable value of $405,000. The assessment that we performed is based upon estimates. The actual value that we realize from these investments may be more or less than $405,000. We will recognize gains on these investments, if any, when realized.

Equity in Loss of Investee.    During fiscal 2005, we recognized $735,815 in equity in loss of investee, as compared to $252,415 during fiscal 2004. In fiscal 2005, $171,202 represents our 50% share of the loss incurred by our joint venture in Sand Creek Energy LLC, as compared to $181,890 in fiscal 2004. The LLC is maintaining the mothballed Sand Creek methanol plant. In October 2005, we purchased the remaining 50% of the Sand Creek methanol plant for $1,400,000. The decrease during fiscal 2005 is due to a decrease in insurance and other maintenance costs of the facility. In fiscal 2005, we recognized $564,613 in equity in loss of investee from our 50% share of the loss in our joint venture FT Solutions, LLC, compared to $70,525 in fiscal 2004. FT Solutions, LLC was formed in the fourth quarter of fiscal 2004. This loss represents our share of research and development expenses incurred by FT Solutions, LLC.

Interest Income.    Interest income during fiscal 2005 was $81,364, an increase from $14,842 during fiscal 2004. The increased interest income was due to having more funds invested in interest-bearing cash accounts primarily from our net cash proceeds of $8,315,000 from our sale of Series A Preferred Stock in April 2005.

Interest Expense.    Interest expense during fiscal 2005 was $2,888,392, increased from $858,731 during fiscal 2004. Of the increase during fiscal 2005 of $2,029,661, 94% resulted from the recognition of non-cash interest expense. Total non-cash interest expense recognized during fiscal 2005 was $2,386,749, compared to $432,415 during fiscal 2004. Of the non-cash interest expense recognized in fiscal 2005, $1,861,769, or 78%, was due to the amortization of debt issuance costs related to a line of credit and bridge loans entered into during the last quarter of fiscal year 2004 and the first quarter of fiscal year 2005 that were used to provide working capital and fund acquisition costs related to the planned purchase of RCN.

Gain (Loss) on Disposal of Fixed Assets.    During fiscal 2005 we had a gain on disposal of fixed assets of $1,207 as compared to a loss on disposal of fixed assets during fiscal 2004 of $13,567. The disposals represent the disposal of out-dated office furniture and equipment, computer equipment and vehicles.

Total Other Expenses.    Total other expenses increased to $3,748,136 during fiscal 2005 from total other expenses of $1,698,371 during fiscal 2004. The increase of $2,049,765 resulted from a $206,500 impairment of investments during fiscal 2005, as compared to $588,500 during fiscal 2004; an increase in equity in loss of investee of $483,400; an increase in interest income of $66,522; an increase in interest expense of $2,029,661; and a decrease in loss on disposal of fixed assets of $14,774.

Net Loss from Continuing Operations

	For the Years Ended September 30,
	2005	2004
Net loss from continuing operations:
Oil and gas field services	$1,307,075	$594,758
Technical services	(15,738,342)	(7,204,529)
Rental services	123,422	117,213

Net loss from continuing operations before taxes	$(14,307,845)	$(6,492,558)
Income tax expense	(61,428)	—

Net loss from continuing operations	$(14,369,273)	$(6,492,558)

The net loss from continuing operations was $14,369,273 or $0.155 per share during fiscal 2005 and $6,492,558 or $0.076 per share during fiscal 2004. The increase of $7,876,715 resulted from an increase in loss from operations of $5,765,522, an increase in total other expenses of $2,049,765, and an increase in income tax expense of $61,428.

Net income from continuing operations for oil and gas field services increased to $1,307,075 during fiscal 2005, up from $594,758 during fiscal 2004. The increase of $712,317 was due to increases in our number of units in service combined with our increase in billing rates.

Net loss from continuing operations for technical services were $15,738,342 during fiscal 2005, up from $7,204,529 during fiscal 2004, an increase of $8,533,813. Net loss from continuing operations was up in fiscal year 2005 due to an increase in other expense of $2,049,765 and an increase in operating expenses of $6,067,414.

Discontinued Operations:

Revenues

	For the Years Ended September 30,
	2005	2004
Revenues:
Product sales	$846,141	$2,265,567
Industrial automation systems	364,190	801,270

Total revenues	$1,210,331	$3,066,837

Product Sales.    Our product sales were realized from sales of water-based stains, sealers and coatings by our former subsidiary OKON, Inc., through which we previously conducted our paint business segment. These sales produced revenues of $846,141 in fiscal 2005. This compares to revenues from this segment of

$2,265,567 for the 2004 fiscal year, a decrease of 63%. On March 8, 2005, we sold our entire interest in OKON, Inc.

REN Testing Corporation provided service revenues in the amount of $364,190 during fiscal 2005 and $801,270 during fiscal 2004, a decrease of $437,080. These revenues were derived from contracts for the manufacture of complex microprocessor controlled industrial automation systems. The decrease in revenues was due to decreases in work orders for new equipment as well as in work completed under test stand servicing arrangements. REN reduced its operating costs during fiscal 2005. Effective August 1, 2005, the Company sold its 56% ownership interest in REN.

Cost of Sales

	For the Years Ended September 30,
	2005	2004
Cost of sales:
Product costs	$440,467	$1,166,816
Industrial automation systems	278,402	594,541

Total cost of sales	$718,869	$1,761,357

Our cost of sales for discontinued operations includes costs for our OKON products, and industrial automation system services. During the year ended September 30, 2005, the combined cost of sales was $718,869 compared to $1,761,357 during the year ended September 30, 2004. The decrease for the current fiscal year resulted from a decrease in cost of sales experienced by each of these former segments.

Costs of sales for product sales are the cost of sales of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2005, our costs of sales for the paint segment decreased by $726,349, or 62%, to $440,467, as compared to fiscal 2004.

Costs of sales for the industrial automation systems segment were $278,402 during fiscal 2005 as compared to $594,541 during fiscal 2004. The decrease in costs of $316,139 during fiscal 2005 was directly related to fewer orders for new equipment, and our inability to bill for service contracts until the services are completed.

Gross Profit

	For the Years Ended September 30,
	2005	2004
Gross Profit:
Product sales	$405,674	$1,098,751
Industrial automation systems	85,788	206,729

Total gross profit	$491,462	$1,305,480

Gross profit for product sales is the gross profit of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2005, our gross profit for the paint segment decreased by $693,077, or 63%, to $405,674, as compared to fiscal 2004.

Gross profit for the industrial automation systems segment were $85,788 during fiscal 2005 as compared to $206,729 during fiscal 2004. The decrease in gross profit of $120,941 during fiscal 2005 was directly related to the 55% decrease in revenues from this segment as compared to fiscal 2004. The decrease in revenue occurred because we did not obtain as many contracts as before for manufacture of systems.

Operating Expenses

	For the Years Ended September 30,
	2005	2004
Operating expenses:
General and administrative	$879,411	$1,709,834
Depreciation and amortization	16,141	95,318
Research and development	10,897	23,123

Total operating expenses	$906,449	$1,828,275

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development. Our operating expenses have historically been grouped into several categories of major expenses.

General and Administrative Expenses.    General and administrative expenses were $879,411 during fiscal 2005, down $830,423 from fiscal 2004 when these expenses were $1,709,834. Salaries and benefits expenses decreased $507,400, or 53% during the year ended September 30, 2005 due to the sale of OKON in March 2005 and REN in August 2005. Commissions expense decreased by $109,510, or 72% during the year ended September 30, 2005. This was caused by the decrease in the number of systems manufactured and sold by our former industrial automation systems subsidiary and the sale of both subsidiaries during fiscal 2005. Travel and entertainment decreased by $52,402, or 63% during the year ended September 30, 2005. This was the result of reductions in travel at both subsidiaries as well as the sale of both subsidiaries during fiscal 2005. Many other general and administrative expenses experienced increases and decreases during the year ended September 30, 2005, none of which were individually significant.

Depreciation and Amortization.    Depreciation and amortization expenses during fiscal 2005 and 2004 were $29,797 and $129,858. Of these amounts, $13,656 and $34,540 were included in costs of sales.

Research and Development.    Research and development expenses were $10,897 during fiscal 2005. These expenses were all from our former paint segment. This expense decreased by $12,226 from fiscal 2004, when these expenses were $23,123. The expense for 2004 included $17,187 from our former paint segment and $5,936 from our former industrial automation systems segment.

Total Operating Expenses.    Total operating expenses during fiscal 2005 were $906,449, as compared to $1,828,275 during fiscal 2004, a decrease of $921,826. The decrease is a result of a reduction in general and administrative expenses of $830,423, a decrease in depreciation and amortization charges included in operating expenses of $79,177, and a decrease in research and development expenses of $12,226.

Loss From Operations

	For the Years Ended September 30,
	2005	2004
Loss from operations:
Product sales	$(164,717)	$(95,560)
Industrial automation systems	(250,270)	(427,235)

Total loss from operations	$(414,987)	$(522,795)

Loss from operations for product sales is the loss from operations of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2005, our loss from operations for the paint segment increased by $69,157, or 72%, to $164,717, as compared to fiscal 2004. The decrease in loss from operations was due to a decrease of $693,077 in gross profit partially offset by a decrease in operating expenses of $623,920.

Loss from operations for the industrial automation systems segment were $250,270 during fiscal 2005 as compared to $427,235 during fiscal 2004. The decrease in loss from operations of $176,965 during fiscal 2005 was directly related to the decrease of 55% in revenues from this segment as compared to fiscal 2004. The decrease in revenue occurred because we did not obtain as many contracts as before for the manufacture of systems.

Other Income (Expense)

	For the Years Ended September 30,
	2005	2004
Other income (expense):
Loss on investments	$—	$(57,867)
Interest expense	(31,138)	(52,916)
Loss on disposal of fixed assets	—	(238,826)

Total other income (expense)	$(31,138)	$(349,609)

Other Income (Expenses).    Other income (expenses) includes impairment of investments, interest expense and loss on disposal of fixed assets.

Loss on Investments.    During fiscal year 2005, we recognized no loss on investments, compared to $57,867 in fiscal 2004 related to our write-off of a non-compete agreement at REN.

Interest Expense.    Interest expense during fiscal 2005 was $31,138, down from $52,916 during fiscal 2004. The decrease in interest expense for the year ended September 30, 2005 is due to interest accrued on an insurance loan in the former industrial automation segment in fiscal year 2004 that did not exist in fiscal year 2005.

Loss on Disposal of Fixed Assets.    During fiscal 2005 we had no loss on disposal of fixed assets as compared to a loss on disposal of fixed assets during fiscal 2004 of $238,826. $224,826, or 94% of the disposals in fiscal 2004 related to the impairment of the Case machine owned by REN. We impaired the value of the Case machine, as management concluded that REN did not have the resources to proceed with its plan to provide testing services to customers using the machine. The remaining value of the Case machine was reclassed to component inventory during the fourth quarter of fiscal 2004. The remaining disposals represent the disposal of out-dated office furniture and equipment, computer equipment and vehicles.

Total Other Expenses.    Total other expenses decreased to $31,138 during fiscal 2005 from total other expenses of $349,609 during fiscal 2004. The decrease of $318,471 resulted from an impairment of investments during fiscal 2004 of $57,867; a decrease in interest expense of $21,778; and a decrease in loss on disposal of fixed assets of $238,826.

Minority Interest in Subsidiary's Net Loss

	For the Years Ended September 30,
	2005	2004
Minority interest in subsidiary's net loss	$—	$154,269

Minority Interest in Subsidiary's Net Loss.    The minority interest in subsidiary's net loss of $0 during fiscal 2005, as compared to $154,269 during fiscal 2004, resulted from the continued operating loss of REN. Minority interests in the net loss of a subsidiary are reflected as an addition to consolidated net loss, reduced by the excess of any losses applicable to the minority interest in a subsidiary that exceed the minority interest in the equity capital of the subsidiary. The Company accounts for the excess loss in accordance with Accounting Research Bulletin No. 51, "Consolidated Financial Statements" as the minority interest shareholders have no obligation to fund such losses. As of September 30, 2005, the Company had a cumulative minority interest excess loss of $255,527, including $120,608 in the year ended September 30, 2005 and $134,919 for the year ended September 30, 2004, which was charged against the majority interest on the Consolidated Statement of Operations, reducing the total minority interest to $0 and $154,269 for the years ended September 30, 2005 and 2004.

Net Loss and Gain on Sale of Discontinued Operations

	For the Years Ended September 30,
	2005	2004
Discontinued operations:
Net loss from product sales	$(164,821)	$(109,832)
Net loss from industrial automation systems	(281,304)	(608,303)
Gain on sale of discontinued operations, net of tax	456,501	—

	$10,376	$(718,135)

For fiscal 2005, we experienced a net gain from discontinued operations of $10,376, or $.001 per share, compared to a net loss from discontinued operations of $718,135, or $.008 per share, during fiscal 2004.

Net loss from discontinued operations for product sales is the net loss from discontinued operations of our paint business for sales of stains, sealers and coatings. During fiscal 2005, our net loss from discontinued operations for the paint business was $164,821, as compared to fiscal 2004 when we experienced a net loss from discontinued operations of $109,832. In addition, in fiscal 2005, after the sale of OKON, Inc., we accrued $75,000 for potential product liability claims that would be owed to Zinsser, the buyer of OKON, Inc., for product liability claims that occurred prior to the sale date but were not quantified until after the sale date. The $75,000 is included in net loss from product sales for the year ended September 30, 2005.

Net loss from discontinued operations for the industrial automation systems segment was $281,304 during fiscal 2005 as compared to $608,303 during fiscal 2004. The decrease in net loss from discontinued operations of $326,999 during fiscal 2005 were the result of decreases in gross profit of $120,941, partially offset by a decrease in operating expenses of $297,906, which were due to certain cost cutting measures at REN as a result of their lack of new contracts.

Gain on sale of discontinued operations is the gain on the sale of OKON, Inc. on March 8, 2005 partially offset by a loss on the sale of our 56% ownership in REN on August 1, 2005, net of tax of $6,172.

The gain on the sale of OKON was calculated as follows:
Sales Price	$2,000,000
Less transaction costs	$(135,000)
Other transaction costs, noncash
Extension of employee options	$(73,919)
20,000 options issued to employees	$(20,503)

Net sales price less transaction costs	$1,770,578
Book value of Rentech's ownership in OKON, Inc.	$1,071,334

Rentech's gain on sale of OKON, Inc.	$699,244

The loss on the sale of REN was calculated as follows:
Sales Price	$1,175,000
Less transaction costs	$(6,304)

Net sales price to Rentech, Inc., after transaction costs	$1,168,696
Consisting of:
Earn-Out receivable	$1,175,000
Legal fees	$(6,304)

Net sales price to Rentech, Inc., after transaction costs	$1,168,696
Less reserve on Earn-Out	$(1,000,000)

Net sales price after transaction costs and reserve	$168,696
Book value of Rentech's ownership in REN.	$405,267

Rentech's loss on sale of REN.	$(236,571)

Net Loss Applicable to Common Stockholders

	For the Years Ended September 30,
	2005	2004
Net loss	$(14,358,897)	$(7,210,693)
Deemed dividend on preferred stock	(9,000,000)	—
Cash dividends paid on preferred stock	(341,475)	—

Net loss applicable to common stockholders	$(23,700,372)	$(7,210,693)

For fiscal 2005, we experienced a net loss applicable to common stockholders of $23,700,372, or $0.26 per share compared to a net loss applicable to common stockholders of $7,210,693, or $0.08 per share during fiscal 2004. Included in net loss applicable to common stockholders for fiscal 2005 was $9,341,475 of dividends on Series A Preferred Stock, which is comprised of a $9,000,000 deemed dividend related to a beneficial conversion feature and warrants and $341,475 of cash dividends paid on the Series A Preferred Stock.

FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

Continuing Operations:

Revenues

	For the Years Ended September 30,
	2004	2003
Revenues:
Oil and gas field services	$4,721,788	$3,580,448
Technical services	867,279	701,658
Rental income	117,213	113,905

Total service revenues	5,706,280	4,396,011
Royalty income	—	100,000

Total revenues	$5,706,280	$4,496,011

Revenues.    We had revenues from service revenues and royalty income of $5,706,280 in fiscal 2004 and $4,496,011 in fiscal 2003, an increase of 27%.

Service Revenues.    Service revenues are provided by two of our business segments. The segments are the oil and gas field services segment, and the Rentech Process technical services portion of the alternative fuels segment. The Rentech Process technical services are provided through the scientists and technicians who staff our development and testing laboratory. In addition, the alternative fuels segment includes rental income from leases to others of portions of the development and testing laboratory building.

Petroleum Mud Logging, Inc.    Service revenues in the amount of $4,721,788 were derived from contracts for the oil and gas field services in fiscal 2004. Our oil and gas field service revenues for fiscal year 2004 increased by $1,141,340, or 32%, from the service revenues of $3,580,448 in fiscal 2003. The increase in oil and gas field services revenue was due to an increase in demand for our mud logging services as drilling for new natural gas wells has continued to increase in our service market. This resulted in a higher percentage of our 35 mud logging vehicles being under contract in the field in fiscal 2004 as compared to fiscal 2003. For the last month of fiscal year 2004, we averaged 24.5 units per day in the field, compared to 22.6 units per day during the last month of fiscal year 2003. We were also able to increase our billing rates for services as our average daily price increased approximately $50 from the last month of fiscal year 2004 compared with the last month of fiscal year 2003.

Our alternative fuels segment provided service revenues, including revenue earned for technical services provided to certain customers with regard to the Rentech Process. These technical services were performed at our development and testing laboratory. Our service revenues for these technical services were $867,279 during fiscal 2004 as compared to $701,658 during fiscal 2003. Compared to the prior year, our service revenues from these technical services increased by $165,621 or 24%, during fiscal 2004. During the year ended September 30, 2004, we recognized revenue of $439,253, or 51% of total technical services revenue, from our technical services agreement with RCN. which began in fiscal 2004. In addition, we recognized revenue of $192,720, or 22% of total technical services revenue, from our contract with the Wyoming Business Council, which began in fiscal 2004. This increase in technical services revenue was partially offset by a decrease in the work for Texaco during the year ended September 30, 2004 as our services to it under our 1999 technical services contract with Texaco ceased upon the modification in March 2003 of our license agreement with it.

Rental Income is also included in our service revenue. We leased part of our development and testing laboratory building in Denver, to a tenant. Rental income from this tenant contributed $117,213 in revenue during fiscal 2004 as compared to $113,905 during fiscal 2003. Rental income is included in our alternative fuels segment because the rental income is generated from the laboratory building that houses our development and testing laboratory, which is part of the alternative fuels segment.

Royalty income, which is generated through licensing the Rentech Process, is included in our alternative fuels segment. Royalty income consisted of royalties that we received as a result of our 1998 license of the Rentech Process to Texaco. Under the license agreement, we earned no royalties during the year ended September 30, 2004 and $100,000 during the year ended September 30, 2003. No royalties were received subsequent to February 2003, and no royalties will be received in the future under the 1998 license agreement with Texaco as a result of modification to the license agreement in March 2003.

Cost of Sales

	For the Years Ended September 30,
	2004	2003
Cost of sales:
Oil and gas field services	$3,356,371	$2,624,377
Technical services	679,408	315,645

Total cost of sales	$4,035,779	$2,940,022

Costs of Sales.    Our costs of sales include costs for our oil and gas field services and technical services. During fiscal 2004, the combined costs of sales were $4,035,779 compared to $2,940,022 during fiscal 2003. The increase for fiscal 2004 resulted from an increase in costs of sales for the alternative fuels segment and the oil and gas field services segment.

Costs of sales for oil and gas field services increased to $3,356,371 during fiscal 2004, up from $2,624,377 during fiscal 2003. Of the increase of $731,994, 66% was related to field labor and benefits and field living expenses, while the remainder was made up of supplies and other miscellaneous costs. The increase in costs of sales resulted from the increase in oil and gas field services revenue which occurred due to an increase in demand for our mud logging services as drilling for new natural gas wells has continued to expand in our service market. We averaged 24.5 units per day in the field during the last month of fiscal year 2004, compared to 22.6 units per day during the last month of fiscal year 2003. The increase in the number of units in the field directly led to the increase in field labor and benefits and field living expenses, which makes up the largest percentage of cost of sales.

Costs of sales for technical services were $679,408 during fiscal 2004, up from $315,645 during fiscal 2003, an increase of $363,763. Costs incurred under the technical services agreement with RCN resulted in a $369,666 increase in this item during the year ended September 30, 2004. This increase was partially reduced by a decrease in work for Texaco and other customers during the year ended September 30, 2004 as compared to the year ended September 30, 2003.

Gross Profit

	For the Years Ended September 30,
	2004	2003
Gross Profit:
Oil and gas field services	$1,365,417	$956,071
Technical services	187,871	386,013
Rental income	117,213	113,905

Total service gross profit	1,670,501	1,455,989
Royalty income	—	100,000

Total gross profit	$1,670,501	$1,555,989

Our gross profit for fiscal 2004 was $1,670,501, as compared to $1,555,989 for fiscal 2003. The increase of $114,512, or 7% resulted from a combination of the contributions from each of our operating segments. The gross profit contribution of our oil and gas field services segment increased, which was partially offset by a decrease from technical services during fiscal 2004 as compared to fiscal 2003. Gross profit was further decreased by a reduction in contribution during fiscal 2004 from royalty income.

Gross profit for oil and gas field services increased to $1,365,417 during fiscal 2004, up from $956,071 during fiscal 2003. The increase of $409,346 was due to increases in our number of units in service combined with our increase in billing rates.

Gross profit for technical services were $187,871 during fiscal 2004, down from $386,013 during fiscal year 2003, a decrease of $198,142. Gross profit was down in fiscal year 2004 as the majority of revenue was derived from feasibility studies, which do not generate significant profit margins.

Operating Expenses

	For the Years Ended September 30,
	2004	2003
Operating expenses:
General and administrative	$5,268,791	$5,824,773
Depreciation and amortization	446,667	740,409
Research and development	749,230	747,081

Total operating expenses	$6,464,688	$7,312,263

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development. Our operating expenses have historically been grouped into several categories of major expenses. These include research and development related to the Rentech Process through operation of pilot plants and the Synhytech commercial-scale plant in Pueblo, Colorado; management time and other costs related to acquiring and funding the subsidiaries that constitute our other business segments in efforts to bring them to profitable operations; marketing our technology; other general and administrative expenses; and the costs of financing our operations.

We incur substantial research and development expenses in our testing laboratory where we actively conduct work to further improve our technology and to perform services for our customers. We have had significant growth in our general and administrative expenses as our salary expenses and operating costs have grown. We are incurring holding costs associated with our one-half ownership interest in Sand Creek

Energy LLC, which owns the mothballed Sand Creek plant. These include the maintenance and expenses for our one-half interest in the plant.

General and Administrative Expenses.    General and administrative expenses were $5,268,791 during fiscal 2004, down $555,982 from fiscal 2003 when these expenses were $5,824,773. Legal expenses decreased $44,593, or 13% during the year ended September 30, 2004 due to hiring of in-house legal counsel starting June 2004. Bad debt expense decreased by $499,881, or 80% during the year ended September 30, 2004 due to fully reserving against the $580,657 note receivable from related party in fiscal 2003. Contract salaries and consulting expenses decreased by $220,329, or 38% during the year ended September 30, 2004. This was the result of reductions in contract labor in our technical services and product sales segments. Many other general and administrative expenses experienced increases and decreases during the year ended September 30, 2004, none of which were individually significant.

Depreciation and Amortization.    Depreciation and amortization expenses during fiscal 2004 and 2003 were $618,645 and $896,612. Of these amounts, $171,978 and $156,203 were included in costs of sales. Amortization of capitalized software costs decreased by $283,930 during the year ended September 30, 2004 as compared to the year ended September 30, 2003. This was due to a write-off of capital and software costs in September 2003. This decrease was partially offset by an increase in depreciation expense attributable to new vehicles and logging equipment acquired in our oil and gas field services segment during the year ended September 30, 2004.

Research and Development.    Research and development expenses were $749,230 during fiscal 2004. These expenses were all from our alternative fuels segment. This expense increased by $2,149 from fiscal 2003, when these expenses were $747,081. Due to an increase in billable technical services work performed at the development and testing laboratory for customers, including time spent working on feasibility studies for others, we reduced our own research and development work on the Rentech Process. We performed extensive work in the areas of product upgrading and wax catalyst filtration, and completed our plan for further catalyst development.

Total Operating Expenses.    Total operating expenses during fiscal 2004 were $6,464,688, as compared to $7,312,263 during fiscal 2003, a decrease of $847,575. The decrease is a result of a reduction in general and administrative expenses of $555,982, a decrease in depreciation and amortization charges included in operating expenses of $293,742, and an increase in research and development expenses of $2,149.

Loss from Operations

	For the Years Ended September 30,
	2004	2003
Loss from operations:
Oil and gas field services	$606,842	$216,548
Technical services	(5,518,242)	(6,186,727)
Rental income	117,213	113,905

Total service loss from operations	(4,794,187)	(5,856,274)
Royalty income	—	100,000

Total loss from operations	$(4,794,187)	$(5,756,274)

Loss from operations during fiscal 2004 decreased by $962,087 to a loss of $4,794,187. This compares to a loss of $5,756,274 during fiscal 2003. The decreased loss resulted from a decrease in total operating expenses of $847,575 during fiscal 2004 in addition to an increase in gross profit of $114,512.

Income from operations for oil and gas field services increased to $606,842 during fiscal 2004, up from $216,548 during fiscal 2003. The increase of $390,294 was due to increases in our number of units in service combined with our increase in billing rates.

Loss from operations for technical services were $5,518,242 during fiscal 2004, down from $6,186,727 during fiscal 2003, a decrease of $668,485. Loss from operations was down in fiscal year 2004 as we were able to reduce our operating expenses by $860,508.

Other Income (Expense)

	For the Years Ended September 30,
	2004	2003
Other income (expense):
Loss on investments	$(588,500)	$(1,926,429)
Equity in loss of investee	(252,415)	(205,890)
Interest income	14,842	23,299
Interest expense	(858,731)	(943,422)
Gain/(Loss) on disposal of fixed assets	(13,567)	(3,604)

Total other income (expense)	$(1,698,371)	$(3,056,046)

Other Income (Expenses).    Other income (expenses) includes impairment of investments, equity in loss of investee, interest income, interest expense and gain on disposal of fixed assets.

Loss on Investments.    During fiscal year 2004, we recognized $588,500 as loss on investments, compared to $1,926,429 in fiscal 2003. The majority of the decrease in loss on investments related to our 2.28% ownership in the common stock of Global Solar Energy, Inc. and our 5.76% ownership in the common stock of Infinite Power Solutions, Inc. During the fourth quarter of fiscal 2003, we exchanged our 10% ownership in INICA for a 2.28% ownership in the common stock of Global Solar Energy, Inc. and a 5.76% ownership in the common stock of Infinite Power Solutions, Inc. We assessed the value of our minority ownership interests in Global Solar Energy and Infinite Power Solutions based upon currently available information. As a result of that assessment, we recorded an impairment of investment of $1,879,107. During the fourth quarter of fiscal 2004, we assessed the value of our minority ownership interests in Global Solar Energy and Infinite Power Solutions based upon currently available information. As a result of that assessment, we recorded an impairment of investment of $588,500 in fiscal year 2004. At September 30, 2004, our investment in the two advanced technology companies is recorded at the estimated net realizable value of $611,500. The assessment that we performed is based upon estimates. The actual value that we realize from these investments may be more or less than $611,500. We will recognize gains on these investments, if any, when realized.

Equity in Loss of Investee.    During fiscal 2004, we recognized $252,415 in equity in loss of investee, as compared to $205,890 during fiscal 2003. In fiscal 2004, $181,890 represents our 50% share of the loss incurred by our joint venture in Sand Creek Energy LLC. The LLC is maintaining the mothballed Sand Creek methanol plant and offering it for sale. The decrease during fiscal 2004 is due to a decrease in insurance and other maintenance costs of the facility. In fiscal 2004, we recognized $70,525 in equity in loss of investee from our 50% share of the loss in our joint venture FT Solutions, LLC, which formed in the fourth quarter of fiscal 2004. This loss represents our share of research and development expenses incurred in the fourth quarter of fiscal year 2004.

Interest Income.    Interest income during fiscal 2004 was $14,842, decreased from $23,299 during fiscal 2003. The decreased interest income was due to having fewer funds invested in interest-bearing cash accounts.

Interest Expense.    Interest expense during fiscal 2004 was $858,731, decreased from $943,422 during fiscal 2003. The net decrease of $84,691 represents a reduction of $84,691 from the recognition of non-cash interest expenses related to convertible promissory notes issued in order to obtain working capital. That was partially offset by increases related to financing of annual insurance premiums, interest on lines of credit and vehicles acquired.

Gain (Loss) on Disposal of Fixed Assets.    During fiscal 2004 we had a loss on disposal of fixed assets of $13,567 as compared to a loss on disposal of fixed assets during fiscal 2003 of $3,604. The disposals represent the disposal of out-dated office furniture and equipment, computer equipment and vehicles.

Total Other Expenses.    Total other expenses decreased to $1,698,371 during fiscal 2004 from total other expenses of $3,056,046 during fiscal 2003. The decrease of $1,357,675 resulted from a $588,500 impairment of investments during fiscal 2004, as compared to $1,926,429 during fiscal 2003; an increase in equity in loss of investee of $46,525; a decrease in interest income of $8,457; a decrease in interest expense of $84,691; and an increase in loss on disposal of fixed assets of $9,963.

Net Loss from Continuing Operations

	For the Years Ended September 30,
	2004	2003
Net loss from continuing operations:
Oil and gas field services	$594,758	$213,900
Technical services	(7,204,529)	(9,240,125)
Rental services	117,213	113,905

Total service net loss	(6,492,558)	(8,912,320)
Royalty income	—	100,000

Net loss from continuing operations	$(6,492,558)	$(8,812,320)

The net loss from continuing operations was $6,492,558 or $0.076 per share during fiscal 2004 and $8,812,320 or $0.119 per share during fiscal 2003. The decrease of $2,319,762 resulted from a decrease in loss from operations of $962,087, and a decrease in total other expenses of $1,357,675.

Net income from continuing operations for oil and gas field servicesincreased to $594,758 during fiscal 2004, up from $213,900 during fiscal 2003. The increase of $380,858 was due to increases in our number of units in service combined with our increase in billing rates.

Net loss from continuing operations for technical services were $7,204,529 during fiscal 2004, down from $9,240,125 during fiscal 2003, a decrease of $2,035,596. Net loss from continuing operations for technical services was down in fiscal year 2004 due to a decrease in other expense of $1,367,111 and a decrease in operating expenses of $860,508.

Discontinued Operations

Revenues

	For the Years Ended September 30,
	2004	2003
Revenues:
Product sales	$2,265,567	$2,161,138
Industrial automation systems	801,270	1,819,852

Total revenues	$3,066,837	$3,980,990

Product Sales.    Our product sales were realized from sales of water-based stains, sealers and coatings by our former subsidiary OKON, Inc., through which we conducted this paint business segment. These sales produced revenues of $2,265,567 in fiscal 2004. This compares to revenues from this segment of $2,161,138 for the 2003 fiscal year, an increase of 5%. The increase in paint revenue reflects the success of our continued marketing efforts in our primary distribution markets that we have been expanding over the past year.

REN Testing Corporation provided service revenues in the amount of $801,270 during fiscal 2004 and $1,819,852 during fiscal 2003. These revenues were derived from contracts for the manufacture of complex microprocessor controlled industrial automation systems. We believe the $1,018,582 decrease in its revenue during fiscal 2004 occurred because REN did not obtain as many contracts as before for manufacture of systems due to curtailed capital spending in the fluid power industry, one of REN's key markets. Recognition of revenue was decreased because fewer systems were manufactured in the current year. REN has reduced its operating costs during the last fiscal year in efforts to develop and maintain a positive cash flow.

Cost of Sales

	For the Years Ended September 30,
	2004	2003
Cost of sales:
Product costs	$1,166,816	$1,036,919
Industrial automation systems	594,541	1,230,713

Total cost of sales	$1,761,357	$2,267,632

Costs of sales for product sales are the cost of sales of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2004, our costs of sales for the paint segment increased by $129,897, or 13%, to $1,166,816, as compared to fiscal 2003. The increase in costs was due to an increase in raw materials used in the manufacturing process resulting from increased product sales. The increase in paint revenue reflects the success of our continued marketing efforts in our primary distribution markets that we have been expanding over the past year.

Costs of sales for the industrial automation systems segment were $594,541 during fiscal 2004 as compared to $1,230,713 during fiscal 2003. The decrease in costs of $636,172 during fiscal 2004 was directly related to the decrease of 56% in revenues from this segment as compared to fiscal 2003. The decrease in revenue occurred because we did not obtain as many contracts as before for manufacture of systems.

Gross Profit

	For the Years Ended September 30,
	2004	2003
Gross Profit:
Product sales	$1,098,751	$1,124,219
Industrial automation systems	206,729	589,139

Total gross profit	$1,305,480	$1,713,358

Gross profit for product sales is the gross profit of our paint business segment for sales of stains, sealers and coatings. During fiscal 2004, our gross profit for the paint segment decreased by $25,468, or 2%, to $1,098,751, as compared to fiscal 2003. The decrease in gross profit was due to an overall increase in raw material cost that could not be recovered with price increases.

Gross profit for the industrial automation systems segment were $206,729 during fiscal 2004 as compared to $589,139 during fiscal 2003. The decrease in gross profit of $382,410 during fiscal 2004 was directly related to the decrease of 56% in revenues from this segment as compared to fiscal 2003. The decrease in revenue occurred because we did not obtain as many contracts as before for manufacture of systems.

Operating Expenses

	For the Years Ended September 30,
	2004	2003
Operating expenses:
General and administrative	$1,709,834	$2,097,769
Depreciation and amortization	95,318	113,542
Research and development	23,123	38,776

Total operating expenses	$1,828,275	$2,250,087

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development. Our operating expenses have historically been grouped into several categories of major expenses.

General and Administrative Expenses.    General and administrative expenses were $1,709,834 during fiscal 2004, down $387,935 from fiscal 2003 when these expenses were $2,097,769. Commissions expenses decreased by $74,685, or 33% during the year ended September 30, 2004. This was caused by the decrease in the number of systems manufactured and sold by our industrial automation systems subsidiary. Contract salaries and consulting expenses decreased by $35,670, or 61% during the year ended September 30, 2004. This was the result of reductions in contract labor in our technical services and product sales segments. Salary and benefit expenses decreased by $74,948, or 7% during the year ended September 30, 2004. This was the result of reductions in our work force in our industrial automation systems subsidiary. Travel and entertainment expenses decreased by $67,483, or 45% during the year ended September 30, 2004. This was the result of reductions in such costs in both our paint segment and industrial automation systems segment. Many other general and administrative expenses experienced increases and decreases during the year ended September 30, 2004, none of which were individually significant.

Depreciation and Amortization.    Depreciation and amortization expenses during fiscal 2004 and 2003 were $129,858 and $147,908. Of these amounts, $34,540 and $34,366 were included in costs of sales.

Research and Development.    Research and development expenses were $23,123 during fiscal 2004. These expenses consisted of $17,187 for our paint segment and $5,936 for our industrial automation segment. This expense decreased by $15,653 from fiscal 2003, when these expenses were $38,776. The expense for 2003 included $23,517 for our paint segment and $15,259 for our industrial automation systems segment.

Total Operating Expenses.    Total operating expenses during fiscal 2004 were $1,828,275 compared to $2,250,087 during fiscal 2003, a decrease of $421,812. The decrease is a result of a reduction in general and administrative expenses of $387,935, a decrease in depreciation and amortization charges included in operating expenses of $18,224, and a decrease in research and development expenses of $15,653.

Loss From Operations

	For the Years Ended September 30,
	2004	2003
Loss from operations:
Product sales	$(95,560)	$(218,967)
Industrial automation systems	(427,235)	(317,762)

Total loss from operations	$(522,795)	$(536,729)

Loss from operations for product sales is the loss from operations of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2004, our loss from operations for the paint segment decreased by $123,407, or 56%, to $95,560, as compared to fiscal 2003. The decrease in loss from operations was due to a decrease of $148,875 in operating expenses.

Loss from operations for the industrial automation systems segment were $427,235 during fiscal 2004 as compared to $317,762 during fiscal 2003. The increase in loss from operations of $109,473 during fiscal 2004 was directly related to the decrease of 56% in revenues from this segment as compared to fiscal 2003. The decrease in revenue occurred because we did not obtain as many contracts as before for manufacture of systems.

Other Income (Expense)

	For the Years Ended September 30,
	2004	2003
Other income (expense):
Loss on investments	$(57,867)	$(275,253)
Interest income	—	39
Interest expense	(52,916)	(56,070)
Loss on disposal of fixed assets	(238,826)	2,486

Total other income (expense)	$(349,609)	$(328,798)

Other Income (Expenses).    Other income (expenses) includes impairment of investments, interest income, interest expense and gain on disposal of fixed assets.

Loss on Investments.    During fiscal year 2004, we recognized $57,867 as loss on investments, compared to $275,253 in fiscal 2003.

Interest Expense.    Interest expense during fiscal 2004 was $52,916, decreased from $56,070 during fiscal 2003. The net decrease of $3,154 represents a reduction of interest expense related to financing of annual insurance premiums and vehicles acquired.

Gain (Loss) on Disposal of Fixed Assets.    During fiscal 2004 we had a loss on disposal of fixed assets of $238,826 as compared to a gain on disposal of fixed assets during fiscal 2003 of $2,486. $224,826, or 89% of the disposals in fiscal 2004 related to the impairment of the Case machine owned by REN. We impaired the value of the Case machine, as management concluded that REN did not have the resources to proceed with its plan to provide testing services to customers using the machine. The remaining value of the Case machine was reclassed to component inventory during the fourth quarter of fiscal 2004. The remaining disposals represent the disposal of out-dated office furniture and equipment, computer equipment and vehicles.

Total Other Expenses.    Total other expenses increased to $349,609 during fiscal 2004 from total other expenses of $328,798 during fiscal 2003. The increase of $20,811 resulted from a $57,867 impairment of investments during fiscal 2004, as compared to $275,253 during fiscal 2003; a decrease in interest income of $39; a decrease in interest expense of $3,154; and an increase in loss on disposal of fixed assets of $241,312.

Minority Interest in Subsidiary's Net Loss

	For the Years Ended September 30,
	2004	2003
Minority interest in subsidiary's net (income)/loss	$154,269	$142,441

Minority Interest in Subsidiary's Net Loss.    The minority interest in subsidiary's net loss of $154,269 during fiscal 2004, as compared to $142,441 during fiscal 2003, resulted from the acquisition of 56% of REN on August 1, 2001. REN has incurred net losses in operations since the acquisition of our interest. As of September 30, 2004, we had a minority interest excess loss of $134,919. It was charged against the majority interest in the Consolidated Statement of Operations, reducing the total minority interest expenses from $289,188 to $154,269.

Net Loss from Discontinued Operations

	For the Years Ended September 30,
	2004	2003
Net loss from discontinued operations:
Product sales	$(109,832)	$(219,085)
Industrial automation systems	(608,303)	(504,000)

Net loss from discontinued operations	$(718,135)	$(723,085)

Net loss from discontinued operations for product sales is the net loss of our former paint business segment for sales of stains, sealers and coatings. During fiscal 2004, our net loss applicable to common stock for the paint segment decreased by $109,253, or 50%, to $109,832, as compared to fiscal 2003. The decrease in net loss from discontinued operations was due to a decrease of $123,407 in loss from operations, partially offset by a decrease in gross profit of $25,468.

Net loss from discontinued operations for the industrial automation systems segment was $608,303 during fiscal 2004 as compared to $504,000 during fiscal 2003. The increase in net loss from discontinued

operations of $104,303 during fiscal 2004 was primarily related to the $134,919 minority interest excess loss that was charged to the majority interest.

Net Loss Applicable to Common Stockholders

	For the Years Ended September 30,
	2004	2003
Net loss applicable to Common stockholders	$(7,210,693)	$(9,535,405)

For fiscal 2004, we experienced a net loss applicable to common stockholders of $7,210,693, or $0.084 per share compared to a net loss applicable to common stockholders of $9,535,405, or $0.129 per share during fiscal 2003.

ANALYSIS OF CASH FLOWS

The following table summarizes our Consolidated Statements of Cash Flows:

	For the Years Ended September 30,
	2005	2004
Net Cash (Used in) Provided by:
Operating activities	$(4,297,136)	$(4,385,825)
Investing activities	(532,774)	(575,351)
Financing activities	29,295,206	4,900,830

Cash Flows From Operating Activities

Net Loss.    Operating activities produced net losses of $14,358,897 during fiscal 2005, as compared to $7,210,693 during fiscal 2004. The cash flows used in operations during these periods resulted from the following operating activities.

Depreciation.    Depreciation is a non-cash expense. This expense decreased during fiscal 2005 by $14,644, as compared to fiscal 2004. The decrease was attributable to equipment disposed of and not depreciating assets classified as discontinued operations in fiscal 2005.

Amortization.    Amortization is also a non-cash expense. This expense decreased during fiscal 2005 by $65,093, as compared to fiscal 2004. The decrease is attributable to certain capitalized software, which became fully depreciated during fiscal 2004 and a non-compete agreement, which was written off in fiscal 2004.

Accrued Interest Expense.    During fiscal 2005, we accrued interest expense of $147,690 on certain short-term notes and convertible notes payable.

Non-Cash Interest Expense.    Total non-cash interest expense recognized during the fiscal year ended September 30, 2005 was $2,386,749, compared to $432,415 during the fiscal year ended September 30, 2004. Of the non-cash interest expense recognized in the fiscal year ended September 30, 2005, $1,861,769, or 78%, was due to the amortization of debt issuance costs related to a line of credit and bridge loans entered into during the last quarter of fiscal year 2004 and the first quarter of fiscal year 2005 that were used to provide working capital and fund acquisition costs related to the planned purchase of RCN.

Write-off of Acquisition Costs, Debt Issue Costs and Offering Costs.    We wrote-off $1,807,057 of abandoned acquisition costs, $901,846 of abandoned debt issue costs and $184,234 of abandoned offering costs in fiscal 2005 related to the planned acquisition of RCN.

Salaries Expense Paid Through Debt.    During fiscal 2004, we issued unsecured convertible promissory notes totaling $357,878 in lieu of cash to certain officers of the Company in payment of their salaries. No such notes were issued in fiscal 2005.

Impairment of Investments.    During fiscal 2005, we wrote down our investment in advanced technology companies by $206,500.

Net gain on sale of subsidiaries.    During fiscal 2005, we sold two subsidiaries, OKON, Inc, which was wholly-owned, and REN, of which we owned 56%. We recorded a gain of $699,244 on the sale of OKON, and a $236,571 loss on the sale of our 56% ownership in REN Testing Corporation.

Loss on Disposal of Fixed Assets.    During fiscal 2005, we recorded a gain on the disposal of fixed assets of $1,207.

Equity in Loss of Investee.    During fiscal 2005, we recognized $735,815 in equity in loss of investee, as compared to $252,415 during fiscal 2004. In fiscal 2005, $171,202 represents our 50% share of the loss incurred by our joint venture in Sand Creek Energy LLC, as compared to $181,890 in fiscal 2004. The LLC is maintaining the mothballed Sand Creek methanol plant. In October 2005, we purchased the remaining 50% of the Sand Creek methanol plant for $1,400,000. The decrease during fiscal 2005 is due to a decrease in insurance and other maintenance costs of the facility. In fiscal 2005, we recognized $564,613 in equity in loss of investee from our 50% share of the loss in our joint venture FT Solutions, LLC, compared to $70,525 in fiscal 2004. FT Solutions, LLC was formed in the fourth quarter of fiscal 2004. This loss represents our share of research and development expenses incurred by FT Solutions, LLC.

Common Stock Issued for Services.    During fiscal 2005, we issued $9,759 in common stock in lieu of cash to the outside directors of the Company for their services.

Stock Options and Warrants Issued for Services and Aborted Offering Costs.    During fiscal 2005, we issued 110,000 options to a consultant. These options were valued using the Black-Scholes option-pricing model, which resulted in consulting expense of $135,625. In addition, the Company issued 540,000 warrants as a breakup fee to subscribers whose subscriptions for the purchase of preferred stock were not accepted by the Company. These warrants were valued using the Black-Scholes option-pricing model, which resulted in aborted offering expense of $375,517. Also in fiscal 2005, the Company issued 60,000 warrants to purchase shares of the Company's common stock to a financial public relations company who signed a consulting agreement with the Company. The warrants were valued using the Black-Scholes option-pricing model, which resulted in consulting expense of $30,299. During fiscal 2005, the Company issued a warrant to Management Resource Center, Inc. which was subsequently assigned to East Cliff Advisors, LLC, an entity controlled by D. Hunt Ramsbottom, the Company's President, pursuant to the terms of the warrant providing Mr. Ramsbottom with the right of assignment. On September 2, 2005, 10%, or 350,000, of the warrants vested. The Company recognized $332,500 of compensation expense under APB Opinion 25.

Changes in Operating Assets and Liabilities.    The changes in operating assets and liabilities, net of business combination, result from the following factors.

Accounts Receivable.    Accounts receivable increased by $100,811 during fiscal 2005, as compared to fiscal 2004. The increase in accounts receivable was due to increases in sales by the oil and gas field services segment of 40%.

Costs and Estimated Earnings in Excess of Billings.    Costs and estimated earnings in excess of billings decreased $176,928 during fiscal 2005 as a result of contracts within the former industrial automation systems and technical services segments which are accounted for under the percentage of completion method of accounting.

Other Receivables and Receivable from Related Party.    Other receivables and receivable from related party increased during fiscal 2005 by $106,583 due to timing of payments on other receivables and the earn-out receivables due related to the sale of OKON, Inc. and REN.

Prepaid Expenses and Other Current Assets.    Prepaid expenses and other current assets decreased during fiscal 2004 by $586,398. The decrease reflects the timing of payment on certain annual insurance premiums, net of the amortization of such premiums.

Accounts Payable.    Accounts payable increased by $206,076 during fiscal 2005. This decrease resulted from the timing of receiving and paying trade payables.

Billings in Excess of Costs and Estimated Earnings.    Billings in excess of costs and estimated earnings decreased $22,815 during fiscal 2005 as a result of contracts within the former industrial automation systems and technical services segments which are accounted for under the percentage of completion method of accounting.

Accrued Liabilities, Accrued Payroll and Other.    Accrued liabilities, accrued payroll and other increased $363,132 during fiscal 2005 as a result of the timing of payment of certain payroll related accruals.

Accrued Retirement Payable.    Accrued retirement payable in fiscal 2005 of $1,561,822 resulted from retirement packages received by the CEO and COO during fiscal 2005.

Net Cash Used in Operating Activities.    The total net cash used in operations increased to $4,297,136 during fiscal 2005, as compared to $4,385,825 during fiscal 2004.

Cash Flows From Investing Activities

Purchase of Property and Equipment.    During fiscal 2005, we purchased $420,674 of property and equipment, which included $214,805 paid in cash and $205,869 purchased with a note payable. Of the property and equipment purchased with cash, 85% was attributable to computer equipment and logging equipment purchased for our oil and gas field services segment, while the remaining 15% was attributable to office furniture and equipment.

Proceeds from Disposal of Fixed Assets.    We received proceeds from the disposal of fixed assets during fiscal 2005 of $8,219.

Cash Used in Purchase of Investments.    We used $170,834 to fund our 50% share of expenses of Sand Creek Energy, LLC during fiscal 2005. We used $635,139 to fund our 50% share of expenses of FT Solutions LLC during fiscal 2005.

Proceeds from Sale of Subsidiaries.    We received $1,700,000 in cash from the sale of OKON, Inc. In addition, $55,453 of cash was retained by the buyer of our 56% interest in REN.

Payments of Acquisition Costs.    We paid $1,150,101 in deferred acquisition costs related to the planned acquisition of RCN. These amounts were subsequently written off in fiscal 2005.

Deposits and Other Assets.    During fiscal 2005, cash used for deposits and other assets increased $14,661.

Net Cash Used in Investing Activities.    The total net cash used in investing activities decreased to $532,774 during fiscal 2005 as compared to $575,351 during fiscal 2004. The increase was primarily a result of the $1,150,101 of acquisition costs paid during fiscal 2005, and the $805,973 paid in the purchase of investments, partially offset by the $1,700,000 in cash we received for the sale of OKON, Inc. in March of 2005

Cash Flows From Financing Activities

Proceeds from Issuance of Common Stock.    During fiscal 2005, we received $21,113,474 in net cash proceeds from the issuance of common stock compared to $4,706,951 during fiscal 2004. During fiscal 2005, the Company and Wellington Management Company completed a Securities Purchase Agreement whereby a group of purchasers led by Wellington purchased 13,436,000 shares of Rentech common stock at a price of $2.30 per share. As of September 30th, we had received $18,647,250 out of the $30,902,800 total proceeds, and recorded the additional $12,255,550 as a subscription receivable on the balance sheet. We received the remaining $12,255,550 during the first week of October 2005.

Proceeds from Issuance of Preferred Stock.    During fiscal 2005, we received $8,315,000 in net cash proceeds from the issuance of convertible preferred stock compared to $0 during fiscal 2004.

Payment of Dividends on Preferred Stock.    During fiscal 2005, we paid $341,475 in dividends on preferred stock.

Payment of Offering Costs.    During fiscal 2005, we paid $169,618 in offering costs as compared to $269,261 during fiscal 2004.

Payment of Debt Issue Costs.    During fiscal 2005, we paid $991,177 in debt issue costs as compared to $270,982 during fiscal 2004. Of the debt issuance costs paid in the current fiscal year, we wrote off $901,846 as abandoned debt issue costs.

Payments on Line of Credit, Net.    During fiscal 2005, we made net payments on our lines of credit of $643,388 as compared to receiving net proceeds on our lines of credit of $714,533 during fiscal 2004.

Proceeds from Long-Term Debt and Long-Term Convertible Debt.    During fiscal 2005, we received proceeds from long-term convertible debt in the amount of $2,850,000, compared to proceeds of $565,000 during fiscal 2004.

Payments on Long-Term Debt and Long-Term Convertible Debt.    During fiscal 2005, we repaid $837,610 on our debt obligations as compared to $545,411 during fiscal 2004.

Net Cash Provided by Financing Activities.    The net cash provided by financing activities during fiscal 2005 was $29,295,206, compared to $4,900,830 in cash provided by financing activities during fiscal 2004.

Cash and Cash Equivalents increased during fiscal 2005 by $24,465,296 compared to a decrease of $60,346 during fiscal 2004. These changes increased the ending cash balance at September 30, 2005 to $24,720,713, which was comprised entirely of cash included in continuing operations, and decreased the ending cash balance at September 30, 2004 to $315,763, which was comprised of cash included in continuing operations of $245,064 and cash included in discontinued operations of $10,353.

LIQUIDITY AND CAPITAL RESOURCES

At September 30, 2005, the Company had working capital of $32,031,397, as compared to negative working capital of $1,081,487 at September 30, 2004. The increase in working capital was primarily due to funds received in April 2005 and September 2005 related to our sale of Series A Preferred Stock and registered common shares, respectively. As of September 30, 2005, we had $38,402,221 in current assets, including accounts receivable of $988,853 and a cash balance of $24,720,713. At that time, our current liabilities were $6,370,824. We had long-term liabilities of $2,849,943. Most of our long-term liabilities relate to our long-term convertible debt as well as the mortgage on our development and testing laboratory.

From our inception on December 18, 1981 through September 30, 2005, we have incurred losses in the amount of $62,008,636. For the year ended September 30, 2005, we recognized a $14,369,273 net loss from continuing operations, and negative cash flow from operations. If the Company does not operate at a profit in the future, it may be unable to continue operations at the present level or at all.

We have been successful in the past in obtaining debt and equity financing. For the years ended September 30, 2005, 2004 and 2003, we received net cash proceeds from the issuance of common stock of $21,113,474, $4,706,951, and $1,577,100. For the years ended September 30, 2005, 2004 and 2003, we received cash proceeds from long-term debt and long-term convertible debt to stockholders of $2,850,000, $565,000, and $2,505,000. For the years ended September 30, 2005, 2004 and 2003, we received net cash proceeds from the issuance of convertible preferred stock of $8,315,000, $0, and $0. Subsequent to year end, the Company received net cash proceeds from the issuance of common stock of $13,328,524 through December 5, 2005.

Historically, we have relied for working capital upon private placements and public offerings of our common stock, which have been sold at a discount from the market price. We have also previously sold our stock purchase warrants, convertible preferred stock and convertible promissory notes bearing interest in private placements. The warrants and notes have been convertible into shares of our common stock at a discount. On March 17, 2005, our shareholders approved an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000. Our principal needs for liquidity in the past have been to fund working capital, pay for research and development of the Rentech Process, pay the costs of acquiring and funding our paint, oil and gas field services and industrial automation segments, invest in advanced technology companies, pay dividends on preferred stock and to pay acquisition costs associated with acquiring ammonia plants.

Our business historically has focused on the research and development of our Fisher-Tropsch technology, and licensing it to third parties. During fiscal 2004, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring equity interests in existing nitrogen fertilizer plants currently configured to use natural gas as feedstock. We would convert the nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstock than natural gas, and add our Rentech Process to produce Fischer-Tropsch liquid hydrocarbon products in addition to the nitrogen fertilizer products already being manufactured by the plants. This configuration would also provide the opportunity to produce power on-site. Our patent issued in October 2003 covers the integration of our Rentech Process with nitrogen fertilizer processes along with the addition of power production, and we refer to this integration as polygeneration. By converting domestic plants in this manner, we believe that we can significantly enhance the economic results of these plants. We are planning to initially implement this strategy by purchasing Royster-Clark Nitrogen, Inc. which owns a nitrogen fertilizer plant in East Dubuque, Illinois. On November 5, 2005 we entered into an agreement to purchase RCN for $50,000,000 plus net working capital at closing. We have a commitment from investors to purchase $35,000,000 of convertible debentures and intend to attempt to sell other securities to raise the balance of the purchase price. The business of RCN is highly seasonal and requires substantial working capital to operate during the period when nitrogen fertilizer sales are slow and to build inventory in anticipation of the planting season; we are attempting to obtain bank working capital financing for RCN, which will be essential to its operations. The conversion of the RCN plant is expected to take approximately three and a half years and to cost approximately $740,000,000. We will attempt to raise the funds for the conversion at the project level through both debt and equity sources, which will include a contribution by Rentech to the project. As of September 30, 2005, we have incurred $65,678 of acquisition costs related to this purchase, and we incurred approximately $100,000 of acquisition costs subsequent to September 30, 2005 through the date of this filing, which have been deferred until completion of this potential acquisition. Also, in November 2005, we deposited $2.5 million to an escrow account that will be applied to the purchase price of RCN or paid to Royster-Clark, Inc. as a break-up fee if the acquisition fails due to our inability to obtain financing, failure to obtain shareholder approval, or failure to obtain listing approval from AMEX for the acquisition of RCN. We are also reviewing other opportunities to acquire and convert nitrogen fertilizer plants.

In addition to nitrogen fertilizer plant conversions, we are also pursuing complementary or synergistic opportunities to develop projects at sites where there is no existing infrastructure or process plant ("greenfield" opportunities) for alternative fuels plants as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi that we and a partner would construct on currently undeveloped land situated along the Mississippi River at the Port of Natchez. The proposed Natchez Project would use the same gasification technology in the same configuration as we plan to install at RCN, as well as coal from the same Illinois mine as will be used at RCN, to produce FT fuels. The capital costs of acquisition and development of any such facilities could be equal to or greater than those envisioned for RCN, and would be financed, if at all, using a project level financing structure similar to the conversion financing of the RCN plant. We are presently negotiating site agreements and formalizing development plans. There is no assurance the Natchez Project will proceed as presently contemplated.

Finally, we are exploring opportunities to participate with a partner in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants. We have commenced feasibility studies related to the potential development of biodiesel plants of various production capacities to be located adjacent to each of our proposed polygeneration facilities. The capital costs of acquisition and development of any such facilities would be financed, if at all, using a project level financing structure.

In October 2005, we paid $1,400,000 to acquire the 50% equity interest in Sand Creek Energy, LLC that we did not already own. We plan to build and operate on the site what we believe will be the United States' first fully integrated Fischer-Tropsch, coal-to-liquids, product development unit ("PDU") research facility. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies and the Rentech Process. With the PDU in operation, we will be able to optimize the operating conditions of the FT synthesis and upgrading section for producing different specialized cuts of fuels. The products from the facility will be used to supply test quantities of these ultra-clean fuels to potential licenses and customers. We expect the PDU to be operating by the end of calendar 2006 and to cost approximately $21,000,000.

To achieve our objectives as planned for fiscal 2006, we will need substantial amounts of capital that we do not now have. The success of any given project will be based, in part, on the success of the related project level financing. In order to fund our working capital requirements and to fund our other plans, we expect to issue additional shares of common stock, we may issue shares of convertible preferred stock or other securities convertible into common stock or we may enter into additional debt instruments. Some of the securities to be offered will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent an available exemption from registration. A substantial increase in indebtedness could result in substantially increased interest costs and the issuance of additional preferred stock could increase dividend costs, as well as transactional and other costs. Moreover, the level of corporate activity required to pursue the opportunities and objectives outlined above, and described under Item 1—Business, has resulted in a materially increased cash burn rate, including costs for consultants, attorneys, accountants, financial advisors, and other service providers, as well as the need for additional personnel, systems, and expense for the company. These costs are expected to continue, and to rise. As relates to the capital requirements of the PDU and the Company's working capital requirements as projected for fiscal 2006, we believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

CONTRACTUAL OBLIGATIONS

In addition to the lines of credit and long-term convertible debt previously described, we have entered into various other contractual obligations. The following table lists our significant contractual obligations at September 30, 2005:

Contractual Obligations	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Notes payable to related parties	$199,109	$—	$199,109	$—	$—
Lines of credit	499,218	499,218	—	—	—
Short-term debt	876,972	876,972	—	—	—
Long-term debt	1,578,947	254,973	318,184	100,745	905,045
Long-term convertible debt	1,373,364	729,406	—	—	643,958
Short-term convertible debt	1,020,862	1,020,862	—	—	—
Operating leases	676,933	193,166	304,296	179,316	155
Interest payments on debt	1,045,642	108,689	147,569	125,612	663,772
Retirement payables	1,561,822	905,683	656,139	—	—

	$8,832,869	$4,588,969	$1,625,297	$405,673	$2,212,930

We are a guarantor on the $500,000 line of credit with Premier Bank until it matures on May 1, 2006. On July 29, 2005, the line of credit was transferred from REN to Petroleum Mud Logging, Inc. The terms of the loan remain the same, however, the guarantee by the minority shareholder of REN and the collateral of the first deed of trust on the real property of REN were eliminated from the loan collateral.

We have entered into various long-term promissory notes, with monthly principal and interest payments of $14,016, at interest rates of 0% to 9.6%, which are collateralized by certain fixed assets of the Company. The interest rate assumptions used to determine the estimated interest payments were derived from existing loan contracts. For fixed interest loans, we used the fixed rate. For variable interest loans, we used the current rate in effect as of September 30, 2005

We have leased office space under a non-cancelable operating lease, which expires October 31, 2009, with a renewal option for an additional five years. In addition we have entered into various other operating leases, which expire through September 2007.

In addition to the contractual obligations previously described, we have entered into various other commercial commitments. The following table lists these commitments at September 30, 2005:

	Amount of Commitment Expiration Per Period
Other Commercial Commitments	Less than 1 year	2-3 years	4-5 years	After 5 years	Total
Employment agreements	$282,146	$210,183	$—	$—	$492,329

	$282,146	$210,183	$—	$—	$492,329

We have entered into various employment agreements with officers of the Company which extend from January 1, 2001 to December 31, 2007. These agreements describe annual compensation as well as the compensation that we must pay upon termination of employment.

In addition, on November 5, 2005, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc. entered into a definitive Stock Purchase Agreement with Royster-Clark for the purchase of all the issued and outstanding shares of capital stock of RCN. Under the terms of the agreement, we, subject to shareholder approval, financing of the project, and other conditions, will pay $50 million for the stock, plus an amount equal to net working capital at closing. Should we fail to obtain financing, and should the acquisition fail for that reason or for lack of shareholder approval, our agreement requires that we pay RCN's parent a break-up fee of $2.5 million. Concurrently with the closing of the purchase of RCN, we are obligated to enter into a Distribution Agreement with a subsidiary of Royster-Clark, pursuant to which the subsidiary would be obligated to use commercially reasonable efforts to promote the sale of, and to solicit and secure orders for the nitrogen fertilizer products manufactured at the East Dubuque facility from its customers, and to purchase from us all nitrogen fertilizer products manufactured at the facility for prices to be negotiated in good faith from time to time.

On November 15, 2005, we entered into an engagement letter agreement with Credit Suisse First Boston LLC ("CSFB") for CSFB to act as our exclusive financial advisor with respect to the development, financing and review of certain financing matters in connection with the East Dubuque and Natchez projects. Under the letter agreement, we are obligated to pay CSFB an upfront retainer fee, a monthly retainer fee and success fees based on the completion of financings for the East Dubuque and Natchez projects as well as financing fees based on the gross proceeds raised by CSFB in connection with debt or equity financings for the projects.

Recent Accounting Pronouncements From Financial Statement Disclosures

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25.

SFAS No. 123(R) must be adopted in the first interim or annual period beginning after June 15, 2005. The statement allows companies to adopt its provisions using either of the following transition alternatives:

The modified prospective method, which results in the recognition of compensation expense using SFAS No. 123(R) for all share-based awards granted after the effective date and the recognition of compensation expense using SFAS No. 123 for all previously granted share-based awards that remain unvested at the effective date; or

The modified retrospective method, which results in applying the modified prospective method and restating prior periods by recognizing the financial statement impact of share-based payments in a manner consistent with the pro forma disclosure requirements of SFAS No. 123. The modified retrospective method may be applied to all prior periods presented or previously reported interim periods of the year of adoption.

The Company currently plans to adopt SFAS No. 123(R) on October 1, 2005, using the modified prospective method. This change in accounting is expected to materially impact the Company's financial position. The Company currently accounts for share-based payments to employees using the intrinsic value method, the Company's results of operations have not included the recognition of compensation expense for the issuance of stock option awards. Had the Company applied the fair-value criteria established by SFAS No. 123(R) to previous stock option grants, the impact to the Company's results of operations would have approximated the impact of applying SFAS No. 123, which was an increase to net loss of approximately $2.5 million in fiscal 2005, $185,000 in fiscal 2004 and $21,000 in fiscal 2003. The impact of applying SFAS No. 123 to previous stock option grants is further summarized in Note 1 to the consolidated financial statements. The Company believes that compensation expense recorded in future periods due to the implementation of SFAS No. 123(R) may be significantly higher than the amounts that would have been recorded in prior years.

The Company will be required to recognize expense related to stock options and other types of equity-based compensation beginning in fiscal year 2006 and such cost must be recognized over the period during which an employee is required to provide service in exchange for the award. The requisite service period is usually the vesting period. The standard also requires the Company to estimate the number of instruments that will ultimately be issued, rather than accounting for forfeitures as they occur. Additionally, the Company may be required to change its method for determining the fair value of stock options.

On March 29, 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107"), which expresses the SEC staff's view on SFAS No. 123(R). SAB 107 provides guidance regarding certain matters important to selecting and applying valuation models. We will consider SAB 107 in our implementation of SFAS No. 123(R).

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment of APB No. 29. This amendment eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary exchanges occurring in fiscal periods beginning after the date of this statement is issued. Retroactive application is not permitted. The Company is analyzing the requirements of this new statement and believes that its adoption will not have a significant impact on its financial position, results of operations or cash flows.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

 Interest Rate Risk.    We are exposed to the impact of interest rate changes related to our investment of current cash and cash equivalents. These funds are generally highly liquid with short-term maturities, and the related market risk is not considered material. Our long-term debt and certain of our short-term debt are at fixed rates of interest. The remainder of our short-term debt is at variable interest rates. A hypothetical increase or decrease in interest rates by 1% would have changed annual interest expense on the variable rate short-term loan by approximately $5,000 for the year ended September 30, 2005. We believe that fluctuations in interest rates in the near term will not materially affect our consolidated operating results, financial position or cash flow.

 Commodity Price Risk.    Upon consummation of our pending acquisition of RCN, we would be exposed to market risk due to changes in natural gas prices. Natural gas is a raw material used in the production of various nitrogen-based products that are manufactured at the East Dubuque facility or are purchased from vendors. Market prices of nitrogen-based products are affected by changes in natural gas prices as well as supply and demand and other factors. As a normal course of business, RCN currently produces nitrogen-based fertilizer products during the winter and early spring to supply its needs during the high sales volume spring season. Nitrogen-based inventory remaining at the end of the spring season will be subject to market risk due to changes in natural gas prices and supply and demand. Currently, RCN purchases natural gas for use in its East Dubuque facility on the spot market, and through short-term, fixed-supply, fixed-price and index-price purchase contracts which will lock in pricing for a portion of its natural gas requirements through the winter months which have demonstrated the highest degree of volatility. In the past, RCN has also purchased natural gas through short-term, fixed-supply, fixed-priced contracts. Notwithstanding these purchase contracts, RCN remains exposed to significant, although not excessive market risk. There has been a generally increasing trend in natural gas prices during the last three years due to various supply factors, including the increasing overall demand for natural gas from industrial users, which is affected, in part, by the general conditions of the United States economy, and other factors. Seasonal fluctuations exist within each year resulting from various supply and demand factors, such as the severity of winters affecting consumer consumption for heating, summers affecting industrial demand by utilities for electrical generation, among other factors. Changes in levels of natural gas prices and market prices of nitrogen-based products can materially affect RCN's financial position and results of operations (and could materially affect our financial position and results of operations after consummation of the acquisition). A hypothetical increase of $0.10 per MMBTU of natural gas could increase the cost to produce one ton of ammonia by approximately $3.50. RCN has experienced no difficulties in securing supplies of natural gas, however, natural gas is purchased at market prices and such purchases are subject to price volatility.

Upon conversion of the East Dubuque facility to use coal as feedstock, we similarly would be subject to market risk due to changes in coal prices. An increase in the price of coal, after the conversion is completed, or in other commodities that we may use as feedstock at other plants we might acquire in the future could also adversely affect our operating results. We intend to enter into long-term coal contracts with established prices that are subject to escalators based on certain routine metrics. We expect that the term of the contracts will be 20 years. Coal demand in the domestic market is currently at a high level, and coal pricing has increased year-over-year in nearly every significant domestic market. It is not practicable at this time to quantify the impact of a change in coal pricing as relates to the project as the coal contracts and final engineering of the project have not yet been completed.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

 Quarterly Results.    The following table presents unaudited consolidated operating results for each quarter within the two most recent fiscal years. We believe that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly the following quarterly results when read in conjunction with our consolidated financial statements included elsewhere in this report. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full fiscal year.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal Year 2005
Revenues	$1,769,725	$1,842,110	$1,856,952	$1,716,698
Gross Profit	$354,569	$544,004	$563,217	$510,603
Loss from operations	$(1,212,624)	$(3,855,235)	$(1,788,928)	$(3,702,922)
Net Loss from continuing operations	$(2,150,076)	$(5,036,821)	$(2,416,907)	$(4,765,469)
Net Loss	$(2,251,565)	$(4,656,737)	$(2,462,743)	$(4,987,852)
Loss Applicable to Common Stock	$(2,251,565)	$(4,656,737)	$(11,021,374)	$(5,429,221)
Loss from Continuing Operations Per Share	$(.02)	$(.05)	$(.03)	$(.05)
Loss Per Common Share	$(.03)	$(.05)	$(.12)	$(.06)
Fiscal Year 2004
Revenues	$1,146,318	$1,256,845	$1,629,020	$1,674,097
Gross Profit	$371,392	$413,779	$467,926	$417,404
Loss from operations	$(1,269,879)	$(1,348,923)	$(1,039,096)	$(1,136,289)
Net Loss from continuing operations	$(1,657,465)	$(1,575,038)	$(1,219,691)	$(2,040,364)
Net Loss	$(1,917,643)	$(1,675,379)	$(1,184,087)	$(2,433,584)
Loss Applicable to Common Stock	$(1,917,643)	$(1,675,379)	$(1,184,087)	$(2,433,584)
Loss from Continuing Operations Per Share	$(.02)	$(.02)	$(.01)	$(.02)
Loss Per Common Share	$(.02)	$(.02)	$(.01)	$(.03)

The increased net loss of during the second quarter of fiscal 2005 resulting from $2,559,457 related to one-time write-offs of expenses directly related to the planned acquisition of RCN. We expensed $1,657,611 of abandoned acquisition costs and $901,846 of abandoned debt issue costs in the three months ended March 31, 2005. The increased loss applicable to common stock in the third quarter of fiscal 2005 resulted from an $8,558,631 deemed dividend related to a beneficial conversion feature and warrants issued in conjunction with Series A Preferred Stock. The warrants were charged to deemed dividend upon issuance and the beneficial conversion feature was amortized to deemed dividends over 90 days, which was the earliest period the preferred shares could be converted into our common stock. In the fourth quarter of fiscal 2005, we expensed $1,561,822 of salary expenses related to retirement packages issued to the CEO and COO, we also expensed $332,500 of compensation expense related to a warrant issued to an entity controlled by the Company's current President, and we recorded an impairment of $206,500 on our investment in Global Solar Energy.

The financial statements identified in Item 15 are filed as part of this Annual Report on Form 10-K.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had a change of independent auditors during our two most recent fiscal years or subsequent interim period.

ITEM 9A. CONTROLS AND PROCEDURES

 Disclosure Controls and Procedures.    As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of its management, including the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) of the Exchange Act). Based upon that evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that the Company's disclosure controls and procedures are effective to provide reasonable assurance that information is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and that such information is accumulated and communicated to the Company's management, including the Chief Executive Officer and the Chief Financial Officer as appropriate, to allow timely decisions regarding required disclosure.

 Management's Report on Internal Control Over Financial Reporting.    Management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) or 15(d)-15(f) of the Exchange Act). Under the supervision and with the participation of the Company's management, including the Chief Executive Officer and the Chief Financial Officer, the Company conducted an evaluation of the effectiveness of its internal control over financial reporting based upon the framework in Internal Control—Integrated Frameworkissued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, the Company's management concluded that its internal control over financial reporting was effective as of September 30, 2005.

Management's assessment of the effectiveness of the Company's internal control over financial reporting as of September 30, 2005, has been audited by Ehrhardt Keefe Steiner & Hottman and they have issued an attestation report on the management's assessment of internal control over financial reporting.

 Changes in Internal Control over Financial Reporting.    There has been no change in the Company's internal control over financial reporting during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

Not applicable.

PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Directors and Executive Officers

The information required by Item 10 regarding our directors, executive officers and audit committee is incorporated by reference from the information under the caption "Election of Directors Proxy Item 1" in our definitive proxy statement for our 2006 annual meeting of shareholders which we will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is filed with this report as Exhibit 14. This Code of Ethics is posted on our Website. The Internet address for our Website is www.rentechinc.com, and the Code of Ethics is provided under the section called Corporate Governance.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to (other than technical, administrative or non-substantive amendments), or waiver from, a provision of our Code of Ethics by posting such information on our Website, at the address and general location specified in the previous paragraph.

Audit Committee Financial Expert

The Company has determined that a member of the Audit Committee of the Board of Directors, Thomas L. Bury, qualifies as an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K, and that he is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

Section 16(A) Beneficial Ownership Reporting Compliance

Based solely upon our review of Securities and Exchange Commission Forms 3 and 4 and amendments to those forms submitted to us during the most recent fiscal year, we have identified no persons who were at any time during the fiscal year a director, officer, or beneficial owner of more than 10% of any class of equity securities and who failed to file such forms on a timely basis with the SEC, as required by Section 16(a) of the Securities Exchange Act during the most recent fiscal year or prior fiscal years.

ITEM 11. EXECUTIVE COMPENSATION

The information required by Item 11 of Form 10-K is incorporated by reference to the information contained in the section captioned "Executive Compensation" in our definitive proxy statement for our 2006 annual meeting of shareholders which we will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information with respect to this item is incorporated herein by reference from the section entitled "Security Ownership of Certain Beneficial Owners and Management" in our definitive proxy statement for our 2006 annual meeting of shareholders which we will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information with respect to this item is incorporated herein by reference from the section entitled "Certain Relationships and Related Transactions" in our definitive proxy statement for our 2006 annual meeting of shareholders which we will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this item is included under the caption "Principal Accountant Fees and Services" in our definitive proxy statement for our 2006 annual meeting of shareholders which we will file with the Securities and Exchange Commission within 120 days after the end of the fiscal year covered by this report.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Financial Statements. See Index to Financial Statements and Schedule at page F-1.

(b)
Exhibits Required by Item 601 of Regulation S-K. See Index to Exhibits.

(c)
Financial Statement Schedules. See Index to Financial Statements and Schedules at page F-1.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RENTECH, INC.
Date: December 9, 2005	/s/ D. HUNT RAMSBOTTOM D. Hunt Ramsbottom, President and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: December 9, 2005	/s/ D. HUNT RAMSBOTTOM D. Hunt Ramsbottom, President and Director
Date: December 9, 2005	/s/ DENNIS L. YAKOBSON Dennis L. Yakobson, Chief Executive Officer and Director
Date: December 9, 2005	/s/ RONALD C. BUTZ Ronald C. Butz, Chief Operating Officer and Director
Date: December 9, 2005	/s/ GEOFFREY S. FLAGG Geoffrey S. Flagg, Chief Financial Officer
Date: December 9, 2005	/s/ THOMAS L. BURY Thomas L. Bury, Director
Date: December 9, 2005	/s/ ERICH W. TIEPEL Erich W. Tiepel, Director
Date: December 9, 2005	/s/ MICHAEL F. RAY Michael F. Ray, Director
Date: December 9, 2005	/s/ DAVID P. ZIMEL David P. Zimel, Director

RENTECH, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Rentech, Inc.
Denver, Colorado

We have audited the accompanying consolidated balance sheets of Rentech Inc. and Subsidiaries (the "Company") as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years ended September 30, 2005. We also have audited management's assessment, included in the accompanying Management's Report on Internal Control over Financial Reporting included in Item 9A, that the Company maintained effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the "COSO Criteria"). The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on these consolidated financial statements, an opinion on management's assessment, and an opinion on the effectiveness of the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the three years ended September 30, 2005 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, management's assessment that the Company maintained effective internal control over financial reporting as of September 30, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the "COSO Criteria"). Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the "COSO Criteria").

                      /s/ Ehrhardt Keefe Steiner & Hottman PC

December 5, 2005

Denver, Colorado

RENTECH, INC.

Consolidated Balance Sheets

	September 30,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$24,720,713	$245,064
Accounts receivable, net of $136,255 allowance for doubtful accounts (Note 18)	988,853	770,028
Costs in excess of billings	—	14,253
Subscription receivable (Note 11)	12,255,550	—
Other receivables, net	391,430	78,133
Receivable from related party (Note 6)	22,154	18,868
Prepaid expenses and other current assets	23,521	15,566
Assets held for sale, current (Note 2)	—	1,099,230

Total current assets	38,402,221	2,241,142

Property and equipment, net (Note 4)	3,394,488	3,405,465

Other assets
Licensed technology, net of accumulated amortization of $2,763,870 (2005) and $2,535,089 (2004)	667,278	896,059
Goodwill, net of accumulated amortization of $30,725 (Note 14)	166,713	166,713
Investment in advanced technology companies (Note 5)	405,000	611,500
Technology rights, net of accumulated amortization of $230,197 (2005) and $201,422 (2004)	57,549	86,324
Deferred acquisition costs (Note 1)	65,678	413,944
Deposits and other assets	333,022	397,455
Assets held for sale, non-current (Note 2)	—	1,160,686

Total other assets	1,695,240	3,732,681

Total assets	$43,491,949	$9,379,288

(Continued on following page.)

See notes to consolidated financial statements.

RENTECH, INC.

Consolidated Balance Sheets

(Continued from previous page.)

	September 30,
	2005	2004
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$567,927	$406,085
Billings in excess of costs and estimated earnings (Note 13)	—	107,280
Accrued payroll and benefits	362,772	351,801
Deferred compensation (Note 20)	326,508	434,646
Accrued liabilities	826,503	197,971
Accrued retirement payable (Note 12)	905,683	—
Lines of credit payable, net of debt issuance costs (Note 10)	499,218	692,509
Short-term debt (Note 8)	876,972	—
Current portion of long-term debt (Note 8)	254,973	55,183
Short-term convertible debt (Note 9)	1,020,862	—
Current portion of long-term convertible debt to stockholders (Note 9)	729,406	55,733
Liabilities held for sale, current	—	1,021,421

Total current liabilities	6,370,824	3,322,629

Long-term liabilities
Long-term debt, net of current portion (Note 8)	1,323,974	1,079,498
Long-term convertible debt to stockholders, net of current portion (Note 9)	643,958	1,657,210
Convertible notes payable to related parties (Note 20)	199,109	185,166
Lessee deposits	7,485	7,485
Accrued retirement payable (Note 12)	656,139	—
Investment in Sand Creek (Note 6)	19,278	18,911
Investment in FT Solutions, LLC (Note 7)	—	70,525

Total long-term liabilities	2,849,943	3,018,795

Total liabilities	9,220,767	6,341,424

Minority interest (Note 15)	—	—

Commitments and contingencies (Notes 1 and 12)
Stockholders' equity (Note 11)
Preferred stock—$10 par value; 1,000,000 shares authorized; 90,000 series A convertible preferred shares authorized and issued and 59,000 series A convertible preferred shares outstanding, liquidation preference of $5,900,000	590,000	—
Series C participating cumulative preferred stock—$10 par value; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.01 par value; 250,000,000 shares authorized; 110,120,500 and 89,708,509 shares issued and outstanding	1,101,205	897,085
Additional paid-in capital	94,588,613	49,790,518
Accumulated deficit	(62,008,636)	(47,649,739)

Total stockholders' equity	34,271,182	3,037,864

Total liabilities and stockholders' equity	$43,491,949	$9,379,288

See notes to consolidated financial statements.

RENTECH, INC.

Consolidated Statements of Operations

	For the Years Ended September 30,
	2005	2004	2003
Revenues (Notes 17 and 18)
Service revenues	$7,185,485	$5,706,280	$4,496,011

Cost of sales
Service costs	5,213,092	4,035,779	2,940,022

Gross profit	1,972,393	1,670,501	1,555,989

Operating expenses
General and administrative expense	11,600,551	5,268,791	5,824,773
Depreciation and amortization	435,632	446,667	740,409
Research and development	495,919	749,230	747,081

Total operating expenses	12,532,102	6,464,688	7,312,263

Loss from operations	(10,559,709)	(4,794,187)	(5,756,274)

Other income (expenses)
Impairment of investments (Notes 5, 14 and 15)	(206,500)	(588,500)	(1,926,429)
Equity in loss of investee (Notes 6 and 7)	(735,815)	(252,415)	(205,890)
Interest income	81,364	14,842	23,299
Interest expense	(2,888,392)	(858,731)	(943,422)
Gain (loss) on disposal of fixed assets	1,207	(13,567)	(3,604)

Total other income (expense)	(3,748,136)	(1,698,371)	(3,056,046)

Minority interest in subsidiary's net loss (Notes 1 and 15)	—	—	—

Net loss from continuing operations before income taxes	(14,307,845)	(6,492,558)	(8,812,320)
Income tax expense (Note 16)	(61,428)	—	—

Net loss from continuing operations	(14,369,273)	(6,492,558)	(8,812,320)

Discontinued operations:
Net loss from discontinued operations (Note 2)	(446,125)	(718,135)	(723,085)
Gain on sale of discontinued operations, net of tax of $6,172	456,501	—	—

	10,376	(718,135)	(723,085)

Net loss	$(14,358,897)	$(7,210,693)	$(9,535,405)

Deemed dividend related to beneficial conversion feature and warrants (Note 11)	(9,000,000)	—	—
Cash dividends paid to preferred stockholders	(341,475)	—	—

Net loss applicable to common stockholders	$(23,700,372)	$(7,210,693)	$(9,535,405)

Basic and diluted loss per common share:
Continuing operations, including dividends	$(.256)	$(.076)	$(.119)
Discontinued operations	$.001	$(.008)	$(.010)

Basic and diluted loss per common share	$(.255)	$(.084)	$(.129)

Basic and diluted weighted-average number of common shares outstanding	92,918,545	85,932,544	73,907,041

See notes to consolidated financial statements.

RENTECH, INC.

Consolidated Statements of Stockholders' Equity

	Convertible Preferred Stock
	Series A		Series B		Common Stock
							Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, September 30, 2002	—	—	—	—	71,790,667	$717,907	$38,629,676	$(30,903,641)	$8,443,942
Common stock issued for cash, net of offering costs of $92,722 (Note 11)	—	—	—	—	3,502,847	35,028	1,448,531	—	1,483,559
Common stock issued for options and warrants exercised (Note 11)	—	—	—	—	82,000	820	65,600	—	66,420
Common stock issued for conversion of convertible notes (Note 11)	—	—	—	—	3,661,071	36,611	1,662,179	—	1,698,790
Common stock granted/earned for services (Note 11)	—	—	—	—	300,000	3,000	156,000	—	159,000
Offering costs of convertible notes (Note 11)	—	—	—	—	—	—	710,805	—	710,805
Net loss	—	—	—	—	—	—	—	(9,535,405)	(9,535,405)

Balance, September 30, 2003	—	—	—	—	79,336,585	$793,366	$42,672,791	$(40,439,046)	$3,027,111
Common stock issued for cash, net of offering costs of $95,600 (Note 11)	—	—	—	—	986,665	9,867	338,533	—	348,400
Common stock issued for options and warrants exercised, net of offering costs of $155,595 (Note 11)	—	—	—	—	5,736,687	57,367	4,049,990	—	4,107,357
Common stock issued for conversion of convertible notes (Note 11)	—	—	—	—	3,569,835	35,698	1,647,218	—	1,682,916
Stock options granted for services (Note 11)	—	—	—	—			28,522	—	28,522
Stock options granted for stand-still agreement (Note 11)	—	—	—	—			117,235	—	117,235
Warrants granted for services (Note 11)	—	—	—	—			44,588	—	44,588
Warrants issued in conjunction with line of credit (Notes 10 and 11)	—	—	—	—			511,962	—	511,962
Common stock issued for services (Note 11)	—	—	—	—	78,737	787	72,679	—	73,466
Offering costs of convertible notes (Note 11)	—	—	—	—	—	—	307,000	—	307,000
Net loss	—	—	—	—	—	—	—	(7,210,693)	(7,210,693)

Balance, September 30, 2004	—	$—	—	$—	89,708,509	$897,085	$49,790,518	$(47,649,739)	$3,037,864

See notes to consolidated financial statements.

RENTECH, INC.

Consolidated Statements of Stockholders' Equity

	Convertible Preferred Stock
	Series A		Series C		Common Stock
							Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Common stock issued for cash and subscription receivable, net of offering costs of $40,465 (Note 11)	—	—	—	—	13,436,000	134,360	30,727,975	—	30,862,335
Common stock issued for options and warrants exercised (Note 11)	—	—	—	—	2,475,249	24,752	2,481,937	—	2,506,689
Common stock issued for conversion of convertible notes (Note 9 and 11)	—	—	—	—	2,256,219	22,562	1,105,547	—	1,128,109
Stock options and warrants granted for services (Note 11)	—	—	—	—	—	—	592,846	—	592,846
Stock options granted for stand-still agreement (Note 11)	—	—	—	—	—	—	178,766	—	178,766
Warrants issued in conjunction with break-up fees (Note 11)	—	—	—	—	—	—	501,901	—	501,901
Warrants issued in conjunction with bridge loans (Notes 10 and 11)	—	—	—	—	—	—	1,141,126	—	1,141,126
Common stock issued for services (Note 11)	—	—	—	—	6,579	66	9,693	—	9,759
Preferred stock issued, net of offering costs (Note 11)	90,000	900,000	—	—	—	—	7,415,000	—	8,315,000
Cash dividend paid on preferred stock (Note 11)	—	—	—	—	—	—	(341,475)	—	(341,475)
Preferred stock converted into common stock (Note 11)	(31,000)	(310,000)	—	—	2,237,944	22,380	287,620	—	—
Offering costs of convertible notes (Note 11)	—	—	—	—	—	—	697,159	—	697,159
Net loss	—	—	—	—	—	—	—	(14,358,897)	(14,358,897)

Balance, September 30, 2005	59,000	$590,000	—	$—	110,120,500	$1,101,205	$94,588,613	$(62,008,636)	$34,271,182

See notes to consolidated financial statements.

RENTECH, INC.

Consolidated Statements of Cash Flows

	For the Years Ended September 30,
	2005	2004	2003
Cash flows from operating activities
Net loss	$(14,358,897)	$(7,210,693)	$(9,535,405)

Adjustments to reconcile net loss to net cash used in operating activities
Increase in allowance for doubtful accounts	—	—	5,500
Depreciation	411,210	425,854	420,559
Amortization	257,556	322,649	606,579
Accrued interest expense	147,690	43,655	80,380
Non-cash interest expense	2,386,749	432,415	567,524
Non-cash lease commission expense	3,782	3,782	1,575
Write-off of acquisition costs	1,807,057	—	—
Write-off of debt issue costs	901,846	—	—
Write-off of offering costs	184,234	—	—
Write-off of commission deposit	—	—	40,000
Salaries expense paid through debt	—	357,878	800,341
Impairment of investments	206,500	646,367	2,201,682
Bad debt expense	—	125,755	625,636
Net gain on sale of subsidiaries	(462,673)	—	—
Interest income on receivable from related party	—	—	(10,058)
(Gain)/Loss on disposal of fixed assets	(1,207)	252,393	1,118
Equity in loss of investee	735,815	252,415	205,890
Minority interest in net loss of subsidiary	—	(154,269)	(142,441)
Common stock issued for services	9,759	73,466	159,000
Stock options and warrants issued for services and aborted offering costs	873,941	73,110	—
Changes in operating assets and liabilities
Accounts receivable	(100,811)	(154,082)	242,594
Costs and estimated earnings in excess of billings	176,928	305,060	306,657
Other receivables and receivable from related party	(106,583)	(43,147)	29,606
Inventories	(64,645)	129,890	(110,647)
Prepaid expenses and other current assets	586,398	389,912	290,781
Accounts payable	206,076	(352,416)	74,307
Billings in excess of costs and estimated earnings	(22,815)	108,780	(138,485)
Accrued retirement payable	1,561,822	—	—
Accrued liabilities, accrued payroll and other	363,132	(414,599)	192,014

Net cash used in operating activities	(4,297,136)	(4,385,825)	(3,085,293)

Cash flows from investing activities
Purchase of property and equipment	(214,805)	(183,988)	(161,221)
Proceeds from disposal of fixed assets	8,219	5,600	3,674
Cash used in equity investees	(805,973)	(178,049)	(196,684)
Proceeds from sale of subsidiary	1,644,547	—	—
Payment of acquisition costs	(1,150,101)	(234,571)	—
Deposits and other assets	(14,661)	15,657	(46,747)

Net cash used in investing activities	(532,774)	(575,351)	(400,978)

(Continued on the following page)

See notes to consolidated financial statements.

(Continued from previous page)

	For the Years Ended September 30,
	2005	2004	2003
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	21,113,474	4,706,951	1,577,100
Proceeds from issuance of convertible preferred stock, net of offering costs	8,315,000	—	—
Proceeds from stock subscription receivable	—	—	76,186
Payment of dividends on preferred stock	(341,475)	—	—
Payment of offering costs	(169,618)	(269,261)	(92,722)
Payment of debt issuance costs	(991,177)	(270,982)	(146,071)
(Payments)/Proceeds on/from line of credit, net	(643,388)	714,533	(65,767)
Proceeds from long-term debt and long-term convertible debt	2,850,000	565,000	2,505,000
Payments on long-term debt and long-term convertible debt	(837,610)	(545,411)	(1,084,612)

Net cash provided by financing activities	29,295,206	4,900,830	2,769,114

Increase (decrease) in cash	24,465,296	(60,346)	(717,157)
Cash and cash equivalents, beginning of year	255,417	315,763	1,032,920

Cash and cash equivalents, end of year	24,720,713	255,417	315,763
Less cash included in discontinued operations, end of year	—	(10,353)	(45,770)

Cash and cash equivalents included in continuing operations, end of year	$24,720,713	$245,064	$269,993

Cash payments for interest	$384,987	$437,615	$368,553

Excluded from the statements of cash flows were the effects of certain non-cash investing and financing activities as follows:

	For the Years Ended September 30,
	2005	2004	2003
Issuance of common stock for conversion of convertible notes payable	$1,128,109	$1,682,916	$1,698,790
Purchase of annual insurance financed with a note payable	$587,919	$244,848	$215,855
Purchase of property and equipment financed with a note payable	$205,869	$102,014	$28,910
Deferred financing charges for convertible promissory notes	$315,685	$307,000	$710,806
Warrants issued in conjunction with convertible notes	$381,474	$—	$—
Warrants issued in conjunction with line of credit	$—	$511,962	$—
Reclassification of property and equipment to inventory	$—	$100,026	$—
Stock options issued for stand-still agreement	$—	$117,235	$—
Deferred acquisition costs included in accounts payable	$3,540	$62,138	$—
Deferred offering costs included in accounts payable	$—	$30,019	$—
Reclassification of inventory to property and equipment	$—	$—	$332,258
Issuance of common stock for exercise of stock options in partial settlement of accrued payroll	$—	$—	$65,600
Warrants issued in conjunction with preferred stock	$3,513,009	$—	$—
Issuance of common stock from conversion of preferred stock	$3,100,000	$—	$—
Issuance of common stock for stock subscription receivable	$12,255,550	$—	$—
Deemed dividend related to beneficial conversion feature and warrants	$9,000,000	$—	$—
Warrants issued in conjunction with bridge loans	$1,141,126	$—	$—
Reclassification of line of credit to long-term debt	$500,000	$—	$—
Stock options and warrants issued as acquisition costs	$305,150	$—	$—

See notes to consolidated financial statements.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies

Description of Business

Rentech, Inc. ("Rentech", "we", or "the Company") was incorporated in 1981 to develop and market processes, using Fischer-Tropsch technology ("the Rentech Process"), for conversion of synthesis gas derived from low-value, carbon-bearing solids or gases into high-value hydrocarbons, including high-grade diesel fuel, naphthas and waxes. Our business historically has focused on research and development of our Fischer-Tropsch (F-T) technology and licensing it to third parties.

In addition to our F-T alternative fuels segment, we own one subsidiary as of September 30, 2005. That is our oil and gas field services segment conducted through Petroleum Mud Logging, Inc., which is wholly owned.

On March 8, 2005, we sold our entire interest in our wholly owned subsidiary, OKON, Inc. Rentech was previously engaged in the manufacture and sale of stains, sealers and coatings through OKON. The sale included all the assets and intellectual properties of OKON. The stock of OKON was sold to Zinsser Co., Inc. according to the terms of a Stock Purchase Agreement dated March 8, 2005. The aggregate sales price was $2.0 million. Of this amount, $1.7 million was received at the closing of the sale and $300,000 is to be paid in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on OKON formulations and technologies. Proceeds of this transaction were used primarily to pay down short-term debt.

Effective August 1, 2005, we sold our 56% ownership interest in REN Testing Corporation, d/b/a REN Corporation. The purchasing entity was REN Holding Corporation (RHC), an Oklahoma corporation, consisting of a management group previously involved in REN. The sales price of the transaction was $1,175,000, payable in the form of earn-out payments based on RHC's qualified cash receipts. These qualified cash receipts are intended to include payments for sales and services received by REN from its customers. Not included as qualified cash receipts are any cash proceeds from loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-operating revenues.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain prior period amounts have been reclassified to conform to the fiscal year 2005 presentation.

Cash and Cash Equivalents

The Company considers highly liquid investments purchased with original maturities of three months or less and money market accounts to be cash equivalents.

Inventories Held for Sale

Inventories consist of raw materials, work-in-process and finished goods and are valued at the lower of cost (first-in, first-out) or market. Inventories held for sale consist of paint, stains and sealers from our former paint segment and test stand parts and hardware from our former industrial automation systems segment.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Allowance for Doubtful Accounts

The allowance for doubtful accounts reflects our best estimate of probable losses inherent in the accounts receivable balance. We determine the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Licensed Technology

Licensed technology represents costs incurred by the Company primarily for the retrofit of a plant used for the purpose of demonstrating the Company's proprietary technology to prospective licensees, which it licenses to third parties under various fee arrangements. The Company originally capitalized $3,431,148, which was comprised of $2,655,846 of retrofitting costs and $775,302 in costs related to a three week demonstration run at the plant. These capitalized costs are carried at the lower of amortized cost or net realizable value and are being amortized over fifteen years.

Technology Rights

Technology rights are recorded at cost and are being amortized on a straight-line method over a ten-year estimated life. The technology rights represent certain rights and interest in Rentech's licensed technology that were repurchased by Rentech in

November 1997 from a company for consideration consisting of 200,000 shares of common stock and 200,000 warrants, which were valued at $287,746.

Goodwill

Goodwill, which relates to the acquisition of PML in 1999, is no longer being amortized, and is tested annually for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, which range from three to thirty years, except for leasehold improvements, which are amortized over the shorter of the useful life or the remaining lease term. Maintenance and repairs are expensed as incurred. Major renewals and improvements are capitalized. When property and equipment is retired or otherwise disposed of, the assets and accumulated depreciation or amortization is removed from the accounts and the resulting gain or loss is reflected in operations

Investment in Advanced Technology Companies

The Company has an investment in certain advanced technology companies (Note 5). The investment is stated at the estimated net realizable value and is evaluated periodically for impairment and is carried at the lower of cost or estimated net realizable value.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Investment in Sand Creek

The Company has a 50% investment in Sand Creek Energy, LLC as of September 30, 2005 (Note 6). The investment is accounted for using the equity method of accounting. Under such method, the Company's proportionate share of net income (loss) is included as a separate item in the statement of operations. On October 7, 2005, Rentech Development Corporation purchased the remaining 50% ownership interest in Sand Creek Energy, LLC for a purchase price of $1,400,000.

Investment in FT Solutions, LLC

The Company has a 50% interest in a joint venture named FT Solutions, LLC (Note 7). The joint venture is accounted for using the equity method of accounting. Under such method, the Company's proportionate share of net income (loss) is included as a separate item in the statement of operations.

Long-Lived Assets

Long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flow from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the asset's fair value.

Accrued Liabilities

The Company accrues significant expenses that occur during the year in order to match expenses to the appropriate period. These include audit and legal fees, as well as payroll expenses such as bonuses and vacation.

Revenue Recognition

For all of our operating segments, revenue is only recognized when there are no uncertainties regarding customer acceptance; persuasive evidence of an agreement exists documenting the specific terms of the transaction; the sales price is fixed or determinable; and collectibility is reasonably assured. Management assesses the business environment, the customer's financial condition, historical collection experience, accounts receivable aging and customer disputes to determine whether collectibility is reasonably assured. If collectibility is not considered reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

Revenues from oil and gas field services are recognized based upon services provided during each month. Revenues are based upon the number of days worked on a well multiplied by the agreed upon daily rate. For jobs that are completed within the same month, revenue is recognized in that month. For jobs that take place over two or more months, revenue is recognized based on the number of days worked in that month.

Technical services revenues are recognized as the services are provided during each month. Revenues from feasibility studies are recognized based on the percentage-of-completion method of accounting and per the terms of the contract. The percentage-of-completion method of accounting is discussed below in the section entitled Accounting for Fixed Price Contracts.

License fees and royalty fees are recognized when the revenue earning activities that are to be provided by the Company have been performed and no future obligation to perform services exists.

Rental income is recognized monthly as per the lease agreement, and is included in the alternative fuels segment as a part of service revenues.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Accounting for Fixed Price Contracts

Revenues from fixed price contracts are recognized on the percentage-of-completion method for projects in which reliable estimates of the degree of completion are possible. If reliable estimates are not available, the completed contract method is used. For contracts accounted for under the percentage-of-completion method, the amount of revenue recognized is the percentage of the total contract price that the cost expended to date bears to the anticipated final total cost, based upon current estimates of the cost to complete the contract. Contract costs include all labor and benefits, materials unique to or installed in the project, subcontract costs and allocations of indirect costs. General and administrative costs are charged to expense. Provisions for estimated losses on uncompleted contracts are provided for when determined, regardless of the completion percentage. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts that require such revisions become known.

Project managers make significant assumptions concerning cost estimates for labor hours, consultant hours and other project costs. Due to the uncertainties inherent in the estimation process, and the potential changes in customer needs as projects progress, it is at least reasonably possible that completion costs for some uncompleted projects may be further revised in the near-term and that such revisions could be material. We have no uncompleted contracts as of September 30, 2005.

Cost of Sales Expenses

Cost of sales expenses include direct materials, direct labor, indirect labor, employee fringe benefits and other miscellaneous costs to complete oil and gas field services and technical services.

General and Administrative Expenses

General and administrative expenses include salaries and fringe benefits, travel, consulting, occupancy, public relations and other costs incurred in each operating segment.

Research and Development Expenses

Research and development expenses include direct materials, direct labor, indirect labor, fringe benefits and other miscellaneous costs incurred to develop and refine certain technologies employed in the respective operating segment. These costs are expensed as incurred.

In addition to the research and development expenses noted above, the Company plans to build and operate, what the Company believes to be, the United States' first fully integrated Fischer-Tropsch, coal-to-liquids (CTL) Product Development Unit (PDU) facility at the Sand Creek Energy site. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies. With the PDU in operation, the Company will be able to define and develop operating parameters of diverse hydrocarbon feedstocks under varying conditions. Since the PDU will not be producing diesel fuel on a commercial scale, and the fuel will not initially be sold at a profit, the Company will expense the costs associated with PDU to research and development expense.

Advertising Costs

The Company recognizes advertising expense when incurred. Advertising expense was approximately $3,050, $16,450 and $31,900 for the years ended September 30, 2005, 2004 and 2003.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Minority Interest

Minority interests in the net assets of subsidiaries are reflected separately in the consolidated financial statements below current liabilities. Minority interests in the net loss of a subsidiary are reflected as an addition to consolidated net loss, reduced by the excess of any losses applicable to the minority interest in a subsidiary that exceed the minority interest in the equity capital of the subsidiary. The Company accounts for the excess loss in accordance with Accounting Research Bulletin No. 51, "Consolidated Financial Statements" ("ARB 51") as the minority interest shareholders have no obligation to make good on such losses. As of September 30, 2004, the Company had a minority interest excess loss of $134,919, which was charged against the majority interest on the Consolidated Statement of Operations, reducing the total minority interest expense to $154,269, which is shown as a reduction of loss from discontinued operations on the Consolidated Statement of Operations. As of July 31, 2005, prior to selling our 56% ownership interest in REN Corporation, the Company had a minority interest excess loss of $255,527, of which $120,608 was charged against the majority interest on the Consolidated Statement of Operations, reducing the total minority interest expense to $0 for fiscal year 2005.

Income Taxes

The Company accounts for income taxes under the liability method, which requires an entity to recognize deferred tax assets and liabilities. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Net Loss Per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share.

For the years ended September 30, 2005, 2004, and 2003, total stock options of 4,661,000, 3,131,500 and 4,827,766, total stock warrants of 12,111,952, 3,875,602 and 6,599,905, total long-term convertible debt which is convertible into shares of common stock of 3,526,356, 4,185,137and 6,408,114, total Series A convertible preferred stock which is convertible into a maximum number of shares of common stock of 7,375,000, 0 and 0 and total convertible notes payable to related parties which is convertible into shares common stock of 429,959, 393,009 and 559,720 in fiscal years 2005, 2004 and 2003 were not included in the computation of diluted loss per share because their effect was anti-dilutive.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and receivables.

The Company's cash is in demand deposit accounts placed with federally insured financial institutions. Such deposit accounts exceed federally insured limits as of September 30, 2005. The Company has not experienced any losses on such accounts.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk (continued)

Concentrations of credit risk with respect to accounts receivable are higher due to a few customers dispersed across geographic areas. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. Generally, the Company does not require collateral from its customers.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. Fair values of receivables, other current assets, accounts payable, accrued liabilities and other current liabilities are assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

The carrying amount of convertible debt and other debt outstanding also approximates their fair value as of September 30, 2005 and 2004 because interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company.

Stock Option Plan

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options issued to employees when the exercise price of the Company's stock options granted is less than the market price of the underlying common stock on the date of grant.

Statement of Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock options plans had been determined in accordance with the fair value based method prescribed in SFAS No. 123. To provide the required pro forma information, the Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model.

The Company applies Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation ("FIN 44"). FIN 44 clarifies the application of APB Opinion 25 for certain issues related to stock issued to employees.

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Stock Option Plan (continued)

Under the accounting provisions for SFAS No. 123, the Company's net loss and net loss per share would have been increased by the pro forma amounts indicated below:

	For the Years Ended September 30,
	2005	2004	2003
Net loss from continuing operations
As reported	$(23,710,748)	$(6,492,558)	$(8,812,320)
Add: Stock based employee compensation expense included in net income, net of related tax effects	332,500	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,461,450)	(185,817)	(20,808)

Pro forma	$(25,839,698)	$(6,678,375)	$(8,833,128)
Loss per common share from continuing operations
As reported	$(.256)	$(.076)	$(.119)
Pro forma	$(.278)	$(.078)	$(.120)
Net gain/(loss) from discontinued operations
As reported	$10,376	$(718,135)	$(723,085)
Pro forma	$10,376	$(718,135)	$(723,085)
Gain/(Loss) per common share from discontinued operations
As reported	$.001	$(.008)	$(.010)
Pro forma	$.001	$(.008)	$(.010)
Loss applicable to common stock
As reported	$(23,700,372)	$(7,210,693)	$(9,535,405)
Add: Stock based employee compensation expense included in net income, net of related tax effects	332,500	—	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,461,450)	(185,817)	(20,808)

Pro forma	$(25,829,322)	$(7,396,510)	$(9,556,213)
Loss per common share
As reported	$(.255)	$(.084)	$(.129)
Pro forma	$(.278)	$(.086)	$(.129)

Comprehensive Loss

Comprehensive loss is comprised of net loss and all changes to the consolidated statement of stockholders' equity except those changes made due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the years ended September 30, 2005, 2004, and 2003, the Company had no items of comprehensive loss other than net loss; therefore, a separate statement of comprehensive loss has not been presented for these periods.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) must be adopted in the first interim or annual period beginning after June 15, 2005. The statement allows companies to adopt its provisions using either of the following transition alternatives:

  The modified prospective method, which results in the recognition of compensation expense using SFAS No. 123(R) for all share-based awards granted after the effective date and the recognition of compensation expense using SFAS No. 123 for all previously granted share-based awards that remain unvested at the effective date; or

  The modified retrospective method, which results in applying the modified prospective method and restating prior periods by recognizing the financial statement impact of share-based payments in a manner consistent with the pro forma disclosure requirements of SFAS No. 123. The modified retrospective method may be applied to all prior periods presented or previously reported interim periods of the year of adoption.

The Company currently plans to adopt SFAS No. 123(R) on October 1, 2005, using the modified prospective method. This change in accounting is expected to materially impact the Company's financial position. The Company currently accounts for share-based payments to employees using the intrinsic value method, the Company's results of operations have not included the recognition of compensation expense for the issuance of stock option awards. Had the Company applied the fair-value criteria established by SFAS No. 123(R) to previous stock option grants, the impact to the Company's results of operations would have approximated the impact of applying SFAS No. 123, which was an increase to net loss of approximately $2.5 million in fiscal 2005, $185,000 in fiscal 2004 and $21,000 in fiscal 2003. The impact of applying SFAS No. 123 to previous stock option grants is further summarized in the table above. The Company believes that compensation expense recorded in future periods due to the implementation of SFAS No. 123(R) may be significantly higher than the amounts that would have been recorded in prior years.

The Company will be required to recognize expense related to stock options and other types of equity-based compensation beginning in fiscal year 2006 and such cost must be recognized over the period during which an employee is required to provide service in exchange for the award. The requisite service period is usually the vesting period. The standard also requires the Company to estimate the number of instruments that will ultimately be issued, rather than accounting for forfeitures as they occur. Additionally, the Company may be required to change its method for determining the fair value of stock options.

On March 29, 2005, the SEC staff issued Staff Accounting Bulletin No. 107 ("SAB 107"), which expresses the SEC staff's view on SFAS No. 123(R). SAB 107 provides guidance regarding certain matters important to selecting and applying valuation models. We will consider SAB 107 in our implementation of SFAS No. 123(R).

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment of APB No. 29. This amendment eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary exchanges occurring in fiscal periods beginning after the date of this statement is issued. Retroactive application is not permitted. The Company is analyzing the requirements of this new statement and believes that its adoption will not have a significant impact on its financial position, results of operations or cash flows.

Note 2—Discontinued Operations

OKON, Inc.

        On March 8, 2005, Rentech entered into a Stock Purchase Agreement with Zinsser Co., Inc. for the sale by Rentech of all of its interest in the stock of OKON, Inc. By the terms of the agreement, Rentech sold 100% of the issued and outstanding stock of its wholly-owned subsidiary, OKON, Inc. to Zinsser Co., Inc. at the closing of the sale on March 8, 2005. Rentech was paid $1.7 million at the closing. In addition, Rentech is to be paid an additional $300,000 in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on formulations and product technologies that OKON owned at the time of sale. As of September 30, 2005, we have collected $80,038 of this amount and have recorded $150,000 of the remaining receivable in current assets as other receivables and $69,962 in other assets, as we expect to collect approximately $150,000 of this payment within one year from September 30, 2005. The terms of the agreement provide that Rentech will indemnify Zinsser Co., Inc. against any unknown environmental liabilities incurred up to the date of sale as well as for product liability claims in excess of $22,650 for specifically identified potential claims, per the terms of the Stock Purchase Agreement. During the fourth quarter of fiscal 2005, Rentech accrued $75,000 for potential product liability claims that would be owed to Zinsser for product liability claims that occurred prior to the sale date but were not quantified until after the sale date. The $75,000 is recorded as a separate component of loss from discontinued operations for the year ended September 30, 2005.

The business of OKON, involving the manufacture and sale of paints, stains and sealers, was not part of Rentech's core business or its strategic focus. In connection with the closing of the transaction, Rentech incurred $100,000 as one-time incentive payments for executive incentives, as well as $35,000 in fees associated with the closing. Rentech incurred additional non-cash costs of $94,422 associated with the transaction.

Note 2—Discontinued Operations (continued)

The net sales price is set forth as follows:

Sales Price	$2,000,000
Less transaction costs (1)	$(135,000)

Net sales price to Rentech, Inc., after transaction costs	$1,865,000
Consisting of:
Cash (2)	$1,700,000
Accrued liabilities (1)	$(135,000)
Earn-Out receivable (2)	$300,000

Net sales price to Rentech, Inc., after transaction costs	$1,865,000
Other transaction costs, noncash
Extension of employee options (3)	$73,919
20,000 options issued to employees (4)	$20,503
Book value of Rentech's ownership in OKON, Inc.	$1,071,334

Rentech's gain on sale of OKON, Inc.	$699,244

(1)
Includes $35,000 in legal fees and $100,000 as a one-time payment to two executives as an incentive to remain employed with OKON, Inc. through the close of the sale transaction.

(2)
The aggregate sales price is $2.0 million. Of this amount, $1.7 million was received at the closing of the sale and $300,000 is to be paid in monthly payments at the rate of seven percent of gross sales, less returns, of products sold in the future that are based on OKON formulations and technologies.

(3)
Includes the value of the extension of 61,000 stock options that were previously issued to two executives as an incentive to remain employed with OKON, Inc. through the close of the sale transaction. The extension of the options was valued using the Black-Scholes option-pricing model.

(4)
Includes the value of 10,000 stock options issued to each of two executives as an incentive to remain employed with OKON, Inc. through the close of the sale transaction. The options were valued using the Black-Scholes option-pricing model.

Note 2—Discontinued Operations (continued)

The assets and liabilities of OKON, Inc. as of March 8, 2005, immediately prior to sale, were as follows:

March 8, 2005
Accounts receivable, net	$154,636
Inventories	273,056

Total current assets held for sale	427,692
Property and equipment, net	21,173
Goodwill, net	839,841
Deposits and other assets	6,226

Total assets held for sale	$1,294,932

Accounts payable	$143,985
Accrued payroll and benefits	56,963
Accrued liabilities	22,650

Total current liabilities held for sale	223,598

Total liabilities held for sale	$223,598

Effective with the second quarter of fiscal year 2005, this business has been reflected as a discontinued operation in the consolidated statements of operations. All prior period results have been reclassified to reflect this presentation. The assets and liabilities attributable to this business as of September 30, 2005 are $0 in the consolidated balance sheet for that period, and they have been classified in the consolidated balance sheet as of September 30, 2004 as assets and liabilities held for sale and consist of the following:

September 30, 2004
Cash	$(8,146)
Accounts receivable, net	333,363
Inventories	203,967
Prepaid expenses and other current assets	11,670

Total current assets held for sale	540,854
Property and equipment, net	28,688
Goodwill, net	839,841
Deposits and other assets	6,226

Total assets held for sale	$1,415,609

Accounts payable	$115,397
Accrued payroll and benefits	58,112
Accrued liabilities	33,887

Total current liabilities held for sale	207,396

Total liabilities held for sale	$207,396

Note 2—Discontinued Operations (continued)

Operating results of the discontinued operations from OKON, Inc. are as follows:

	For the Years Ended September 30,
	2005	2004	2003
Revenue	$846,141	$2,265,567	$1,036,919

Net loss from discontinued operations	$(89,821)	$(109,832)	$(219,085)
Loss due to product liability accrual	(75,000)	—	—

Net loss from discontinued operations	$(164,821)	$(109,832)	$(219,085)

REN Corporation

In the second quarter of fiscal year 2005, the Company's board of directors decided to dispose of Rentech's 56% ownership in REN Corporation. Effective August 1, 2005, the Company sold its 56% ownership interest in REN Corporation. The purchasing entity was REN Holding Corporation (RHC), an Oklahoma corporation, consisting of a management group previously involved in REN. The sales price of the transaction was $1,175,000, payable in the form of earn-out payments based on RHC's qualified cash receipts. These qualified cash receipts are intended to include payments for sales and services received by REN from its customers. Not included as qualified cash receipts are any cash proceeds from loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-operating revenues. The earn-out will be paid based on 5% of REN Corporation's qualified cash receipts up to the first $2,500,000 per year and at a rate of 10% of qualified cash receipts in excess of $2,500,000 per year. The earn-out payment will continue indefinitely until Rentech collects the $1,175,000. As of September 30, 2005, the Company has collected $4,948 of this amount and has recorded $60,000 of the remaining receivable in current assets as other receivables. In addition, the Company recorded a reserve of $1,000,000 against the total earn-out receivable due to uncertainty surrounding the estimation of collections. The Company incurred closing costs of $6,304 on the sale. Pursuant to the terms of the agreement, the buyer is responsible for all contingent liabilities that now exist or might be incurred after the date of disposal.

The net sales price is set forth as follows:

Sales Price	$1,175,000
Less transaction costs	$(6,304)

Net sales price to Rentech, Inc., after transaction costs	$1,168,696
Consisting of:
Earn-Out receivable	$1,175,000
Legal fees	$(6,304)

Net sales price to Rentech, Inc., after transaction costs	$1,168,696
Less reserve on Earn-Out	$(1,000,000)

Net sales price after transaction costs and reserve	$168,696
Book value of Rentech's ownership in REN Corporation	$405,267

Rentech's loss on sale of REN Corporation	$(236,571)

Note 2—Discontinued Operations (continued)

The assets and liabilities of REN Corporation as of August 1, 2005, immediately prior to sale, were as follows:

August 1, 2005
Cash	$55,453
Accounts receivable, net	129,462
Costs in excess of billings	82
Prepaid expenses	11,656
Inventories	297,507

Total current assets held for sale	494,160
Property and equipment, net	306,875

Total assets held for sale	$801,035

Accounts payable	$167,987
Billings in excess of costs	92,265
Accrued payroll and benefits	34,359
Accrued liabilities	40,202
Current portion of long-term debt	27,223

Total current liabilities held for sale	362,036

Long-term debt, net of current portion	33,732

Total liabilities held for sale	$395,768

Effective with the second quarter of fiscal year 2005, this business has been reflected as a discontinued operation in the consolidated statements of operations. All prior period results have been reclassified to reflect this presentation. The assets and liabilities attributable to this business as of September 30, 2005 are $0 in the consolidated balance sheet for that period, and they have been classified in the consolidated balance sheet as of September 30, 2004 as assets and liabilities held for sale and consist of the following:

September 30, 2004
Cash	$18,499
Accounts receivable, net	68,749
Costs and estimated earnings in excess of billings	162,757
Inventories	301,951
Prepaid expenses and other current assets	6,420

Total current assets held for sale	558,376
Property and equipment, net	285,931

Total assets held for sale	$844,307

Accounts payable	$178,819
Billings in excess of costs and estimated earnings	7,800
Accrued payroll and benefits	34,425
Accrued liabilities	54,680
Lines of credit payable	492,605
Current portion of long-term debt	45,696

Total current liabilities held for sale	814,025

Total liabilities held for sale	$814,025

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 2—Discontinued Operations (continued)

Operating results of the discontinued operations from REN Corporation are as follows:

	For the Years Ended September 30,
	2005	2004	2003
Revenue	$364,190	$801,270	$1,819,852

Net loss	$(281,304)	$(608,303)	$(504,000)

Note 3—Inventories

Inventory from continuing operations was $0 as of September 30, 2005 and September 30, 2004. Inventories held for sale consisted of the following:

	September 30,
	2005	2004
Finished goods	$—	$99,919
Work in process	—	37,134
Raw materials	—	368,865

	$—	$505,918

Note 4—Property and Equipment

Property and equipment consist of the following:

	September 30,
			Useful Lives
	2005	2004
Land	$156,550	$156,550	—
Buildings	1,364,370	1,364,370	30
Machinery and equipment	2,641,854	2,514,135	5-7
Office furniture and equipment	272,502	254,038	3-7
Computer equipment & computer software	425,207	370,755	3
Vehicles	364,338	231,081	3
Leasehold improvements	373,971	347,304	5

	5,598,792	5,238,233
Less accumulated depreciation	(2,204,304)	(1,832,768)

	$3,394,488	$3,405,465

Property & equipment held for sale	$—	$570,515
Less accumulated depreciation held for sale	—	(255,896)

	$—	$314,619

Note 5—Investment in Advanced Technology Companies

On May 29, 1998, the Company acquired a 10% ownership in INICA, Inc. for $3,079,107. During the fourth quarter of fiscal 2003, the Company exchanged its 10% ownership in INICA for a 2.28% ownership in the common stock of Global Solar Energy, Inc. ("GSE") and a 5.76% ownership in the common stock of Infinite Power Solutions, Inc. ("IPS"). GSE manufactures and markets flexible photovoltaic (PV) modules, while IPS is developing micro-miniature thin-film rechargeable batteries. As of September 30, 2003, the Company assessed the value of its minority ownership interests in GSE and IPS based upon currently available information. We used the most recent equity transaction to establish a per share price for our shares in GSE. We used that most recent equity transaction as a baseline and then added a 25% premium for future upside potential. Our 410,400 shares were valued at $750,000. We used the most recent equity transaction to establish a per share price for our shares in IPS. We used that most recent equity transaction as a baseline and then added a 25% premium for future upside potential. Our 375,840 shares were valued at $450,000. As a result of that assessment, the Company recorded an impairment of investment of approximately $1,900,000, reducing the net realizable value of the investment to $1,200,000. As of September 30, 2004, the Company completed an assessment of the value of its minority ownership interests in GSE and IPS based upon currently available information. No additional equity transactions had occurred since the prior calculation was completed. The existing debt of GSE is convertible, but it is not expected to convert at less than the value of the most recent equity transaction. As a result of the significant difference between previously projected revenues and cash flow for fiscal 2004 and projections at the time, as well as the revised projections for fiscal 2005, management concluded that the premium added to the value of the stock was impaired. Therefore, we reduced our valuation of our GSE shares to value of the most recent equity transaction, or $611,500. Due to the fact that IPS had only enough cash to get through December 2004 and that it had not yet reached the point of signing a memorandum of understanding or a letter of intent with any potential new partners, management concluded that Rentech's investment in IPS was impaired. As there were no definitive agreements that would lead us to believe that IPS would continue its operations into 2005, we concluded that the investment was fully impaired and we wrote our investment down to $0. As a result of that assessment, the Company recorded an impairment of investment of $588,500 in fiscal 2004 and the investment in the two Advanced Technology Companies was recorded at the estimated net realizable value of $611,500. As of September 30, 2005, the Company completed another assessment of the value of its minority ownership interest in GSE based upon currently available information. No additional equity transactions had occurred since the prior calculation was completed. The parent company of GSE, Unisource, announced plans to sell their interest in GSE during 2005. We used the anticipated sales price of the majority shares of GSE to value our minority shares. As a result of an anticipated sales price that lowered the estimated per share value of our minority shares, management concluded that our investment was further impaired. Therefore, we reduced our valuation of our GSE shares to a value determined by the anticipated sales price of GSE, or $405,000. The assessment that the Company performed was based upon estimates. The actual value that is realized from these investments may be more or less than $405,000. The Company will recognize gains or losses on these investments, if any, when realized.

Note 6—Investment in Sand Creek

On January 7, 2000, the Company and Republic Financial Corporation ("Republic") through Sand Creek Energy, LLC (SCE) purchased the "Sand Creek" methanol facility and all the supporting infrastructure, buildings and the underlying 17-acre site. The Company and Republic did not expect to use the Sand Creek plant for commercial production of liquid hydrocarbons. Instead, the Company planned to sell some or all of the assets of SCE.

Note 6—Investment in Sand Creek (continued)

The owner of the facility as of September 30, 2005 is SCE, which was 50 percent owned by Rentech Development Corporation, a wholly owned subsidiary of the Company, and 50 percent owned by RFC-Sand Creek Development, LLC, a wholly-owned subsidiary of Republic.

For the years ended September 30, 2005 and 2004, the Company has contributed $170,834 and $178,049 to SCE and has recognized $171,202 and $181,890 related to its equity in SCE's losses. As of September 30, 2005 and 2004, the Company had a $22,154 and a $18,868 receivable due from SCE. As of September 30, 2005 and 2004, SCE had no short-term or long-term debt.

On October 7, 2005, Rentech Development Corporation purchased Republic's 50% ownership interest in Sand Creek Energy, LLC for a purchase price of $1,400,000. The Company plans to build and operate, what the Company believes to be, the United States' first fully integrated Fischer-Tropsch, coal-to-liquids (CTL), Product Development Unit (PDU) facility at the SCE site. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies. With the PDU in operation, Rentech will be able to define operating parameters of diverse hydrocarbon feedstocks under varying conditions. The products from the plant will be used to supply test quantities of these ultra- clean fuels to the numerous groups which have expressed a deepening interest in acquiring commercial quantities of Rentech's fuels. Rentech expects the PDU to be operating by the end of calendar 2006, and to cost approximately $21 million.

Note 7—Investment in FT Solutions, LLC

On June 15, 2004, the Company formed a joint venture with Headwaters Technology Innovation Group, Inc. ("Headwaters"), a wholly-owned subsidiary of Headwaters Incorporated, to combine our iron-based Fischer-Tropsch technology with that of Headwaters. The joint venture is named FT Solutions, LLC, a Delaware limited liability company ("FT Solutions"). Rentech holds 50% of the membership interest in FT Solutions. The joint venture enables Rentech to carry on its separate Fischer-Tropsch business, and to receive 100 percent of the revenues from projects that Rentech separately develops, except in China, unless otherwise agreed. FT Solutions has the exclusive right itself, or through a licensee, to manufacture and sell Fischer-Tropsch catalysts for all of its projects and all of Rentech's separate projects. The venture contemplates that FT Solutions will contract with its customers to provide engineering services performed either through Rentech Services Corporation or by Headwaters Technology Innovation Group. FT Solutions will receive all of those fees under its contract with its customers, and FT Solutions will pay Rentech Services Corporation and Headwaters Technology Innovation Group for the services they provide.

On June 15, 2004, the Company, Headwaters Technology Innovation Group, Inc., and FT Solutions also signed a services agreement whereby both parties acknowledge that they may provide certain services to FT Solutions with respect to qualified FT projects as set forth in the agreement. Rentech Services Corporation, a wholly owned subsidiary of the Company, provided services to FT Solutions during fiscal year 2005 and the fourth quarter of fiscal 2004. As of September 30, 2005 and 2004, the Company had a $0 and $59,506 receivable due from FT Solutions.

Note 7—Investment in FT Solutions, LLC (continued)

The Company is currently discussing a dissolution of FT Solutions with Headwaters. The contemplated terms include a termination of all FT Solutions-related agreements, a return of technology and derivatives to the contributing party, a paid up license to Headwaters of Rentech's patents covering the integration of the Rentech Process with nitrogen fertilizer production, and a license by Rentech of other Rentech Process technology to Headwaters or its affiliates on a discounted basis. Headwaters, in turn, would license its FT technology to Rentech on similar terms. There is no assurance this agreement will be finalized.

For the year ended September 30, 2005 and 2004, the Company has contributed $737,350 and $0 to FT Solutions and has recognized $564,613 and $70,525 related to its equity in FT Solutions' losses. As of September 30, 2005, Headwaters owed Rentech $102,211 as reimbursement of amounts contributed by Rentech to FT Solutions to settle the partner payable, which is shown on the balance sheet as an other receivable. As of September 30, 2005 and 2004, FT Solutions had no short-term or long-term debt.

Note 8—Debt

On September 27, 2002, the Company entered into a $500,000 line of credit agreement with the Bank of Denver. The line of credit was due on demand. On March 4, 2004, the Company and the Bank of Denver signed a change in terms agreement converting the line of credit to an installment loan under which the maturity date of the line was extended from March 1, 2004 to September 1, 2007, at which time all unpaid principal and interest is due. The line of credit accrued interest at the Bank of Denver Base Rate plus 0.5%, and was payable monthly through October 1, 2004, at which time the line of credit converted to an installment loan which bears interest at the same rate. The remaining balance was amortized over 36 months beginning October 1, 2004. The installment loan is collateralized by all inventory, accounts receivable and equipment of Rentech. In addition, the installment loan is secured by a second mortgage against the building in which our research and development laboratory is housed, and 1,308,500 shares of the Company's common stock consisting of shares owned by four officers of the Company. As of September 30, 2005, the installment loan was accruing interest at 8.5% and the balance was $349,430. On October 6, 2005, the Company paid $352,187 to pay off the remaining principal and accrued interest due on this note.

Under date of November 19, 2004, the Company issued three unsecured promissory notes for loans totaling $850,000. The Company paid $61,528 in debt issuance costs related to the promissory notes. The promissory notes mature November 18, 2005, and bear annual interest between 8.5% and 10.0% with principal and interest payable on November 18, 2005. In connection with the promissory notes, the Company issued stock purchase warrants for the purchase of 745,613 shares of common stock and entered into Registration Rights Agreements providing for the registration of the shares of common stock underlying the warrants. The warrants have an exercise price of $1.14 per share of common stock, and may be exercised for three years ending on November 18, 2007. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $288,154. On February 17, 2005, Rentech was in default of these promissory notes because we did not complete the acquisition of Royster-Clark Nitrogen. As a result of the default on the loan, the Company issued additional warrants to the investors on the same terms as the original warrants for the purchase of 186,404 additional shares of its common stock at $1.14 per share. The warrants were valued using the Black-Scholes option-pricing model, which resulted in a charge to interest expense of $229,528. The Company paid a placement agent $42,500 for its services related to these promissory notes, which was recorded as debt issuance costs. In addition, the Company issued the placement agent 37,280 warrants to purchase the common stock of the Company. The warrants are exercisable at $1.14 per share, and were valued using the Black-Scholes option-pricing model, which resulted in debt issuance costs of $14,407. As of September 30, 2005, the balance of the

Note 8—Debt (continued)

promissory notes, including principal and interest, was $916,445, which is shown net of unamortized debt issuance costs of $39,473 on the balance sheet for a total of $876,972. In November 2005, subsequent to year end, the Company paid a total of $923,679, including principal and accrued interest, to pay off all of these promissory notes.

Long-term debt consists of the following:

	September 30,
	2005	2004
Mortgage dated February 8, 1999; monthly principal and interest payments of $7,067 with interest of 6.5% unpaid principal and accrued interest due March 1, 2029; collateralized by land and building.	$1,011,838	$1,028,742
Installment loan; monthly principal and interest payments of $15,286 with interest of 8.5%, unpaid principal and interest maturing October 2007; collateralized by 2nd deed of trust at property on E. 37th Ave. in Denver, Colorado, paid in full subsequent to year end.	349,430	—
Various promissory notes; monthly principal and interest payments of $6,949 with interest of 0% to 9.6%, unpaid principal and interest maturing from August 2006 through August 2010; collateralized by certain fixed assets of the Company.	217,679	105,939

Total long-term debt	1,578,947	1,134,681
Less current maturities	(254,973)	(55,183)

Long-term debt	$1,323,974	$1,079,498

Long-term debt held for sale	$—	$45,696
Less current maturities held for sale	—	(45,696)

	$—	$—

Future maturities of long-term debt are as follows:

Year Ending September 30,
2006	$254,973
2007	251,816
2008	66,368
2009	57,477
2010	43,268
Thereafter	905,045

$1,578,947

Note 9—Convertible Debt

On February 25, 2002, the Company issued four long-term convertible notes totaling $2,250,000 to existing stockholders of the Company, which accrued interest at 8.5% and were due in full on February 25, 2006. The Company recorded $132,461 in debt issuance costs related to these notes. Monthly payments on the notes of $19,526 commenced on April 1, 2002. The notes were convertible into no more than 4,500,000

Note 9—Convertible Debt (continued)

registered shares of the Company's common stock, less two shares for every one dollar of principal reduction of the notes paid in the form of cash. The notes allowed the lenders to convert part or all of the principal balance into common stock at a conversion price of $0.50 per share if the market price of the common stock on the conversion date was $0.50 per share or higher. Starting on the first day of the thirteenth calendar month following the date of the notes, and continuing on the first day of each succeeding month until the notes were paid in full, principal in the amount of one-thirty-sixth of the declining principal balance of the notes automatically converted into the Company's common stock at a conversion price of $0.50 per share. The notes began to automatically convert into the Company's common stock on March 1, 2003. On December 29, 2004, three of the convertible notes were converted by the note holders into 1,629,929 shares of the Company's common stock. On January 19, 2005, the balance of the fourth convertible note was converted by the holder into 424,332 shares of the Company's common stock. As of September 30, 2005 and 2004, the balance of these notes was $0 and $1,131,457, respectively.

During January, February, and April 2003, the Company entered into ten convertible notes totaling $1,955,000 with existing stockholders of the Company, which accrued interest at 9% and matured in January, February and April 2004. The Company recorded $136,244 in debt issuance costs related to these notes. For certain notes, the market price of the Company's common stock was greater than the conversion rate included in the notes. As a result, the Company recorded $459,333 in deferred financing charges related to these notes, which were amortized over the life of the notes. Two of the notes automatically converted during fiscal 2003 into 2,599,912 shares of the Company's common stock as the average closing price of the Company's common stock for five days exceeded $0.65 and the Company fully amortized the remaining debt issuance costs related to these two notes. The remaining eight notes were converted into 1,947,423 shares of common stock of the Company during fiscal 2004.

On August 28, 2003, the Company entered into two convertible notes totaling $865,000 with existing stockholders of the Company. Funds of $550,000 were received in fiscal 2003, and $315,000 was received in fiscal 2004. The notes bear interest at 10% and mature on August 28, 2006, with all unpaid principal and interest due at that time. Interest-only payments are due on the first day of each month. The Company recorded $10,133 in debt issuance costs related to these notes, including $1,650 in the year ended September 30, 2004. The market price of the Company's common stock was greater than the conversion rate included in the notes. As a result, the Company recorded $431,333 in deferred financing charges related to these notes, including $187,000 in the year ended September 30, 2004. The deferred financing charges are being amortized over the life of the notes. The notes are convertible at any time in whole or in part into registered common stock of the Company at a conversion rate of $0.45 per share. The balance of these convertible notes at September 30, 2005 and 2004 was $865,000, which is shown net of unamortized deferred financing charges of $135,594 and $283,515 on the balance sheet for a total of $729,406 and $581,485, respectively.

Under date of November 19, 2004, the Company issued two unsecured promissory notes to an existing stockholder totaling $1,000,000. In connection with the promissory notes, the Company issued stock purchase warrants for the purchase of 877,192 shares of common stock and entered into Registration Rights Agreements providing for the registration of the shares of common stock underlying the warrants. The promissory notes mature November 18, 2005, and bear annual interest of 8.5% with principal and interest payable on November 18, 2005. The warrants have an exercise price of $1.14 per share of common stock, and may be exercised for three years ending on November 18, 2007. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $339,005. On February 17, 2005, the Company was in default of these promissory notes as it failed to complete the acquisition of Royster-Clark Nitrogen, Inc. As a result of the default on the loan, Rentech issued additional warrants to the investor on the same terms as the original warrants for the purchase of 219,298 additional shares of its common stock at $1.14 per share, and has allowed for the conversion of the unpaid balances of the notes into common stock. The conversion rate is determined by dividing the balance of principal and interest due on the notes as of the date of a written conversion notice by 90% of the average closing price of the Company's common stock over the ten trading days immediately prior to the date the written notice is received by Rentech, provided the conversion price will be no less than $1.14 per share.

The warrants were valued using the Black-Scholes option-pricing model, which resulted in a charge to interest expense of $270,034. As of September 30, 2005, the balance of the promissory notes, including principal and interest, was $1,067,301, which is shown net of unamortized debt issuance costs of $46,439 on the balance sheet for a total of $1,020,862. On October 27, 2005, subsequent to year-end, the two promissory notes were converted into 493,332 shares of Rentech common stock at a conversion price of $2.18 per share.

On May 20, 2005, the Company issued two convertible promissory notes to current directors of the company totaling $1,000,000. The promissory notes have no maturity date, and bear annual interest at the Wall Street Journal Prime Rate plus 2% (8.75% at September 30, 2005). Commencing on the earlier of 90 days after the date of the notes or the date that an effective registration is on file with the Securities and Exchange Commission, any outstanding principal balance of these notes may, at the option of the holder, be converted at any time or from time to time into common stock of the Company at a conversion price of $1.52 per share. Rentech may, at its option, require the holders to convert all their convertible shares into common shares if the market price for the common stock for the preceding 20 trading days has been $2.70 or more per share. Interest is payable monthly in arrears on the last day of each month, in cash or at the option of the Company, payable in shares of the Company's registered, free-trading common stock at a conversion price of $1.52 per share. In connection with the promissory notes, the Company issued stock purchase warrants for the purchase of 657,981 shares of common stock. The warrants have an exercise price of $1.61 per share of common stock, and may be exercised for three years ending on April 7, 2008. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $381,474. The issuance of the convertible notes resulted in a beneficial conversion feature of $315,685. The beneficial conversion feature was fully amortized to interest expense in fiscal 2005. As of September 30, 2005, the balance of the promissory notes was $1,000,000, which is shown net of unamortized debt issuance costs of $356,042 on the balance sheet for a total of $643,958.

Future maturities of long-term convertible debt are as follows, including automatic conversions to common stock as well as cash payments:

Year Ending September 30,
2006	$729,406
Thereafter	643,958

$1,373,364

Required cash payments on convertible notes for the year ending September 30, 2006 based on current interest rates are $163,205.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 10—Lines of Credit

On September 17, 2004, the Company entered into a Senior Secured Note with Mitchell Technology Investments, a California general partnership ("Mitchell") that provided Rentech with a credit facility of up to $2,000,000. In connection with the Senior Secured Note, Rentech issued Mitchell a stock purchase warrant for the purchase of 1,250,000 shares of common stock and entered into a Registration Rights Agreement with Mitchell providing for the registration of the shares of common stock underlying the warrant. The Senior Secured Note was scheduled to mature March 20, 2005, and bore annual interest at 9%, payable monthly, commencing November 1, 2004. The Company recorded $216,376 in debt issuance costs related to the note. On March 8, 2005, the Company paid off the loan in full, plus accrued interest, and the line of credit balance at September 30, 2005 was $0. As of September 30, 2004, the balance of the credit facility was $157,729, which is shown net of unamortized debt issuance costs related to the warrants of $457,491.

The warrant issued to Mitchell has an exercise price of $1.14 per share of common stock, subject to adjustments, and may be exercised for five years ending on September 16, 2009. If Rentech's planned conversion of the Royster-Clark nitrogen fertilizer plant in East Dubuque, Illinois to use coal as a feedstock rather than natural gas is not completed, and Rentech does not commence commercial operations of the reconfigured plant by March 31, 2008, the term of the warrant will be extended for a period equal to the delay and the exercise price will be reduced by one-half. The warrants were valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $492,271, recorded as debt issuance costs. Jefferies & Company, Inc. ("Jefferies") acted as financial advisor and sole placement agent with the structuring, issuance and sale of the debt securities for the Company. The Company paid Jefferies $80,468 for its services, which was recorded as debt issuance costs. In addition, the Company issued Jefferies 50,000 warrants, on the same terms as the Mitchell warrants, to purchase the common stock of Rentech. The warrant is exercisable at $1.14 per share. The warrant was valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $19,691 recorded as debt issuance costs.

On February 25, 2002, the Company entered into a $1,000,000 business line of credit agreement with Premier Bank through our former 56% owned subsidiary, REN Corporation. The line of credit bears interest at prime plus 1.5% (8.25% at September 30, 2005), and interest is accrued and payable monthly. On February 27, 2002, the Company purchased a $500,000 certificate of deposit with Premier Bank, to be used as collateral on the line of credit. On September 29, 2004, the Company entered into an amended agreement with Premier Bank whereby the Company redeemed the $500,000 certificate of deposit and applied it against the outstanding balance of the loan. In addition, the available line of credit amount was reduced from $1,000,000 to $500,000. On July 29, 2005, the line of credit was transferred from REN Corporation to Petroleum Mud Logging, Inc. The terms of the loan remain the same, however, the guarantee by the minority shareholder of REN Corporation and the collateral of the first deed of trust on the real property of REN Corporation were eliminated from the loan collateral. In addition, two debt covenants were added to the loan whereby PML must maintain a minimum tangible net worth of not less than $1,600,000 and the balance of the line of credit is not to exceed 70% of the accounts receivable balance less than 90 days. As of September 30, 2005, PML was in default of the minimum tangible net worth covenant. PML obtained a waiver from the bank which waived the covenant as of September 30, 2005. The line of credit matures on May 1, 2006, at which time all unpaid principal and interest is due. The line of credit is collateralized by the first deeds of trust on the real property of Petroleum Mud Logging, Inc. and is guaranteed by Rentech. The balance of this line of credit at September 30, 2005 and 2004 was $499,218 and $492,605, respectively.

Note 11—Stockholders' Equity

Stockholder Rights Plan

On October 28, 1998, the Company announced the adoption of a Stockholder Rights Plan, intended to protect from unfair or coercive takeover attempts. The Rights become exercisable only if a tender offer is made. The grant of the rights was made to stockholders of record on November 10, 1999.

Preferred Stock

During fiscal 2005, the Company filed Amended and Restated Articles of Incorporation authorizing 90,000 shares of Series A Convertible Preferred Stock. On April 8, 2005, Rentech, Inc. entered into a Securities Purchase Agreement that provided it with gross proceeds of $9 million through a private placement of preferred stock with M.A.G. Capital, LLC through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, III, LP, and Mercator Momentum Fund, LP, and with Pentagon Special Purpose Fund, Ltd. (the "Investors"). The agreement provided for a private placement of 90,000 shares of Rentech's Series A Convertible Preferred Stock at $100 per share. The preferred stock is non-voting and has a preference of priority in liquidation over common and prior or subsequent series of preferred stock, if any. The preferred stock is convertible into shares of Rentech's common stock, at the earlier of 90 days after closing or the effective date of the registration statement, at 80 percent of the volume weighted average price per share for the five trading days preceding any conversion, but not at more than $1.3852 or less than $0.80 per share. Rentech may, at its option, require the holders to convert all their preferred stock into common shares if the market price for the common stock for the preceding 20 trading days has been $2.70 or more per share. Such a conversion by Rentech may be limited if it would make the stock held by the Investors through this transaction and the conversion exceed 9.99% of the common stock outstanding. The difference between the conversion price and the fair market value of the convertible preferred stock on the commitment date (transaction date) resulted in a beneficial conversion feature of $5,674,749, which was treated as a discount on preferred stock. The beneficial conversion feature was fully amortized to deemed dividends over 90 days. During fiscal 2005, 31,000 shares of the convertible preferred stock was converted into 2,237,944 shares of Rentech common stock at a conversion price of $1.3852 per share. Subsequent to year-end, an additional 29,000 shares of the convertible preferred stock was converted into 2,093,561 shares of Rentech common stock at a conversion price of $1.3852 per share.

The Investors also acquired warrants for the purchase of 5,921,910 shares of common stock. The warrants may be exercised at a price of $1.61 per share for a term of three years, ending April 8, 2008. The warrants were valued using the Black-Scholes option-pricing model and adjusted to relative fair value, which resulted in a deemed dividend of $3,325,251. Under the terms of a Registration Rights Agreement with the Investors, Rentech filed a registration statement with the Securities and Exchange Commission on May 23, 2005, which was declared effective on August 5, 2005, for the shares of common stock underlying the preferred stock and the warrants.

By the placement of the preferred stock described above, Rentech became obligated to pay a monthly dividend on the outstanding shares of preferred stock. The dividend rate is the prime rate as reported by the Wall Street Journal on the first day of the month, plus two percent, times $100 per share. The dividend is payable in cash, or at Rentech's option, in registered shares of common stock at the market price at the time of payment as long as the stock price is greater than or equal to $2.00 per share. As of September 30, 2005, Rentech has paid all such dividends in cash in the amount of $341,475.

Note 11—Stockholders' Equity (continued)

Preferred Stock (continued)

An event of default occurs if Rentech fails to timely pay the dividend, among other specified occurrences. Rentech was also required to file a registration statement for the shares of common stock underlying the preferred shares and the warrants. This registration statement was declared effective August 5, 2005. Upon an event of default, the price at which the preferred stock may be converted into common stock is reduced from 80 percent to 70 percent of the then current volume weighted average market price per share, but not more than $1.3852 or less than $0.80 per share. In addition, the holders of the preferred stock have the right to be paid first from the assets of Rentech upon any dissolution or liquidation of the Company.

The Company engaged a financial consultant to assist with the structuring and issuance of the Preferred Stock. The Company paid the financial consultant $410,000 for its services, which was charged to additional paid in capital. In addition, the Company issued 270,000 warrants to the consultant, on the same terms as the warrants issued to M.A.G. Capital, LLC and the Investors, to purchase common stock of Rentech. The warrants are exercisable at $1.61 per share. The warrants were valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $187,758 recorded to additional paid in capital.

In addition to the compensation and warrants paid to the financial consultant, the Company issued 540,000 warrants as a breakup fee to other subscribers whose subscriptions for the purchase of preferred stock were not accepted by the Company. These warrants were issued under the same terms as the consultant warrants. These warrants were valued using the Black-Scholes option pricing model, which resulted in aborted offering expense of $375,517.

Common Stock

During fiscal 2003, the Company offered shares of its common stock for sale in a private placement offering of up to $1,000,000. The Company granted non-exclusive rights to several placement agents to sell the shares under the memorandum. The Company offered its shares for sale at $0.45 per share. In addition, the Company agreed to issue warrants to its brokers, who served as selected dealers in the private placement, to purchase one share of the Company's common stock for every $4.00 of the Company's common stock sold, at a purchase price of $1.00. The warrants are exercisable for a period of three years from the date the placement began. The Company issued 3,378,402 shares of its common stock for cash of $1,427,559, net of $92,722 in offering costs under the private placement. The Company also issued warrants to purchase 207,819 shares of the Company's common stock to brokers related to the private placement.

During fiscal 2003, the Company also issued 124,445 shares of its common stock for cash proceeds of $56,000.

During fiscal 2003, the Company issued 2,000 shares of its common stock upon the exercise of stock options and warrants for cash proceeds of $820. The Company also issued 80,000 shares of its common stock upon the exercise of stock options in partial settlement of accrued payroll of $65,600.

During fiscal 2003, the Company issued 3,661,071 shares of its common stock upon the conversion of $1,698,790 of long-term convertible debt to stockholders.

Note 11—Stockholders' Equity (continued)

Common Stock (continued)

During fiscal 2003, the Company issued 300,000 shares of its common stock with a market value of $159,000 in payment for director's fees for fiscal 2002, fiscal 2003 and fiscal 2004. The Company did not distribute the shares attributable to fiscal 2003 and fiscal 2004 until the end of each fiscal year and the completion of director services for that annual period. For the years ended September 30, 2004, 2003 and 2002, the Company has charged $53,000 to expense.

During fiscal 2003, the Company issued $2,505,000 in long-term convertible debt to stockholders and incurred $710,805 in non-cash offering costs related to the convertible notes.

During fiscal 2004, the Company offered shares of its common stock for sale in a private placement offering of up to $500,000. The Company granted non-exclusive rights to several placement agents to sell the shares under the offering described in the memorandum. The Company offered its shares for sale at $0.45 per share. In addition, the Company agreed to issue warrants to its brokers, who served as selected dealers in the private placement, to purchase one share of the Company's common stock for every $4.00 of the Company's common stock sold, at a purchase price of $1.00. The warrants are exercisable through November 21, 2006. The Company issued 986,665 shares of its common stock for cash of $444,000 during fiscal 2004 under the private placement. The Company incurred $95,600 in offering costs related to the private placement. The Company has also issued warrants to purchase 93,500 shares of the Company's common stock to brokers related to the private placement.

During fiscal 2004, the Company also issued 5,736,687 shares of its common stock upon the exercise of stock options and warrants for net cash proceeds of $4,107,357. The Company incurred $155,595 in offering costs related to the common stock issued for options and warrants exercised.

During fiscal 2004, the Company issued 3,569,835 shares of its common stock upon the conversion of $1,682,916 of long-term convertible debt to stockholders. The Company incurred $307,000 in non-cash offering costs during fiscal 2004 related to the convertible notes issued during the period.

During fiscal 2004, the Company also issued 78,737 shares of common stock for services valued at $73,466.

During fiscal 2005, the Company and Wellington Management Company completed a Securities Purchase Agreement whereby a group of purchasers represented by Wellington purchased 13,436,000 shares of Rentech common stock at a price of $2.30 per share. As of September 30, 2005, we had received $18,647,250 out of the $30,902,800 total proceeds, and recorded the additional $12,255,550 as a subscription receivable on the balance sheet. We received the remaining $12,255,550 during the first week of October 2005.

During fiscal 2005, the Company issued 2,405,249 shares of its common stock upon the exercise of stock options and warrants for net cash proceeds of $2,432,314. In addition, officers of the Company used $74,375 of deferred compensation to exercise stock options for 70,000 shares of the Company's common stock.

During fiscal 2005, the Company issued 2,256,219 shares of its common stock upon the conversion of $1,128,109 of long-term convertible debt to stockholders. The Company incurred $697,159 in non-cash offering costs during fiscal 2005 related to the convertible notes issued during the period.

During fiscal 2005, the Company also issued 6,579 shares of common stock for services valued at $9,759.

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants

At September 30, 2005, the Company had five active stock option plans, which are described below.

During 1996, the Company's board of directors adopted the 1996 Stock Option Plan which allows the issuance of incentive stock options, within the meaning of the Internal Revenue Code, and other options pursuant to the plan that constitute nonstatutory options. The Company has reserved 500,000 shares of the Company's $0.01 par value common stock for issuance under the plan. At September 30, 2005 and 2004, 209,000 and 240,000 stock options were outstanding under this plan.

During 1998, the Company's board of directors adopted the 1998 Stock Option Plan which allows the issuance of incentive stock options, within the meaning of the Internal Revenue Code, and other options pursuant to the plan that constitute nonstatutory options. The Company has reserved 500,000 shares of the Company's $0.01 par value common stock for issuance under the plan. At September 30, 2005 and 2004, 251,000 and 348,000 stock options were outstanding under this plan.

During 2001, the Company's board of directors adopted the 2001 Stock Option Plan which allows the issuance of incentive stock options, within the meaning of the Internal Revenue Code, and other options pursuant to the plan that constitute nonstatutory options. The Company has reserved 500,000 shares of the Company's $0.01 par value common stock for issuance under the plan. At September 30, 2005 and 2004, 482,000 and 500,000 stock options were outstanding under this plan.

During 2003, the Company's board of directors adopted the 2003 Stock Option Plan which allows the issuance of incentive stock options, within the meaning of the Internal Revenue Code, and other options pursuant to the plan that constitute nonstatutory options. The Company has reserved 500,000 shares of the Company's $0.01 par value common stock for issuance under the plan. At September 30, 2005 and 2004, 460,000 and 373,000 stock options were outstanding under this plan.

During 2005, the Company's board of directors adopted the 2005 Stock Option Plan which allows the issuance of incentive stock options, within the meaning of the Internal Revenue Code, and other options pursuant to the plan that constitute nonstatutory options. The Company has reserved 1,000,000 shares of the Company's $0.01 par value common stock for issuance under the plan. At September 30, 2005, 1,000,000 stock options were outstanding under this plan.

In addition to the five active stock option plans described above, the Company has issued options to purchase the Company's $0.01 par value common stock under the 1994 Stock Option Plan, which expired in July 2004. At September 30, 2005 and 2004, 20,000 and 50,000 stock options were outstanding under this plan. In addition, the Company has issued options to purchase the Company's $0.01 par value common stock pursuant to minutes of the board of directors. At September 30, 2005 and 2004, 754,000 and 1,210,500 of these stock options were outstanding. The Company has also issued options to purchase the Company's $0.01 par value common stock pursuant to business option agreements. At September 30, 2005 and 2004, 660,000 and 410,000 of these stock options were outstanding. The Company has also issued options to purchase the Company's $0.01 par value common stock pursuant to a proposed 2006 Stock Option Plan, which will be voted on at our March 2006 annual meeting. At September 30, 2005 825,000 of these stock options were outstanding. The options under this plan are subject to approval of the plan by the Board of Directors and shareholders.

During fiscal 2003, the Company issued options to certain employees and directors of the Company to purchase 126,000 shares of the Company's common stock. The options were valued at $20,808 using the Black-Scholes option-pricing model and did not result in a charge to compensation expense.

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

During fiscal 2003, the Company issued two warrants to existing stockholders to purchase 2,200,000 shares of the Company's common stock. The warrants were valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $287,932 to additional paid in capital. The expiration date of one of the warrants was extended four times which resulted in additional offering cost charges to additional paid in capital of $163,283 in fiscal 2003 and $19,012 in fiscal 2004.

During fiscal 2003, the Company issued warrants to certain brokers to purchase 201,250 shares of the Company's common stock. The warrants were related to the issuance of long-term convertible debt to stockholders. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance costs of $7,139.

During fiscal 2003, the Company issued warrants to certain brokers to purchase 207,819 shares of the Company's common stock. The warrants were related to a private placement offering of the Company's common stock. The warrants were valued using the Black-Scholes option-pricing model, which resulted in an offering cost charge of $14,744 to additional paid in capital.

During fiscal 2003, the Company extended the expiration date of a warrant to purchase 625,000 shares, a warrant to purchase 2,291,667 shares and options to purchase 180,000 shares of the Company's common stock. The extended options and warrants were valued using the Black-Scholes option pricing model and did not result in recording any additional charges.

During fiscal 2004, the Company issued options to employees of the Company to purchase 440,000 shares of the Company's common stock at the market price on the date of grant. The options were valued at $185,817 using the Black-Scholes option-pricing model and did not result in a charge to compensation expense.

During fiscal 2004, the Company also issued options to certain consultants to purchase 160,000 shares of the Company's common stock. The options were issued as compensation and were valued using the Black-Scholes option-pricing model, which resulted in consulting expense charges of $28,522.

During fiscal 2004, the Company issued warrants to certain brokers to purchase 93,500 shares of the Company's common stock. The warrants were issued as placement agent fees and were valued using the Black-Scholes option-pricing model, which resulted in an offering cost charge to additional paid in capital of $29,413.

During fiscal 2004, the Company also issued warrants authorizing certain warrant-holders to purchase 139,500 shares of the Company's common stock in connection with amendments to other warrant agreements. The warrants were valued using the Black-Scholes option-pricing model, which resulted in an offering cost charge to additional paid in capital of $21,547.

During fiscal 2004, the Company also issued options to Royster-Clark, Inc. as part of a stand-still agreement to purchase 250,000 shares of the Company's common stock. The options were valued using the Black-Scholes option-pricing model, which resulted in an offering cost charge to additional paid in capital of $117,235.

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

During fiscal 2004, the Company issued warrants to a lender and a consultant to purchase 1,300,000 shares of the Company's common stock. The warrants were related to a bridge loan. The warrants were valued using the Black-Scholes option-pricing model, which resulted in an offering costs of $511,962 recorded as debt issue costs.

During fiscal 2004, the Company issued warrants to a consultant to purchase 100,000 shares of the Company's common stock. The warrants were related to work done on the potential Royster-Clark Nitrogen, Inc. acquisition. The warrants were valued using the Black-Scholes option-pricing model, which resulted in an offering costs of $44,588 recorded as deferred acquisition costs.

During fiscal 2005, the Company extended the expiration date of 579,828 warrants that were previously issued to accredited investors of the Company. The extension was valued under the Black-Scholes option-pricing model, which resulted in no compensation expense. The Company also extended the term of 231,667 warrants issued to a broker. The extension was valued under the Black-Scholes option- pricing model, which resulted in a charge to additional paid in capital of $199,257. In fiscal 2005, the broker exercised these warrants.

During fiscal 2005, the Company issued warrants to accredited investors in conjunction with five bridge loans to purchase 1,660,085 shares of the Company's common stock. The warrants were valued using the Black-Scholes option-pricing model, which resulted in charges to additional paid in capital of $641,566. In February 2005, the Company issued an additional 405,702 warrants to purchase shares of the Company's common stock to the same accredited investors as a result of default provisions in the promissory notes. The warrants were valued using the Black-Scholes option-pricing model, which resulted in charges to interest expense of $499,560.

During fiscal 2005, the Company issued options to Royster-Clark, Inc. to purchase 250,000 shares of the Company's common stock as part of a stand-still agreement. The options were valued using the Black- Scholes option-pricing model, which resulted in deferred acquisition costs of $178,766, which were subsequently written-off to abandoned acquisition costs.

During fiscal 2005, the Company also issued a total of 20,000 options to two executives of our former subsidiary, OKON, Inc., as executive incentives to remain employed with OKON, Inc. through the close of the sale transaction. These options were valued using the Black-Scholes option-pricing model, which resulted in a reduction of the gain on sale of $20,503. In addition to the options issued, the Company also granted an extension of 61,000 options previously issued to these executives under Rentech stock option plans. The extensions were valued under the Black-Scholes option-pricing model, which resulted in a reduction of the gain on sale of $73,919.

During fiscal 2005, the Company issued options to employees and directors of the Company to purchase 902,000 shares of the Company's common stock at the market price on the date of grant. The options were valued at $861,015 using the Black-Scholes option-pricing model and did not result in a charge to compensation expense.

During fiscal 2005, the Company issued various warrants in conjunction with the issuance of convertible preferred stock. Refer to the Preferred Stock section of this footnote for further information regarding those warrants.

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

During fiscal 2005, a consultant of the Company earned 60,000 options to purchase common stock of Rentech under a consulting agreement. The options issued were valued using the Black-Scholes option-pricing model, which resulted in consulting expenses of $67,679. In addition, the same consultant earned 50,000 options as a success reward for work done to ensure inclusions in the recently signed Energy Bill that would provide significant benefit for FT projects. The options issued were valued using the Black-Scholes option-pricing model, which resulted in consulting expenses of $67,946.

During fiscal 2005, in connection with convertible promissory notes issued to two directors of the Company, the Company issued stock purchase warrants for the purchase of 657,981 shares of common stock. The warrants have an exercise price of $1.61 per share of common stock, and may be exercised for three years ending on April 7, 2008. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $381,474.

During fiscal 2005, the Company issued 60,000 warrants to purchase shares of the Company's common stock to a financial public relations company who signed a consulting agreement with the Company. The warrants were valued using the Black-Scholes option-pricing model, which resulted in consulting expense of $30,299.

During fiscal 2005, the Company issued a warrant to Management Resource Center, Inc. The warrant agreement contains a right of assignment where the warrant can be assigned to D. Hunt Ramsbottom, President of Rentech. The warrant is for the purchase of 3.5 million shares of the Company's common stock at an exercise price of $1.82. The warrant will vest in the following incremental amounts upon such time as the Company's stock reaches the stated closing prices for 12 consecutive trading days: 10% at $2.10; 15% at $2.75; 20% at $3.50; 25% at $4.25; and 30% at $5.25. The Company will recognize compensation expense as the warrants vest, as the total number of shares granted is not known on the grant date. The Company is accounting for the warrants under APB Opinion 25, "Accounting for Stock Issued to Employees" due to the employer-employee relationship between the Company and Mr. Ramsbottom. Under APB Opinion 25, compensation cost is recognized for stock options issued to employees when the exercise price of the Company's stock options granted is less than the market price of the underlying common stock on the date of grant. On September 2, 2005, 10%, or 350,000, of the warrants vested. The Company recognized $332,500 of compensation expense under APB Opinion 25. The Company also valued the vested warrants at $656,394 using the Black- Scholes option-pricing model, which did not result in a charge to compensation expense under SFAS No. 123, and is shown as a pro-forma disclosure in Note 1. On November 29, 2005, another 525,000 warrants (15%) were earned when the Company's stock price traded at or above $2.75 for twelve consecutive days. The Company will account for these warrants under SFAS No. 123(R), which was adopted October 1, 2005. The Company valued these warrants under the Black-Scholes option-pricing model used under SFAS No. 123, and estimates compensation expense to be approximately $1.1 million. The Company is currently working to refine the fair value model that will be used to estimate the fair value of options and warrants under SFAS No. 123(R). We do not expect the value calculated under SFAS No. 123(R) to be materially different than the estimated amount.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

During fiscal 2005, the Company issued 965,000 options as part of a retirement package for the CEO and COO of the Company. The options were valued at $944,041 using the Black-Scholes option-pricing model and did not result in a charge to compensation expense.

The following table summarizes information on stock option and warrant activity:

	Options		Warrants
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, September 30, 2002	5,104,766	0.92	4,140,836	1.95
Granted	126,000	0.86	2,609,069	0.54
Exercised	(102,000)	0.81	—	—
Canceled	(301,000)	0.82	(150,000)	1.64

Outstanding, September 30, 2003	4,827,766	2.53	6,599,905	1.40
Granted	850,784	0.90	1,647,064	1.11
Exercised	(2,325,820)	1.05	(3,771,367)	0.69
Canceled	(221,230)	0.63	(600,000)	0.45

Outstanding, September 30, 2004	3,131,500	0.80	3,875,602	1.14
Granted	2,247,000	2.00	10,251,678	1.50
Exercised	(643,000)	0.89	(1,832,249)	1.06
Canceled	(74,500)	1.59	(183,079)	2.51

Outstanding, September 30, 2005	4,661,000	$1.35	12,111,952	$1.44

Exercisable, September 30, 2005	4,661,000	$1.35	12,111,952	$1.44
Exercisable, September 30, 2004	3,131,500	$0.80	3,875,602	$1.14
Exercisable, September 30, 2003	4,827,766	$2.53	6,599,905	$1.40
	Options	Warrants
Weighted average fair value of options and warrants granted during 2005	$0.95	$0.70
Weighted average fair value of options and warrants granted during 2004	$0.39	$0.37
Weighted average fair value of options and warrants granted during 2003	$0.16	$0.12

The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for the plans. Under APB Opinion 25, when the exercise price of the Company's employee stock options is less than the market price of the underlying stock on the date of grant, compensation cost is recognized.

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2005, 2004 and 2003, respectively; dividend yield of 0 percent for all years; expected volatility of 48 to 76 percent in 2005, 40 to 55 percent in 2004 and 37 to 42 percent in 2003, risk-free interest rates of 2.60 to 4.18 percent in 2005, 1.0 to 3.8 percent in 2004 and 1.18 to 2.16 percent in 2003; and expected lives of .06 to 5 years in 2005, .76 to 5 years in 2004 and 0.16 to 5 years in 2003 for the Plans and stock awards.

The following information summarizes stock options outstanding and exercisable at September 30, 2005:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.41-$0.47	929,000	1.70	$0.42	929,000	$0.42
$0.63-$0.95	875,000	2.93	0.88	875,000	0.88
$0.98-$1.14	865,000	1.38	1.07	865,000	1.07
$134-$1.50	320,000	4.28	1.48	320,000	1.48
$1.85-$1.88	707,000	4.81	1.85	707,000	1.85
$2.53	965,000	2.00	2.53	965,000	2.53

$0.41-$2.53	4,661,000	2.58	$1.35	4,661,000	$1.35

The following information summarizes stock options outstanding and exercisable at September 30, 2004:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.41-$0.60	1,139,500	2.48	$0.45	1,139,500	$0.45
$0.63-$0.95	1,045,000	3.61	0.86	1,045,000	0.86
$1.05-$1.09	655,000	1.45	1.07	655,000	1.07
$1.14	50,000	4.27	1.14	50,000	1.14
$1.25-$1.78	200,000	0.73	1.30	200,000	1.30
$1.93	42,000	0.64	1.93	42,000	1.93

$0.41-$1.93	3,131,500	2.54	$0.80	3,131,500	$0.80

Note 11—Stockholders' Equity (continued)

Stock Options and Stock Warrants (continued)

The following information summarizes stock warrants outstanding and exercisable at September 30, 2005:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.75-$0.94	211,000	9.03	$0.77	211,000	$0.77
$1.00-$1.14	3,457,086	2.69	1.13	3,457,086	1.13
$1.20-$1.30	639,828	0.49	1.21	639,828	1.21
$146-$1.61	7,454,038	2.52	1.61	7,454,038	1.61
$1.82	350,000	4.85	1.82	350,000	1.82

$0.75-$1.82	12,111,952	2.64	$1.44	12,111,952	$1.44

The following information summarizes stock warrants outstanding and exercisable at September 30, 2004:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.66	71,366	0.03	$0.66	71,366	$0.66
$0.94	100,000	4.96	0.94	100,000	0.94
$1.00-$1.20	3,537,570	2.30	1.09	3,537,570	1.09
$2.64	166,666	0.25	2.64	166,666	2.64

$0.66-$2.64	3,875,602	2.23	$1.14	3,875,602	$1.14

Note 12—Commitments and Contingencies

Employment Agreements

The Company has entered into an employment agreement with one of its officers that extends from January 1, 2001 to December 31, 2007. In the event that the Company terminates an officer's employment for any other reason other than for cause, the Company shall pay the officer his compensation for the remainder of the term or one year, whichever is greater. In addition, the Company has an employment agreement with one other officer with an expiration date of October 1, 2006. The employment agreement with this officer provides for the termination of the agreement upon termination of employment, regardless of the reason for termination. The employment agreements set forth annual compensation to the two officers of $282,146. The Company's total future obligations under employment agreements as of September 30, 2005 are $282,146 (2006), $168,146 (2007) and $42,037 (2008). Compensation is adjusted annually based on the cost of living index.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 12—Commitments and Contingencies (continued)

Retirement Payable

Effective September 30, 2005, the Company announced the retirement packages for the current CEO and COO of the Company. The CEO and COO will retire no later than December 31, 2005 or at such earlier time as is determined by the Company's President. The Company will pay total severance of $500,911 for each of the calendar years 2006 and 2007. The Company will pay six months severance on the last day of employment; monthly payments will commence in the seventh month after retirement. The Company will pay $440,000 in lieu of certain benefits and bonus opportunities that would have accrued under the employment agreements, in cash, or at their election, against the exercise price of stock options. The Company amended $127,263 of convertible promissory notes to extend the term (to September 30, 2008), and reduce the interest rate (to the prime rate published by the Wall Street Journal). The Company will pay their unfunded deferred compensation in the amount of $326,508, in cash or, at their election, against the exercise price of stock options. The CEO will enter into a consulting agreement with the Company providing for a monthly fee of $10,000, for a term of one year, commencing on the day after his last date of employment. The Company granted the CEO and COO stock options with a two year term and an exercise price of $2.53 per share for 190,000 shares under the Company's 2005 Stock Option Plan, and 775,000 shares under the Company's proposed stock option plan for 2006, subject to approval of the plan by the Board of Directors and shareholders. As of September 30, 2005, the Company has accrued $905,683 as a short-term retirement payable and $656,139 as a long-term retirement payable. Subsequent to year end, the CEO and COO used the $440,000 payment in lieu of certain benefits and bonus opportunities and their remaining deferred compensation balance, see Note 20, to exercise stock options. On October 12, 2005, they used the remaining $326,508 of deferred compensation and $137,727 of their payment due in lieu of certain benefits and bonus opportunities to exercise 365,000 stock options. On November 3, 2005, they used $199,695 of their payment due in lieu of certain benefits and bonus opportunities and a cash payment of $25,402 to exercise 75,000 stock options, which reduced the outstanding payment due in lieu of certain benefits and bonus opportunities to $102,578.

Retirement Plans

On January 1, 1998, the Company established a 401(k) plan. Employees who are at least 21 years of age are eligible to participate in the plan and share in the employer matching contribution. The Company is currently matching 75% of the first 6% of the participant's salary deferrals. All participants who have completed 1,000 hours of service and who are employed on the last day of the plan year are eligible to share in the non-matching employer contributions. Employer matching and non-matching contributions vest immediately in years in which the plan is not top heavy. During years in which the plan is top heavy, employer matching and non-matching contributions vest 100% after three years of service. The Company contributed $183,244, $143,963and $163,651 to the plan for the years ended September 30, 2005, 2004, and 2003.

Operating Leases

The Company leases office space under a non-cancelable operating lease, which expires on October 31, 2009, with a renewal option for an additional five years. The Company also has various operating leases, which expire through January 2011. Total lease expense for the years ended September 30, 2005, 2004, and 2003 was approximately $224,000, $237,000 and $261,000, respectively.

Note 12—Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments as of September 30, 2005 are as follows:

Year Ending September 30,
2006	$193,166
2007	154,513
2008	149,783
2009	164,897
2010	14,419
Thereafter	155

$676,933

The Company leases a portion of its building located in Denver, Colorado, to a third party under a non-cancelable leasing arrangement. The Company accounts for this lease as an operating lease. The lease expires on April 30, 2010. Total lease income for the years ended September 30, 2005, 2004 and 2003 was approximately $88,000 each year.

Future minimum lease payments receivable as of September 30, 2005 are as follows:

Year Ending September 30,
2006	$88,248
2007	88,248
2008	88,248
2009	88,248
2010	51,478
Thereafter	—

$404,470

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believe that resolution of such litigation will not have a material adverse effect on the Company.

Contractual Liability

On January 18, 2001, the Company was granted a services contract by the Wyoming Business Council, Energy Section, Investment Ready Communities Division ("WBC"). Under the contract, Rentech received $800,000 to finance a Gas-to-Liquids ("GTL") feasibility study within the State. If in fact the Company chooses to proceed with the conversion of a methanol facility worldwide at any time in the future, the Company would be required to repay to the WBC the grant at the rate of 120% of the original $800,000 for a total amount not to exceed $960,000, over a period of time not to exceed six years. The repayment would only be from a 5% share of royalties from the conversion of methanol facilities to the Rentech GTL Technology worldwide. Based on the conclusions reached in the study, the Company does not intend to proceed with an application of its technology in a methanol facility.

Note 13—Costs and Estimated Earnings on Uncompleted Contracts

The costs and estimated earnings relating to uncompleted contracts are summarized as follows:

	September 30,
	2005	2004
Cost incurred on uncompleted contracts	$—	$562,386
Estimated earnings	—	69,587

Total costs incurred and estimated earnings	—	631,973
Less billings to date	—	(725,000)

	$—	$(93,027)

Included in the accompanying balance sheet as of September 30, 2005 and 2004 under the following captions:

	September 30,
	2005	2004
Costs and estimated earnings in excess of billings on uncompleted contracts	$—	$14,253
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(107,280)

	$—	$(93,027)

Note 14—Goodwill and Other Intangibles

Effective October 1, 2001, the Company elected early adoption of SFAS No. 142, which was permitted for entities with fiscal years beginning after March 15, 2001. As of October 1, 2001, the Company had $1,511,368 in unamortized goodwill. In accordance with the provisions of SFAS No. 142, the Company ceased amortization of goodwill from the acquisitions of OKON and PML and has not amortized goodwill from the acquisition of REN. In accordance with SFAS No. 142, the Company had six months from the initial date of adoption to complete the first step transitional impairment test of goodwill. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of the Company's fiscal year in the year of adoption. As of September 30, 2003, the Company determined that the goodwill recorded in connection with the acquisition of REN was impaired. REN's customer backlog as of September was not sufficient to support the realization of goodwill and as a result, the Company wrote-off the balance related to REN to impairment of investment.

Upon the adoption of SFAS No. 142, the Company evaluated the useful lives of its existing identifiable intangible assets and determined that the existing useful lives are appropriate. The Company completed its annual impairment test as of March 31, 2004 and determined that there was no impact on the Company's financial position and results of operations, as goodwill was not impaired. Goodwill is tested annually and whenever events and circumstances occur indicating that goodwill might be impaired. As of September 30, 2005, the Company completed its annual impairment test and determined that goodwill was not impaired.

Note 14—Goodwill and Other Intangibles (continued)

The Company recorded $257,556 and $322,650 in amortization expense during the years ended September 30, 2005 and 2004, and estimates expense of approximately $258,000, $258,000, and $210,000 in each of the fiscal years ending September 30, 2006, 2007, and 2008 related to identifiable intangibles with a finite life. The following table summarizes the activity in goodwill for the periods indicated:

	For the Years Ended September 30,
	2005	2004
Paints—Discontinued operations
Beginning balance	$839,841	$839,841
Additions	—	—
Deletions for sold subsidiary	(839,841)	—
Amortization	—	—

	$—	$839,841

Oil and gas field services—Continuing operations
Beginning balance	$166,713	$166,713
Additions	—	—
Amortization	—	—

	$166,713	$166,713

The following table summarizes the activity for intangible assets subject to amortization:

	For the Years Ended September 30,
	2005	2004
Licensed technology and technology rights
Gross carrying amount	$3,718,895	$3,718,895
Accumulated amortization	(2,994,068)	(2,736,512)

	$724,827	$982,383

Aggregate amortization expense	$257,556	$257,556

Note 15—Minority Interest

On August 1, 2001, the Company received 7,127 shares of common stock of REN Corporation, which represents a 56% majority interest, for a total purchase price of $1,414,716. At the date of the acquisition, REN had not satisfied certain obligations as originally contemplated by the parties. As a result, the original shareholders of REN executed a promissory note under which they agreed to assign to the Company their rights to an allocation of profits from REN until an amount of profits was allocated to the Company equal to $229,561 plus 6% accrued interest on the outstanding balance accruing on August 1, 2001. In accordance with the stock purchase agreement, this amount would be a cash payment out of future dividends that REN declares to the original shareholders. These cash payments would be provided to the Company by the original shareholders, and the investment in REN would be reduced by such payments. As of September 30, 2005, no such distributions have been made.

RENTECH, INC.

Notes to Consolidated Financial Statements

Note 15—Minority Interest (continued)

During fiscal 2002, the Company chose to modify the purchase price allocation as per the provisions of SFAS 142 for the acquisition of REN. The $229,561 receivable from the original REN stockholders was reclassified from the investment in REN to a long-term note receivable from the original REN shareholders. The reclassification was made to more accurately reflect the transaction as the receivable was expected to be collectible in the future. As a result of the reclassification, REN's goodwill was reduced from $504,814 to $275,253. Per the Stock Purchase Agreement, the note receivable from the original REN stockholders accrued interest at 6% per annum.

The receivable from the original REN shareholders per the Stock Purchase Agreement as well as the advances of the quarterly installments paid to Case Corporation were accounted for as a note receivable from the original REN shareholders. Total principal and accrued interest for this note receivable as of September 30, 2003 was $580,657. However, as of September 30, 2003, REN's customer contract backlog was not sufficient to support the valuation of the note receivable or REN's goodwill. Therefore, as of September 30, 2003, the Company fully reserved for the note receivable as a bad debt expense in the amount of $580,657 and wrote off the goodwill associated with REN in the amount of $275,253 to impairment of investments.

In connection with the acquisition of REN, the Company entered into an employment contract with Gary Roberts and non-compete agreements with Mr. Roberts and several other employees. Rentech is the owner of key-man life insurance policies for these people and therefore valued the non-compete agreements, which have a five-year life, at 25% of the value of the policies, or $162,500. The value of each policy was based upon an estimate to replace these employees. Management determined that a valuation of the non-compete agreements based upon profits lost if these employees were to leave would not be reasonable as Mr. Roberts owns 44% of REN and therefore has a significant incentive not to leave. During the fourth quarter of fiscal 2004, due to the lack of new projects, management concluded that this asset was impaired and wrote off the remaining amortized cost of $57,867.

Effective August 1, 2005, the Company sold its 56% ownership interest in REN Corporation. The purchasing entity was REN Holding Corporation (RHC), an Oklahoma corporation, consisting of a management group previously involved in REN. The sales price of the transaction was $1,175,000, payable in the form of earn-out payments based on RHC's qualified cash receipts. These qualified cash receipts are intended to include payments for sales and services received by REN from its customers. Not included as qualified cash receipts are any cash proceeds from loans, investments or collection of accounts receivable in existence as of June 30, 2005 and other non-operating revenues. The Company recorded a reserve of $1,000,000 against the total earn-out receivable due to uncertainty surrounding the estimation of collections. Pursuant to the terms of the agreement, the buyer is responsible for all contingent liabilities that now exist or might be incurred after the date of disposal. Refer to Note 2 for further information relating to the assets held for sale and results of operation of REN Corporation.

Note 16—Income Taxes

There was no provision for federal income taxes required for the years ended September 30, 2005, 2004 and 2003 due to operating losses in those years and a valuation allowance of the cumulative net operating loss carryforwards. At September 30, 2005, the Company had available net operating loss carry forwards of approximately $48,000,000 for tax reporting purposes. The operating loss carry forwards expire through 2025. These carry forwards are subject to various limitations imposed by the rules and regulations of the Internal Revenue Service.

Note 16—Income Taxes (continued)

During the fiscal year ended September 30, 2004, PML utilized its remaining state net operating loss carryforwards. A state income tax expense of $67,600 was established in the consolidated statements of operations related to PML for the year ended September 30, 2005. Management is not able to determine if it is more likely than not that the deferred tax assets will be realized. The Company has deferred tax assets with a 100 percent valuation allowance at September 30, 2005 and 2004.

The Company recorded income tax expense from the sale of discontinued operations of $6,172, the offset to which is shown as an income tax benefit to continuing operations.

The Company has approximately $260,000 in research and development credit carryforwards that will expire from fiscal 2019 to fiscal 2025. The credit carryforwards have been included in the 100 percent valuation allowance at September 30, 2005.

The tax effect on the components is as follows:

	September 30,
	2005	2004
Net operating loss carry forwards	$17,859,000	$13,994,000
Accruals for financial statement purposes not allowed for income taxes—cash basis	224,000	345,000
Basis difference in investment in Dresser	687,000	687,000
Basis difference in investment in Advanced Technologies	997,000	701,000
Basis difference in other intangible assets	17,000	19,000
Basis difference relating to licensed technology	632,000	580,000
Basis difference in property and equipment	(380,000)	(358,000)
Basis difference in other assets	3,000	7,000
Basis difference in goodwill	(20,000)	(107,000)
Basis difference in technology rights	28,000	25,000
Basis difference in retirement payables	460,000	—
Basis difference in reserve for REN earn-out	373,000	—
Basis difference in product liabilities	28,000	—
Research & development credit	260,000	—
Basis difference in investment in Sand Creek	7,000	4,000

	21,175,000	15,897,000
Valuation allowance	(21,175,000)	(15,897,000)

	$—	$—

Note 16—Income Taxes (continued)

A reconciliation of the income taxes at the federal statutory rate to the effective tax rate is as follows:

	For the Years Ended September 30,
	2005	2004	2003
Federal income tax benefit computed at the Federal statutory rate	$(4,865,000)	$(2,452,000)	$(2,531,000)
State income tax benefit net of Federal benefit	(421,400)	(220,000)	(272,000)
Other	(184,000)	251,000	(130,000)
Research & development credit	260,000	—	—
Change in valuation allowance	5,278,000	2,421,000	2,933,000

Income tax expense	$67,600	$—	$—

Note 17—Segment Information

The Company operates in two business segments as follows:

  •
  Alternative fuels—The Company develops and markets processes for conversion of low-value, carbon-bearing solids or gases into valuable liquid hydrocarbons.

  •
  Oil and gas field services—The Company is in the business of logging the progress of drilling operations for the oil and gas industry.

The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on operating activities. The accounting policies of the operating segments are the same as those described in the summary of accounting policies. The Company evaluates performance based upon several factors, of which the primary financial measure is segment-operating income.

On March 8, 2005, the Company sold OKON, Inc., which had been reported as the Company's paint segment in previous filings. In addition, effective August 1, 2005, the Company sold its 56% ownership in REN Corporation. REN had been reported as the Company's industrial automation systems segment in previous filings. The results from these two businesses are not included in the segment results as they are included in discontinued operations in our statements of operations and as assets and liabilities held for

Note 17—Segment Information (continued)

sale on our balance sheets. Segment information for the prior periods has been reclassified to reflect this presentation.

	For the Years Ended September 30,
	2005	2004	2003
Revenues
Alternative fuels	$588,687	$984,492	$915,563
Oil and gas field services	6,596,798	4,721,788	3,580,448

	$7,185,485	$5,706,280	$4,496,011

Operating income (loss)
Alternative fuels	$(11,880,027)	$(5,401,029)	$(5,972,821)
Oil and gas field services	1,320,318	606,842	216,547

	$(10,559,709)	$(4,794,187)	$(5,756,274)

Depreciation and amortization
Alternative fuels	$444,030	$461,530	$772,195
Oil and gas field services	194,939	157,115	124,416

	$638,969	$618,645	$896,611

Interest expense
Alternative fuels	$2,874,661	$856,732	$942,396
Oil and gas field services	13,731	1,999	1,026

	$2,888,392	$858,731	$943,422

Equity in net loss of investees:
Alternative fuels	$735,815	$252,415	$205,890

Expenditures for additions of long-lived assets
Alternative fuels	$91,011	$70,603	$101,253
Oil and gas field services	285,025	221,304	61,142

	$376,036	$291,907	$162,395

	For the Years Ended September 30,
	2005	2004	2003
Investment in equity method investees
Alternative fuels	$(19,278)	$(89,436)	$(15,070)

Total assets
Alternative fuels	$40,751,015	$4,756,355	$5,590,559
Oil and gas field services	2,740,934	2,363,017	2,298,340

	$43,491,949	$7,119,372	$7,888,899

Note 17—Segment Information (continued)

Revenues from external customers are shown below for groups of similar products and services:

	For the Years Ended September 30,
	2005	2004	2003
Revenues
Technical services	$140,066	$235,306	$701,658
Royalties	—	—	100,000
Feasibility studies	325,199	631,973	—
Rental income	123,422	117,213	113,905
Mud logging services	6,596,798	4,721,788	3,580,448

	$7,185,485	$5,706,280	$4,496,011

Note 18—Significant Customers

As of September 30, 2005, two customers from the oil and gas field services segment accounted for 14% and 11% of total accounts receivable, respectively, while three customers from the oil and gas field services segment accounted for 13%, 12% and 11% of total revenues from continuing operations, respectively. As of September 30, 2004, one customer from the oil and gas field services segment accounted for 22% of total accounts receivable while one customers from the oil and gas field services segment accounted for 21% of total revenues from continuing operations. As of September 30, 2003, one customer from the oil and gas field services segment accounted for 22% of total accounts receivable while two customers from the oil and gas field services segment accounted for 17% and 12% of total revenues from continuing operations, respectively.

Note 19—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged to Expense	Deductions and Write-Offs	Balance at End of Period
Year Ended September 30, 2005
Allowance for doubtful accounts	$143,255	$—	$(7,000)	$136,255
Deferred tax valuation account	$15,897,000	$5,278,000	$—	$21,175,000
Reserve for REN Earn-Out	$—	$1,000,000	$—	$1,000,000
Year Ended September 30, 2004
Allowance for doubtful accounts	$17,500	$125,755	$—	$143,255
Deferred tax valuation account	$13,476,000	$2,421,000	$—	$15,897,000
Year Ended September 30, 2003
Allowance for doubtful accounts	$12,000	$44,979	$—	$17,500
Deferred tax valuation account	$10,543,000	$2,933,000	$—	$13,476,000
Reserve for note receivable	$580,657	$580,657	$—	$—

Note 20—Related Party Transactions

During fiscal 2000, the Company began to defer the payment of a portion of the compensation of certain officers of the Company. The deferral has continued through fiscal 2005. As of September 30, 2005 and 2004, the Company had deferred compensation of $326,508 and $434,646.

During January 2003, the Company began to defer monthly salary payments to certain officers. These officers and the Company entered into convertible notes in the amount of such deferred salary payments. The notes bear interest at 9% and mature in twelve months, with all unpaid principal and interest due at that time. Within the first 120 days, the notes may be converted in whole or in part into unregistered common stock of the Company at a conversion rate of $0.45 per share if the closing market price for the Company's common stock for three consecutive days exceeds $1.00 per share. After the first 120 days, the notes may be converted in whole or in part into unregistered common stock of the Company without respect to the closing market price of the Company's common stock at a conversion rate of $0.45 per share for the deferrals between January 1, 2003 and March 31, 2003 and at the closing market price for all subsequent deferrals. On September 30, 2005, these convertible promissory notes were amended to extend the term to September 30, 2008 and to reduce the interest rate to the prime rate published by the Wall Street Journal. As of September 30, 2005 the balance in these convertible notes was $199,109.

In addition to the related party disclosures in Notes 6, 7, 11, 12 and 15, in fiscal 2005, the Company incurred $44,213 in consulting services, which were paid to a company whose President was appointed a director of Rentech in fiscal 2005. In addition, as disclosed in Note 9, on May 20, 2005, the Company issued two convertible promissory notes to current directors of the company totaling $1,000,000.

Note 21—Subsequent Events

On October 7, 2005, Rentech Development Corporation purchased Republic's 50% ownership interest in Sand Creek Energy, LLC for a purchase price of $1,400,000. The Company plans to build and operate, what the Company believes to be, the United States' first fully integrated Fischer-Tropsch, coal-to-liquids (CTL), Product Development Unit (PDU) facility at the SCE site. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies. With the PDU in operation, Rentech will be able to define operating parameters of diverse hydrocarbon feedstocks under varying conditions. The products from the plant will be used to supply test quantities of these ultra-clean fuels to the numerous groups which have expressed a deepening interest in acquiring commercial quantities of Rentech's fuels. Rentech expects the PDU to be operating by the end of calendar 2006, and to cost approximately $21 million.

On November 5, 2005, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc., entered into a definitive Stock Purchase Agreement with Royster-Clark, Inc. for the purchase of all of the issued and outstanding shares of capital stock of Royster-Clark Nitrogen, Inc. ("RCN"). Under the terms of the agreement, Rentech Development Corporation, subject to Rentech, Inc. shareholder approval, financing of the project, and other conditions, will pay $50 million for the stock, plus an amount equal to net working capital, as defined in the agreement, at closing. The East Dubuque plant is an operating integrated plant rated at 830 tons of ammonia per day. It produces ammonia, urea ammonium nitrate ("UAN"), nitric acid and urea, among other fertilizer products. We intend to operate the plant for the production of nitrogen fertilizer products while we add a commercially available advanced clean coal gasification process that converts the plant to use synthesis gas derived from coal, instead of more expensive natural gas. In addition, we plan to add our Rentech Process to produce liquid hydrocarbon

Note 21—Subsequent Events (continued)

products from the excess synthesis gas produced from the coal gasification process. The converted facility will also produce enough power to meet all of its needs and will provide excess power for sale to the local grid. In November 2005, we deposited $2.5 million to an escrow account that will be applied to the purchase price of RCN or paid to Royster-Clark, Inc. as a break-up fee if the acquisition fails due to our failure to obtain financing or failure to obtain shareholder approval for the acquisition of RCN.

On November 11, 2005, Rentech engaged Credit Suisse First Boston LLC (CSFB) as its exclusive financial advisor with respect to the financing and planning for the commercial development of two domestic coal-to-liquids facilities. The engagement includes potential funding efforts for Rentech's conversion of the Royster-Clark Nitrogen, Inc. plant in East Dubuque, Illinois. Additionally, Rentech will work with CSFB on the funding for its recently proposed coal-to-liquids strategic fuels center in Natchez, Mississippi.

On November 15, 2005, Rentech and its wholly-owned subsidiary, Rentech Development Corporation, entered into a Commitment Letter with M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd. (the "Investors"), dated November 15, 2005, for the purchase by the Investors of $35 million of 14% secured convertible debentures. The funding is subject to certain conditions including the completion of diligence, execution of definitive documents, absence of material adverse changes and the concurrent acquisition of Royster-Clark Nitrogen, Inc., among other things. The funding proceeds will be used to partially finance the $50 million purchase of 100% of the outstanding shares of RCN announced by the Company on November 7, 2005. M.A.G. Capital, LLC and its affiliates hold approximately 30,000 shares of the Company's Series A Preferred Stock which is convertible into approximately 3.3% of the Company's outstanding common stock.

EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed November 9, 2005).
2.2	Stock Purchase Agreement, dated August 1, 2005, with REN Holding Corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed August 9, 2005).
2.3	Purchase and Sale Agreement, dated September 16, 2005, with RFC-Sand Creek Development, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 22, 2005).
3(i)
Amended and Restated Articles of Incorporation, dated April 29, 2005 (incorporated by reference to Exhibit 3(i) to Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2005, filed May 9, 2005).
3(ii)	Bylaws dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K for the year ended September 30, 2004 filed December 9, 2004).
4.1	Amended Shareholder Rights Plan, dated January 18, 2005 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed January 19, 2005).
4.2	Rights Agreement, dated January 18, 2005, with ComputerShare Trust (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed May 23, 2005).
4.3
Stock Purchase Warrants, dated November 19, 2004, for December 2004 Short-Term Loan with C. David Callaham and J.P. Turner & Company LLC (incorporated by reference to Exhibits 10.3, 10.6 and 10.9 to Current Report on Form 8-K filed December 16, 2004).
4.4
Promissory Notes, dated November 19, 2004, for December 2004 Short-Term Loan with C. David Callaham and J.P. Turner and Company LLC (incorporated by reference to Exhibits 10.2, 10.5 and 10.9 to Current Report on Form 8-K filed December 16, 2004).
4.5	Registration Rights Agreements for December 2004 Short-Term Loan with C. David Callaham (incorporated by reference to Exhibits 10.4 and 10.7 to Current Report on Form 8-K filed December 16, 2004).
4.6
Promissory Notes for December 2004 Short-Term Loan with Geduld Revocable Trust, Geduld Capital Management LLC and Daniel Kern (incorporated by reference to Exhibits to 10.1, 10.4 and 10.7 to Current Report on Form 8-K filed December 7, 2004).
4.7
Stock Purchase Warrants with Geduld Revocable Trust, Geduld Capital Management LLC and Daniel Kern (incorporated by reference to Exhibits to 10.2, 10.5 and 10.8 to Current Report on Form 8-K filed December 7, 2004).
4.8
Registration Rights Agreements for December 2004 Short-Term Loan with Geduld Revocable Trust, Geduld Capital Management LLC and Daniel Kern (incorporated by reference to Exhibits 10.3, 10.6 and 10.9 to Current Report on Form 8-K filed December 7, 2004).
4.9
Form of Stock Purchase Warrant issued to investors in the 1999 private placement of securities (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K for the year ended September 30, 1999 filed January 12, 2000).
4.10
Form of Convertible Promissory Note issued under the 2002 private placement of convertible promissory notes (incorporated by reference to Exhibit 4 to Form S-3/A Amendment Two to Registration Statement No. 333-85682 filed October 28, 2002).

4.11
Form of Stock Purchase Warrant for the 2002 private placement of securities (incorporated by reference to Exhibit 4 to Form S-3/A Amendment Two to Registration Statement No. 333-85682 filed October 28, 2002).
4.12		Form of Registration Rights Agreement (incorporated by reference to Exhibit 4 to Form S-3/A Amendment Two to Registration Statement No. 333-85682 filed October 28, 2002).
4.13		Form of Non-statutory Stock Option Agreement (incorporated by reference to Exhibit 4 to Form S-3/A Amendment Two to Registration Statement No. 333-85682 filed October 28, 2002).
4.14
Form of Convertible Promissory Note issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.7 to Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2003, dated February 13, 2004).
4.15
Form of Stock Purchase Warrant issued under the 2003 private placement of convertible promissory notes (incorporated by reference to Exhibit 4.8 to Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2003, dated February 13, 2004).
4.16		Senior Secured Note, dated September 17, 2004, with Mitchell Hospitality Investments (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 23, 2004).
4.17		Stock Purchase Warrant, dated September 17, 2004, with Mitchell Technology Investments (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed September 23, 2004).
4.18		Registration Rights Agreement, dated September 17, 2004, with Mitchell Technology Investments (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed September 23, 2004).
4.19
Subscription Agreement, dated April 8, 2005, with Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., Pentagon Special Purpose Fund, Ltd. and M.A.G. CAPITAL, LLC, for Placement of Preferred Stock (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed April 14, 2005).
4.20
Form of Stock Purchase Warrants, dated April 8, 2005, with Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., Pentagon Special Purpose Fund, Ltd. and M.A.G. CAPITAL, LLC, for Placement of Preferred Stock (incorporated by reference to Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to Current Report on Form 8-K filed April 14, 2005).
4.21
Registration Rights Agreement, dated April 8, 2005, with Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, Monarch Pointe Fund, Ltd., Pentagon Special Purpose Fund, Ltd. and M.A.G. CAPITAL, LLC, for Placement of Preferred Stock (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed April 14, 2005).
10.1		Securities Purchase Agreement, dated September 22, 2005, with Wellington Management Capital, LLP (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 23, 2005).
10.2		Stock Purchase Agreement, dated March 8, 2005, with Zinsser Co., Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 10, 2005).
10.3	*	Term sheet for Dennis L. Yakobson retirement benefits (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed October 6, 2005).
10.4	*	Term sheet for Ronald C. Butz retirement benefits (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed October 6, 2005).

10.5		Management and Consulting Agreement, dated July 29, 2005, with Management Resource Center, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed August, 11, 2005).
10.6	*	1994 Stock Option Plan (incorporated by reference to the exhibits to Form S-18 on Form SB-2, post-effective Amendment No. 5 to Registration Statement No. 33-37150-D).
10.7	*	1996 Stock Option Plan (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K dated December 18, 1996).
10.8	*	1998 Stock Option Plan (incorporated by reference to Exhibit 4.1 to Form S-8). Registration Statement No. 333-95537.
10.9	*	2001 Stock Option Plan (incorporated by reference to Exhibit 10.5 to Annual Report on Form 10-K for the year ended September 30, 2002 filed December 24, 2002).
10.10	*	2003 Stock Option Plan (incorporated by reference to Exhibit 10.6 to Annual Report on Form 10-K for the year ended September 30, 2002 filed December 24, 2002).
10.11
License Agreement, dated October 8, 1998, with Texaco Natural Gas, Inc. (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-KSB, No. 000-19260, for the year ended September 30, 1998, filed January 13, 1999).
10.12
Technical Services Agreement, dated June 14, 1999, between Rentech and Texaco Energy Systems, Inc. (incorporated by reference to Exhibit 10.7 to Annual Report on Form 10-K for the year ended September 30, 2001).
10.13
FT Solutions LLC Operating Agreement, dated June 15, 2004, with Headwaters Technology Innovation Group, Inc. and Rentech, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K, filed August 26, 2004).
10.14
Contribution Agreement, dated June 15, 2004, with Headwaters Technology Innovation Group, Inc. and FT Solutions, LLC (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K, filed August 26, 2004).
10.15
Patent and Trademark License Agreement, dated June 15, 2004, among Headwaters Technology Innovation Group, Inc. and FT Solutions, LLC (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed August 26, 2004).
10.16		Patent and Trademark License Agreement, dated June 15, 2004, with FT Solutions, LLC (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed August 26, 2004).
10.17		Patent and Trademark License Agreement, dated June 15, 2004, with FT Solutions (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed August 26, 2004).
10.18
Services Agreement, dated June 15, 2004, with Headwaters Technology Innovation Group, Inc. and FT Solutions LLC (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed August 26, 2004).
10.19		Services Contract, dated June 7, 2004, with Wyoming Business Council (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed June 7, 2004).
10.20		Technical Services Agreement with Clean Coal Power Resources, Inc. dated October 29, 2003 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 12, 2003).

10.21		Letter of Intent, dated October 2, 2001, with Pertamina (incorporated by reference to Exhibit 10.12 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682).
10.22		Memorandum of Understanding, dated May 23, 2005, with Baard Generation L.L.C.
10.23		Memorandum of Understanding, dated June 22, 2001, with GTL Bolivia, S.A. (incorporated by reference to Exhibit 10.14 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682).
10.24		Memorandum of Understanding, dated January 20, 2004, with Jacobs Engineering U.K. Limited (incorporated by reference to Exhibit 10 to Current Report on Form 8-K filed January 29, 2004).
10.25
Memorandum of Understanding, dated June 4, 2004, with the Independent State of New Guinea, Niugini Gas & Chemicals Pte Ltd and I&G Venture Capital Co. Ltd (incorporated by reference to Exhibit 99 to Current Report on Form 8-K filed June 30, 2004).
10.26	*
Employment Agreement, dated January 1, 2001, with Charles B. Benham (incorporated by reference to Exhibit 10.18 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682, filed October 28, 2002).
10.27	*
Employment Agreement, dated January 1, 2001, with Mark S. Bohn (incorporated by reference to Exhibit No. 10.19 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682, filed October 28, 2002).
10.28	*
Employment Agreement, dated January 1, 2001, with Ronald C. Butz (incorporated by reference to Exhibit No. 10.20 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682, filed October 28, 2002).
10.29	*
Employment Agreement, dated January 1, 2001, with Dennis L. Yakobson (incorporated by reference to Exhibit No. 10.22 to Form S-3/A Amendment No. Two to Registration Statement No. 333-85682, filed October 28, 2002).
10.30		Convertible Promissory Note, dated May 20, 2005, to Michael Ray (incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed May 20, 2005).
10.31		Convertible Promissory Note, dated May 20, 2005, to David Zimel (incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed May 20, 2005).
10.32		Stock Purchase Warrants (incorporated by reference to Exhibits 10.1 through 10.16 to Current Report on Form 8-K filed May 20, 2005).
10.33	*	1990 Stock Option Plan (incorporated by reference to the exhibits to Form S-18 Registration Statement No. 33-37150).
10.34	*	2005 Stock Option Plan (incorporated by reference to Exhibit 10.34 to Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004 filed February 9, 2005).
10.35
Amendment effective March 1, 2005 to Stock Purchase Agreement, dated December 10, 2004, with Royster-Clark, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed March 3, 2005).
10.36
Amendment effective February 17, 2005 to Stock Purchase Agreement, dated December 10, 2004, between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed February 22, 2005).
10.37
Amendment effective January 18, 2005 to Stock Purchase Agreement, dated December 10, 2004, between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed January 27, 2005).

10.38
Stock Purchase Agreement, dated December 10, 2004, between Rentech Development Corporation and Royster-Clark, Inc. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed December 16, 2004).
10.39	Promissory Note with C. David Callaham (incorporated by reference to the Exhibit 10.2 to Form 8-K filed December 10, 2004).
10.40	Form of Distribution Agreement by and between Rentech Development Inc. and Royster-Clark Resources LLC.**
10.41	Stock Option Agreement, dated December 10, 2004, with Royster-Clark Inc. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed December 16, 2004).
14	Code of Ethics (incorporated by references to Exhibit 14 to Annual Report on Form 10-K for the year ended September 30, 2004 filed December 9, 2004).
21	Subsidiaries of Rentech, Inc.
23	Consent of Independent Registered Public Accounting Firm.
31.1	Certification of President and Chief Executive Officer Pursuant to Rule 13a-14 or Rule 15d-14(a).
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 or Rule 15d-14(a).
32.1	Certification of President pursuant to 18 U.S.C. Section 1350.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

*
Management contract or compensatory plan or arrangement.

**
Certain portions of this Exhibit have been omitted and filed separately under an application for confidential treatment.

ANNEX B

RENTECH, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 2005

Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended December 31, 2005
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 0-19260

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0957421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1331 17th Street, Suite 720 Denver, Colorado 80202 (Address of principal executive offices)
(303) 298-8008 (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.    Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                Accelerated filer ☒                Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes ☐ No ☒

The number of shares of the Registrant's common stock outstanding as of February 6, 2005 was 118,345,786.

RENTECH, INC.
Form 10-Q
First Quarter ended December 31, 2005

RENTECH, INC.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

Consolidated Balance Sheets

	December 31, 2005 (Unaudited)	September 30, 2005
Assets
Current assets
Cash and cash equivalents	$29,479,672	$24,720,713
Accounts receivable, net of $136,255 allowance for doubtful accounts	1,125,888	988,853
Subscription receivable	—	12,255,550
Other receivables, net	300,733	391,430
Receivable from related party	—	22,154
Prepaid expenses and other current assets	556,398	23,521

Total current assets	31,462,691	38,402,221

Property and equipment, net of accumulated depreciation of $2,324,439 and $2,204,304	4,765,687	3,394,488
Other assets
Licensed technology, net of accumulated amortization of $2,821,066 and $2,763,870	610,083	667,278
Goodwill, net of accumulated amortization of $30,725	166,713	166,713
Investment in advanced technology companies (Note 5)	405,000	405,000
Technology rights, net of accumulated amortization of $237,390 and $230,197	50,356	57,549
Deferred acquisition costs	2,684,537	65,678
Deposits and other assets	1,239,938	333,022

Total other assets	5,156,627	1,695,240

Total assets	$41,385,005	$43,491,949

(Continued on following page)

See notes to consolidated financial statements

RENTECH, INC.

Consolidated Balance Sheets

(Continued from previous page)

	December 31, 2005 (Unaudited)	September 30, 2005
Liabilities And Stockholders' Equity
Current liabilities
Accounts payable	$364,126	$567,927
Accrued payroll and benefits	561,089	362,772
Deferred compensation	—	326,508
Accrued liabilities	825,995	826,503
Accrued retirement payable	370,492	905,683
Lines of credit payable (Note 8)	499,218	499,218
Short-term debt (Note 6)	—	876,972
Current portion of long-term debt (Note 6)	605,362	254,973
Short-term convertible debt (Note 7)	—	1,020,862
Current portion of long-term convertible debt to related parties (Note 7)	766,386	729,406

Total current liabilities	3,992,668	6,370,824

Long-term liabilities
Long-term debt, net of current portion (Note 6)	1,119,187	1,323,974
Long-term convertible debt to related parties, net of current portion (Note 7)	580,152	643,958
Convertible notes payable to related parties (Note 9)	163,153	199,109
Lessee deposits	7,485	7,485
Accrued retirement payable	500,911	656,139
Investment in Sand Creek Energy, LLC (Note 4)	—	19,278

Total long-term liabilities	2,370,888	2,849,943

Total liabilities	6,363,556	9,220,767

Commitments and contingencies
Stockholders' equity (Note 10)
Preferred stock—$10 par value; 1,000,000 shares authorized; 90,000 Series A convertible preferred shares authorized and issued and 0 and 59,000 series A convertible preferred shares outstanding	—	590,000
Series C participating cumulative preferred stock—$10 par value; 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$.01 par value; 250,000,000 shares authorized; 117,360,985 and 110,120,500 shares issued and outstanding	1,173,610	1,101,205
Additional paid-in capital	101,484,935	94,588,613
Accumulated deficit	(67,637,096)	(62,008,636)

Total stockholders' equity	35,021,449	34,271,182

Total liabilities and stockholders' equity	$41,385,005	$43,491,949

See notes to consolidated financial statements

RENTECH, INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Revenues
Service revenues	$1,922,078	$1,769,725

Cost of sales
Service costs	1,312,935	1,415,156

Gross profit	609,143	354,569
Operating expenses
General and administrative expense	4,802,160	1,293,375
Depreciation and amortization	134,371	105,393
Research and development	1,280,274	168,425

Total operating expenses	6,216,805	1,567,193

Operating loss	(5,607,662)	(1,212,624)

Other income (expenses)
Equity in loss of investee	—	(171,153)
Interest income	278,515	897
Interest expense	(299,313)	(680,806)
Gain (loss) on disposal of fixed assets	—	1,253

Total other income (expense)	(20,798)	(849,809)

Net loss from continuing operations	(5,628,460)	(2,062,433)

Discontinued operations:
Net loss from discontinued operations	—	(189,132)

Net loss	$(5,628,460)	$(2,251,565)

Dividends on preferred stock (Note 10)	(74,437)	—

Net loss applicable to common stockholders	$(5,702,897)	$(2,251,565)

Basic and diluted loss per common share:
Continuing operations, including dividend	$(0.050)	$(0.023)
Discontinued operations	$—	$(0.002)

Basic and diluted loss per common share	$(0.050)	$(0.025)

Basic and diluted weighted-average number of common shares outstanding	113,473,636	90,027,009

See notes to consolidated financial statements

RENTECH, INC.
Consolidated Statement of Stockholders' Equity
(Unaudited)

	Convertible Preferred Stock
	Series A		Series C		Common Stock
							Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, September 30, 2005 (audited)	59,000	$590,000			$110,120,500	$1,101,205	$94,588,613	$(62,008,636)	$34,271,182
Common stock issued for cash on options and warrants exercised (Note 10)	—	—			1,896,208	18,962	2,248,180	—	2,267,142
Common stock issued for conversion of convertible notes	—	—			658,695	6,587	1,229,408	—	1,235,995
Common stock issued for options exercised using deferred compensation and retirement payable (Note 10)	—	—			426,269	4,263	388,735	—	392,998
Stock options and warrants granted for services	—	—			—	—	2,557,029	—	2,557,029
Preferred stock converted into common stock (Note 10)	(59,000)	(590,000)			4,259,313	42,593	547,407	—	—
Cash dividends paid on preferred stock (Note 10)							(74,437)	—	(74,437)
Net loss for the three months ended December 31, 2005	—	—			—	—	—	(5,628,460)	(5,628,460)

Balance, December 31, 2005	—	$—			$117,360,985	$1,173,610	$101,484,935	$(67,637,096)	$35,021,449

See notes to consolidated financial statements

RENTECH, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Cash flows from operating activities
Net loss	$(5,628,460)	$(2,251,565)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	114,825	105,067
Amortization	64,388	64,389
(Gain) loss on disposal of fixed assets	—	(1,253)
Non-cash interest expense	203,475	533,100
Non-cash lease commission expense	946	945
Equity in loss of investee	—	171,153
Accrued interest expense	2,210	14,038
Common stock issued for services	—	9,759
Stock options and warrants issued for services	2,557,029	—
Changes in operating assets and liabilities
Accounts receivable	(136,835)	(182,381)
Costs and estimated earnings in excess of billings	—	152,222
Other receivables and receivable from related party	106,891	(11,380)
Inventories	—	(48,181)
Prepaid expenses and other current assets	116,073	74,952
Accounts payable	(148,998)	260,008
Billings in excess of costs and estimated earnings	—	(115,080)
Accrued retirement payable	(690,419)	—
Accrued liabilities, accrued payroll and other	236,207	113,579

Net cash used in operating activities	(3,202,668)	(1,110,628)

Cash flows from investing activities
Purchase of property and equipment	(78,355)	(62,549)
Proceeds from disposal of fixed assets	—	3,719
Acquisition, net of cash received	(1,345,378)	—
Payments of acquisition costs	(2,676,955)	(396,378)
Deposits and other assets	34,618	(2,500)
Cash used in purchase of investments	—	(202,021)

Net cash used by investing activities	(4,066,070)	(659,729)

Cash flows from financing activities
Proceeds from issuance of common stock	2,267,142	410,158
Payment of dividends on preferred stock	(74,437)	—
Payment of offering costs	(753,240)	—
Receipt of subscription receivable	12,255,550	—
Proceeds from long-term debt and notes payable	—	1,850,000
Payment of debt issuance costs	(258,298)	(187,390)
Proceeds on lines of credit, net	—	1,006,613
Payments on convertible debt and notes payable	(1,409,020)	(251,463)

Net cash provided by financing activities	12,027,697	2,827,918

Increase in cash and cash equivalents	4,758,959	1,057,561
Cash and cash equivalents, beginning of period	24,720,713	255,417

Cash and cash equivalents, end of period	29,479,672	1,312,978
Less cash included in discontinued operations, end of period	—	18,861

Cash and cash equivalents included in continuing operations, end of period	$29,479,672	$1,331,839

(Continued on following page)

See notes to consolidated financial statements

RENTECH, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Continued from previous page)

For the three months ended December 31, 2005 and 2004, the Company made cash interest payments of $227,375 and $142,314. Excluded from the statements of cash flows for the three months ended December 31, 2005 and 2004 were the effects of certain non-cash investing and financing activities as follows:

	Three Months Ended December 31,
	2005	2004
Purchase of annual insurance financed with a note payable	$643,704	$587,919
Issuance of common stock for conversion of convertible notes payable	$1,235,995	$909,972
Warrants issued in conjunction with bridge loans	$—	$641,566
Issuance of common stock from conversion of preferred stock	$5,900,000	$—
Debt issue costs included in accounts payable	$255	$—
Deferred acquisition costs included in accounts payable	$58,096	$213,973
Deferred offering costs included in accounts payable	$—	$22,442
Purchase of property and equipment with note payable	$—	$62,226
Issuance of common stock for options exercised using deferred compensation and retirement payable	$392,998	$—
Stock options issued for stand-still agreement	$—	$178,766
Reclassification of line of credit to long-term debt	$—	$500,000

See notes to consolidated financial statements

RENTECH, INC.

Note 1—Description of Business and Basis of Presentation

Description of Business

Rentech, Inc. ("Rentech", "we", or "the Company") was incorporated in 1981 to develop and market processes, using Fischer-Tropsch technology ("the Rentech Process"), for conversion of synthesis gas derived from low-value, carbon-bearing solids or gases into high-value hydrocarbons, including high-grade diesel fuel, naphthas and waxes. Our business historically has focused on research and development of our Fischer-Tropsch ("FT") technology and licensing it to third parties.

In addition to our FT alternative fuels segment, we conduct our oil and gas field services segment through our wholly-owned subsidiary, Petroleum Mud Logging, Inc.

Recently, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring equity interests in existing nitrogen fertilizer plants currently configured to use natural gas as feedstock. We are planning to initially implement this strategy by purchasing Royster-Clark Nitrogen, Inc. ("RCN"), which owns a nitrogen fertilizer plant in East Dubuque, Illinois. On November 5, 2005, Rentech Development Corporation ("RDC"), a wholly-owned subsidiary of Rentech, Inc., entered into a definitive Stock Purchase Agreement with Royster-Clark, Inc. for the purchase of RCN for $50 million, plus an amount equal to net working capital of RCN, as defined in the agreement, at closing. The consummation of the purchase of RCN is subject to various conditions, including approval by our shareholders and financing of the purchase. The East Dubuque plant is an operating integrated plant rated at 830 tons of ammonia per day. It produces ammonia, urea ammonium nitrate ("UAN"), nitric acid and urea, among other fertilizer products. We intend to operate the plant for the production of nitrogen fertilizer products while we add a commercially available advanced clean coal gasification process that converts the plant to use synthesis gas derived from coal, instead of more expensive natural gas. In addition, we plan to add our Rentech Process to produce liquid hydrocarbon products from the excess synthesis gas produced from the coal gasification process. The converted facility will also produce enough electric power to meet all of its needs and, if market conditions are favorable, will provide excess electric power for sale to the local grid. If the purchase of RCN is consummated, we estimate we would need $800,000,000 (excluding interest during construction and potential debt reserve requirements) of additional debt and equity financing to finance the conversion of the East Dubuque fertilizer facility.

In November 2005, we deposited $2,500,000 to an escrow account that will be applied to the purchase price of RCN or paid to Royster-Clark, Inc. as a break-up fee if the acquisition fails due to our failure to obtain financing, failure to obtain shareholder approval for the acquisition of RCN or failure to obtain listing approval from AMEX for the acquisition. The escrow payment would be forfeited if we do not close on the acquisition on or before a date equal to April 1, 2006 plus 90 days, plus a number of tolling days as defined in the Stock Purchase Agreement. We accounted for the $2,500,000 as a deferred acquisition cost. Total deferred acquisition costs related to the purchase of RCN was $2,680,825 as of December 31, 2005.

We are also pursuing complementary or synergistic opportunities to develop alternative fuels as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi, that we and a partner would construct a nitrogen fertilizer facility that integrates the Rentech Process and provides for the production of electric power on currently undeveloped land situated along the Mississippi River at the Port of Natchez (the "Natchez Project"). We are presently negotiating site agreements and formalizing development plans. There is no assurance the Natchez Project will proceed as presently contemplated.

We are also exploring opportunities to participate with partners in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants.

Note 1—Description of Business and Basis of Presentation (continued)

Description of Business (continued)

On November 11, 2005, Rentech engaged Credit Suisse First Boston LLC ("CSFB") as its exclusive financial advisor with respect to the financing and planning for the commercial development of two domestic coal-to-liquids facilities. The engagement includes potential funding efforts for Rentech's conversion of the Royster-Clark Nitrogen, Inc. plant in East Dubuque, Illinois. Additionally, Rentech will work with CSFB on the funding for its recently proposed coal-to-liquids strategic fuels center in Natchez, Mississippi. The Company paid CSFB an advisory fee which the Company has accounted for as a deferred offering cost which is included in deposits and other assets on our consolidated balance sheet as of December 31, 2005. The Company's agreement with CSFB also provides for other advisory fees (including a monthly retainer fee and success fees based on the completion of financings for the East Dubuque and Natchez projects and financing fees based on the gross proceeds raised by CSFB in connection with debt or equity financings for the projects.

The Company and RDC entered into a Commitment Letter with M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd. (the "Investors"), dated November 15, 2005, for the purchase by the Investors of $35 million of 14% secured convertible debentures, plus a quarterly commitment fee of 0.75% of the aggregate principal amount of debentures. The funding is subject to certain conditions including the completion of due diligence, execution of definitive documents, absence of material adverse changes and the concurrent acquisition of RCN, among other things. The funding proceeds will be used to partially finance the purchase price for RCN. The Company paid M.A.G. Capital, LLC $255,000 as a due diligence fee, which was recorded as a debt issuance cost in the three months ended December 31, 2005. Subsequent to quarter end and in return for the Investors written confirmation of the successful completion of their due diligence, the Company paid an additional $100,000 due diligence fee to M.A.G. Capital, LLC. If the funding has not closed by April 1, 2006, the Commitment Letter and its commitments therein terminate unless otherwise extended by both parties. The securities proposed to be offered to the Investors have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or any applicable exemption from registration requirements.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited consolidated financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended September 30, 2005.

Reclassifications

Certain prior period amounts have been reclassified to conform to the fiscal year 2006 presentation.

Note 2—Summary of Certain Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Loss Per Common Share

Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") provides for the calculation of "Basic" and "Diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income (loss) applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share.

For the three months ended December 31, 2005 and 2004, stock options for a total of 3,646,000 and 3,348,500 shares, stock warrants for a total of 12,022,625 and 5,054,113 shares, and total convertible debt which is convertible into shares of common stock of 2,842,982 and 2,750,903 shares were not included in the computation of diluted loss per share because their effect was anti-dilutive.

Stock Based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued a revision to Statement of Financial Accounting Standards 123, "Share-Based Payment" ("SFAS 123(R)"). The revision requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. SFAS 123(R) eliminates the alternative method of accounting for employee share-based payments previously available under Accounting Principles Board Opinion No. 25 ("APB 25"). In April 2005, the FASB delayed the effective date of SFAS 123(R) to fiscal years beginning after June 15, 2005. Effective October 1, 2005, the Company adopted the provisions of SFAS 123(R) using the modified-prospective transition method. As a result of adopting SFAS 123(R), the Company recognized $2,549,578 of compensation expense for the three months ended December 31, 2005.

Results for prior periods have not been restated. Refer to footnote 3 in the Notes to Consolidated Financial Statements.

Note 3—Accounting for Stock Based Compensation

Stock Options

The Company has five stock option plans under which options have been granted to employees, including officers and directors of the Company, at a price not less than the fair market value of the Company's common stock at the date the options were granted. Options under four of the plans are no longer granted because the maximum number of shares available for option grants under such plans has been reached. Under one of the plans, there are 30,000 options available that may be granted to employees at a price not less than the fair market value of the Company's common stock at the date the options are granted. In addition, the Company has issued options under the proposed 2006 Incentive Award Plan, which we intend to submit for shareholder approval at our 2006 annual meeting of shareholders. If the plan is not approved by the shareholders, the options will be void. Options generally expire five years from the date of grant or

Note 3—Accounting for Stock Based Compensation (continued)

Stock Options (continued)

at an earlier date as determined by the committee of the Board of Directors of the Company that administers the plans. Options granted under the plans are generally exercisable on the grant date.

Effective October 1, 2005, the Company adopted SFAS 123(R) which requires all share-based payments, including grants of stock options, to be recognized in the statement of operations as an operating expense, based on their fair values. Pro forma disclosure is no longer an alternative. We previously accounted for our stock-based compensation using the intrinsic method as defined in APB Opinion No. 25 and accordingly, we have not previously recognized any expense for our stock option plans in our consolidated financial statements. The Company elected to utilize the modified-prospective transition method as permitted by SFAS 123(R). Under this transition method, stock-based compensation expense for the three months ended December 31, 2005 includes compensation expense for all stock-based compensation awards granted subsequent to September 30, 2005 based on grant-date fair value estimated in accordance with the provisions of SFAS 123(R). In addition to stock options issued, we also included the warrant issued to East Cliff Advisors, LLC, an entity controlled by D. Hunt Ramsbottom, the Company's President and Chief Executive Officer, that was previously accounted for under APB 25, in implementing SFAS 123(R). Please refer to section entitled "Warrants" in this footnote for further information regarding the warrant issued to East Cliff Advisors, LLC. The Company recorded $2,549,578 of related stock-based compensation expense, included in general and administrative expense, for the three months ended December 31, 2005. In accordance with SFAS 123(R), there was no tax benefit from recording this non-cash expense as such benefits will be recorded upon utilization of the Company's NOLs. The compensation expense reduced both basic and diluted earnings per share by $0.022. In accordance with the modified-prospective transition method of SFAS 123(R), results for prior periods have not been restated.

All previously granted stock options vested prior to October 1, 2005. Had compensation expense for our stock option plans been determined in accordance with the fair value method prescribed by SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation: An Amendment of FASB Statement No. 123, our net loss attributable to common

Note 3—Accounting for Stock Based Compensation (continued)

Stock Options (continued)

shareholders and corresponding basic and diluted loss per share would have been the following for the first quarter of fiscal 2005:

Three Months Ended December 31, 2004
Net loss from continuing operations
As reported	$(2,062,433)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	$(70,530)

Pro forma	$(2,132,963)
Net loss per common share from continuing operations
As reported	$(.023)
Pro forma	$(.024)
Net loss from discontinued operations
As reported	$(189,132)
Pro forma	$(189,132)
Net loss per common share from discontinued operations
As reported	$(.002)
Pro forma	$(.002)
Total net loss applicable to common stockholders
As reported	$(2,251,565)
Pro forma	$(2,322,095)
Total net loss per common share
As reported	$(.025)
Pro forma	$(.026)

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. The fair value of options at the date of grant and the assumptions utilized to determine such values are indicated in the following table:

	Three Months Ended December 31,
	2005	2004
Risk-free interest rate	4.35% - 4.40%	3.53% - 3.56%
Expected volatility	58.0% - 59.0%	48.0% - 50.0%
Expected life (in years)	2.31 - 2.50	5.0
Dividend yield	0.0%	0.0%

Note 3—Accounting for Stock Based Compensation (continued)

Stock Options (continued)

The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of our stock options. The Company used the average stock price over the last 40 months to project expected stock price volatility. The Company estimated the expected life of stock options to be the mid-point between the grant date and expiration date. Historical experience shows that most employees exercise options close to the expiration date, however, due to our recent increase in stock price, the Company expects more employees to exercise stock options throughout the life of the option. Therefore, for the first year of compliance with SFAS 123(R), the Company will use the short-cut method and select the mid-point as the expected life. We will revise our estimate in fiscal year 2007 based on experience in fiscal 2006. The Company estimates stock option forfeitures to be zero based on historical experience.

During the three months ended December 31, 2005, the Company issued options to a director of the Company to purchase 20,000 shares of the Company's common stock at the market price on the date of grant. The options were valued at $29,553 using the Black-Scholes option-pricing model which resulted in a charge to board compensation expense.

All options issued by the Company as of December 31, 2005 are vested, except 795,000 options that have been issued under the proposed 2006 Incentive Award Plan. These options will become vested and exercisable if the plan is approved by the shareholders at the annual meeting of shareholders. If the plan is not approved, these options will be void.

Option transactions during the three months ended December 31, 2005 are summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at September 30, 2005	4,661,000	$1.35
Granted	20,000	3.74
Exercised	955,000	0.97
Canceled/Expired	80,000	1.01
Outstanding at December 31, 2005	3,646,000	$1.47	$8,513,620
Options exercisable at December 31, 2005	2,851,000	$1.17	$7,520,220

The aggregate intrinsic value was calculated based on the difference between the Company's stock price on December 31, 2005 and the exercise price of the outstanding shares, multiplied by the number of outstanding shares as of December 31, 2005. The total intrinsic value of options exercised during the three months ended December 31, 2005 and 2004 were $1,878,975 and $177,645, respectively.

Note 3—Accounting for Stock Based Compensation (continued)

Stock Options (continued)

The following information summarizes stock options outstanding and exercisable at December 31, 2005:

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.41-$0.47	679,000	1.47	$0.42	679,000	$0.42
$0.70-$0.94	695,000	2.74	0.89	695,000	0.89
$1.05-$1.14	400,000	1.92	1.09	400,000	1.09
$134-$1.50	320,000	4.03	1.48	320,000	1.48
$1.85-$1.88	567,000	4.56	1.85	567,000	1.85
$2.53	965,000	1.75	2.53	190,000	2.53
$3.70	20,000	4.96	3.74	—	—

$0.41-$3.70	3,646,000	2.56	$1.47	2,851,000	$1.17

Warrants

During fiscal 2005, the Company issued a warrant to Management Resource Center, Inc. The warrant agreement contains a right of assignment whereby the warrant could be fully assigned at the sole discretion of D. Hunt Ramsbottom, the Company's President and Chief Executive Officer. During the last quarter of fiscal 2005, Mr. Ramsbottom assigned the warrant to East Cliff Advisors, LLC. The warrant is for the purchase of 3.5 million shares of the Company's common stock at an exercise price of $1.82. The warrant will vest in the following incremental amounts upon such time as the Company's stock reaches the stated closing prices for 12 consecutive trading days: 10% at $2.10; 15% at $2.75; 20% at $3.50; 25% at $4.25; and 30% at $5.25. The Company will recognize compensation expense as the warrants vest, as the total number of shares to be granted under the warrant is not known on the grant date. In fiscal 2005, the Company accounted for the warrants under APB Opinion 25, "Accounting for Stock Issued to Employees" due to the employer-employee relationship between the Company and Mr. Ramsbottom. Under APB Opinion 25, compensation cost was recognized for stock options issued to employees when the exercise price of the Company's stock options granted is less than the market price of the underlying common stock on the date of grant. On September 2, 2005, 10%, or 350,000, of the warrants vested. The Company recognized $332,500 of compensation expense under APB Opinion 25. The Company also valued the vested warrants at $656,394 using the Black-Scholes option-pricing model, which did not result in a charge to compensation expense under SFAS No. 123, and was shown as a pro-forma disclosure in Note 1 to our consolidated financials statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005. On November 29, 2005, another 525,000 warrants (15%) were earned when the Company's stock price traded at or above $2.75 for twelve consecutive days. The Company accounted for these warrants under SFAS No. 123(R), which was adopted October 1, 2005. The Company valued these warrants under the Black-Scholes option-pricing model which resulted in compensation expense of $844,531. On December 23, 2005, another 700,000 warrants (20%) were earned when the Company's stock price traded at or above $3.50 for twelve consecutive days. The Company accounted for these warrants under SFAS No.123(R). The Company valued these warrants under the Black-Scholes option-pricing model which resulted in compensation expense of $1,675,494. On February 2, 2006, subsequent to quarter end, another

Note 3—Accounting for Stock Based Compensation (continued)

Warrants (continued)

875,000 warrants (25%) were earned when the Company's stock price traded at or above $4.25 for twelve consecutive days. The Company accounted for these warrants under SFAS No.123(R). The Company valued these warrants under the Black-Scholes option-pricing model which resulted in compensation expense of $3,182,461, which will be recognized during the second fiscal quarter.

In the fourth quarter of fiscal 2005 as a result of a contract dated April 1, 2004, a consultant earned 50,000 options at an exercise price of $0.98 per share as a success reward for work completed to ensure inclusions in the recently signed Energy Bill that would provide significant benefit for FT projects. The options were valued using the Black-Scholes option-pricing model, which resulted in consulting expenses of $67,946 in fiscal 2005. During the three months ended December 31, 2005, the Company issued the consultant a warrant to purchase 53,150 shares of the Company's common stock at $1.14 per share in lieu of the stock option earned in fiscal 2005. The warrants were valued at $75,397 using the Black-Scholes option-pricing model and the Company, therefore, recorded additional consulting expense of $7,451 in the three months ended December 31, 2005.

On January 12, 2006, subsequent to quarter end, the Company issued a warrant to purchase 1,000,000 shares of the Company's common stock at $2.4138 per share to DKRW Advanced Fuels LLC ("DKRW-AF"). The warrant is fully vested and exercisable at any time until January 11, 2014. The warrant was valued using the Black-Scholes option-pricing model and resulted in a charge to marketing expense of $2,676,602.

Warrant transactions during the three months ended December 31, 2005 are summarized as follows:

	Number of Shares		Weighted Average Exercise Price
Outstanding at September 30, 2005	12,111,952		$1.44
Granted	1,278,150	a	1.79
Exercised	1,367,477		1.27
Canceled/Expired	—		—
Outstanding at December 31, 2005	12,022,625		$1.50
Warrants exercisable at December 31, 2005	12,022,625		$1.50

Note 3—Accounting for Stock Based Compensation (continued)

Warrants (continued)

The following information summarizes warrants outstanding and exercisable at December 31, 2005:

	Outstanding				Exercisable
Range of Exercise Prices	Number Outstanding		Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.75-$0.94	211,000		8.78	$0.77	211,000	$0.77
$1.00-$1.14	3,039,293		2.56	1.13	3,039,293	1.13
$1.20-$1.30	60,000		2.50	1.30	60,000	1.30
$1.46-$1.61	7,137,332		2.27	1.61	7,137,332	1.61
$1.82	1,575,000	a	4.59	1.82	1,575,000	1.82

$0.75-$1.82	12,022,625		2.76	$1.50	12,022,625	$1.50

a—includes 1,225,000 shares underlying the warrant issued to East Cliff Advisors, LLC that were accounted for under SFAS 123(R). The aggregate intrinsic value of these shares was $2,437,750 as of December 31, 2005.

Note 4—Acquisition of Sand Creek Energy, LLC

On January 7, 2000, the Company and Republic Financial Corporation ("Republic") through Sand Creek Energy, LLC ("Sand Creek") purchased the "Sand Creek" methanol facility and all of the supporting infrastructure, buildings and the underlying 17-acre site in Commerce City, Colorado. The Company and Republic did not expect to use the Sand Creek plant for commercial production of liquid hydrocarbons. Instead, the Company planned to sell some or all of the assets of Sand Creek.

Sand Creek was 50 percent owned by RDC and 50 percent owned by RFC-Sand Creek Development, LLC, a wholly-owned subsidiary of Republic.

On October 7, 2005, RDC purchased Republic's 50% ownership interest in Sand Creek for a purchase price of $1,400,000. The Company plans to build and operate a fully integrated Fischer-Tropsch, coal-to-liquids, product development unit ("PDU") facility at the Sand Creek site. This plant will produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing Rentech's clean coal technologies. With the PDU in operation, Rentech will be able to demonstrate production of hydrocarbon products from varying feedstocks. The products from the plant will be used to supply test quantities of these ultra-clean fuels to groups which have expressed an interest in using the Rentech Process.

RENTECH, INC.

Note 4—Acquisition of Sand Creek Energy, LLC (continued)

The results of operations of Sand Creek from the acquisition date will be shown in the consolidated statements of operations beginning with the three months ended December 31, 2005, and assets and liabilities of Sand Creek will be included in the consolidated balance sheet as of December 31, 2005. In accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, the Company has determined the fair value of the assets acquired and liabilities assumed in the acquisition of Sand Creek. The estimated fair value of the assets acquired less liabilities has been allocated as shown below:

The allocation of the purchase price is as follows:

October 7, 2005
Cash	$4,622
Other receivables	36,172
Prepaid and other assets	5,246

Total assets	46,040
Property and equipment	1,407,669
Deposits and other assets	75

Total assets acquired	$1,453,784

Total liabilities assumed	$(53,784)

Estimated fair value of net assets acquired	$1,400,000

Note 5—Investment in Advanced Technology Companies

On May 29, 1998, the Company acquired a 10% ownership in INICA, Inc. for $3,079,107. During the fourth quarter of fiscal 2003, the Company exchanged its 10% ownership in INICA for a 2.28% ownership in the common stock of Global Solar Energy, Inc. ("GSE") and a 5.76% ownership in the common stock of Infinite Power Solutions, Inc. ("IPS"). GSE manufactures and markets flexible photovoltaic (PV) modules, while IPS is developing micro-miniature thin-film rechargeable batteries. As of September 30, 2003, the Company assessed the value of its minority ownership interests in GSE and IPS based upon currently available information. We used the most recent equity transaction to establish a per share price for our shares in GSE. We used that most recent equity transaction as a baseline and then added a 25% premium for future upside potential. Our 410,400 shares were valued at $750,000. We used the most recent equity transaction to establish a per share price for our shares in IPS. We used that most recent equity transaction as a baseline and then added a 25% premium for future upside potential. Our 375,840 shares were valued at $450,000. As a result of that assessment, the Company recorded an impairment of investment of approximately $1,900,000, reducing the net realizable value of the investment to $1,200,000. As of September 30, 2004, the Company completed an assessment of the value of its minority ownership interests in GSE and IPS based upon currently available information. No additional equity transactions had occurred since the prior calculation was completed. The existing debt of GSE is convertible, but it is not expected to convert at less than the value of the most recent equity transaction. As a result of the significant difference between previously projected revenues and cash flow for fiscal 2004 and projections at the time, as well as the revised projections for fiscal 2005, management concluded that the premium added to the value of the stock was impaired. Therefore, we reduced our valuation of our GSE shares to value of the most recent equity transaction, or $611,500. Due to the fact that IPS had only enough cash to get through December 2004 and that it had not yet reached the point of signing a memorandum of

Note 5—Investment in Advanced Technology Companies (continued)

understanding or a letter of intent with any potential new partners, management concluded that Rentech's investment in IPS was impaired. As there were no definitive agreements that would lead us to believe that IPS would continue its operations into 2005, we concluded that the investment was fully impaired and we wrote our investment down to $0. As a result of that assessment, the Company recorded an impairment of investment of $588,500 in fiscal 2004 and the investment in the two advanced technology companies was recorded at the estimated net realizable value of $611,500. As of September 30, 2005, the Company completed another assessment of the value of its minority ownership interest in GSE based upon currently available information. No additional equity transactions had occurred since the prior calculation was completed. The parent company of GSE, Unisource, announced plans to sell their interest in GSE during 2005. We used the anticipated sales price of the majority shares of GSE to value our minority shares. As a result of an anticipated sales price that lowered the estimated per share value of our minority shares, management concluded that our investment was further impaired. Therefore, we reduced our valuation of our GSE shares to a value determined by the anticipated sales price of GSE, or $405,000. The assessment that the Company performed was based upon estimates. The actual value that is realized from these investments may be more or less than $405,000. The Company will recognize gains or losses on these investments, if any, when realized. As of December 31, 2005, the Company reassessed the value of its minority ownership interests and determined no further impairment was necessary.

Note 6—Debt

On September 27, 2002, the Company entered into a $500,000 line of credit agreement with the Bank of Denver. The line of credit was due on demand. On March 4, 2004, the Company and the Bank of Denver signed a change in terms agreement converting the line of credit to an installment loan under which the maturity date of the line was extended from March 1, 2004 to September 1, 2007, at which time all unpaid principal and interest is due. The line of credit accrued interest at the Bank of Denver Base Rate plus 0.5%, and was payable monthly through October 1, 2004, at which time the line of credit converted to an installment loan which bears interest at the same rate. The remaining balance was amortized over 36 months beginning October 1, 2004. The installment loan is collateralized by all inventory, accounts receivable and equipment of Rentech. In addition, the installment loan is secured by a second mortgage against the building in which our research and development laboratory is housed, and 1,308,500 shares of the Company's common stock consisting of shares owned by four officers of the Company. As of September 30, 2005, the installment loan was accruing interest at 8.5% and the balance was $349,430. On October 6, 2005, the Company paid $352,187 to pay off the remaining principal and accrued interest due on this note and the balance of the note is $0 as of December 31, 2005.

Under date of November 19, 2004, the Company issued three unsecured promissory notes for loans totaling $850,000. The Company paid $61,528 in debt issuance costs related to the promissory notes. The promissory notes mature November 18, 2005, and bear annual interest between 8.5% and 10.0% with principal and interest payable on November 18, 2005. In connection with the promissory notes, the Company issued stock purchase warrants for the purchase of 745,613 shares of common stock and entered into Registration Rights Agreements providing for the registration of the shares of common stock underlying the warrants. The warrants have an exercise price of $1.14 per share of common stock, and may be exercised for three years ending on November 18, 2007. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $288,154. On February 17, 2005, Rentech was in default of these promissory notes because we did not complete the acquisition of RCN. As a result of the default on the loan, the Company issued additional warrants to the investors on the same terms as the original warrants for the purchase of 186,404 additional shares of its common stock at $1.14 per share. The warrants were valued using the Black-Scholes option-pricing model, which resulted in a

Note 6—Debt (continued)

charge to interest expense of $229,528. The Company paid a placement agent $42,500 for its services related to these promissory notes, which was recorded as debt issuance costs. In addition, the Company issued the placement agent 37,280 warrants to purchase the common stock of the Company. The warrants are exercisable at $1.14 per share, and were valued using the Black-Scholes option-pricing model, which resulted in debt issuance costs of $14,407. In November 2005, the Company paid a total of $923,679, including principal and accrued interest, to pay off all of these promissory notes and the balance of the notes are $0 as of December 31, 2005.

Note 7—Convertible Debt

On February 25, 2002, the Company issued four long-term convertible notes totaling $2,250,000 to existing stockholders of the Company, which accrued interest at 8.5% and were due in full on February 25, 2006. The Company recorded $132,461 in debt issuance costs related to these notes. Monthly payments on the notes of $19,526 commenced on April 1, 2002. The notes were convertible into no more than 4,500,000 registered shares of the Company's common stock, less two shares for every one dollar of principal reduction of the notes paid in the form of cash. The notes allowed the lenders to convert part or all of the principal balance into common stock at a conversion price of $0.50 per share if the market price of the common stock on the conversion date was $0.50 per share or higher. Starting on the first day of the thirteenth calendar month following the date of the notes, and continuing on the first day of each succeeding month until the notes were paid in full, principal in the amount of one-thirty-sixth of the declining principal balance of the notes automatically converted into the Company's common stock at a conversion price of $0.50 per share. The notes began to automatically convert into the Company's common stock on March 1, 2003. On December 29, 2004, three of the convertible notes were converted by the note holders into 1,629,929 shares of the Company's common stock. On January 19, 2005, the balance of the remaining convertible note was converted by the holder into 424,332 shares of the Company's common stock. As of December 31, 2005, the balance of these notes was $0.

On August 28, 2003, the Company entered into two convertible notes totaling $865,000 with existing stockholders of the Company. Funds of $550,000 were received in fiscal 2003, and $315,000 was received during the three months ended December 31, 2003. The notes bear interest at 10% and mature on August 28, 2006, with all unpaid principal and interest due at that time. Interest-only payments are due on the first day of each month. The market price of the Company's common stock was greater than the conversion rate included in the notes. As a result, the Company recorded $187,000 in deferred financing charges related to these notes during the six months ended March 31, 2004. The notes are convertible at any time in whole or in part into registered common stock of the Company at a conversion rate of $0.45 per share. The balance of these convertible notes at December 31, 2005 was $865,000, which is shown net of unamortized deferred financing charges of $98,614 on the balance sheet for a total of $766,386. On January 3, 2006, one of these notes totaling $250,000 was converted into 555,556 shares of the Company's common stock at a conversion price of $0.45.

Under date of November 19, 2004, the Company issued two unsecured promissory notes to an existing stockholder totaling $1,000,000. In connection with the promissory notes, the Company issued stock purchase warrants for the purchase of 877,192 shares of common stock and entered into Registration Rights Agreements providing for the registration of the shares of common stock underlying the warrants. The promissory notes mature November 18, 2005, and bear annual interest of 8.5% with principal and interest payable on November 18, 2005. The warrants have an exercise price of $1.14 per share of common stock, and may be exercised for three years ending on November 18, 2007. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $339,005. On February 17, 2005, the Company was in default of these promissory notes as it failed to complete the acquisition of Royster-Clark Nitrogen, Inc. As a result of the default on the loan, Rentech issued

Note 7—Convertible Debt (continued)

additional warrants to the investor on the same terms as the original warrants for the purchase of 219,298 additional shares of its common stock at $1.14 per share, and has allowed for the conversion of the unpaid balances of the notes into common stock. The conversion rate is determined by dividing the balance of principal and interest due on the notes as of the date of a written conversion notice by 90% of the average closing price of the Company's common stock over the ten trading days immediately prior to the date the written notice is received by Rentech, provided the conversion price will be no less than $1.14 per share. The warrants were valued using the Black-Scholes option-pricing model, which resulted in a charge to interest expense of $270,034. On October 27, 2005, the two promissory notes were converted into 493,332 shares of Rentech common stock at a conversion price of $2.18 per share and the balance of these notes as of December 31, 2005 was $0.

On May 20, 2005, the Company issued two convertible promissory notes to then-current directors of the company totaling $1,000,000. The promissory notes have no maturity date, and bear annual interest at the Wall Street Journal Prime Rate plus 2% (9.25% at December 31, 2005). Commencing on the earlier of 90 days after the date of the notes or the date that an effective registration is on file with the Securities and Exchange Commission, any outstanding principal balance of these notes may, at the option of the holder, be converted at any time or from time to time into common stock of the Company at a conversion price of $1.52 per share. Rentech may, at its option, require the holders to convert all their convertible debt into common shares if the market price for the common stock for the preceding 20 trading days has been $2.70 or more per share. Interest is payable monthly in arrears on the last day of each month, in cash or at the option of the Company, payable in shares of the Company's registered, free-trading common stock at a conversion price of $1.52 per share. In connection with the notes, the Company issued stock purchase warrants for the purchase of 657,981 shares of common stock. The warrants have an exercise price of $1.61 per share of common stock, and may be exercised for three years ending on April 7, 2008. The warrants were valued using the Black-Scholes option-pricing model, which resulted in debt issuance charges of $381,474. The issuance of the notes resulted in a beneficial conversion feature of $315,685. The beneficial conversion feature was fully amortized to interest expense in fiscal 2005. On December 14, 2005, one of these notes (belonging to Mr. Ray) totaling $125,000 was converted into 82,237 shares of the Company's common stock at a conversion price of $1.52 per share. As of December 31, 2005, the balance of the remaining promissory note to Mr. Zimel was $875,000, which is shown net of unamortized debt issuance costs of $294,848 on the balance sheet for a total of $580,152.

Note 8—Lines of Credit

On September 17, 2004, the Company entered into a Senior Secured Note with Mitchell Technology Investments, a California general partnership ("Mitchell") that provided Rentech with a credit facility of up to $2,000,000. In connection with the Senior Secured Note, Rentech issued Mitchell a stock purchase warrant for the purchase of 1,250,000 shares of common stock and entered into a Registration Rights Agreement with Mitchell providing for the registration of the shares of common stock underlying the warrant. The Senior Secured Note was scheduled to mature March 20, 2005, and bore annual interest at 9%, payable monthly, commencing November 1, 2004. The Company recorded $216,376 in debt issuance costs related to the note. On March 8, 2005, the Company paid off the loan in full, plus accrued interest, and the line of credit balance at December 31, 2005 was $0.

The warrant issued to Mitchell has an exercise price of $1.14 per share of common stock, subject to adjustments, and may be exercised for five years ending on September 16, 2009. If Rentech's planned conversion of the Royster-Clark nitrogen fertilizer plant in East Dubuque, Illinois to use coal as a feedstock rather than natural gas is not completed, and Rentech does not commence commercial operations of the reconfigured plant by March 31, 2008, the term of the warrant will be extended for a period equal to the delay and the exercise price will be reduced by one-half. The warrants were valued

Note 8—Lines of Credit (continued)

using the Black-Scholes option-pricing model, which resulted in offering cost charges of $492,271, recorded as debt issuance costs. Jefferies & Company, Inc. ("Jefferies") acted as financial advisor and sole placement agent with the structuring, issuance and sale of the debt securities for the Company. The Company paid Jefferies $80,468 for its services, which was recorded as debt issuance costs. In addition, the Company issued Jefferies 50,000 warrants, on the same terms as the Mitchell warrants, to purchase the common stock of Rentech. The warrant is exercisable at $1.14 per share. The warrant was valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $19,691 recorded as debt issuance costs.

On February 25, 2002, the Company entered into a $1,000,000 business line of credit agreement with Premier Bank through our former 56% owned subsidiary, REN Corporation. The line of credit bears interest at prime plus 1.5% (8.75% at December 31, 2005), and interest is accrued and payable monthly. On February 27, 2002, the Company purchased a $500,000 certificate of deposit with Premier Bank, to be used as collateral on the line of credit. On September 29, 2004, the Company entered into an amended agreement with Premier Bank whereby the Company redeemed the $500,000 certificate of deposit and applied it against the outstanding balance of the loan. In addition, the available line of credit amount was reduced from $1,000,000 to $500,000. On July 29, 2005, the line of credit was transferred from REN Corporation to Petroleum Mud Logging, Inc. The terms of the loan remain the same, however, the guarantee by the minority shareholder of REN Corporation and the collateral of the first deed of trust on the real property of REN Corporation were eliminated from the loan collateral. In addition, two debt covenants were added to the loan whereby PML must maintain a minimum tangible net worth of not less than $1,400,000 and the balance of the line of credit is not to exceed 70% of the accounts receivable balance less than 90 days. The line of credit matures on May 1, 2006, at which time all unpaid principal and interest is due. The line of credit is collateralized by the first deeds of trust on the real property of Petroleum Mud Logging, Inc. and is guaranteed by Rentech. The balance of this line of credit at December 31, 2005 was $499,218.

Note 9—Related Party Transactions

During January 2003, the Company began to defer monthly salary payments to certain officers. These officers and the Company entered into convertible notes in the amount of such deferred salary payments. The notes bear interest at 9% and mature in twelve months, with all unpaid principal and interest due at that time. Within the first 120 days, the notes may be converted in whole or in part into unregistered common stock of the Company at a conversion rate of $0.45 per share if the closing market price for the Company's common stock for three consecutive days exceeds $1.00 per share. After the first 120 days, the notes may be converted in whole or in part into unregistered common stock of the Company without respect to the closing market price of the Company's common stock at a conversion rate of $0.45 per share for the deferrals between January 1, 2003 and March 31, 2003 and at the closing market price for all subsequent deferrals. On September 30, 2005, these convertible promissory notes were amended to extend the term to September 30, 2008 and to reduce the interest rate to the prime rate published by the Wall Street Journal. On October 11, 2005, one of these notes valued at $37,407 was converted into 83,126 shares of the Company's common stock at a conversion rate of $0.45 per share. As of December 31, 2005 the balance of these convertible notes was $163,153.

Note 10—Stockholders' Equity

Preferred Stock

On April 8, 2005, Rentech, Inc. entered into a Securities Purchase Agreement that provided it with gross proceeds of $9 million through a private placement of preferred stock with M.A.G. Capital, LLC through its designated funds, Monarch Pointe Fund, Ltd, Mercator Momentum Fund, III, LP, and

Note 10—Stockholders' Equity (continued)

Preferred Stock (continued)

Mercator Momentum Fund, LP, and with Pentagon Special Purpose Fund, Ltd. (the "Investors"). The agreement provided for a private placement of 90,000 shares of Rentech's Series A Convertible Preferred Stock at $100 per share. The preferred stock is non-voting and has a preference of priority in liquidation over common and prior or subsequent series of preferred stock, if any. The preferred stock is convertible into shares of Rentech's common stock, at the earlier of 90 days after closing or the effective date of the registration statement, at 80 percent of the volume weighted average price per share for the five trading days preceding any conversion, but not at more than $1.3852 or less than $0.80 per share. After registering the shares of common stock that could be acquired through conversion of the preferred shares, Rentech may, at its option, require the holders to convert all their preferred stock into common shares if the market price for the common stock for the preceding 20 trading days has been $2.70 or more per share. Such a conversion by Rentech may be limited if it would make the stock held by the Investors through this transaction and the conversion exceed 9.99% of the common stock outstanding. The difference between the conversion price and the fair market value of the convertible preferred stock on the commitment date (transaction date) resulted in a beneficial conversion feature of $5,674,749, which was treated as a discount on preferred stock. The beneficial conversion feature was fully amortized to deemed dividends over 90 days. During the fourth quarter of fiscal 2005, 31,000 shares of the convertible preferred stock were converted into 2,237,944 shares of Rentech common stock at a conversion price of $1.3852 per share. During the first quarter of fiscal 2006, the remaining 59,000 shares of the convertible preferred stock were converted into 4,259,313 shares of the Company's common stock at a conversion price of $1.3852 per share.

The Investors also acquired warrants for the purchase of 5,921,910 shares of common stock. The warrants may be exercised at a price of $1.61 per share for a term of three years, ending April 8, 2008. The warrants were valued using the Black-Scholes option-pricing model and adjusted to relative fair value, which resulted in a deemed dividend of $3,325,251. Under the terms of a Registration Rights Agreement with the Investors, Rentech filed a registration statement with the Securities and Exchange Commission on May 23, 2005, which was declared effective on August 5, 2005, for the shares of common stock underlying the preferred stock and the warrants.

By the placement of the preferred stock described above, Rentech became obligated to pay a monthly dividend on the outstanding shares of preferred stock. The dividend rate is the prime rate as reported by the Wall Street Journal on the first day of the month, plus two percent, times $100 per share. The dividend is payable in cash, or at Rentech's option, in registered shares of common stock at the market price at the time of payment as long as the stock price is greater than or equal to $2.00 per share. For the three months ended December 31, 2005, the Company paid all such dividends in cash in the amount of $74,437.

The Company engaged a financial consultant to assist with the structuring and issuance of the Preferred Stock. The Company paid the financial consultant $410,000 for its services, which was charged to additional paid in capital. In addition, the Company issued 270,000 warrants to the consultant, on the same terms as the warrants issued to M.A.G. Capital, LLC and the Investors, to purchase common stock of Rentech. The warrants are exercisable at $1.61 per share. The warrants were valued using the Black-Scholes option-pricing model, which resulted in offering cost charges of $187,758 recorded to additional paid in capital.

In addition to the compensation and warrants paid to the financial consultant, the Company issued 540,000 warrants as a breakup fee to other subscribers whose subscriptions for the purchase of preferred stock were not accepted by the Company. These warrants were issued under the same terms as the consultant warrants. These warrants were valued using the Black-Scholes option pricing model, which resulted in aborted offering expense of $375,517.

Note 11—Segment Information

The Company operates in two business segments as follows:

Alternative fuels—The Company develops and markets processes for conversion of low-value, carbon-bearing solids or gases into valuable liquid hydrocarbons. We are now seeking to expand this business into ownership of interests in existing plants that would use our Fischer-Tropsch technology.

Oil and gas field services—The Company is in the business of logging the progress of drilling operations for the oil and gas industry.

The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on operating activities. The accounting policies of the operating segments are the same as those described in the summary of accounting policies. The Company evaluates performance based upon several factors, of which the primary financial measure is segment-operating income.

In March 2005, the Company announced the sale of OKON, Inc., which had been reported as the Company's paint segment in previous filings. In addition, during the second quarter of fiscal year 2005, the Company decided to sell its 56% ownership in REN Corporation and such sale closed August 1, 2005. REN had been reported as the Company's industrial automation systems segment in previous filings. The results from these two businesses are not included in the segment results as they are included in

Note 11—Segment Information (continued)

discontinued operations in our statements of operations and as assets and liabilities held for sale on our balance sheets. Segment information for the prior periods has been reclassified to reflect this presentation.

	Three Months Ended December 31,
	2005	2004
Revenues:
Alternative fuels	$40,586	$319,692
Oil and gas field services	1,881,492	1,450,033

	$1,922,078	$1,769,725

Operating income (loss):
Alternative fuels	$(5,948,393)	$(1,466,537)
Oil and gas field services	340,731	253,913

	$(5,607,662)	$(1,212,624)

Depreciation and amortization:
Alternative fuels	$120,704	$109,786
Oil and gas field services	58,510	44,397

	$179,214	$154,183

Interest expense:
Alternative fuels	$285,217	$679,713
Oil and gas field services	14,096	1,093

	$299,313	$680,806

Equity in net loss of investees:
Alternative fuels	$—	$(171,153)

Expenditures for additions of long-lived assets:
Alternative fuels	$26,718	$9,905
Oil and gas field services	51,637	70,232

	$78,355	$80,137

Net income (loss) from continuing operations:
Alternative fuels	$(5,955,095)	$(2,315,257)
Oil and gas field services	326,635	252,824

	$(5,628,460)	$(2,062,433)

Investment in equity method investees:
Alternative fuels	$—	$(19,278)

Total assets:
Alternative fuels	$38,079,229	$40,751,015
Oil and gas field services	3,305,776	2,740,934

	$41,385,005	$43,491,949

Note 11—Segment Information (continued)

Revenues from external customers are shown below for groups of similar products and services:

	Three Months Ended December 31,
	2005	2004
Revenues:
Technical services	$—	$172,237
Feasibility studies	—	117,815
Rental income	40,586	29,640
Mud logging services	1,881,492	1,450,033

	$1,922,078	$1,769,725

Note 12—Subsequent Events

On January 11, 2006, the Company and Headwaters Technology Innovation Group, Inc. ("Headwaters") entered into a termination agreement pursuant to which Rentech and Headwaters agreed to dissolve FT Solutions, LLC ("FT Solutions") and terminated all FT Solutions-related agreements between Rentech, Headwaters and FT Solutions. FT Solutions was formed in June 2004 as a joint venture between Rentech and Headwaters to combine Rentech's iron-based Fischer-Tropsch technology with that of Headwaters. Rentech held 50% of the membership interest in FT Solutions.

The termination agreement terminates all of the provisions (except for certain provisions governing confidential information) of the operating agreement for FT Solutions and the contribution agreement, services agreement and patent and trademark license agreements Rentech entered into with Headwaters and FT Solutions in connection with the formation of FT Solutions. The agreements provided for, among other things, the formation, capitalization and management of FT Solutions, the provision of services by Rentech and Headwaters in connection with the operation of the company and the licensing arrangements between each of Rentech and Headwaters and FT Solutions for the patent and trademark rights relating to Rentech's and Headwaters' Fischer-Tropsch technologies. The joint venture enabled Rentech to carry on its separate Fischer-Tropsch business, and to receive 100 percent of the revenues from projects that it separately developed, except in China, unless otherwise agreed. FT Solutions had the exclusive right itself, or through a licensee, to manufacture and sell Fischer-Tropsch catalysts for all of its projects and all of Headwaters' and Rentech's separate projects. The venture contemplated that FT Solutions would contract with its customers to provide engineering services performed either through Rentech Services Corporation, a wholly-owned subsidiary of the Company, or by Headwaters. FT Solutions would receive all of those fees under its contract with its customers, and FT Solutions would pay Rentech Services Corporation and Headwaters for the services they would have provided.

The terms of the termination include a return to Rentech and Headwaters of their respective technology and respective derivatives and the transfer of any other technology and derivatives developed by FT Solutions to both Rentech and Headwaters as co-owners. Under the termination agreement, each of Rentech and Headwaters has agreed to hold the other harmless from all liabilities to any third party with respect to each of their use of their own derivative works (except to the extent any such liability is attributable to the actions or inaction of the other party or as otherwise agreed). The termination agreement also includes a mutual release for any claims arising with respect to any capital account imbalance resulting from the distributions under the termination agreement and a mutual release and settlement for any claims and disputes with respect to FT Solutions and its operations or assets.

Note 12—Subsequent Events (continued)

On January 12, 2006, the Company entered into a Master License Agreement with DKRW-AF, a wholly-owned subsidiary of DKRW Energy LLC ("DKRW"), for the use of Rentech's patented and proprietary Fischer-Tropsch technology for converting synthesis gas into liquid hydrocarbons. DKRW is also a party to the Master License Agreement with respect to certain exclusivity provisions only.

The Master License Agreement sets forth that if DKRW-AF wishes to build a coal to liquids plant in any domestic or international location, they are obligated to use Rentech Technology and to enter into a separate license agreement for such project. In this regard, the license fees shall be consistent with the fees provided in the Master License Agreement and the others terms and conditions shall be substantially similar to the initial Site License Agreement (as defined below), subject only to variations required by local law, coal specifications, deadline dates and/or other varying circumstances mutually agreed by Rentech and DKRW-AF.

Concurrent with the signing of the Master License Agreement, Rentech entered into a License Agreement (the "Site License Agreement") with Medicine Bow Fuel & Power, LLC ("MBF&P"), a wholly-owned subsidiary of DKRW-AF, for the use of the Rentech Technology in the plant to be constructed by MBF&P in Medicine Bow, Wyoming. The Site License Agreement sets forth that MBF&P shall have the obligation to buy the catalyst developed by Rentech from Rentech or its designated suppliers pursuant to a separate supply agreement to be entered into with Rentech.

Pursuant to the Site License Agreement, Rentech will receive license fees based on plant production capacity, payable in stages as DKRW-AF achieves certain milestones, including receiving a full funding commitment for developing and building such plant (the "Financial Close") and commencing operation, subject to performance and other obligations on Rentech's part. The achievement of these milestones is expected to take several years.

On the same date of the execution of the Master License Agreement and of the Site License Agreement, Rentech entered into a Project Development Participation Agreement ("Participation Agreement") with DKRW-AF where it was established that DKRW-AF will have the option to purchase certain shares of common stock of Rentech and Rentech will have the right to purchase an equity interest in DKRW-AF. As provided in the Participation Agreement, Rentech granted a warrant to DKRW-AF to purchase 1,000,000 shares of common stock of Rentech, at a strike price of $2.4138 per share. The warrant is fully vested and exercisable at any time until January 11, 2014. In addition, provided that:

    (i)    DKRW-AF's plant located in Medicine Bow, Wyoming is the first commercial coal-to-liquids facility in the United States using Rentech Technology to achieve Financial Close, and

    (ii)    DKRW-AF's right to terminate the Site License Agreement pursuant to Section 2.7 of the Site License Agreement has expired or been waived by MBF&P under the Site License Agreement, then:

  Rentech will grant to DKRW-AF a warrant, within five business days following the later of either Financial Close or expiration of the termination right referenced in item (ii) above (if not waived), to purchase 2,000,000 additional shares of common stock of Rentech, at a strike price equivalent to the volume weighted average price for the five consecutive trading days of Rentech common stock immediately prior to the date that DKRW-AF achieves Financial Close. Such warrant will have a term of 8 years from the date of Financial Close.

Note 12—Subsequent Events (continued)

DKRW-AF has granted to Rentech in the Participation Agreement an option, exercisable until Financial Close, to purchase an equity interest of up to 5% in DKRW-AF at the purchase price equivalent to the price that a third-party investor would pay under the final shareholder agreement for an equal amount of up to 5% equity interest in the plant located in Medicine Bow, Wyoming (or, under certain circumstances, another plant licensed to use the Rentech Technology), payable either in cash or by a reduction of the license fees payable pursuant to the Site License Agreement. This option will expire immediately after Financial Close or upon the termination of the Site License Agreement, if the Site License Agreement is terminated prior to Financial Close.

In connection with the exercise of the above mentioned option, if any, Rentech will become a party to the shareholder agreement of DKRW-AF to which the largest shareholder of DKRW-AF is a party, in the form existing at that time and shall thereafter assume all rights, duties and liabilities of comparable minority shareholders of DKRW-AF, in proportion to its equity interest therein and in accordance with the shareholder agreement.

On January 20, 2006, Rentech entered into an employment agreement with D. Hunt Ramsbottom to serve as the Chief Executive Officer and President of our Company. The term of the employment agreement is for three years from December 15, 2005, subject to automatic renewal unless we or Mr. Ramsbottom give prior notice. In connection with the agreement, we agreed to grant Mr. Ramsbottom 450,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Ramsbottom's one year, two year and three year anniversary dates of his vesting commencement date of December 15, 2005, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Ramsbottom is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to accelerate the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Ramsbottom to severance occurs during the period of three months prior and two years after a change in control, the full restricted stock unit grant will vest. The Company determined the grant date fair value of the restricted stock units to be $2,227,500. This amount will be recorded as compensation expense on a straight line basis over the term of the employment agreement.

On January 20, 2006, we entered into an employment agreement with Douglas M. Miller to serve as the Chief Operating Officer and an Executive Vice President of our Company. The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Miller give prior notice. In connection with the agreement, we agreed to grant Mr. Miller 375,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Miller's one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Miller is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to accelerate the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Miller to severance occurs during the period of three months prior and two years after a change in control, the full restricted stock unit grant will vest. The Company determined the grant date fair value of the restricted stock units to be $1,856,250. This amount will be recorded as compensation expense on a straight line basis over the term of the employment agreement.

Note 12—Subsequent Events (continued)

On January 20, 2006, we entered into an employment agreement with Kevin M. Smith to serve as the Chief Financial Officer and an Executive Vice President of our Company. The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Smith give prior notice. In connection with the agreement, we agreed to grant Mr. Smith 325,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Smith's one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Smith is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to accelerate the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Smith to severance occurs during the period of three months prior and two years after a change in control, the full restricted stock unit grant will vest. The Company determined the grant date fair value of the restricted stock units to be $1,608,750. This amount will be recorded as compensation expense on a straight line basis over the term of the employment agreement.

RENTECH, INC.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Certain information included in this report contains, and other reports or materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain, "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "anticipate," "should" and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech's results include our ability to obtain financing for acquisitions, capital expenditures and working capital purposes, including our pending acquisition of Royster-Clark Nitrogen, Inc. which owns a nitrogen fertilizer plant in East Dubuque, Illinois, or our subsequent conversion of the plant and our acquisition, construction, and conversion of other plants we may acquire to use coal as a feedstock and to produce liquid hydrocarbon products using our technology; our success in purchasing and converting that and other plants; our ability to obtain natural gas at reasonable prices while we convert the East Dubuque plant to use coal; our ability to secure long-term coal supply contracts on reasonable terms; sales prices for the products of the plant; our ability to successfully integrate and operate the existing nitrogen fertilizer business of RCN and other acquisitions; environmental requirements; success in obtaining customers for our technology, products and services; the decision of our licensees and potential licensees to proceed with and the timing of any project using our technology; the entry into definitive agreements with others related to a project; and the risk factors detailed in "Part II. Other Information—Item 1A. Risk Factors" below and from time to time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with facilities construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in this report.

Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things, those described in the following sections of this report.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We undertake no responsibility to update any of the forward-looking statements after the date of this report to conform them to actual results.

OVERVIEW OF OUR BUSINESSES

We have developed and are in the process of commercializing our patented and proprietary technology that converts synthesis gas, a mixture of hydrogen and carbon monoxide derived from coal and other solid and liquid carbon-bearing materials, as well as from industrial gas and natural gas, into clean-burning, liquid hydrocarbon products, including diesel fuel, aviation fuel, naphtha, and other chemicals. Our Rentech Process is an advanced derivative of the Fischer-Tropsch process capable of using as feedstock a variety of naturally occurring hydrocarbons as well as gaseous, liquid and solid hydrocarbons.

Our business has historically focused on research and development of our Fischer-Tropsch technology, and licensing it to third parties. Recently, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring interests in existing nitrogen fertilizer plants currently configured to use natural gas as a feedstock. We would then convert the nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstock, and add our Rentech Process to produce FT liquid hydrocarbons and other products in addition to the nitrogen fertilizers already being produced by these plants.

On November 5, 2005, we entered an agreement to purchase all the outstanding stock of RCN, which owns and operates a nitrogen fertilizer plant rated at 830 tons per day in East Dubuque, Illinois, for a price of $50,000,000 plus an amount equal to RCN's net working capital, as defined in the agreement, at closing.

We are also pursuing other alternative fuel projects for acquisition and development, including one in Natchez, Mississippi that we and a partner would construct to produce FT liquid hydrocarbon and other products using the Rentech Process. We are also exploring opportunities to participate with partners in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants.

In addition, we are discussing proposals with several owners of energy feedstocks for use of the Rentech Process through our licenses or other business ventures with us. In January 2006, we entered into a Master License Agreement with DKRW-AF for the use of our coal-to-liquids technology and a related Site License Agreement with DKRW-AF's wholly owned-subsidiary, MBF&P with respect to its proposed Medicine Bow Project in Medicine Bow, Wyoming.

For further information concerning our business, see Note 1 to our consolidated financial statements included elsewhere in this report, and "Item 1A—Risk Factors."

OVERVIEW OF FINANCIAL CONDITION, LIQUIDITY, AND RESULTS OF OPERATIONS

At December 31, 2005, we had working capital of $27,470,023. Historically, for working capital we have relied upon sales of our equity securities and borrowings. We have a history of operating losses, have never operated at a profit, and for the three months ended December 31, 2005, had a net loss of $5,628,460.

To achieve our objectives as planned for fiscal 2006, we will need substantial amounts of capital that we do not now have, to fund the acquisition of RCN, the operation of its fertilizer business, the conversion of RCN's plant to the Rentech Process, the development of our PDU at Sand Creek, other possible acquisition and development projects including the Natchez Project, and other expenses of our activities, including research and development. We believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

For further information concerning our potential financing needs and related risks, see "Item 1A—Risk Factors."

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions relate to the valuation of long-lived assets, intangible assets, goodwill and investment in advanced technology companies, accounting for fixed price contracts, accounting for stock options and warrants and the realization of deferred income taxes. Actual amounts could differ significantly from these estimates.

Valuation of Long-Lived Assets, Intangible Assets and Goodwill.    We must assess the realizable value of long-lived assets, intangible assets and goodwill for potential impairment at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. In addition, we must make assumptions regarding the useful lives of these assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets. Effective October 1, 2001, we elected early adoption of SFAS No. 142, and were required to analyze goodwill for impairment. We updated our impairment test as of December 31, 2005 for the goodwill recorded in connection with the acquisition of PML. We concluded that there was no impact on our financial position and results of operations, as goodwill was not impaired.

Investment In Advanced Technology Companies.    The Company has an investment in certain advanced technology companies. The investment is stated at the estimated net realizable value and is evaluated periodically for impairment and is carried at the lower of cost or estimated net realizable value. The evaluation that we perform is based upon estimates. The actual value that we realize from this investment may be more or less than its carrying value. We will recognize gains or losses on these investments, if any, when realized.

Accounting for Fixed Price Contracts.    Our 100% owned subsidiary, Rentech Services Corporation, recognizes revenues from fixed price contracts on the percentage-of-completion method of accounting. Under this method of accounting, the amount of revenue recognized is the percentage of the contract price that the costs expended to date bear to the total estimated costs of the contract, based upon current estimates of the costs to complete the contract. Project managers make significant assumptions concerning cost estimates for materials and labor. Due to the uncertainties inherent in the estimation process, as well as the potential changes in customer needs as these contracts progress, it is at least reasonably possible that completion costs for uncompleted contracts may be revised in the future, and that such revisions could be material.

Accounting for Stock Option and Warrants.    We issue stock options and warrants to stockholders, employees, consultants and others in connection with our various business activities. These are accounted for in accordance with the provisions of a revision to Statement of Financial Accounting Standards 123, "Share-Based Payment" ("SFAS 123(R)"), which was adopted by the Company as of October 1, 2005. SFAS 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments granted to employees. SFAS 123(R) eliminates the alternative method of accounting for employee share-based payments previously available under Accounting Principles Board Opinion No. 25 ("APB 25"). We are required to make estimates of the fair value of the related instruments and the period benefited. These estimates may affect such financial statement categories as stockholders' equity, general and administrative expense, and interest and financing costs.

Accounting for Convertible Instruments.    We issue convertible debt and convertible preferred stock in connection with our various business activities. A beneficial conversion feature ("BCF") is recorded as a debt issuance cost or recorded as a dividend to the preferred stockholders, and is calculated as the difference between the value of proceeds allocated to the convertible instrument and the fair market value on the transaction date of the common stock issuable upon conversion. The amount of the BCF cannot exceed the proceeds allocated to the convertible instrument in the transaction. The BCF is amortized to interest expense or deemed dividends over the minimum period from the date of issuance to the earliest date at which the note holder or preferred stockholder can convert their shares into common stock.

Deferred Income Taxes.    We have provided a full valuation reserve related to our substantial deferred tax assets. In the future, if sufficient evidence of our ability to generate sufficient future taxable income in certain tax jurisdictions becomes apparent, we may be required to reduce this valuation allowance, resulting in income tax benefits in our consolidated statement of operations. We evaluate the realizability of the deferred tax assets annually and assess the need for the valuation allowance.

RESULTS OF OPERATIONS

More detailed information about our financial statements is provided in the following portions of this section. The following discussion should be read in conjunction with our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2005 and the notes to those statements and to the notes and consolidated financial statements of this report.

Selected Business Segment Information

The revenue and operating income (loss) amounts in this report are presented in accordance with accounting principles generally accepted in the United States of America. Segment information appearing in Note 11 of the Notes to the Consolidated Financial Statements is presented in accordance with SFAS 131, Disclosures about Segments of an Enterprise and Related Information.

The following table provides revenues, operating income (loss) from operations and net loss from continuing operations by each of our business segments for the three months ended December 31, 2005 and 2004. More complete details about the results of operations of our business segments are set forth later in this report under the section heading "Results of Operations".

	Three Months Ended December 31,
	2005	2004
Revenues:
Alternative fuels	$40,586	$319,692
Oil and gas field services	1,881,492	1,450,033

Total revenues	$1,922,078	$1,769,725

Operating income (loss):
Alternative fuels	$(5,948,393)	$(1,466,537)
Oil and gas field services	340,731	253,913

Total operating loss	$(5,607,662)	$(1,212,624)

Net loss from continuing operations:
Alternative fuels	$(5,955,095)	$(2,315,257)
Oil and gas field services	326,635	252,824

Total net loss from continuing operations	$(5,628,460)	$(2,062,433)

Comparison of Changes Between Periods

The following table sets forth, for the three months ended December 31, 2005 and 2004, a comparison of changes between the periods in the components of our Consolidated Statements of Operations from continuing operations:

	Three Months Ended December 31,
	2005	2004
Gross Profit Percentage
Oil and gas field services	30.2%	29.2%
Technical services	—	(34.0)%
Rental income	100.0%	100.0%

	31.7%	20.0%
As a Percentage of Consolidated Net Sales
Oil and gas field services	97.9%	81.9%
Technical services	—	16.4%
Rental income	2.1%	1.7%

	100.0%	100.0%

Operating expenses
General and administrative expense	249.8%	73.1%
Depreciation and amortization	7.0%	6.0%
Research and development	66.6%	9.5%

	323.4%	88.6%

Operating loss	(291.7)%	(68.5)%

Other income (expenses)
Equity in loss of investee	—	(9.7)%
Interest income	14.5%	0.1%
Interest expense	(15.6)%	(38.5)%
Loss on disposal of fixed assets	—	0.1%

	(1.1)%	(48.0)%

Net loss from continuing operations	(292.8)%	(116.5)%

THREE MONTHS ENDED DECEMBER 31, 2005 COMPARED TO DECEMBER 31, 2004:

Continuing Operations:

Revenues

	Three Months Ended December 31,
	2005	2004
Revenues:
Oil and gas field services	$1,881,492	$1,450,033
Technical services	—	290,052
Rental income	40,586	29,640

Total services revenues	$1,922,078	$1,769,725

Service Revenues.    Service revenues are provided by our two business segments. The segments are the oil and gas field services segment and the technical services portion of the alternative fuels segment. The technical services are provided through the scientists and technicians who staff our development and testing laboratory. In addition, the alternative fuels segment includes rental income from leases to others of portions of the development and testing laboratory building.

Petroleum Mud Logging, Inc.    Service revenues in the amount of $1,881,492 were derived from contracts for our oil and gas field services for the three months ended December 31, 2005. Our oil and gas field service revenues for the three months ended December 31, 2005 increased by $431,459, or 30%, from the service revenues of $1,450,033 for the three months ended December 31, 2004. The increase in oil and gas field services revenue was due to a continued high level of demand for our mud logging services as drilling for new natural gas wells has continued to increase in our service market. Therefore, we had a higher utilization rate of our 38 manned units and we also had more of our similarly equipped limited service units in the field for the three months ended December 31, 2005 as compared to the three months ended December 31, 2004. We had 18 limited service units as of December 31, 2005, compared to 8 limited service units as of December 31, 2004. For the last month of the quarter ended December 31, 2005, we averaged 24.5 manned units per day in the field and 7.9 limited service units per day in the field, compared to 23.8 manned units per day and 4.6 limited service units per day during the last month of the quarter ended December 31, 2004. We were also able to increase our daily billing rates by approximately eleven percent for services as demand increased during the last month of the quarter ended December 31, 2005 compared with the last month of the quarter ended December 31, 2004.

Our alternative fuels segment provided service revenues, including revenue earned for technical services provided to certain customers related to the Rentech Process. These technical services were performed at our development and testing laboratory. Our service revenues for these technical services were $0 during the three months ended December 31, 2005 as compared to $290,052 during the three months ended December 31, 2004. During the three months ended December 31, 2004, we recognized revenue of $132,068, or 46% of total technical services revenue, from our technical services agreement with Wyoming Business Council, which began in May 2004 and was substantially completed in the third quarter of fiscal year 2005. Also in the three months ended December 31, 2004, we recognized revenue of $101,749, or 35% of total technical services revenue, from our technical services agreement with RCN. We had no revenue from technical services agreements in the three months ended December 31, 2005.

Rental income is also included in our service revenues. We leased part of our development and testing laboratory building to a tenant. Rental income from this tenant contributed $40,586 in revenue during the three months ended December 31, 2005 as compared to $29,640 during the three months ended December 31, 2004. Rental income is included in our alternative fuels segment because the rental income is generated from the laboratory building that houses our development and testing laboratory, which is part of the alternative fuels segment.

Cost of Sales

	Three Months Ended December 31,
	2005	2004
Cost of sales:
Oil and gas field services	$1,312,935	$1,026,456
Technical services	—	388,700

Total cost of sales	$1,312,935	$1,415,156

Our cost of sales include costs for our oil and gas field services and technical services. During the three months ended December 31, 2005, the combined cost of sales was $1,312,935 compared to $1,415,156 during the three months ended December 31, 2004. The decrease for the three months ended December 31, 2005 resulted from an increase in cost of sales experienced by our oil and gas field services segment offset by a decrease from our alternative fuels segment.

Cost of sales for oil and gas field services increased to $1,312,935 during the three months ended December 31, 2005, up from $1,026,456 during the three months ended December 31, 2004. Of the increase of $286,479, 62% was related to field labor and benefits and field living expenses. The increase in oil and gas field services cost of sales was due to a continued high level of demand for our mud logging services as drilling for new natural gas wells has continued to increase in our service market. We averaged 24.5 manned units per day in the field and 7.9 limited service units per day in the field during the last month of the quarter ended December 31, 2005, compared to 23.8 manned units per day and 4.6 limited service units per day during the last month of the quarter ended December 31, 2004. The increase in the number of units in the field and our higher utilization rates directly led to the increase in field labor and benefits and field living expenses, which makes up the largest percentage of cost of sales.

Cost of sales for technical services was $0 during the three months ended December 31, 2005, down from $388,700 during the three months ended December 31, 2004. The amounts in the three months ended December 31, 2004 related to costs incurred under the technical services agreements with the Wyoming Business Council and RCN. There were no such technical services agreement in the three months ended December 31, 2005.

Gross Profit

	Three Months Ended December 31,
	2005	2004
Gross Profit:
Oil and gas field services	$568,557	$423,577
Technical services	—	(98,648)
Rental income	40,586	29,640

Total gross profit	$609,143	$354,569

Our gross profit for the three months ended December 31, 2005 was $609,143 as compared to $354,569 for the three months ended December 31, 2004. The increase of $254,574, or 72% during the three months ended December 31, 2005 resulted from a combination of the contributions from each of our operating segments. The gross profit contribution of our oil and gas field services segment increased by $144,980 during the three months ended December 31, 2005 as compared to the three months ended December 31, 2004. Our technical services segment had an increase of $98,648 during the three months ended December 31, 2005 as compared to the three months ended December 31, 2004.

Gross profit for oil and gas field services increased to $568,557 during the three months ended December 31, 2005, up from $423,577 during the three months ended December 31, 2004. The increase of $144,980 was due to increases in our number of units in service combined with our increase in billing rates.

Gross profit for technical services was $0 during the three months ended December 31, 2005, up from a negative $98,648 during the three months ended December 31, 2004. The negative gross profit in the three months ended December 31, 2004 was due to the fact that the majority of revenue was derived from feasibility studies, which do not generate significant profit margins.

Operating Expenses

	Three Months Ended December 31,
	2005	2004
Operating expenses:
General and administrative	$4,802,160	$1,293,375
Depreciation and amortization	134,371	105,393
Research and development	1,280,274	168,425

Total operating expenses	$6,216,805	$1,567,193

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development. Our operating expenses are grouped into several categories of major expenses. General and administrative expenses include salaries and benefits, contract salaries and consulting, travel and entertainment, audit and tax expense, legal expense, insurance expense and public relations and promotions. Salaries and benefits include significant non-cash charges for the recognition of compensation expense recorded in accordance with SFAS 123(R), which was adopted by the Company as of October 1, 2005. We incur substantial research and development expenses in our testing laboratory where we actively conduct work on the Rentech Process to construct the PDU, further improve our technology and to perform services for our customers. We have had significant growth in our general and administrative expenses as our salary expenses and operating costs have grown.

We expect to experience operating costs on a much larger scale than in the past for the East Dubuque nitrogen fertilizer plant that we intend to acquire in fiscal 2006. We plan to make substantial capital investments to reconfigure the plant to improve its economic results and to use our Fischer-Tropsch technology for additional revenues and other benefits. If we make substantial capital investments in plants in which we may acquire an equity interest, we would incur significant depreciation and amortization expenses in the future.

General and Administrative Expenses.    General and administrative expenses were $4,802,160 during the three months ended December 31, 2005, up $3,508,785 from the three months ended December 31, 2004 when these expenses were $1,293,375. Of the increase during the three months ended December 31, 2005, $2,549,578 related to compensation expenses recorded in the first quarter of fiscal 2006 related to the Company's adoption of SFAS 123(R) as of October 1, 2005. Refer to footnote 3 in Notes to the Consolidated Financial Statements for further information about the Company's adoption of SFAS 123(R). Not including compensation charges resulting from SFAS 123(R), general and administrative expenses increased $959,207 during the three months ended December 31, 2005. A portion of the increase was due to $47,319 of expenses recorded in the three months ended December 31, 2005 related to the Company's implementation of the requirements of Section 404 of the 2002 Sarbanes-Oxley Act. No such expenses were recorded in the three months ended December 31, 2004. Salaries and benefits allocated to general and administrative expenses rather than to cost of sales increased by $203,974, or 29%, during the three months ended December 31, 2005. This was primarily due to hiring new employees to prepare the Company for the acquisition of RCN and a cost of living increase received by employees in the second quarter of fiscal year 2005. Contract salaries and consulting expenses increased by $145,736, or 310% during the three months ended December 31, 2005. The increase in the three months ended December 31, 2005 was due to additional consulting cost requirements for the design and engineering phase of the conversion of the RCN ammonia plant to use coal as the feedstock. Legal expense increased by $265,937, or 759% during the three months ended December 31, 2005 as we incurred significant external legal costs related to the preparation of our Form 10-K and Proxy in the three months ended December 31, 2005, and the majority of legal expense incurred in the three months ended December 31, 2004 were written off to abandoned acquisition costs. Many other general and administrative expenses experienced increases and decreases during the three months ended December 31, 2005, none of which were individually significant.

Depreciation and Amortization.    Depreciation and amortization expenses during the three months ended December 31, 2005 were $179,214, an increase of $25,031 compared to the three months ended December 31, 2004 when the total depreciation and amortization expense was $154,183. Of these amounts, $44,843 were included in costs of sales during the three months ended December 31, 2005 and $48,790 were included in costs of sales during the three months ended December 31, 2004. The increase in depreciation expense during the three months ending December 31, 2005 was directly attributable to an increase in limited service logging units at our oil and gas field services segment.

Research and Development.    Research and development expenses were $1,280,274 during the three months ended December 31, 2005, all included in our alternative fuels segment. This expense increased by $1,111,849 from the three months ended December 31, 2004, when these expenses were $168,425. The increase in research and development expenses is directly attributed to expenses incurred on the design and procurement of the Product Development Unit. The Company plans to build and operate a fully integrated Fischer-Tropsch, coal-to-liquids, PDU facility at the Sand Creek site. This plant would produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing Rentech's FT technology. With the PDU in operation, Rentech would be able to demonstrate production of hydrocarbon products from various feedstocks. The products from the plant would be used to supply test quantities of these ultra-clean fuels to groups which have expressed an interest in using the Rentech Process. Also, in the three months ended December 31, 2005, we continued work on advanced catalysts and separation, process optimization, and product upgrading. Flowsheet simulations and feasibility studies also provide input to research and development direction.

Total Operating Expenses.    Total operating expenses during the three months ended December 31, 2005 were $6,216,805 as compared to $1,567,193 during the three months ended December 31, 2004, an increase of $4,649,612. The increase in total operating expenses for the three months ended December 31, 2005 as compared to the prior period, is primarily a result of an increase in general and administrative expenses of $3,508,785 and an increase in research and development expenses of $1,111,849.

Loss From Operations

	Three Months Ended December 31,
	2005	2004
Loss from operations:
Oil and gas field services	$340,731	$253,913
Technical services	(5,988,979)	(1,496,177)
Rental income	40,586	29,640

Loss from operations	$(5,607,662)	$(1,212,624)

Loss from operations during the three months ended December 31, 2005 increased by $4,395,038. The increased loss compared to the prior year resulted from an increase in total operating expenses of $4,649,612 during the three months ended December 31, 2005 partially offset by an increase in gross profit of $254,574.

Income from operations for oil and gas field services increased to $340,731 during the three months ended December 31, 2005, up from $253,913 during the three months ended December 31, 2004. The increase of $86,818 was due to increases in our number of units in service combined with our increase in billing rates.

Loss from operations for technical services was $5,988,979 during the three months ended December 31, 2005, up from $1,496,177 during the three months ended December 31, 2004, an increase of $4,492,802. Loss from operations was up in the three months ended December 31, 2005 primarily from an increase in operating expenses of $4,649,612.

RENTECH, INC.

Other Income (Expense)

	Three Months Ended December 31,
	2005	2004
Other income (expense):
Equity in loss of investee	$—	$(171,153)
Interest income	278,515	897
Interest expense	(299,313)	(680,806)
Loss on disposal of fixed assets	—	1,253

Total other income (expense)	$(20,798)	$(849,809)

Equity in Loss of Investee.    During the three months ended December 31, 2005, we recognized $0 in equity in loss of investee, as compared to $171,153 during the three months ended December 31, 2004. In the three months ended December 31, 2004, $45,769 represented our 50% share of the loss incurred by our former joint venture in Sand Creek Energy LLC. On October 7, 2005, RDC purchased Republic's 50% ownership interest in Sand Creek for a purchase price of $1,400,000 and Sand Creek is now 100% owned by RDC. Also in the three months ended December 31, 2004, we recognized $125,384 in equity in loss of investee from our 50% share of the loss in our joint venture FT Solutions, LLC. This loss represents our share of research and development expenses of FT Solutions incurred in the first quarter of fiscal year 2005. On January 11, 2006, the Company and Headwaters Technology Innovation Group, Inc. entered into a termination agreement pursuant to which Rentech and Headwaters agreed to dissolve FT Solutions and terminated all FT Solutions-related agreements between Rentech, Headwaters and FT Solutions. There was no activity in FT Solutions for the three months ended December 31, 2005.

Interest Income.    Interest income during the three months ended December 31, 2005 was $278,515, an increase from $897 during three months ended December 31, 2004. The increased interest income was due to having more funds invested in interest-bearing cash accounts primarily from our net cash proceeds of $8,315,000 from our sale of Series A Preferred Stock in April 2005 and our net cash proceeds of $30,902,800 from our Securities Purchase Agreement in September 2005 whereby a group of purchasers led by Wellington Management Company purchased 13,436,000 shares of Rentech common stock at a price of $2.30 per share.

Interest Expense.    Interest expense during the three months ended December 31, 2005 was $299,313, decreased from $680,806 during the three months ended December 31, 2004. Of the decrease during the three months ended December 31, 2005 of $329,625, 86% resulted from the recognition of non-cash interest expense in the prior year. Total non-cash interest expense recognized during the three months ended December 31, 2005 was $203,475, compared to $533,100 during the three months ended December 31, 2004. Of the non-cash interest expense recognized in the three months ended December 31, 2005 and 2004, $96,314 and $487,134, or 47% and 91%, was due to the amortization of debt issuance costs related to a line of credit and bridge loans entered into during the last quarter of fiscal year 2004 and the first quarter of fiscal year 2005 that were used to provide working capital and fund acquisition costs related to the planned purchase of RCN.

Total Other Expenses.    Total other expenses decreased to $20,798 during the three months ended December 31, 2005 from total other expenses of $849,809 during the three months ended December 31, 2004. The decrease in total other expenses of $829,011 for the three months ended December 31, 2005 resulted from a decrease in equity in loss of investee of $171,153, an increase in interest income of $277,618 and a decrease in interest expense of $381,493.

Net Loss from Continuing Operations

	Three Months Ended December 31,
	2005	2004
Net loss from continuing operations:
Oil and gas field services	$326,635	$252,824
Technical services	(5,995,681)	(2,344,897)
Rental income	40,586	29,640

Net loss from continuing operations	$(5,628,460)	$(2,062,433)

For the three months ended December 31, 2005, we experienced a net loss from continuing operations of $5,628,460 compared to a net loss from continuing operations of $2,062,433 during the three months ended December 31, 2004. The increase of $3,566,027 for the three months ended December 31, 2005 resulted from an increase in loss from operations of $4,395,038 and a decrease in total other expenses of $829,011.

Net income from continuing operations for oil and gas field services increased to $326,635 during the three months ended December 31, 2005, up from $252,824 during the three months ended December 31, 2004. The increase of $73,811 was due to increases in our number of units in service and utilization rates, combined with our increase in billing rates.

Net loss from continuing operations for technical services was $5,995,681 during the three months ended December 31, 2005, up from $2,344,897 during the three months ended December 31, 2004, an increase of $3,650,784. Net loss from continuing operations was up in the three months ended December 31, 2005 as a result of an increase in operating expenses of $4,649,612, partially offset by a decrease of $829,011 in other expense during the three months ended December 31, 2005.

Discontinued Operations:

Revenues

	Three Months Ended December 31,
	2005	2004
Revenues:
Product sales	$—	$496,428
Industrial automation systems	—	57,578

Total revenues	$—	$554,006

Product Sales.    Our product sales were realized from sales of water-based stains, sealers and coatings by our former subsidiary OKON, Inc., through which we previously conducted our paint business segment. These sales produced revenues of $496,428 during the three months ended December 31, 2004. On March 8, 2005, we sold our entire interest in OKON, Inc.

REN Corporation provided service revenues in the amount of $57,578 during the three months ended December 31, 2004 from contracts for the manufacture of complex microprocessor controlled industrial automation systems. Effective August 1, 2005, the Company sold its 56% ownership interest in REN Corporation.

Cost of Sales

	Three Months Ended December 31,
	2005	2004
Cost of sales:
Product costs	$—	$256,354
Industrial automation systems	—	74,876

Total cost of sales	$—	$331,230

Cost of sales for product sales is the cost of sales of our former paint business segment for sales of stains, sealers and coatings. During the three months ended December 31, 2004, our costs of sales for the paint business were $256,354.

Cost of sales for the industrial automation systems business were $74,876 during the three months ended December 31, 2004.

Gross Profit

	Three Months Ended December 31,
	2005	2004
Gross Profit:
Product sales	$—	$240,074
Industrial automation systems	—	(17,298)

Total gross profit	$—	$222,776

Gross profit for product sales is the gross profit of our former paint business segment for sales of stains, sealers and coatings. During the three months ended December 31, 2004, our gross profit for our former paint segment was $240,074.

Gross profit for the industrial automation systems business was a negative $17,298 during the three months ended December 31, 2004.

Operating Expenses

	Three Months Ended December 31,
	2005	2004
Operating expenses:
General and administrative	$—	$389,581
Depreciation and amortization	—	7,760
Research and development	—	6,250

Total operating expenses	$—	$403,591

Operating expenses consist of general and administrative expense, depreciation and amortization and research and development.

General and Administrative Expenses.    General and administrative expenses were $389,581 during the three months ended December 31, 2004.

Depreciation and Amortization.    Depreciation and amortization expenses during the three months ended December 31, 2004 were $12,267. Of this amount, $4,507 was included in costs of sales during the three months ended December 31, 2004.

Total Operating Expenses.    Total operating expenses during the three months ended December 31, 2004 were $403,591.

Loss From Operations

	Three Months Ended December 31,
	2005	2004
Loss from operations:
Product sales	$—	$(47,614)
Industrial automation systems	—	(133,201)

Loss from operations	$—	$(180,815)

Loss from operations for product sales is the loss from operations of our former paint business segment for sales of stains, sealers and coatings. During the three months ended December 31, 2004, our loss from operations for the paint business was $47,614.

Loss from operations for the industrial automation systems segment was $133,201 during the three months ended December 31, 2004.

Other Income (Expense)

	Three Months Ended December 31,
	2005	2004
Other income (expense):
Interest expense	$—	$(8,317)

Total other income (expense)	$—	$(8,317)

Interest Expense.    Interest expense during the three months ended December 31, 2004 was $8,317.

Net Loss of Discontinued Operations

	Three Months Ended December 31,
	2005	2004
Discontinued operations:
Net loss from product sales	$—	$(47,614)
Net loss from industrial automation systems	—	(141,518)

	$—	$(189,132)

For the three months ended December 31, 2004, we experienced a net loss from discontinued operations of $189,132, or $0.002 per share.

Net loss from discontinued operations for product sales is the net loss from discontinued operations of our paint business for sales of stains, sealers and coatings. During the three months ended December 31, 2004, our net loss from discontinued operations for the paint business was $47,614.

Net loss from discontinued operations for the industrial automation systems segment was $141,518 during the three months ended December 31, 2004.

Net Loss Applicable to Common Stockholders

	Three Months Ended December 31,
	2005	2004
Net loss	$(5,628,460)	$(2,251,565)
Cash dividends paid on preferred stock	(74,437)	—

Net loss applicable to common stockholders	$(5,702,897)	$(2,251,565)

For the three months ended December 31, 2005, we experienced a net loss applicable to common stockholders of $5,702,897, or $0.05 per share compared to a net loss applicable to common stockholders of $2,251,565, or $0.025 per share during the three months ended December 31, 2004. Included in net loss applicable to common stockholders for fiscal 2006 was $74,437 of cash dividends paid on Series A Preferred Stock.

ANALYSIS OF CASH FLOW

The following table summarizes our Consolidated Statements of Cash Flows:

	Three Months Ended December 31,
	2005	2004
Net Cash (Used in) Provided by:
Operating activities	$(3,202,668)	$(1,110,628)
Investing activities	(4,066,070)	(659,729)
Financing activities	12,027,697	2,827,918

Cash Flows From Operating Activities

Net Loss.    Operating activities produced net losses of $5,628,460 during the three months ended December 31, 2005, as compared to $2,251,565 during the three months ended December 31, 2004. The cash flows used in operations during these periods resulted from the following operating activities.

Depreciation.    Depreciation is a non-cash expense. This expense increased during the three months ended December 31, 2005 by $9,758, as compared to the three months ended December 31, 2004. The increase was attributable to equipment additions by our oil and gas field services segment.

Amortization.    Amortization is also a non-cash expense. This expense did not change during the three months ended December 31, 2005 as compared to the three months ended December 31, 2004.

Non-Cash Interest Expense.    Total non-cash interest expense recognized during the three months ended December 31, 2005 was $203,475, compared to $533,100 during the three months ended December 31, 2004. Of the non-cash interest expense recognized in the three months ended December 31, 2005 and 2004, $96,314 and $487,134, or 47% and 91%, was due to the amortization of debt issuance costs related to a line of credit and bridge loans entered into during the last quarter of fiscal year 2004 and the first quarter of fiscal year 2005 that were used to provide working capital and fund acquisition costs related to the planned purchase of RCN.

Stock Options and Warrants Issued for Services.    During the three months ended December 31, 2005, we issued 20,000 options to a director. These options were valued using the Black-Scholes option-pricing model, which resulted in compensation expense of $29,533. In addition, a warrant, owned by the Company's President and CEO, to purchase 1,225,000 shares of the Company's common stock, vested during the three months ended December 31, 2005. These warrants were valued using the Black-Scholes option-pricing model, which resulted in compensation expense of $2,520,025. In addition, we issued a warrant to purchase 53,150 shares of the Company's common stock to a consultant for reaching an incentive in a consulting contract which resulted in $7,451 of consulting expense in the three months ended December 31, 2005.

Changes in Operating Assets and Liabilities.    The changes in operating assets and liabilities, net of business combination, result from the following factors.

Accounts Receivable.    Accounts receivable increased by $136,835 during the three months ended December 31, 2005. The increase in accounts receivable was primarily due to increases in sales by the oil and gas field services segment of 30%.

Other Receivables and Receivable from Related Party.    Other receivables and receivable from related party decreased by $106,891 during the three months ended December 31, 2005 primarily due to writing off a $102,211 receivable from Headwaters related to the dissolution of FTS.

Prepaid Expenses and Other Current Assets.    Prepaid expenses and other current assets decreased during the three months ended December 31, 2005 by $116,073. The decrease reflects the timing of payment on certain annual insurance premiums, net of the amortization of such premiums.

Accounts Payable.    Accounts payable decreased by $148,998 during the three months ended December 31, 2005. This increase resulted from the timing of receiving and paying trade payables.

Accrued Retirement Payable.    Accrued retirement payable decreased by $690,419 as a result of paying the first six months of the retirement payable to the former CEO and COO during the three months ended December 31, 2005.

Accrued Liabilities, Accrued Payroll and Other.    Accrued liabilities, accrued payroll and other increased $236,207 during the three months ended December 31, 2005 as a result of the timing of payment of certain payroll related accruals.

Net Cash Used in Operating Activities.    The total net cash used in operations increased to $3,202,668 during the three months ended December 31, 2005, as compared to $1,110,628 during the three months ended December 31, 2004.

Cash Flows From Investing Activities

Purchase of Property and Equipment.    During the three months ended December 31, 2005, we purchased $78,355 of property and equipment. Of the property and equipment purchases, 51% was attributable to logging equipment purchased for our oil and gas field services segment, while the remainder was primarily attributable to computer equipment and office furniture.

Deposits and Other Assets.    During the three months ended December 31, 2005, cash provided for deposits and other assets increased $34,618.

Payments of Acquisition Costs.    We paid $2,676,955 in deferred acquisition costs related to the planned acquisition of RCN. Of that amount, $2,500,000 was paid to an escrow account and will be applied towards the purchase price of RCN.

Acquisition, Net of Cash Received.    We used $1,345,378, net of cash received, to purchase the remaining 50% share of Sand Creek Energy, LLC during the three months ended December 31, 2005.

Net Cash Used by Investing Activities.    The total net cash used by investing activities increased to $4,066,070 during the three months ended December 31, 2005 as compared to net cash used of $659,729 during the three months ended December 31, 2004. The increase was primarily a result of the $2,676,955 of acquisition costs paid during the three months ended December 31, 2005, and the $1,345,378 paid in the purchase of the remaining 50% ownership in Sand Creek.

Cash Flows From Financing Activities

Proceeds from Issuance of Common Stock.    During the three months ended December 31, 2005, we received $2,267,142 in net cash proceeds from the issuance of common stock compared to $410,158 during the three months ended December 31, 2004.

Payment of Dividends on Preferred Stock.    During the three months ended December 31, 2005, we paid $74,437 in dividends on preferred stock.

Payment of Offering Costs.    During the three months ended December 31, 2005, we paid $753,240 in offering costs, including an advisory fee to Credit Suisse First Boston to act as our exclusive financial advisor with respect to the development, financing and review of certain financing matters in connection with the East Dubuque and Natchez projects.

Proceeds from Subscription Receivable.    During the three months ended December 31, 2005, we received $12,255,550 from a subscription receivable as a result of a Securities Purchase Agreement between Rentech and Wellington Management Company whereby a group of purchasers led by Wellington purchased 13,436,000 shares of Rentech common stock at a price of $2.30 per share.

Proceeds from Long-Term Debt and Notes Payable.    During the three months ended December 31, 2005, we did not receive any proceeds from long-term debt and notes payable, compared to $1,850,000 during the three months ended December 31, 2004.

Payment of Debt Issuance Costs.    During the three months ended December 31, 2005, we paid $258,298 in debt issuance costs as compared to $187,390 during the three months ended December 31, 2004. Of the debt issuance costs paid in the current fiscal quarter, $255,000 was paid to M.A.G. Capital as a due diligence fee in relation to the Commitment Letter signed November 15, 2005.

Payments on Line of Credit, Net.    During the three months ended December 31, 2005, we made no payments on our lines of credit as compared to net proceeds on our lines of credit of $1,006,613 during the three months ended December 31, 2004.

Payments on Long-Term Convertible Debt and Notes Payable.    During the three months ended December 31, 2005, we repaid $1,409,020 on our debt obligations as compared to $251,463 during the same period in fiscal 2004. Payments in the three months ended December 31, 2005 reflect payments on notes payable and long-term convertible debt.

Net Cash Provided by Financing Activities.    The net cash provided by financing activities during the three months ended December 31, 2005 was $12,027,697, compared to $2,827,918 in cash provided by financing activities during the three months ended December 31, 2004.

Cash and Cash Equivalents increased during the three months ended December 31, 2005 by $4,758,959 compared to an increase of $1,057,561 during the three months ended December 31, 2004. These changes increased the ending cash balance at December 31, 2005 to $29,479,672, and increased the ending cash balance at December 31, 2004 to $1,312,978, which was comprised of cash included in continuing operations of $1,331,839 and negative cash included in discontinued operations of $18,861.

LIQUIDITY AND CAPITAL RESOURCES

At December 31, 2005, we had working capital of $27,470,023, as compared to working capital of $32,031,397 at September 30, 2005. Our current assets totaled $31,462,691, including net accounts receivable of $1,125,888, and our current liabilities were $3,992,668. We had long-term liabilities of $2,370,888, of which most related to our long-term convertible debt as well as the mortgage on our development and testing laboratory.

From our inception on December 18, 1981 through December 31, 2005, we have incurred losses in the amount of $67,637,096. For the three months ended December 31, 2005, we recognized a $5,628,460 net loss from continuing operations, and negative cash flow from operations. If the Company does not operate at a profit in the future, it may be unable to continue operations at the present level or at all.

We have been successful in the past in obtaining debt and equity financing. For the years ended September 30, 2005, 2004 and 2003, we received net cash proceeds from the issuance of common stock of $21,113,474, $4,706,951, and $1,577,100. For the years ended September 30, 2005, 2004 and 2003, we received cash proceeds from long-term debt and long-term convertible debt to stockholders of $2,850,000, $565,000, and $2,505,000. For the years ended September 30, 2005, 2004 and 2003, we received net cash proceeds from the issuance of convertible preferred stock of $8,315,000, $0, and $0. For the quarter ended December 31, 2005, we received net cash proceeds from the issuance of common stock of $14,522,692, which includes $12,255,550 from the receipt of a subscription receivable and $2,267,142 from the exercise of stock options and warrants.

Historically, we have relied for working capital upon private placements and public offerings of our common stock, which have been sold at a discount from the market price. We have also previously sold our convertible preferred stock and convertible promissory notes bearing interest in private placements. The preferred stock and notes have been convertible into shares of our common stock at a discount. On March 17, 2005, our shareholders approved an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000. Our principal needs for liquidity in the past have been to fund working capital, pay for research and development of the Rentech Process, pay the costs of acquiring and funding our paint, oil and gas field services and industrial automation segments, invest in advanced technology companies, pay dividends on preferred stock and to pay acquisition costs associated with acquiring ammonia plants.

Our business historically has focused on the research and development of our Fischer-Tropsch technology, and licensing it to third parties. Recently, we determined to directly deploy our Rentech Process in selected domestic projects by acquiring equity interests in existing nitrogen fertilizer plants currently configured to use natural gas as feedstock. We would convert the nitrogen fertilizer plants to use coal or petroleum coke, which are readily available and less expensive as feedstock than natural gas, and add our Rentech Process to produce Fischer-Tropsch liquid hydrocarbon products in addition to the nitrogen fertilizer products already being manufactured by the plants. This configuration would also provide the opportunity to produce electric power on-site. Our patent issued in October 2003 covers the integration of our Rentech Process with nitrogen fertilizer processes along with the addition of electric power production, and we refer to this integration as polygeneration. By converting domestic plants in this manner, we believe that we can significantly enhance the economic results of these plants. We are planning to initially implement this strategy by purchasing Royster-Clark Nitrogen, Inc. which owns a nitrogen fertilizer plant in East Dubuque, Illinois. On November 5, 2005 we entered into an agreement to purchase RCN for $50,000,000 plus an amount equal to RCN's net working capital at closing. We have a commitment from investors to purchase $35,000,000 of convertible debentures and intend to raise the funds to satisfy the purchase price and net working capital for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained. Some or all of the securities to be offered will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent an available exemption from registration. If the funding has not closed by April 1, 2006, the Commitment Letter and its commitments therein terminate unless otherwise extended by both parties. The business of RCN is highly seasonal and requires substantial working capital to operate during the period when nitrogen fertilizer sales are slow and to build inventory in anticipation of the planting season; we are attempting to obtain working capital financing for RCN. The conversion of the RCN plant is expected to take approximately three and a half years and to cost approximately $800,000,000 (excluding interest during construction and potential debt reserve requirements). We will attempt to raise the funds for the conversion at the project level through both debt and equity sources, which will include a contribution of the plant by Rentech to the project. As of December 31, 2005, we have incurred $2,680,825 of acquisition costs, including $2,500,000 paid to an escrow account, related to this purchase, which have been deferred until completion of this potential acquisition. The escrow account will be applied to the purchase price of RCN or paid to Royster-Clark, Inc. as a break-up fee if the acquisition fails due to our inability to obtain financing, failure to obtain shareholder approval, or failure to obtain listing approval from AMEX for the acquisition of RCN. We are also reviewing other opportunities to acquire and convert nitrogen fertilizer plants.

In addition to nitrogen fertilizer plant conversions, we are also pursuing complementary or synergistic opportunities to develop projects at sites where there is no existing infrastructure or process plant ("greenfield" opportunities) for alternative fuels plants as an adjunct to nitrogen fertilizer plant acquisitions and conversions, including one in Natchez, Mississippi that we and a partner would construct on currently undeveloped land situated along the Mississippi River at the Port of Natchez. The proposed Natchez Project would use a similar configuration as the one we intend to install at RCN, and we may source coal from the same Illinois mine as will be used at RCN. The capital costs of acquisition and development of any such facilities could be greater than those envisioned for RCN, and would be financed, if at all, using a project level financing structure similar to the conversion financing of the RCN plant. We are presently negotiating site agreements and formalizing development plans. There is no assurance the Natchez Project will proceed as presently contemplated.

Finally, we are exploring opportunities to participate with a partner in the development of additional alternative fuels projects, including biodiesel facilities, where such projects could be located near our proposed FT or polygeneration plants. We have completed feasibility studies related to the potential development of biodiesel plants of various production capacities to be located adjacent to each of our proposed polygeneration facilities. The capital costs of acquisition and development of any such facilities would be financed, if at all, using a project level financing structure.

In October 2005, we paid $1,400,000 to acquire the 50% equity interest in Sand Creek Energy, LLC that we did not already own. We plan to build and operate on the site what we believe will be the United States' first fully integrated Fischer-Tropsch, coal-to-liquids, product development unit research facility. This plant would produce ultra-clean diesel and aviation fuels and naphtha from various domestic coals, petroleum coke and biomass feedstocks on a demonstration scale, utilizing state-of-the-art clean coal technologies and the Rentech Process. With the PDU in operation, we will be able to optimize the operating conditions of the FT synthesis and upgrading section for producing different specialized cuts of fuels. The products from the facility will be used to supply test quantities of these ultra-clean fuels to potential licenses and customers. We expect the PDU to be operating in fiscal 2007 and to cost approximately $23,000,000.

To achieve our objectives as planned for fiscal 2006, we will need substantial amounts of capital that we do not now have. The success of any given project will be based, in part, on the success of the related project level financing. In order to fund our working capital requirements and to fund our other plans, we expect to issue additional shares of common stock, we may issue shares of convertible preferred stock or other securities convertible into common stock or we may enter into additional debt instruments. Some of the securities to be offered will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent an available exemption from registration. A substantial increase in indebtedness could result in substantially increased interest costs and the issuance of additional preferred stock could increase dividend costs, as well as transactional and other costs. Moreover, the level of corporate activity required to pursue the opportunities and objectives outlined above, and described under Item 1—Business, has resulted in a materially increased cash burn rate, including costs for consultants, attorneys, accountants, financial advisors, and other service providers, as well as the need for additional personnel, systems, and expense for the company. These costs are expected to continue, and to rise. As relates to the capital requirements of the PDU and the Company's working capital requirements as projected for fiscal 2006, we believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

CONTRACTUAL OBLIGATIONS

In addition to the lines of credit and long-term convertible debt previously described, we have entered into various other contractual obligations. The following table lists our significant contractual obligations at December 31, 2005.

	Payments Due By Period
Contractual Obligations	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Notes payable to related parties	$163,153	$—	$163,153	$—	$—
Lines of credit	499,218	499,218	—	—	—
Long-term debt	1,724,549	605,362	129,476	91,030	898,681
Long-term convertible debt	1,740,000	865,000	—	—	875,000
Interest payments on debt	998,934	86,860	139,182	123,955	648,937
Retirement payables	871,403	370,492	500,911	—	—
Operating leases	596,465	217,762	267,069	111,634	—

	$6,593,722	$2,644,694	$1,199,791	$326,619	$2,422,618

We are a guarantor on the $500,000 line of credit with Premier Bank until it matures on May 1, 2006. On July 29, 2005, the line of credit was transferred from REN Corporation to Petroleum Mud Logging, Inc. The terms of the loan remained the same, however, the guarantee by the minority shareholder of REN Corporation and the collateral of the first deed of trust on the real property of REN Corporation were eliminated from the loan collateral.

We have entered into various short-term and long-term promissory notes, with monthly principal and interest payments of $79,957, at interest rates of 0% to 9.6%, which are collateralized by certain fixed assets of the Company. The interest rate assumptions used to determine the estimated interest payments were derived from existing loan contracts. For fixed interest loans, we used the fixed rate. For variable interest loans, we used the current rate in effect as of December 31, 2005

We have leased office space under a non-cancelable operating lease, which expires October 31, 2009, with a renewal option for an additional five years. In addition we have entered into various other operating leases, which expire through November 2007.

RENTECH, INC.

In addition to the contractual obligations previously described, we have entered into various other commercial commitments. The following table lists these commitments at December 31, 2005.

	Amount of Commitment Expiration Per Period
Other Commercial Commitments	Total	Less than 1 year	2-3 years	4-5 years	After 5 years
Employment agreements	$421,792	$253,646	$168,146	$—	$—

	$421,792	$253,646	$168,146	$—	$—

We have entered into various employment agreements with our executive officers that extend to December 31, 2007. These agreements describe annual compensation as well as the compensation that we must pay upon termination of employment.

In addition, on November 5, 2005, RDC, a wholly-owned subsidiary of Rentech, Inc. entered into a definitive Stock Purchase Agreement with Royster-Clark for the purchase of all the issued and outstanding shares of capital stock of RCN. Under the terms of the agreement, we, subject to shareholder approval, financing of the project, and other conditions, will pay $50 million for the stock, plus an amount equal to RCN's net working capital at closing. Should we fail to obtain financing, and should the acquisition fail for that reason or for lack of shareholder approval, our agreement requires that we pay RCN's parent a break-up fee of $2.5 million. Concurrently with the closing of the purchase of RCN, we are obligated to enter into a Distribution Agreement with a subsidiary of Royster-Clark, pursuant to which the subsidiary would be obligated to use commercially reasonable efforts to promote the sale of, and to solicit and secure orders for the nitrogen fertilizer products manufactured at the East Dubuque facility from its customers, and to purchase from us all nitrogen fertilizer products manufactured at the facility for prices to be negotiated in good faith from time to time.

On November 15, 2005, we entered into an engagement letter agreement with Credit Suisse First Boston LLC for CSFB to act as our exclusive financial advisor with respect to the development, financing and review of certain financing matters in connection with the East Dubuque and Natchez projects. Under the letter agreement, we are obligated to pay CSFB an upfront retainer fee, a monthly retainer fee and success fees based on the completion of financings for the East Dubuque and Natchez projects as well as financing fees based on the gross proceeds raised by CSFB in connection with debt or equity financings for the projects.

On January 20, 2006, Rentech entered into an employment agreement with D. Hunt Ramsbottom to serve as the Chief Executive Officer and President of our Company. The term of the employment agreement is for three years from December 15, 2005, subject to automatic renewal unless we or Mr. Ramsbottom give prior notice. The agreement provides for base compensation of $370,000 per year, subject to annual cost of living adjustments, provides Mr. Ramsbottom with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses. Also in connection with the agreement, we agreed to grant Mr. Ramsbottom 450,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Ramsbottom's one year, two year and three year anniversary dates of his vesting commencement date of December 15, 2005, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Ramsbottom is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Ramsbottom severance including base salary continuation for 24-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Ramsbottom to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Ramsbottom exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Ramsbottom upon a change in control, we have agreed to pay such excise tax, including a gross-up payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Ramsbottom's employment at any time.

On January 20, 2006, we entered into an employment agreement with Douglas M. Miller to serve as the Chief Operating Officer and an Executive Vice President of our Company. The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Miller give prior notice. The agreement provides for base compensation of $300,000 per year, subject to annual cost of living adjustments, provides Mr. Miller with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses. Also in connection with the agreement, we agreed to grant Mr. Miller 375,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Miller's one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Miller is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Miller severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Miller to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Miller exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Miller upon a change in control, we have agreed to pay such excise tax, including a gross-up payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Miller's employment at any time.

On January 20, 2006, we entered into an employment agreement with Kevin M. Smith to serve as the Chief Financial Officer and an Executive Vice President of our Company. The term of the employment agreement is for three years from January 20, 2006, subject to automatic renewal unless we or Mr. Smith give prior notice. The agreement provides for base compensation of $250,000 per year, subject to annual cost of living adjustments, provides Mr. Smith with the opportunity to earn an annual cash bonus, and provides for his participation in our standard benefit programs and the reimbursement of specified expenses. Also in connection with the agreement, we agreed to grant Mr. Smith 325,000 restricted stock units that are to be settled in shares of common stock of the Company. These restricted stock units will vest over a three-year period such that one-third will vest on each of Mr. Smith's one year, two year and three year anniversary dates of his vesting commencement date of January 20, 2006, subject to partial or complete acceleration under certain circumstances, including termination without cause, termination for good reason or upon a change in control (in each case as defined in the agreement). If Mr. Smith is terminated without cause, terminated for good reason or we fail to offer to renew this agreement on competitive terms, we will be obligated to pay Mr. Smith severance including base salary continuation for 12-months, a target bonus for the year of termination equal to his then-applicable base salary, continuation of his health care benefits, and acceleration of the vesting of a portion of the restricted stock unit grant. If a termination entitling Mr. Smith to severance occurs during the period of three months prior and two years after a change in control, the severance payment will be made in a lump sum, the bonus component will be increased to the extent the most recent prior actual annual bonus earned by Mr. Smith exceeded his then applicable annual base salary, and the full restricted stock unit grant will vest. In addition, in the event any federal excise tax is payable with respect to any payment due to Mr. Smith upon a change in control, we have agreed to pay such excise tax, including a gross-up payment. Subject to the severance obligations contained in the agreement, we may terminate Mr. Smith's employment at any time.

Recent Accounting Pronouncements From Financial Statement Disclosures

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections." SFAS No. 154 replaces APB (Accounting Principles Board) Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements," and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS No. 154 will have a material impact on its results of operations or financial position.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

 Interest Rate Risk.    We are exposed to the impact of interest rate changes related to our investment of current cash and cash equivalents. These funds are generally highly liquid with short-term maturities, and the related market risk is not considered material. Certain of our long-term debt and short-term debt are at fixed rates of interest. The remainder of our long-term and short-term debt is at variable interest rates. A hypothetical increase or decrease in interest rates by 1% would have changed interest expense on the variable rate loans by approximately $1,200 for the three months ended December 31, 2005. We believe that fluctuations in interest rates in the near term will not materially affect our consolidated operating results, financial position or cash flow.

 Commodity Price Risk.    Upon consummation of our pending acquisition of RCN, we would be exposed to market risk due to changes in natural gas prices. Natural gas is a raw material used in the production of various nitrogen-based products that are manufactured at the East Dubuque facility or are purchased from vendors. Market prices of nitrogen-based products are affected by changes in natural gas prices as well as supply and demand and other factors. As a normal course of business, RCN currently produces nitrogen-based fertilizer products during the winter and early spring to supply its needs during the high sales volume spring season. Nitrogen-based inventory remaining at the end of the spring season will be subject to market risk due to changes in natural gas prices and supply and demand. Currently, RCN purchases natural gas for use in its East Dubuque facility on the spot market, and through short-term, fixed-supply, fixed-price and index-price purchase contracts which will lock in pricing for a portion of its natural gas requirements through the winter months which have demonstrated the highest degree of volatility. In the past, RCN has also purchased natural gas through short-term, fixed-supply, fixed-priced contracts. Notwithstanding these purchase contracts, RCN remains exposed to significant, although not excessive market risk. There has been a generally increasing trend in natural gas prices during the last three years due to various supply factors, including the increasing overall demand for natural gas from industrial users, which is affected, in part, by the general conditions of the United States economy, and other factors. Seasonal fluctuations exist within each year resulting from various supply and demand factors, such as the severity of winters affecting consumer consumption for heating, summers affecting industrial demand by utilities for electrical generation, among other factors. Changes in levels of natural gas prices and market prices of nitrogen-based products can materially affect RCN's financial position and results of operations (and could materially affect our financial position and results of operations after consummation of the acquisition). A hypothetical increase of $0.10 per MMBTU of natural gas could increase the cost to produce one ton of ammonia by approximately $3.50. We are informed that RCN has experienced no difficulties in securing supplies of natural gas, however, natural gas is purchased at market prices and such purchases are subject to price volatility.

Upon conversion of the East Dubuque facility to use coal as feedstock, we similarly would be subject to market risk due to changes in coal prices. An increase in the price of coal, after the conversion is completed, or in other commodities that we may use as feedstock at other plants we might acquire in the future could also adversely affect our operating results. We intend to enter into long-term coal contracts with established prices that are subject to escalators based on certain routine metrics. We expect that the term of the contracts would vary between 10 and 20 years. Coal demand in the domestic market is currently at a high level, and coal pricing has increased year-over-year in nearly every significant domestic market. It is not practicable at this time to quantify the impact of a change in coal pricing as relates to the project as the coal contracts and final engineering of the project have not yet been completed.

ITEM 4. CONTROLS AND PROCEDURES

As of the end of the period covered by this report, an evaluation was carried out, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended). Based on that evaluation, our management, including the Chief Executive Officer and the Chief Financial Officer, concluded that our disclosure controls and procedures were effective as of December 31, 2005 to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. There were no significant changes in our internal controls over financial reporting during the fiscal quarter ended December 31, 2005 that have materially affected, or are reasonable likely to materially affect, the Company's internal control over financial reporting.

RENTECH, INC.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions. We believe that resolution of such litigation will not have a material adverse effect on the Company.

ITEM 1A. RISK FACTORS.

There are no material changes to the risk factors disclosed in Part I, Item 1A in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 other than the following, which are reflected in the risk factors discussed below:

  •
  the information in the risk factors in our Annual Report on Form 10-K that was provided as of September 30, 2005 has been updated below to provide such information as of December 31, 2005;

  •
  the disclosure of results that could cause commercial scale Fischer-Tropsch plants to be unsuccessful has been updated in the risk factor captioned, "We and our licensees may be unable to successfully implement use of the Rentech Process at commercial scale Fischer-Tropsch plants;

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  disclosure of our license agreements with DKRW-AF and MBF&P and the risks related to the development of the Medicine Bow plant proposed by MBF&P have been included in the risk factor captioned, "Our receipt of revenues from other businesses for plants our potential licensees might develop will depend on availability of capital and substantial efforts by them. The licensees could choose not to construct a Fischer-Tropsch plant based on the Rentech Process or to pursue alternative Fischer-Tropsch technologies;"

  •
  disclosure of our indemnification obligations to MBF&P under our Site License Agreement with it has been included in the risk factor captioned, "We could have potential indemnification liabilities to licensees relating to the operation of Fischer-Tropsch plants based on the Rentech Process and to intellectual property disputes;"

  •
  disclosure of the risks associated with the Company's product development unit has been included in the risk factor captioned, "Our success depends on the successful and timely completion of our product development unit ("PDU");"

  •
  the April 1, 2006 termination date for the commitment for $35,000,000 of financing relating to the purchase of RCN has been included in the risk factor captioned, "We have agreed to acquire RCN subject to financing and to pay a break-up fee should we be unable to finance the acquisition;"

  •
  disclosure regarding our plans for the remaining portion of the financing relating to the purchase of RCN has been included in the risk factors captioned, "We have agreed to acquire RCN subject to financing and to pay a break-up fee should we be unable to finance the acquisition," "The level of indebtedness we expect to incur could adversely effect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations" and "We have a very substantial overhang of common stock and future sales of our common stock will cause substantial dilution and may negatively affect the market price of our shares;"

  •
  the expected amount of the cost to convert RCN's fertilizer facility has been updated from $740,000,000 to approximately $800,000,000 (excluding interest during construction and potential debt reserve requirements) in the risk factors captioned, "The conversion of RCN's plant and the development of other alternative fuel projects will require several years and very substantial further financing, and may not be successful" and "The level of indebtedness we expect to incur could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations;"

  •
  potential labor disputes resulting from RCN's labor contracts which are due for renewal in August 2006 has been added to the list of factors affecting the success of the acquisition of a fertilizer plant in the risk factor captioned, "Miscalculations in our assessment of operating RCN's nitrogen fertilizer plant may lead to us not having adequately evaluated the operating results and risks associated with the plant and could have a material adverse effect on our business, results of operations and financial condition;"

  •
  with regard to the Company's proposal for shareholder approval for a potential issuance of common stock up to 40,000,000 shares of our common stock (or securities convertible into or exerciseable for common stock) as set forth in its amended preliminary proxy statement filed with the Securities and Exchange Commission on February 3, 2006, the discount for which the Company is seeking shareholder approval has been updated from 15% to 30% and an aggregate gross proceeds in the amount of up to $200,000,000 has been provided in the risk factor captioned, "We have a very substantial overhang of common tock and future sales of our common stock will cause substantial dilution and may negatively affect the market price of our shares;" and

  •
  disclosure of risk factor captioned, "Our preferred stock has a liquidation preference that could reduce or eliminate any proceeds available to our common shareholders upon a sale of our company," has been omitted since the Company no longer has any issued and outstanding Series A preferred stock.

a. Risks Related to Our Liquidity, Financial Condition, and Results of Operations

Our liquidity and capital resources are limited.

Our liquidity and capital resources are limited. At December 31, 2005, as a result of recent equity financing transactions, we had positive working capital (current assets in excess of current liabilities) of $27,470,023, compared to negative working capital (current liabilities in excess of current assets) of $2,689,790 at December 31, 2004. We must raise substantial additional capital, not only to execute our business plan of commercializing and licensing the Rentech Process and acquiring and converting nitrogen fertilizer and other plants, but also to continue our operations after existing funds are exhausted. We believe that our currently available cash, cash flows from operations, funds from the potential sale of assets and other plans, which could include additional debt or equity financing, will be sufficient to meet our cash operating needs through the fiscal year ending September 30, 2006.

We have never operated at a profit. If we do not achieve significant amounts of additional revenues and become profitable, we may be unable to continue our operations.

We have a history of operating losses and have never operated at a profit. From our inception on December 18, 1981 through December 31, 2005, we have incurred losses in the amount of $67,637,096. During the first quarter ended December 31, 2005, we had a net loss of $5,628,460. If we do not achieve significant amounts of additional revenues and operate at a profit in the future, we may be unable to continue our operations at their current level. Ultimately, our ability to remain in business may depend upon earning a profit from commercialization of the Rentech Process. We have not been able to achieve commercial use of the technology as of this time.

Our past operating results may not be indicative of future performance.

Historically, our business focused on the development and licensing of our technology, the business of Petroleum Mud Logging, Inc. and of our discontinued operations. In the future, we expect to acquire RCN and other plants, and operate them while converting them to the Rentech Process. We expect to finance a substantial part of the cost of such acquisitions and conversion with indebtedness and the sale of equity securities. Accordingly, our revenues, operating expenses, interest expense, and depreciation and amortization are all expected to increase materially if we succeed in making such acquisitions and effecting such financings. As a result, we do not expect that historical operating results will be indicative of future performance.

We most likely will have to record higher compensation expense as a result of the implementation of SFAS 123(R).

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. We adopted SFAS No. 123(R) on October 1, 2005, using the modified prospective method for the adoption of its provisions, which results in the recognition of compensation expense for all share-based awards granted after the effective date and the recognition of compensation expense for all previously granted share-based awards that remain unvested at the effective date. This change in accounting is not expected to materially impact our financial position. However, because we previously accounted for share-based payments to employees using the intrinsic value method, our results of operations have not included the recognition of compensation expense for the issuance of stock option awards. As a result of adopting SFAS 123(R), we recognized $2,549,578 of compensation expense for the three months ended December 31, 2005. We believe that compensation expense recorded in future periods due to the implementation of SFAS No. 123(R) may be significantly higher than the amounts that would have been recorded in prior years.

b. Risks Related to the Rentech Process

Our receipt of revenues from other businesses for plants our potential licensees might develop will depend on availability of capital and substantial efforts by them. The licensees could choose not to construct a Fischer-Tropsch plant based on the Rentech Process or to pursue alternative Fischer-Tropsch technologies.

We have marketed licenses for use of the Rentech Process, but have no active licensees at this time other than the Master License Agreement we entered into with DKRW-AF and Site License Agreement with MBF&P in January 2006. Under the license agreements we offer, a licensee would be responsible for obtaining sources of feedstock, conducting feasibility studies, recruiting personnel who are skilled in operating process plants, obtaining governmental approvals and permits, obtaining sufficient financing on favorable terms for the large capital expenditures required; possibly constructing infrastructure if not otherwise available at the plant site; designing, constructing and operating the plant; and marketing the products. The ability of any licensee to accomplish these requirements, and the efforts, resources and timing schedules to be applied by a licensee, will be controlled by the licensee. Whether licensees are willing to expend the resources necessary to construct Fischer-Tropsch plants will depend on a variety of factors outside our control, including the prevailing price outlook for crude oil, natural gas, coal, and refined products. In addition, our license agreements may generally be terminated by the licensee, with or without cause. Furthermore, our potential licensees may not be restricted from pursuing alternative Fischer-Tropsch technologies on their own or in collaboration with others, including our competitors, for projects other than the ones we might license in the future.

The capital costs of coal supplies, natural gas fields, or other sources of feedstock that would use the Rentech Process require more capital than is available to many of our potential licensees. These limitations have slowed and will continue to delay the use of our technology and significant delays may occur before we realize substantial revenues, if any, from licensing Fischer-Tropsch plants that use our Rentech Process. If our licensees do not proceed with commercial plants using the Rentech Process or do not successfully operate their plants, we will not significantly benefit from the licensing of our Fischer-Tropsch technology. To date, no licensee of the Rentech Process has proceeded to construct and operate a plant for which royalties on production would be due. If we do not receive payments under our license agreements, our anticipated revenues will be diminished. This would harm our results of operations and financial condition.

We and our licensees may be unable to successfully implement use of the Rentech Process at commercial scale Fischer-Tropsch plants.

A variety of results necessary for successful operation of the Rentech Process could fail to occur at a commercial plant. Results that could cause commercial scale Fischer-Tropsch plants to be unsuccessful include:

    •
    reaction activity different than that demonstrated in laboratory and pilot plant operations, which could increase the amount of catalyst or number of reactors required to convert synthesis gas into liquid hydrocarbons and increase capital and operating costs;

    •
    shorter than anticipated catalyst life, which would require more frequent catalyst regeneration, catalyst purchases, or both, and increase operating costs;

    •
    insufficient catalyst separation from the crude wax product stream could impair the operation of the product upgrading unit;

    •
    product upgrading catalyst sensitivities to impurities in the crude FT products could impair the efficiency and economics of the product upgrade unit and require design revisions; and

    •
    higher than anticipated capital and operating costs to design, construct or reconfigure and operate a Fischer-Tropsch plant.

In addition, our plants or those of our licensees could experience mechanical difficulties related or unrelated to elements of the Rentech Process. Our inability to construct and operate a commercial scale, Fischer-Tropsch plant based on the Rentech Process could materially and adversely affect our business, results of operation and financial condition.

The economic success of gas-fed Fischer-Tropsch plants using our technology may depend on the availability of natural gas at economic prices, and alternative uses of natural gas could cause the price of natural gas to increase.

Construction and operation of Fischer-Tropsch plants by us and our licensees for the use of natural gas with our technology will depend on the availability of natural gas at economic prices. The market for natural gas is highly competitive in many areas of the world and, in many circumstances the sale of natural gas for use as a feedstock in a Fischer-Tropsch plant may not be the highest value market for the owner of the natural gas, especially within the United States. Cryogenic conversion of natural gas to liquefied natural gas may compete with our Fischer-Tropsch plants for use of natural gas as feedstocks in many locations. Local commercial, residential and industrial consumer markets, electric power generation, nitrogen, methanol and petrochemicals are also alternative markets for natural gas. Unlike many of our licensees, many of our competitors produce or have access to large volumes of natural gas, which may be used in connection with their Fischer-Tropsch operations. The availability of natural gas at economic prices for use as a feedstock for Fischer-Tropsch plants may also depend on the production costs for the gas and whether natural gas pipelines are located in the areas where these plants are located. New pipelines may be built or existing pipelines may be expanded into areas where Fischer-Tropsch plants using our technology are built, and this may affect the operating margins of these plants as other markets compete for available natural gas. If we or our licensees are unable to obtain natural gas at economical prices, plants that would use our technology may not be constructed and natural gas fed plants using our technology may not operate profitably. This would mean we may not receive revenues from use of our technology that we expect. That would materially and adversely affect our business, results of operations and financial condition.

Plants that would use the Rentech Process rely upon complex gas process systems. This creates risks of fire and explosions, which could cause severe damage and injuries, create liabilities for us, and materially and adversely affect our business.

Plants that use our Fischer-Tropsch technology process carbon-bearing materials, including natural gas, into synthesis gas. Some plants will require the use of oxygen-producing systems to convert the feedstock into synthesis gas. These gases, especially oxygen, are highly flammable and explosive. Severe personal injuries and material property damage may result. If such accidents did occur, our licensees and we could have substantial liabilities and costs. We are not currently insured for these risks, but intend to seek such coverage as may be available and we believe appropriate in the future. Furthermore, accidents of this type would likely adversely affect operation of existing as well as proposed plants by increasing costs for safety features.

We could have potential indemnification liabilities to licensees relating to the operation of Fischer-Tropsch plants based on the Rentech Process and to intellectual property disputes.

We anticipate that our license agreements will require us to indemnify the licensee against specified losses relating to, among other things:

  •
  use of patent rights and technical information relating to the Rentech Process; and

  •
  acts or omissions by us in connection with our preparation of preliminary design packages for the licensee's plant.

We may also provide our licensees with performance guarantees of the Rentech Process or some of its components. Our indemnification obligations could result in substantial expenses and liabilities to us if intellectual property rights claims were to be made against us or our licensees, or if Fischer-Tropsch plants based on the Rentech Process were to fail to operate according to the preliminary plans.

Under the Site License Agreement we entered into with MBF&P on January 12, 2006, subject to an applicable limit on liability, we have agreed to indemnify MBF&P and certain of its related parties for certain losses resulting from claims based on infringement or misappropriation of third party intellectual property rights by or as a result of the use of inventions claimed in our patents or the use of any our know-how. Pursuant to the agreement, we have also agreed to indemnify MBF&P and such related parties from certain losses caused by any personal injury or property damage caused by us or any of our personnel or failure by us to comply with any applicable laws.

Industry rejection of our Fischer-Tropsch technology would adversely affect our ability to receive future license fees.

As is typical in the case of new and/or rapidly evolving technologies, demand and industry acceptance of the Rentech Process is highly uncertain. Historically, most applications of FT processes have not economically produced FT fuels in comparison with the price of alternative fuel sources. Although we believe that increasing worldwide demand for environmentally clean fuels and other products of Fischer-Tropsch technology, the ability of our Rentech Process to use a wide variety of readily available feedstocks, and the steeply increased price of oil and gas, creates an opportunity to develop economic applications of our Rentech Process, we have not yet proven its economic feasibility. Failure by the industry to accept the Rentech Process, whether due to unsuccessful use, uneconomic results, the novelty of our technology, the lower price of alternatively sourced fuels, or for other reasons, or if acceptance develops more slowly than expected, would materially and adversely affect our business, operating results and financial condition.

If a high profile industry participant were to adopt the Rentech Process and fail to achieve success, or if any commercial FT plant based on the Rentech Process were to fail to achieve success, other industry participants' perception of the Rentech Process could be adversely affected. That could adversely affect our ability to obtain future license fees and generate other revenue. In addition, some oil companies may be motivated to seek to prevent industry acceptance of FT technology such as the Rentech Process based on their belief that widespread adoption of FT technology might negatively impact their competitive position.

If our competitors introduce new technology, new legislation or regulations are adopted, or new industry standards emerge, our technologies and products could become obsolete and unmarketable.

The markets for our services and products are characterized by rapidly changing competition, new legislation and regulations, and evolving industry standards. If we do not anticipate these changes and successfully develop and introduce improvements on a timely basis, we could lose some or all of our customers. That would eliminate or reduce our revenues from our lines of business that are affected.

Our success depends on the successful and timely completion of our product development unit ("PDU").

Our success in designing, constructing and developing a PDU on a timely basis is essential to our successful deployment of the Rentech FT technology as well as fulfilling our contractual obligations to DKRW Advanced Fuels LLC. We must also obtain governmental approvals and permits as well as procure equipment and materials on a timely basis and a delay or failure in securing such governmental approvals, equipment and/or materials procurement may cause significant harm to the Company. A variety of results necessary for successful operation of our Rentech Process could fail to occur. In addition, our PDU could experience mechanical difficulties related or unrelated to the Rentech Process. If we are not able to successfully develop a PDU utilizing the Rentech Process, we may not be able to obtain any further licensing agreements with third parties and this may cause a delay in our development of projects utilizing our Rentech Process.

Our success depends on the performance of our executive management team, project development team and technology group. The loss of key individuals within these groups would disrupt our business operations.

Our success in implementing our business plan is substantially dependent upon the contributions of our executive management team, project development team and technology group. We do not have key man life insurance for any of our executive officers or key employees. Economic success of the Rentech Process depends upon several factors, including design of the synthesis gas reactors for the plants and startup to achieve optimal plant operations, which are highly reliant on the knowledge, skills, and relationships unique to our key personnel. Moreover, to successfully compete, we will be required to engage in continuous research and development regarding processes, products, markets and costs. Unexpected loss of the services of key employees could have a material adverse effect on our business, operating results and financial condition.

Our success depends in part on our ability to protect our intellectual property rights, which involves complexities and uncertainties.

We rely on a combination of patents, copyrights, trademarks, trade secrets and contractual restrictions to protect our proprietary rights. Our revenues depend largely upon our ability to maintain control of rights to exploit our intellectual property. Our patents provide us the exclusive right (subject to licenses we have granted to others) to exploit our Fischer-Tropsch process. Our existing patents might be infringed upon, invalidated or circumvented by others. The availability of patents in foreign markets, and the nature of any protection against competition that may be afforded by those patents, is often difficult to predict and varies significantly from country to country. We or our licensees may choose not to seek, or may be unable to obtain, patent protection in a country that could potentially be an important market for our Fischer-Tropsch technology. The confidentiality agreements that are designed to protect our trade secrets could be breached, and we might not have adequate remedies for the breach. Additionally, our trade secrets and proprietary know-how might otherwise become known or be independently discovered by others.

We may not become aware of patents or rights of others that may have applicability in our Fischer-Tropsch technology until after we have made a substantial investment in the development and commercialization of our technologies. Third parties may claim that we have infringed upon past, present or future Fischer-Tropsch technologies. Legal actions could be brought against us, our co-venturers or our licensees claiming damages and seeking an injunction that would prevent us, our co-venturers or our licensees from testing, marketing or commercializing the affected technologies. If an infringement action were successful, in addition to potential liability for damages, our joint venturers or our licensees, and we could be required to obtain a license from a third party in order to continue to test, market or commercialize our affected technologies. Any required license might not be made available or, if available, might not be available on acceptable terms, and we could be prevented entirely from testing, marketing or commercializing the affected technology. We may have to expend substantial resources in litigation, either in enforcing our patents, defending against the infringement claims of others, or both. If we are unable to successfully maintain our technology, including the Rentech Process, against claims by others, our competitive position would be harmed and our revenues could be substantially reduced, and our business, operating results and financial condition could be materially and adversely affected.

The Rentech Process may not compete successfully against Fischer-Tropsch technology developed by our competitors, many of whom have significantly more resources.

The development of Fischer-Tropsch technology for the production of liquid hydrocarbon products like ours is highly competitive. The Rentech Process is based on Fischer-Tropsch processes that have been known for almost 80 years and used in synthetic fuel projects for almost 50 years. Several major integrated oil companies, as well as several smaller companies, have developed or are developing competing technologies that they may offer to license to our potential customers. Each of these companies, especially the major oil companies, have significantly more financial and other resources than we do to spend on developing, promoting, marketing and using their Fischer-Tropsch technology. The United States Department of Energy has also sponsored a number of research programs in Fischer-Tropsch technology. Advances by others in their Fischer Tropsch technology might lower the cost of processes that compete with the Rentech Process. As our competitors continue to develop Fischer-Tropsch technologies, some part or all of our current technology could become obsolete. Our ability to create and maintain technological advantages is critical to our future success. As new technologies develop, we may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial cost. We may not be able to successfully develop or expend the financial resources necessary to acquire new technology.

Our processes (including the Rentech Process) incorporate technologies and processes developed by third parties the failure of which could harm our prospects for success.

We incorporate processes and technologies developed by third parties into the processes used in our business, including the Rentech Process. Although we believe the incorporated processes and technologies are reliable, in some cases we have limited or no control over ensuring that such processes and technologies perform as expected. If one or more of them were to fail, the failure could cause our processes to fall short of providing the results that we or our licensees desire and materially and adversely effect our results of operation.

If we have foreign operations, and our business there would be subject to various risks due to unstable conditions.

We expect that the use of our Rentech Process may occur in foreign countries. The additional risks of foreign operations include rapid changes in political and economic climates; changes in foreign and domestic taxation; lack of stable systems of law in some countries; susceptibility to loss of protection of patent rights and other intellectual property rights; expatriation laws adversely affecting removal of funds; fluctuations of currency exchange rates; nationalization of property; civil disturbances; and war and other disruptions affecting operations. International operations and investments may also be negatively affected by laws and policies of the United States affecting foreign trade, investment and taxation. If any one or more of these events occurs, our revenues from overseas customers could be severely reduced or ended.

c. Risks Related to Possible Inability to Complete Acquisitions and the Financing Required for the Acquisitions and Subsequent Operations

We have agreed to acquire RCN subject to financing and to pay a break-up fee should we be unable to finance the acquisition.

We have agreed to acquire RCN, subject to financing, shareholder approval, and other conditions. The price is $50,000,000 plus an amount equal to RCN's net working capital at closing. We intend to raise the funds required to complete the acquisition through borrowing and sales of our securities. We currently have commitments for $35,000,000 of such financing, but no commitments for anything over $35,000,000. Should we fail to obtain financing, and should the acquisition fail for that reason or for lack of shareholder approval, our agreement requires that we pay RCN's parent a break-up fee of $2,500,000. Costs related to the transaction, such as legal and accounting, must be paid even if the transaction is not completed. If the acquisition and the funding have not closed by April 1, 2006, the Commitment Letter and its commitments therein terminate unless otherwise extended by both parties. We also intend to raise the purchase price and net working capital for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained.

We are pursing other alternative fuels projects, including one at Natchez, Mississippi, that will involve substantial expense and risk.

We are pursing opportunities to acquire or develop alternative fuels projects, including additional nitrogen fertilizer plants that we would intend to convert to the Rentech Process, and a proposal to acquire land and develop an FT plant in Natchez, Mississippi. We are also considering other alternative fuels projects. We do not have the financing for any of these acquisitions, conversions, developments or operations. Moreover, the pursuit of such opportunities requires that we incur material expenses, including for financial, legal and other advisors, whether or not our efforts are successful.

RCN's operations have not been profitable and require substantial working capital financing.

RCN has sustained cumulative losses and has had cumulative negative cash flows from operations in its two fiscal years ended December 31, 2003, and for the nine months ended September 30, 2005. For the fiscal year ended December 31, 2004, RCN operated at a profit and provided positive cash flows from operations. The losses are the result, among other things, of very difficult market conditions in its industry, and of rapidly rising costs of the commodities and energy required to produce nitrogen fertilizers. Moreover, RCN's business is extremely seasonal, with the result that working capital requirements in its off season are substantial. We intend to seek working capital financing in order to be able to finance the acquisition of RCN and a portion of its working capital. We have no commitments for any such financing at this time.

The conversion of RCN's plant and the development of other alternative fuel projects will require several years and very substantial further financing, and may not be successful.

The engineering, design, procurement of materials, and construction necessary to convert RCN's nitrogen fertilizer plant to coal gasification as a feedstock and the Rentech Process is estimated to take three and a half years and to cost approximately $800,000,000 (excluding interest during construction and potential debt reserve requirements). Acquisition and development of other alternative fuels projects could involve comparable or greater time commitments and costs. Moreover, we have never undertaken any such projects, and the duration, cost, and eventual success of our efforts are all uncertain.

If we do not receive funds from additional financing or other sources of working capital for our business activities and future transactions, we will not be able to execute our business plan.

We need additional financing to maintain our operations, and substantially increased financing, revenues and cash flow to accomplish our goal of acquiring, converting or building process plants. We will continue to expend substantial funds to research and develop our technologies, to market licenses of the Rentech Process, and to acquire, convert or develop process plants. We intend to finance our acquisition, conversion and development of plants primarily through non-recourse debt financing at the project level. Additionally, we expect to obtain additional funds through joint ventures or other collaborative arrangements, and through debt and equity financing in the capital markets.

Financing for our projects may not be available when needed or on terms acceptable or favorable to us. In addition, we expect that definitive agreements with equity and debt participants in our capital projects will include conditions to funding, many of which could be outside our control. If we cannot obtain sufficient funds, we may be required to reduce, delay or eliminate expenditures for our business activities (including efforts to acquire, convert or develop process plants) or research and development; or to seek to enter into a business combination transaction with, or sell some or all of our assets to others.

The level of indebtedness we expect to incur could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations.

As of December 31, 2005, our total indebtedness was $3,733,458. Costs to effect the conversion of RCN are estimated to be approximately $800,000,000 (excluding interest during construction and potential debt reserve requirements) which will require substantial further borrowing. We intend to raise the purchase price and net working capital requirements for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained. If we undertake additional projects, comparable or greater commitments of capital and related levels of indebtedness may be required.

Substantial debt could have important consequences, including:

  •
  making it more difficult for us to make payments on our debt;

  •
  requiring us to grant liens on our assets and operate our business in accordance with potentially restrictive debt covenants;

  •
  increasing our vulnerability to general economic and industry conditions;

  •
  requiring a substantial portion of our cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

  •
  limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

  •
  limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who have less debt.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

The issuance of shares of our common stock could result in the loss of our ability to use our net operating losses.

As of December 31, 2005, we had approximately $48,000,000 of tax net operating loss carryforwards. Realization of any benefit from our tax net operating losses is dependent on: (1) our ability to generate future taxable income and (2) the absence of certain future "ownership changes" of our common stock. An "ownership change," as defined in the applicable federal income tax rules, would place significant limitations, on an annual basis, on the use of such net operating losses to offset any future taxable income we may generate. Such limitations, in conjunction with the net operating loss expiration provisions, could effectively eliminate our ability to use a substantial portion of our net operating losses to offset any future taxable income. The issuance of shares of our common stock could cause an "ownership change." Such transactions include the issuance of shares of common stock upon future conversion or exercise of outstanding options, warrants and convertible preferred stock. In addition, we contemplate that we would need to issue a substantial amount of additional shares of our common stock (or securities convertible into or exercisable or exchangeable for common stock) in connection with our proposed plans to finance the commercialization of the Rentech Process and the implementation of our business plan.

d. Risks Related to Our Operations after Acquisitions

Miscalculations in our assessment of operating RCN's nitrogen fertilizer plant may lead to us not having adequately evaluated the operating results and risks associated with the plant and could have a material adverse effect on our business, results of operations and financial condition.

We have never owned, converted, or operated a fertilizer plant. The success of our acquisition of the plant requires an assessment of:

  •
  available supplies of low-cost coal and other feedstock;

  •
  operating costs;

  •
  potential environmental liabilities, including hazardous waste contamination;

  •
  permits and other governmental authorizations required for our operations;

  •
  potential labor disputes resulting from RCN's labor contracts which are due for renewal in August 2006; and

  •
  potential work stoppages and other labor relations matters.

The results of our assessments of operating the plant are necessarily inexact and their accuracy is inherently uncertain. These assessments may not have revealed all existing or potential problems, nor have they necessarily permitted us to become sufficiently familiar with the plant to fully assess its merits and deficiencies. The acquisition of the plant poses numerous additional risks to our operations and financial results, including incurring substantial liabilities and lower revenues than we expected. These risks include:

  •
  unanticipated costs for the natural gas initially used and the subsequent coal feedstock;

  •
  problems integrating the purchased operations, personnel or technologies;

  •
  delayed or defective engineering plans for the reconfiguration;

  •
  overruns in construction costs;

  •
  diversion of resources and management attention from our other efforts;

  •
  entry into markets in which we have limited or no experience;

  •
  potential governmental limitations on application of nitrogen fertilizers due to concerns they pollute ground water; and

  •
  potential loss of key employees, particularly those of the acquired organization.

Construction of Fischer-Tropsch plants incorporating the Rentech Process, including conversion of the East Dubuque plant to use coal and our Rentech Process, will be subject to risks of delay and cost overruns.

The construction of Fischer-Tropsch plants incorporating the Rentech Process, and our conversion of an existing plant to use coal and our Rentech Process, will be subject to risks of delay or cost overruns resulting from numerous factors, including the following:

  •
  obtaining sufficient financing;

  •
  timely issuance of additional permits, licenses and approvals by governmental agencies and third parties;

  •
  inadequate engineering plans or delays, including those relating to the commissioning of newly designed equipment;

  •
  unanticipated changes in the coal supply and market demand for our products;

  •
  shortages of equipment, materials or skilled labor;

  •
  labor disputes;

  •
  environmental conditions and requirements;

  •
  unforeseen events, such as explosions, fires and product spills;

  •
  increased costs or delays in manufacturing and delivering critical equipment;

  •
  resistance in the local community; and

  •
  local and general economic conditions.

If the conversion of an existing plant to the use of coal and our Rentech Process is delayed beyond the time we estimate, the actual cost of completion may increase beyond the amounts estimated in our capital budget. A delay would also cause a delay in the receipt of revenues projected from operation of the converted plant, which may cause our business, results of operation and financial condition to be substantially harmed.

The market for natural gas has been volatile. If prices for natural gas increase significantly, we may not be able to economically operate the plant during the conversion phase while we continue to use natural gas as the feedstock.

If we succeed in acquiring RCN, we plan to continue to operate its plant with natural gas as the feedstock until we complete the conversion of the plant to use coal to produce the required synthesis gas. That would expose us to market risk due to increases in natural gas prices. We expect to purchase natural gas for use in a plant on the spot market. We expect to also use short-term, fixed supply, fixed price purchase contracts to lock in pricing for a portion of our natural gas requirements through the winter months when gas prices are usually the most volatile. These may not protect us from increases in the cost of our feedstock. An increase in the price of coal, after the conversion is completed, or in other commodities that we may use as feedstock at other plants we might acquire in the future could also adversely affect our operating results. The prices of coal, natural gas or other commodities that we might use as feedstock are subject to wide fluctuations due to a variety of factors that are beyond our control. Higher than anticipated costs for the catalyst and other materials used in these plants could also adversely affect operating results. If we have those increased costs, they could materially and adversely affect our business, results of operations and financial condition.

Lower prices for nitrogen fertilizers or downturns in market demands could reduce the revenues and profitability of the nitrogen fertilizer business.

Nitrogen fertilizer is a global commodity that experiences often unpredictable fluctuations in demand and an increasing supply on the world-wide market, and we believe we may face intense price competition from other domestic and foreign sources. In the recent past, nitrogen fertilizer prices have been volatile, often experiencing price changes from one growing season to the next. A downturn in nitrogen prices could have a depressing effect on the prices of most of the fertilizer products that we would sell after we acquire a plant, and might materially and adversely affect our ability to economically convert the nitrogen fertilizer plant to use coal and produce liquid hydrocarbon products using the Rentech Process. If we are able to acquire a plant, and the price of the fertilizer product we would sell decreases or we do not successfully convert the plant to the use of coal feedstock and successfully add our Rentech Process and begin producing liquid hydrocarbon products, our business, results of operation and financial condition could be materially and adversely affected.

Weather conditions may materially impact the demand for RCN products.

Weather conditions can have a significant impact on the farming economy and, consequently, on our prospective operating results. Weather conditions affect demand for the fertilizer products sold by RCN, and thus can affect the volumes it can sell and the prices that it receives. For example, adverse weather such as flood, drought or frost can cause a delay in, or even the cancellation of, planting, reducing the demand for fertilizer. Adverse weather conditions can also impact the financial position of the farmers who will buy from Royster-Clark Resources LLC (which will be our exclusive distributor) including to those which Royster-Clark Resources LLC extends credit. This, in turn, may adversely affect the ability of those farmers to meet their obligations in a timely manner, or at all. Accordingly, the weather can have a material effect on our prospective business, financial condition, results of operations and liquidity.

RCN's customers' businesses are subject to seasonality which may affect its revenues, carrying costs and collection of its receivables.

RCN's customers' businesses are seasonal, based upon the planting, growing and harvesting cycles. Most of RCN's annual sales have occurred between March and July of each year due to the condensed nature of the planting season. Since interim period operating results reflect the seasonal nature of our business, they are not indicative of results expected for the full fiscal year. In addition, quarterly results can vary significantly from one year to the next due primarily to weather-related shifts in planting schedules and purchase patterns. RCN incurs substantial expenditures for fixed costs throughout the year and substantial expenditures for inventory in advance of the spring planting season. Seasonality also relates to the limited windows of opportunity that RCN's customers have to complete required tasks at each stage of crop cultivation. Should events such as adverse weather or transportation interruptions occur during these seasonal windows, RCN would face the possibility of reduced revenue without the opportunity to recover until the following season. In addition, because of the seasonality of agriculture, RCN faces the risk of significant inventory carrying costs should its customers' activities be curtailed during their normal seasons. The seasonality can negatively impact accounts receivable collections and bad debt.

RCN's operations are subject to risks and hazards that may result in monetary losses and liabilities.

RCN's business is generally subject to a number of risks and hazards. In addition to, for instance, pollution and other environmental risks, unusual weather and changes in the regulatory environment, RCN bears risks inherent in the nitrogen industry, and, ultimately, the alternative fuels industry, such as explosions, fires and chemical spills and releases. We are not currently insured for these risks, but intend to seek such coverage as may be available and we believe appropriate in the future. Insurance may not be available to us at reasonable rates in the future. Any significant interruption in our operations could adversely affect us.

United States government regulations and agricultural policy affect the demand for RCN products; United States federal deficits, international trade negotiations, political changes, environmental pressures and other factors could affect the government policies and programs that currently shape our industry.

Existing and future government laws, regulations and policies may greatly influence how RCN operates its business, its business strategy and, ultimately, our financial viability. For instance, existing and future regulations may impact the amounts and locations of fertilizer application. The United States Federal Clean Water Act and the equivalent state and local water pollution control laws are designed to protect water quality. The application of fertilizer has been identified as a significant source of water pollution and is currently regulated, and may be more closely regulated in the future. This regulation may lead to decreases in the quantity of fertilizer applied to crops. The application of fertilizer can also result in the emissions of nitrogen compounds and particulate matter to the air. Compliance with future requirements to limit these emissions under the United States Federal Clean Air Act and state equivalents may also affect the quantity of fertilizer used by our customers. Further, United States governmental policies may directly or indirectly influence factors affecting RCN's business, such as the number of acres planted, the mix of crops planted, crop prices, the level of grain inventories and the amounts of and locations where fertilizer may be applied. Changes in government programs that provide financial support to farmers could affect demand for RCN's products. The market for our products could also be affected by challenges brought under the United States Federal Endangered Species Act and changes in regulatory policies affecting biotechnologically developed seed. We cannot predict the future government policy and regulatory framework affecting our business.

We could be subject to claims and liabilities under environmental, health and safety laws and regulations arising from the production and distribution of nitrogen fertilizers and alternative fuel products at our facilities.

The production and distribution of nitrogen fertilizers at the East Dubuque facility, and alternative fuel products at that and any other alternative fuel facilities we may operate in the future, are subject to compliance with United States federal, state and local environmental, health and safety laws and regulations. These regulations govern operations and use, storage, handling, discharge and disposal of a variety of substances. For instance, under CERCLA, we could be held jointly and severally responsible for the removal and remediation of any hazardous substance contamination at our facilities, at neighboring properties (where migration from our facilities occurred) and at third party waste disposal sites. We could also be held liable for any consequences arising out of human exposure to these substances or other environmental damage. We may incur substantial costs to comply with these environmental, health and safety law requirements. We may also incur substantial costs for liabilities arising from past releases of, or exposure to, hazardous substances. In addition, we may discover currently unknown environmental problems or conditions. The discovery of currently unknown environmental problems or conditions, changes in environmental, health and safety laws and regulations or other unanticipated events could give rise to claims that may involve material expenditures or liabilities for us.

Acts of terrorism and continued conflict and instability in the Middle East could affect both the supply and price of various fertilizer materials that we sell.

Nitrogen-based agricultural materials such as ammonia, ammonium nitrate and urea have the potential for misuse by domestic or international terrorists, and the facilities where these materials are produced or stored and the transportation network through which they are distributed could be targeted. In addition, various crop protection products are hazardous and could be used in terrorist acts such as water supply contamination. RCN's facilities could be targeted or materials distributed by it misused. Should such events occur, our business could be adversely affected and the limits of our insurance policies could be exceeded such that our ability to meet our financial obligations would be impaired. Further, instability in oil producing regions of the world could have the effect of driving up energy prices which could, in turn, affect natural gas prices and the economics of nitrogen-based fertilizers. Mechanized farming as currently practiced by our customers is energy intensive and sharp increases in fuel prices could limit their funds available for other inputs and thus adversely affect the demand for the products that we sell.

The nitrogen fertilizer industry is very competitive and the actions of our competitors could materially affect the results of operations and financial position of the Company

RCN operates in a highly competitive industry, particularly with respect to price and service. Its principal competitors in the distribution of crop production inputs include agricultural co-operatives (which have the largest market share in many of the locations that it serves), national fertilizer producers, major grain companies and independent distributors and brokers. Some of these competitors have greater financial, marketing and research and development resources than we do, or better name recognition, and can better withstand adverse economic or market conditions. In addition, as a result of increased pricing pressures caused by competition, RCN may in the future experience reductions in the profit margins on sales, or may be unable to pass future material price increases on to customers.

If we acquire RCN, we would need to rely on Royster-Clark as exclusive distributor of the nitrogen fertilizer products we would produce at the East Dubuque facility.

Upon consummation of our pending acquisition of RCN, we will not have any sales force or any previous experience in the production and distribution of the nitrogen fertilizer products that are produced at the

East Dubuque facility. As a result, we would need to rely on Royster-Clark as exclusive distributor of such products. Under the Stock Purchase Agreement governing the acquisition of RCN, Royster-Clark Resources LLC ("RCR"), a subsidiary of Royster-Clark, and we are obligated to enter into a Distribution Agreement at the closing, which will provide that RCR will be required to use its commercially reasonable efforts to promote the sale of and to purchase from us nitrogen fertilizer products manufactured at the East Dubuque facility, and to negotiate in good faith with us from time to time regarding the purchase and sale of the products. However, to the extent RCR and we are not able to reach an agreement with respect to the purchase and sale of products, we cannot assure you that we would be able to find other buyers for them. Our inability to sell the nitrogen fertilizer products produced at the East Dubuque facility could result in significant losses and materially and adversely affect our business.

If we acquire RCN, we will need to incur significant costs and other resources to modify RCN's financial reporting systems and to integrate it with our financial reporting systems.

RCN's current financial reporting systems are insufficient to meet our specific future needs and would need to be replaced as soon as practicable following the closing of our pending acquisition of the company. In addition, following the completion of the update, we intend to integrate RCN's financial reporting systems into our financial reporting systems. Until the integration has been completed, the operation of the two separate financial reporting systems could result in additional costs and difficulties that would not exist if one system were in place. In addition, while we have based our estimates of the costs and time it will take to complete the update and integration of such systems on our best estimates to date, we could encounter difficulties in the replacement or integration processes and incur significant costs and expend important resources in excess of our estimates.

We may not be able to successfully manage our growing business.

If we are successful in our plans to commercialize the Rentech Process by acquiring and developing alternative fuel facilities, we would experience a period of rapid growth that could place significant additional demands on, and require us to expand, our management resources and information systems. The management of our growth will require, among other things, continued development of our internal controls and information systems and the ability to attract and retain qualified personnel. Our failure to manage any such rapid growth effectively could have a material adverse effect on us and our operating results.

The market for PML's services may not continue at the current level.

More companies may enter our business and offer well logging services to the oil and gas industry. Our present competitors may expand and improve their equipment and provide more well logging services. The number of new natural gas wells that are drilled may decline if the supply of natural gas increases or if market demand for natural gas lessens. If these events occurred, the demand for PML's services would decline and our total revenues could be significantly reduced.

Revenues provided by our mud logging business segment represented approximately 98% and 82% of our total revenues from continuing operations during the three months ended December, 2005 and 2004, respectively. PML's revenues from some customers may constitute a significant portion of its revenues. For the three months ended December 31, 2005 and 2004, one customer of PML, Anadarko Petroleum, accounted for 10% and 14% of our total revenues from continuing operations, respectively, while another customer, Chesapeake Energy Corporation, accounted for 10% and 12% of our total revenues from continuing operations, respectively, and another customer, XTO Energy, Inc., accounted for 18% and 8% of our total revenues from continuing operations, respectively.

Loss of PML's largest customers would materially reduce our total revenues.

PML has provided material portions of our total revenues. We have experienced a growing demand for our oil and gas field services. If we lose a significant customer, we anticipate that demand from other customers would use most of our capabilities.

e. Risks Related to the Market for Rentech Common Stock

We have a very substantial overhang of common stock and future sales of our common stock will cause substantial dilution and may negatively affect the market price of our shares.

As of December 31, 2005, there were 117,360,985 shares of our common stock outstanding. As of that date, we also had an aggregate of 18,511,607 shares of common stock that may be issued upon exercise or conversion of outstanding convertible notes, options and warrants. We also have a commitment from investors to purchase $35,000,000 of debentures initially convertible into 10,000,000 shares of common stock and warrants to purchase 3,500,000 shares of common stock. We also intend to raise the purchase price and net working capital for RCN through a combination of debentures, cash on hand, additional equity issuance(s), and a working capital facility that has not yet been obtained. In addition, we have a shelf registration statement covering approximately $44,000,000 in shares of our common stock for issuance in future financing transactions. We have filed a preliminary proxy statement with the SEC requesting shareholder approval for a potential issuance of common stock of up to 40,000,000 shares of our common stock (or securities convertible into or exerciseable for common stock) for up to an aggregate of $200,000,000 in gross proceeds, at a discount of up to 30% from the market price at the time of issuance and sale. We expect the sale of common stock and common stock equivalents in material amounts will be necessary to finance our acquisition of RCN, progress our business plan and facilitate our licensing business. Certain holders of our securities have, and certain future holders are expected to be granted, rights to participate in or to require us to file registration statements with the SEC for resale of common stock.

We cannot predict the effect, if any, that future sales of shares of our common stock into the market, or the availability of shares of common stock for future sale, will have on the market price of our common stock. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options and warrants or conversion of convertible notes or debentures and shares of Series A preferred stock), or the perception that such sales could occur, may materially and adversely affect prevailing market prices for our common stock.

Protection provisions in our Amended and Restated Articles of Incorporation may deter a third party from seeking to acquire control of us, which may reduce the market price of our stock.

Our Amended and Restated Articles of Incorporation include provisions that may make it more difficult for a third party to acquire control of our Company. These provisions include grouping of the board of directors into three classes with staggered terms; a requirement that directors may be removed without cause only with the approval of the holders of 66 2/3% of the outstanding voting power of our capital stock; and a requirement that the holders of not less than 66 2/3% of the voting power of our outstanding capital stock approve certain business combinations of the Company with any holder of more than 10% of the voting power or an affiliate of any such holder unless the transaction is either approved by at least a majority of the uninterested and unaffiliated members of the board of directors or unless certain minimum price and procedural requirements are met. We also have a shareholder rights plan that authorizes issuance to existing shareholders of substantial numbers of preferred share rights or shares of common stock in the event a third party seeks to acquire control of a substantial block of our common stock. These provisions could deter a third party from tendering for the purchase of some or all of our stock and could have the effect of entrenching management and reducing the market price of our common stock.

The market price of Rentech common stock may decline as a result of the transactions.

The market price of Rentech stock may decline for a number of reasons, including if:

  •
  the conversion of the RCN or other process plants is not completed in a timely and efficient manner;

  •
  the acquisition of the RCN or other process plants does not yield the expected benefits to our revenues as rapidly or to the extent that may be anticipated by financial or industry analysts, stockholders or other investors;

  •
  the effect of the acquisition of the RCN or other process plants on Rentech's financial statements is not consistent with the expectations of the financial or industry analysts, stockholders or other investors;

  •
  significant shareholders of Rentech decide to dispose of their shares of common stock because of any such transactions; or

  •
  any of the other risks referred to in this section materialize.

RENTECH, INC.

ITEM 5. OTHER INFORMATION

AMENDMENT

This amendment (this "Amendment") to the Stock Purchase Agreement, dated as of November 5, 2005, by and between Rentech Development Corporation and Royster-Clark, Inc. (the "SPA") is made on February 8, 2006.

In accordance with Section 9.1(a) of the SPA, effective as of January 3, 2006, clause (b) of Section 5.16 of the SPA is hereby amended by replacing the phrase "within sixty (60) says after the date hereof" with the phrase "on or prior to March 15, 2006".

* * *

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ROYSTER-CLARK, INC.
By:	/s/ G. KENNETH MOSHENEK Name: G. Kenneth Moshenek Title: President
RENTECH DEVELOPMENT CORPORATION
By:	/s/ RICHARD O. SHEPPARD Name: Richard O. Sheppard Title: President

ITEM 6. EXHIBITS.

Exhibit Index

3(i)	Amended and Restated Articles of Incorporation dated April 29, 2005 (incorporated by reference to Exhibit 3(i) to Quarterly Report on Form 10-Q filed May 9, 2005).
3(ii)	Bylaws dated November 30, 2004 (incorporated by reference to Exhibit 3(ii) to Annual Report on Form 10-K filed December 9, 2004).
10.1	Term sheet for Dennis L. Yakobson retirement benefits (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed October 6, 2005).
10.2	Term sheet for Ronald C. Butz retirement benefits (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed October 6, 2005).
10.3
Stock Purchase Agreement dated November 5, 2005, by and between Rentech Development Corporation and Royster-Clark Nitrogen, Inc. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed November 9, 2005).
10.4
Commitment Letter by and among Rentech, Inc., Rentech Development Corporation, M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd., dated November 15, 2005 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed November 16, 2005).
31.1	Certification of President and Chief Executive Officer Pursuant to Rule 13a-14 or Rule 15d-14(a).
31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14 or Rule 15d-14(a).
32.1	Certification of President and Chief Executive Officer pursuant to 18 U.S.C. Section 1350.
32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350.

RENTECH, INC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTECH, INC.
Dated: February 9, 2006	/s/ D. HUNT RAMSBOTTOM D. Hunt Ramsbottom, President and Chief Executive Officer
Dated: February 9, 2006	/s/ KEVIN M. SMITH Kevin M. Smith Chief Financial Officer

ANNEX C

RCN FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION FOR RCN
AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ANNEX C

        The following are the financial statements for Royster-Clark Nitrogen, Inc. ("RCN") for the years ended December 31, 2005, 2004, and 2003 and the management's discussion and analysis of financial condition and results of operations of RCN. For a description of RCN's business, please see the section entitled, "Item 1. Business—Business Plan—Nitrogen Fertilizer Plants—Royster-Clark Nitrogen, Inc." included in Rentech's annual report on Form 10-K for the fiscal year ended September 30, 2005, which accompanies this proxy statement. Business and financial information relating to RCN included in this proxy statement and the Form 10-K has been prepared by Royster's management and provided to Rentech by Royster.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Page
Independent Auditors' Report	C-3
Balance Sheets as of December 31, 2005 (Successor) and 2004 (Predecessor)	C-4

Statements of Operations for the 163-day period ended December 31, 2005 (Successor), the 202-day period ended July 21, 2005 (Predecessor), and the years ended December 31, 2004 (Predecessor) and 2003 (Predecessor)	C-5

Statements of Stockholder's Equity (Deficit) for the 163-day period ended December 31, 2005 (Successor), the 202-day period ended July 21, 2005 (Predecessor), and the years ended December 31, 2004 (Predecessor) and 2003 (Predecessor)	C-6

Statements of Cash Flows for the 163-day period ended December 31, 2005 (Successor), the 202-day period ended July 21, 2005 (Predecessor), and the years ended December 31, 2004 (Predecessor) and 2003 (Predecessor)	C-7
Notes to Financial Statements	C-8 - C-19

 Independent Auditors' Report

The Board of Directors
Royster-Clark, Inc.:

We have audited the accompanying balance sheets of Royster-Clark Nitrogen, Inc. (a wholly owned subsidiary of Royster-Clark, Inc.) (the Company) as of December 31, 2005 and 2004, and the related statements of operations, stockholder's equity (deficit), and cash flows for the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Royster-Clark Nitrogen, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003, in conformity with U.S. generally accepted accounting principles.

As discussed in note 1 to the financial statements, the Company's financial statements reflect certain overhead expenses allocated from its parent company, Royster-Clark, Inc. Also, as discussed in note 5 to the financial statements, the Company is dependent on funding from Royster-Clark, Inc. to meet its operating and capital cash flow requirements.

As a result of the transactions described in notes 1 and 4, the financial information for the periods after July 22, 2005 is presented on a different cost basis than that for periods prior to that date and, therefore, is not comparable.

As discussed in note 3 to the financial statements, net sales, cost of sales, and selling, general and administrative expenses for the 202-day period ended July 21, 2005 and net sales and cost of sales for the years ended December 31, 2004 and 2003 have been restated.

/s/ KPMG LLP

Norfolk, Virginia
March 2, 2006

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Balance Sheets

December 31, 2005 and 2004

	Successor	Predecessor
	2005	2004
Assets (Note 10)
Current assets:
Cash	$16,440	27,186
Trade accounts receivable, net of allowance for doubtful accounts of $83,752 at December 31, 2005 and 2004	2,136,812	955,168
Inventories (note 6)	18,216,446	4,810,145
Prepaid expenses and other current assets	593,736	303,473

Total current assets	20,963,434	6,095,972
Property, plant and equipment, net (note 7)	49,848,091	26,476,897
Deferred financing costs, net	2,587,437	—
Other assets	5,751,297	2,632,582

Total assets	$79,150,259	35,205,451

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Cash overdraft	$32,988	47,222
Accounts payable	1,003,025	857,246
Accrued expenses (note 9)	1,313,852	2,278,833

Total current liabilities	2,349,865	3,183,301
14% term note payable to Royster-Clark, Inc. (note 11)	43,500,000	—
Other long-term liabilities	17,764	—
Due to Royster-Clark, Inc. (note 5)	23,625,630	58,765,253

Total liabilities	69,493,259	61,948,554

Stockholder's equity (deficit):
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 985 shares	—	—
Additional paid-in capital	17,313,508	—
Accumulated deficit	(7,656,508)	(26,743,103)

	9,657,000	(26,743,103)

Commitments, contingencies and subsequent event (notes 12 and 14)
Total liabilities and stockholder's equity (deficit)	$79,150,259	35,205,451

See accompanying notes to financial statements.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Statements of Operations

163-day Period ended December 31, 2005, 202-day Period ended July 21, 2005 and Years ended December 31, 2004 and 2003

	Successor	Predecessor
	163-day period ended December 31, 2005	As restated 202-day period ended July 21, 2005	As restated Year ended December 31, 2004	As restated Year ended December 31, 2003
Net sales (notes 3 and 5)	$54,305,675	58,301,557	102,629,779	76,651,064
Cost of sales (notes 3 and 5)	58,294,248	53,617,541	95,309,764	78,933,055

Gross profit (loss)	(3,988,573)	4,684,016	7,320,015	(2,281,991)
Selling, general and administrative expenses (notes 3 and 5)	573,168	907,938	1,774,726	1,788,065

Operating income (loss)	(4,561,741)	3,776,078	5,545,289	(4,070,056)
Interest expense (note 5)	(3,094,767)	(2,973,849)	(5,119,914)	(5,402,000)

Income (loss) before income taxes	(7,656,508)	802,229	425,375	(9,472,056)
Income tax expense (note 8)	—	—	—	13,549,000

Net income (loss)	$(7,656,508)	802,229	425,375	(23,021,056)

See accompanying notes to financial statements.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Statements of Stockholder's Equity (Deficit)

163-day Period ended December 31, 2005, 202-day Period ended July 21, 2005 and Years ended December 31, 2004 and 2003

	Common stock issued
				Retained earnings (accumulated deficit)
			Additional paid-in capital		Total stockholder's equity (deficit)
	Shares	Amount
Predecessor:
Balance at December 31, 2002	985	$—	—	(4,147,422)	(4,147,422)
Net loss	—	—	—	(23,021,056)	(23,021,056)

Balance at December 31, 2003	985	—	—	(27,168,478)	(27,168,478)
Net income	—	—	—	425,375	425,375

Balance at December 31, 2004	985	—	—	(26,743,103)	(26,743,103)
Net income for the period from January 1, 2005 to July 21, 2005	—	—	—	802,229	802,229

Balance at July 21, 2005	985	—	—	(25,940,874)	(25,940,874)

Successor:
Pushdown of acquisition and conversion of amounts due to Royster-Clark, Inc. (note 4)	—	—	17,313,508	25,940,874	43,254,382
Net loss for the period from July 22, 2005 to December 31, 2005	—	—	—	(7,656,508)	(7,656,508)

Balance at December 31, 2005	985	$—	17,313,508	(7,656,508)	9,657,000

See accompanying notes to financial statements.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Statements of Cash Flows

163-day Period ended December 31, 2005, 202-day Period ended July 21, 2005 and Years ended December 31, 2004 and 2003

	Successor	Predecessor
	163-day period ended December 31, 2005	202-day period ended July 21, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities:
Net income (loss)	$(7,656,508)	802,229	425,375	(23,021,056)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	—	—	(19,248)	52,000
Depreciation and amortization	3,977,676	3,178,888	5,381,798	4,777,411
Gain on recovery of precious metals	—	—	—	(668,483)
Impairment charge on equipment	—	—	299,326	—
Deferred income taxes	—	—	—	13,549,000
Changes in operating assets and liabilities increasing (decreasing) cash:
Trade accounts receivable	(416,833)	(764,811)	(120,610)	187,115
Inventories	(10,011,362)	(3,394,939)	5,777,765	(4,082,046)
Prepaid expenses and other current assets	(531,399)	227,875	(24,266)	138,204
Other assets	(2,886,366)	(127,294)	(155,489)	(545,518)
Accounts payable	(38,747)	184,526	(806,180)	568,391
Accrued expenses	(1,604,293)	652,572	724,615	(237,298)
Other long-term liabilities	17,764	—	—	—

Total adjustments	(11,493,560)	(43,183)	11,057,711	13,738,776

Net cash provided by (used in) operating activities	(19,150,068)	759,046	11,483,086	(9,282,280)

Cash flows from investing activities—
Purchases of property, plant and equipment	(4,173,719)	(1,172,577)	(2,181,873)	(2,348,277)

Cash flows from financing activities:
Net increase (decrease) in cash overdraft	(285,857)	271,623	(46,951)	50,225
Net increase (decrease) in due to Royster-Clark, Inc.	23,625,630	115,176	(9,227,571)	11,579,733

Net cash provided by (used in) financing activities	23,339,773	386,799	(9,274,522)	11,629,958

Net increase (decrease) in cash	15,986	(26,732)	26,691	(599)
Cash, beginning of period	454	27,186	495	1,094

Cash, end of period	$16,440	454	27,186	495

Supplemental disclosure of noncash investing and financing activities:

  As discussed in note 4 to the financial statements, Royster-Clark Nitrogen, Inc. (RCN) recorded purchase accounting for the fair value of the assets purchased and liabilities assumed in connection with the IDS offering. In conjunction with these entries, $43,500,000 of amounts due to Royster-Clark, Inc. (RCI) was converted to a 14% term note. The remaining change in stockholder's equity is due to the elimination of the accumulated deficit of $25,940,874 and contribution of capital of $17,313,508.

See accompanying notes to financial statements.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

(1)   Description of Business and Basis of Presentation

  Royster-Clark Nitrogen, Inc. (herein referred to as RCN or the Company) operates a nitrogen manufacturing plant that supplies subsidiaries of Royster-Clark, Inc. (RCI) with nitrogen-based fertilizer products. Additionally, a small amount of other products are sold to third parties as well as excess natural gas not used in production.

  The accompanying financial statements for the 202-day period from January 1, 2005 to July 21, 2005 and the years ended December 31, 2004 and 2003, represent the results of the operations and cash flows of the predecessor company prior to the IDS Offering discussed below. The financial statements for the 163-day period from July 22, 2005 to December 31, 2005 are presented using a different cost basis of certain assets and are therefore not comparable to the financial statements of the predecessor.

  On July 22, 2005, RCI, together with its parent, Royster-Clark Group, Inc. (RCG) and RCI's affiliates, including RCN, were acquired in a series of transactions whereby newly formed Royster-Clark Ltd. (RC), together with its indirect subsidiary Royster-Clark ULC (RC ULC and together with RC, the Issuer), completed an Initial Public Offering (the IDS Offering) through the issuance of 32,500,000 income deposit securities (IDSs) at a price of Cdn$10.00 per IDS. Each IDS consists of one common share of RC and Cdn$6.08322877 principal amount of 14% subordinated notes of RC ULC (the Subordinated Notes). Upon completion of these transactions, RC acquired the interests of RCG and its operating subsidiaries, including RCN.

  Simultaneous to the IDS Offering, RC ULC issued, on a private placement basis, approximately Cdn$24,200,000 of Separate Subordinated Notes (Separate Subordinated Notes) and the Issuer, through RCI, entered into an amended and restated senior secured credit facility with a group of lenders consisting of a $250,000,000 revolving credit facility.

  Subsequent to the IDS Offering, RC acquired all of the issued and outstanding Class A common shares of Royster-Clark Holdings, Inc. (RCH) representing an 80.1% interest in RCH, and RC ULC acquired all of the preferred shares of RCH. Additionally, the former investors in RCG exchanged their previously held shares for all of the issued and outstanding shares of Class B and Class C common stock of RCH, representing a 19.9% minority interest. As discussed in note 4, the acquisition was accounted for as a purchase. Proceeds from this series of transactions of $268.8 million were used to repay $200.0 million of RCI's outstanding 10 1/4% First Mortgage Notes and $41.9 million of indebtedness of RCG.

  Subsequent to the above transactions, RCH and RCG merged, with Royster-Clark Group, Inc. remaining as the surviving corporation. RCG's name was then changed to RCH.

  RCN is a wholly owned subsidiary of RCI, and as such, certain selling, general and administrative expenses and interest expense are allocated to RCN from RCI, as discussed further in note 5 to the financial statements.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

(2)   Summary of Significant Accounting Policies

  (a)    Trade Accounts Receivable

    Trade accounts receivable represent sales of carbon dioxide and natural gas to unrelated third parties and are recorded at the invoiced amounts and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of probable credit losses in the Company's existing accounts receivable. The Company determined the allowance based on an evaluation of sales terms and aged receivables. The Company does not have any off-balance sheet credit exposure related to its customers. All sales to RCI are reflected as a reduction in the due to Royster-Clark, Inc. in the accompanying balance sheets.

  (b)    Concentration of Credit Risk

    As disclosed in note 5, the Company sells a substantial portion of its products to RCI.

    In addition to the concentration of credit risk, the Company is impacted by a number of other factors, including the prevailing prices for natural gas, the primary raw material component of nitrogen products.

  (c)    Collective Bargaining Agreements

    The Company employs certain workers that are members of the United Automobile, Aerospace and Agricultural Implement Workers of America (UAW). These workers are subject to collective bargaining agreements which cover approximately 74% of RCN's employees and expire in October 2006.

  (d)    Inventories

    Raw materials inventories are stated at the lower of cost or market, with cost being determined by the weighted average cost method. Cost of finished goods inventory includes raw materials, labor and overhead. Costs directly associated with loading and warehousing are capitalized into product inventory. Total loading and warehousing costs capitalized into inventories amounted to $77,349 and $20,165 at December 31, 2005 and 2004, respectively.

  (e)    Property, Plant and Equipment

    Property, plant and equipment are stated at cost less accumulated depreciation. Assets are depreciated using the straight-line method using the following estimated useful lives:

Buildings and land improvements	7-20 years
Machinery and equipment	7-10 years
Furniture, fixtures and office equipment	3-10 years

  (f)    Other Assets

    Other assets consist of precious metals, catalysts and repair parts. Precious metals are recorded at fair value at the time they are recovered from the manufacturing process and expensed as consumed. Catalysts and spare parts are carried at cost and expensed as used.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  (g)    Deferred Financing Costs

    The Company has been allocated approximately $2,600,000 in gross deferred financing costs from its parent company, RCI related to indebtedness incurred in connection with the IDS and private placement transactions (note 11). These costs have been capitalized and are being amortized to selling, general and administrative expense over the term of the related debt. Deferred financing costs for the Term Note are being amortized using the effective interest method over their 15-year term.

  (h)    Income Taxes

    The Company's operating results are included in the consolidated federal income tax return filed by RCI. The provision for income taxes in the accompanying financial statements has been prepared on a separate tax return basis.

    The Company uses the asset and liability method of accounting for income taxes. Deferred income tax assets and liabilities are recognized for the estimated future tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (i)    Impairment of Long-Lived Assets

    The Company reviews long-lived assets, such as property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

  (j)    Revenue Recognition

    The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivables is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable.

  (k)    Use of Estimates

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods to prepare these financial statements in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  (l)    Accrued Maintenance Expenses

    The Company experiences plant shutdowns for plant maintenance used in operations. Estimated amounts, based on historical expenditures, are accrued monthly up to the anticipated future maintenance date. Any differences between accrued amounts and actual expenditures are recorded at the time maintenance is performed. The accruals are included in accrued expenses in the accompanying balance sheets.

(3)   Restatement

  Net sales, cost of sales, and selling, general and administrative expenses for the 202-day period ended July 21, 2005, and net sales and cost of sales for the years ended December 31, 2004 and 2003 have been restated to reflect the "gross-up" of the sale of excess natural gas inventories. The net impact of the sale of the excess natural gas inventories during these periods was reflected as a component of selling, general and administrative expenses for the 202-day period ended July 21, 2005 and as a component of cost of sales for the years ended December 31, 2004 and 2003. There is a $170,851 reduction in gross profit and no impact on net income for the 202-day period ended July 21, 2005. There is no impact to gross profit (loss) or net income (loss) for the years ended December 31, 2004 and 2003. The following table sets forth net sales, cost of sales, and selling, general and administrative expenses as previously reported and as restated for the 202-day period ended July 21, 2005 and net sales and cost of sales as previously reported and as restated for the years ended December 31, 2004 and 2003.

	As previously reported	Adjustment	As restated
202-day period ended July 21, 2005:
Net sales	$53,087,811	5,213,746	58,301,557
Cost of sales	48,232,944	5,384,597	53,617,541

Gross profit	$4,854,867	(170,851)	4,684,016

Selling, general and administrative expenses	$1,078,789	(170,851)	907,938

Year ended December 31, 2004:
Net sales	$97,294,329	5,335,450	102,629,779
Cost of sales	89,974,314	5,335,450	95,309,764

Gross profit	$7,320,015	—	7,320,015

Year ended December 31, 2003:
Net sales	$68,465,617	8,185,447	76,651,064
Cost of sales	70,747,608	8,185,447	78,933,055

Gross profit (loss)	$(2,281,991)	—	(2,281,991)

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

(4)   Acquisition

  As a result of the transactions discussed in note 1, RCN's assets purchased and liabilities assumed were adjusted to their fair values at July 22, 2005. A preliminary allocation of purchase price for the fair value of assets acquired and liabilities assumed of $17,313,508 is as follows:

Assets purchased:
Cash	$454
Trade accounts receivable	1,719,979
Inventories	8,205,084
Prepaid expenses and other current assets	62,337
Property, plant and equipment	49,525,000
Other assets	5,579,416

Assets acquired	65,092,270
Liabilities assumed:
Cash overdraft	(318,845)
Accounts payable	(1,041,772)
Accrued liabilities	(2,918,145)

Net assets acquired	60,813,508
Conversion of amounts due to RCI to a 14% term note (note 10)	43,500,000

Net purchase price	$17,313,508

  The preliminary allocation of the purchase price is based on a third-party valuation of property, plant and equipment. The purchase price allocation may change upon final determination of the fair value of assets acquired and liabilities assumed.

(5)   Related Party Transactions

  In the ordinary course of business, the Company has significant transactions and other arrangements with RCI and its affiliated companies. Due to Royster-Clark, Inc. of $23,625,630 and $58,765,253 at December 31, 2005 and 2004, respectively, represents net amounts due to RCI as a result of the transactions noted below. RCN is dependent on funding from RCI to meet its operating and capital cash flow requirements. As discussed in notes 10, 11 and 14, Agrium, Inc. completed a tender offer of 98.6% of Royster-Clark Ltd.'s outstanding IDS's. Agrium, Inc., through RCI, has committed to funding the operations of RCN.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  Significant related party transactions between the Company and RCI and affiliates for the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003 consist of the following:

	Successor	Predecessor
	163-day period ended December 31, 2005	202-day period ended July 21, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Product sales to RCI and affiliates	$28,969,222	51,333,701	93,915,757	64,618,077
Insurance expense included in cost of sales	(333,838)	(193,217)	(369,369)	(466,050)
Selling, general and administrative expenses charged by RCI and affiliates:
Insurance	(10,312)	(6,659)	(12,941)	(16,732)
Rail car rental	(99,154)	(169,958)	(278,372)	(381,996)
Warehousing	—	—	(302,225)	(402,860)
Other	(14,402)	11,726	(36,087)	(117,552)
Interest expense	(3,094,767)	(2,973,849)	(5,119,914)	(5,402,000)

  RCN has been operated largely as a stand-alone profit center and maintains many of its own selling, general and administrative functions. The costs associated with these functions are included in the accompanying financial statements. The financial statements also include other selling, general and administrative costs allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN. These have been allocated as outlined below. There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services from an unrelated party for the periods presented or any future period.

  Product sales to and purchases from RCI and its affiliated companies are consummated at prices commensurate with competitive prices in RCN's local wholesale market.

  Interest expense was charged to RCN on the $43.5 million Term Note payable to RCI (note 11) for the 163-day period ended December 31, 2005 at a rate of 14%.

  For the 202-day period ended July 21, 2005 and the years ended December 31, 2004 and 2003, interest expense was charged to RCN based on $36 million allocated upon the purchase of RCN in 1999 at a rate of 10.25%.

  Interest charged on the intercompany line of credit with RCI is based on LIBOR and prime rates incurred by RCI on its outstanding Senior Secured Credit Facility (note 10).

  Certain expenses have been allocated by RCI to RCN, including insurance, rent and warehousing expenses. RCN is allocated the cost of a full range of insurance coverage which includes property, general and auto liability, umbrella, and other miscellaneous coverages. Property insurance comprises over 90% of total insurance which is allocated based on the ratio of RCN fixed asset and inventory values to RCI fixed asset and inventory values. Rent and warehousing expenses are allocated based on the usage of railcars and storage facilities. Other selling, general and administrative expenses, such as payroll, employee benefits, and legal fees, are processed and paid by RCI. These charges are allocated to RCN using the specific identification method.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  The management of the Company believes the methodologies for the above allocations are reasonable.

(6)   Inventories

  Inventories at December 31, 2005 and 2004 consist of the following:

	Successor 2005	Predecessor 2004
Raw materials	$3,546,170	1,730,743
Finished goods	14,670,276	3,079,402

	$18,216,446	4,810,145

(7)   Property, Plant and Equipment

  Property, plant and equipment at December 31, 2005 and 2004 consist of the following:

	Successor 2005	Predecessor 2004
Land	$715,000	540,146
Buildings and land improvements	7,701,259	4,457,852
Machinery and equipment	45,212,461	45,768,825
Construction-in-progress	69,999	599,869

	53,698,719	51,366,692
Less accumulated depreciation	3,850,628	24,889,795

	$49,848,091	26,476,897

  An impairment loss of $299,326 was recognized in cost of sales during 2004 on certain equipment.

(8)   Income Taxes

  Components of income tax expense for the year ended December 31, 2003 consist of the following:

	Current	Deferred	Total
Year ended December 31, 2003:
Federal	$—	11,031,000	11,031,000
State	—	2,518,000	2,518,000

	$—	13,549,000	13,549,000

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

The effective income tax rate for 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003 is 0%, 0%, 0%, and 143%, respectively, and differs from the "expected" federal statutory income tax rate of 34% due to the following:

	Successor	Predecessor
	163-day period ended December 31, 2005	202-day period ended July 21, 2005	Year ended December 31, 2004	Year ended December 31, 2003
Expected income tax expense (benefit)	$(2,603,000)	273,000	145,000	(3,220,000)
State taxes, net of federal tax effect	(364,000)	38,000	21,000	(450,000)
Change in valuation allowance attributable to operations	2,966,000	(312,000)	(168,000)	17,218,000
Nondeductible expenses and other	1,000	1,000	2,000	1,000

	$—	—	—	13,549,000

The tax effects of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax assets at December 31, 2005 and 2004 relate to the following:

	Successor	Predecessor
	2005	2004
Deferred tax assets:
Trade accounts receivable, due to allowance for doubtful accounts	$32,000	32,000
Accrued expenses, due to accrued vacation and certain other accruals for financial statement purposes	275,000	665,000
Operating loss and other tax credit carryforwards	18,432,000	14,994,000
Property, plant and equipment, due to differences in depreciation and basis differences	—	1,296,000
Inventories, due to costs capitalized for tax purposes, and obsolescence and shrink reserves reflected for financial statement purposes	—	63,000

Total gross deferred tax assets	18,739,000	17,050,000
Less valuation allowance	(6,377,000)	(17,050,000)

Net deferred tax assets	12,362,000	—

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

	Successor	Predecessor
	2005	2004
Deferred tax liabilities:
Property, plant and equipment, due to differences in depreciation and basis differences	$(12,113,000)	—
Inventories, due to costs capitalized for tax purposes, and obsolescence and shrink reserves reflected for financial statement purposes	(249,000)	—

Total gross deferred tax liabilities	(12,362,000)	—

Net deferred tax liabilities	$—	—

  The Company has generated net operating loss carryforwards of $47,564,000 that expire as follows:

Year ending December 31:
2019	$328,000
2021	14,768,000
2022	11,170,000
2023	11,477,000
2024	654,000
2025	9,167,000

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred taxes will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. As a result of losses incurred in 2005 and years prior to 2004, management cannot assert that it is more likely than not that the net deferred tax assets as of December 31, 2005 will be realized. Accordingly, the Company maintained a full valuation allowance for its net deferred tax assets at December 31, 2005 and 2004.

(9)   Accrued Expenses

  Accrued expenses consist of the following at December 31, 2005 and 2004:

	Successor	Predecessor
	2005	2004
Accrued maintenance	$225,000	1,255,655
Accrued vacation	475,864	461,248
Accrued property taxes	426,800	427,454
Accrued payroll	78,185	50,145
Other	108,003	84,331

	$1,313,852	2,278,833

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

(10) Senior Secured Credit Facility

  Under the terms of RCI's Senior Secured Credit Facilities, the Company is jointly and severally liable and would be required to perform under these terms in the event of RCI's default.

  As described in note 1, the Senior Secured Credit Facility was amended and restated on July 22, 2005 as part of the IDS Offering. The Amended Credit Facility is with a syndicate of financial institutions in the form of a $250,000,000 senior secured revolving credit facility expandable up to $300,000,000 to meet future requirements. Cash available to RCI under the Amended Credit Facility is governed by a borrowing base determined by accounts receivable and inventory with advance rates adjusted through the year to meet seasonal working capital requirements. The Amended Credit Facility expires in July 2010. The obligations with respect to the Amended Credit Facility are secured by perfected first priority security interests in: (i) all inventory, accounts receivable, general intangibles and all other property (excluding existing unencumbered real property, which is subject to a negative pledge) and assets (tangible and intangible) of RCI and its subsidiaries; and (ii) 100% of the capital stock of RCI and all of the common stock of RCI's direct and indirect subsidiaries. Borrowings under the Amended Credit Facility bear interest at a rate equal to LIBOR or a base rate, plus an applicable margin to those rates. Base Rate Loans bear interest at the base rate, as defined in the Amended Credit Facility, plus a spread based on RCI's leverage on the pricing date. The Amended Credit Facility will employ prime interest at times. The Amended Credit Facility is subject to certain restrictive covenants, including a financial covenant of minimum EBITDA and limitations on incurring additional indebtedness. As of December 31, 2005, the approximate amount outstanding under the Amended Credit Facility totaled $140,000,000 and the interest rate was approximately 7%.

  The Amended Credit Facility is not recorded in RCN's financial statements.

  In connection with the acquisition of Royster-Clark Ltd. by Agrium, Inc., as more fully described in note 14, the outstanding balance on the Senior Secured Credit Facility was repaid and the facility was amended to reduce availability to $15 million.

(11) 14% Subordinated Notes and Term Note

  RCN is a guarantor for RC ULC's Subordinated Notes and Separate Subordinated Notes (herein referred to collectively as the Notes) issued as a result of the IDS Offering and the private placement, respectively, discussed in note 1. The Notes are denominated in Canadian dollars with an aggregate principal amount of approximately $169,996,000 (Cdn$197,705,000) for the Subordinated Notes and approximately $20,808,000 (Cdn$24,200,000) for the Separate Subordinated Notes as of December 31, 2005. Interest on the Notes accrues at the rate of 14% per annum and the notes are due in 15 years. Interest on the Notes is payable monthly. On or after the seventh anniversary of the issuance of the Notes, RC may redeem the notes for the principal amount plus a premium that declines over time.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  Prior to the fifth anniversary of the closing of the offering, RC ULC will be permitted, at its election, to defer interest payments on the Notes, if and for so long as the Interest Coverage Ratio under the indenture governing the Notes (the Note Indenture), of RCH for the most recent 12-month period ending on the last day of any month, is less than the Interest Deferral Threshold (as defined in the Note Indenture), unless a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing, or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default (any such period, an Interest Deferral Period). Interest payments on the Notes will not be deferred under this provision for more than 24 months in the aggregate or beyond the fifth anniversary of the closing of the offering.

  In addition, after the fifth anniversary of the closing of the offering, RC ULC may at its election defer interest on the Notes on not more than four occasions for not more than six months per occasion (each, an Interest Deferral Period) by delivering to Computershare Trust Company of Canada, as trustee of the Note Indenture (the Trustee), a copy of a resolution of RC ULC's board of directors certified by an officer's certificate of RC ULC to the effect that, based upon a good faith determination of RC ULC's board of directors, such deferral is reasonably necessary for bona fide cash management purposes, or to reduce the likelihood of or avoid a default on any Senior Indebtedness (as defined in the Note Indenture); provided no such deferral may be commenced and any ongoing deferral shall cease, if a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default. No Interest Deferral Period may commence unless and until all interest deferred pursuant to any preceding Interest Deferral Period, together with interest thereon, has been paid in full.

  Deferred interest on the Notes will bear interest at the same rate as the stated rate on the Notes, compounded monthly, until paid in full. Following the end of any Interest Deferral Period, RC ULC will be obligated to resume monthly payments of interest on the Notes, including interest on deferred interest. All interest deferred prior to the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on the fifth anniversary of the closing of the offering. All interest deferred after the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on or before maturity, provided that RC ULC must pay all deferred interest and accrued interest thereon in full prior to deferring interest on a subsequent occasion. RC ULC may prepay all or part of the deferred interest, at any time other than during an Interest Deferral Period.

  During any Interest Deferral Period, or so long as any deferred interest remains unpaid, and under other circumstances described below, RC ULC will not be permitted to pay any dividends or make any distribution to holders of its common shares, or make certain other restricted payments. The Amended Credit Facility contains limitations on RCH's ability to make distributions to RC ULC to enable it to prepay deferred interest on the Notes.

ROYSTER-CLARK NITROGEN, INC.
(A Wholly Owned Subsidiary of Royster-Clark, Inc.)

Financial Statements

December 31, 2005, 2004 and 2003

  In connection with the acquisition of Royster-Clark Ltd. by Agrium, Inc., as more fully described in note 14, 98.6% of the 14% Subordinated Notes were redeemed.

  In conjunction with the IDS Offering, RCN executed a term note payable to RCI (Term Note) in the amount of $43,500,000. The Term Note accrues interest at the rate of 14% per annum, payable monthly in arrears. The Term Note is due on the fifteenth anniversary of its execution. When an Event of Default occurs, as defined under the Term Note, and is continuing, the Term Note shall bear interest at the rate of 16% per annum until such time as the Event of Default has been cured. As of December 31, 2005, there were no Events of Default.

(12) Commitments and Contingencies

  Legal Matters

  From time to time, the Company is subject to various claims and legal matters that have arisen in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company's management that any such claims asserted or obligations incurred to date will not result in a material adverse effect on the results of operations, financial position or cash flows of the Company.

  Gas Contracts

  During 2005, the Company entered into fixed quantity natural gas contracts, which were short-term in duration. These contracts committed the Company to quantities of natural gas (daily MMBTUs) at prices linked to the Nymex index. The Company has commitments to purchase natural gas under these contracts of approximately $21,850,000 during the year ending December 31, 2006.

(13) Employee Benefit Plans

  Royster-Clark, Inc. maintains two defined contribution plans under which RCN employees participate. The non-union employees of RCN take part in the Employee Savings and Investment Plan (ESIP) and union employees take part in the RCN Union 401(k) and Savings Plan. Participants are allowed to contribute to these plans up to 70% of their salary on a pre-tax basis, up to the maximum allowed under Internal Revenue Service regulations. Royster-Clark, Inc., and thus RCN, makes contributions to these plans at the discretion of the board of directors. RCN made total contributions of $153,840, $149,420, $275,027 and $287,819 to the plans during the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005, and the years ended December 31, 2004 and 2003, respectively.

(14) Subsequent Events

  Agrium, Inc. (Agrium) announced it was making an unsolicited Cdn$325 million, all-cash bid to purchase all of the outstanding IDSs of Royster-Clark Ltd. and Royster-Clark ULC at a price of Cdn$10 per IDS. Agrium increased its offer on two occasions in January 2006 to a final offer price of Cdn$11.90.

  On February 8, 2006, Agrium completed a tender offer at a price of Cdn$11.90 per IDS. The offer was accepted by 98.6% of investors at the recommendation of the Royster-Clark Ltd. board of directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RCN

Information in this Management's Discussion and Analysis of Financial Condition and Results of Operations of RCN is supplemental to, and should be read in conjunction with, the financial statements of RCN included in this Annex C and related to the business of RCN as owned and operated by Royster-Clark, Inc. It also contains forward looking statements, which are subject to a variety of factors that could cause actual results to differ materially from those contemplated by these statements. See "Forward Looking Statements". Some of the factors that could cause results or events to differ from current expectations include, but are not limited to, the factors described under "Risk Factors" (Part II, Item 1A) of Rentech's quarterly report on Form 10-Q for the quarterly period ended December 31, 2005 which accompanies this proxy statement. The financial statements of RCN included in this document have been prepared in accordance with U.S. GAAP.

RCN currently is a wholly owned subsidiary of Royster-Clark, Inc. (herein referred to as "RCI"). As discussed in this proxy statement, RCI has agreed to sell RCN to Rentech pursuant to a stock purchase agreement dated November 5, 2005. This Management's Discussion and Analysis of Financial Condition and Results of Operation of RCN relates to the business of RCN as conducted by RCI.

Forward Looking Statements

Certain statements in this management's discussion and analysis are "forward-looking statements", which reflect the expectations of management regarding RCN's future growth, results of operations, performance and business prospects and opportunities. These forward-looking statements reflect management's current expectations regarding future events and operating performance. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements. Although the forward-looking statements contained in this management's discussion and analysis are based upon what management believes to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this proxy statement and RCN assumes no obligation to update or revise them to reflect new events or circumstances.

General

RCN is a Delaware corporation that operates a nitrogen manufacturing plant, located in East Dubuque, Illinois, that supplies subsidiaries of Royster-Clark, Inc. (herein referred to as "RCI") with nitrogen-based fertilizer products and industrial nitrogen products. The manufacturing facility in East Dubuque, Illinois (the manufacturing facility will be herein referred to as "East Dubuque") is designed to produce anhydrous ammonia ("ammonia"), nitric acid, ammonium nitrate solution, liquid and granular urea, nitrogen solutions (urea ammonium nitrate solution or "UAN") and carbon dioxide using natural gas as a feedstock. East Dubuque is located in the northwest corner of Illinois on a 100 foot bluff above the Mississippi River with access to the river for loading certain products through company owned loading facilities. East Dubuque operates ammonia and UAN pipelines to transport product from on site storage to barges on the Mississippi River.

RCN derives revenues from the sale of nitrogen-based fertilizer products, industrial nitrogen products and sales of excess natural gas inventories. Nitrogen-based fertilizer products ultimately sold to agricultural customers, representing approximately 70% and 90% of RCN's total revenues for 2005 and 2004, respectively, are sold to subsidiaries of RCI at prices commensurate with competitive prices in RCN's local wholesale market. RCN also derives revenues from the sale of excess natural gas inventories that results from periods when production at the East Dubuque facility is temporarily curtailed for short periods or completely shut down for occasions like its scheduled biennial maintenance. In 2005 and 2004, sales of excess natural gas totaled approximately 26% and 5% of revenue, respectively. Sales of natural gas will vary from year-to-year as situations arise. Approximately 4% and 5% of RCN's sales are industrial nitrogen products in 2005 and 2004, respectively, represented by carbon dioxide and nitric acid, with approximately 3% of total revenues for 2005 and 2004 sold to third parties, although there are a limited number of customers.

RCN's business is affected by a number of factors, including weather conditions and prevailing prices for fertilizer and natural gas used in the production of various nitrogen-based fertilizers. The principal raw material used to produce nitrogen products is natural gas. Natural gas costs in 2005 and 2004 comprised approximately 60% of total cost of sales for each year. A significant increase in the price of natural gas that is not protected through use of purchase contracts or recovered through an increase in the price of RCN's related nitrogen products sold could result in reduced profit margins and lower production of its products. Weather conditions can significantly affect RCN's results of operations, both for interim reporting and on an annual basis. Adverse weather conditions during the planting season may force farmers, RCI's ultimate customers, to either delay or abandon their planting, or change to another crop, either of which may lead to lower use of crop production inputs. Favorable weather conditions will allow farmers to plant to the full extent of their planting intentions, with a potential increase in the use of various crop production inputs. However, there are a number of factors that will affect farmers' planting intentions, including their financial positions, and as such, favorable weather may not result in increased plantings or increased use of crop production inputs.

As a result of the inherent seasonality of RCN's industry and business, RCN can experience higher nitrogen-based fertilizer prices during the peak periods, with prices typically reaching their highest point in the spring, decreasing in the summer, and increasing in the fall through the spring.

Another factor affecting RCN's business is the price of nitrogen-based fertilizer. Nitrogen-based fertilizer products are global commodities and can be subject to intense price competition from both domestic and foreign sources. These products are global commodities, and customers, including end-users, dealers and other crop-nutrients producers and distributors, base their purchasing decisions principally on the delivered price and availability of the product. RCN competes with a number of U.S. producers and producers in other countries, including state-owned and government-subsidized entities which will import products comparable to RCN's into the U.S. All of RCN's principal competitors have greater total resources and are less dependent on earnings from nitrogen fertilizer sales.

The major raw material in the manufacture of nitrogen based products at East Dubuque is natural gas. During 2005, RCN purchased natural gas on the open market and through the use of short-term, fixed-supply, index-priced purchase contracts for use in RCN's nitrogen production plant at East Dubuque, Illinois. The use of purchase contracts permits RCN to elect to lock in its gas costs for quantities of Million British Thermal Units ("MMBTU") for a portion of RCN's natural gas requirements through the winter months which have demonstrated the highest degree of volatility.

Recent Developments

On November 8, 2005 Agrium, Inc. ("Agrium") announced it was making an unsolicited Cdn$325 million, all-cash bid to purchase all of the outstanding Income Deposit Securities ("IDS") of Royster-Clark Ltd. and Royster-Clark ULC at a price of Cdn$10.00 per IDS. Agrium increased its offer on two occasions in January 2006 to a final offer of Cdn$11.90 per IDS. On February 1, 2006 the board of directors for Royster-Clark Ltd. recommended that holders of the IDSs accept the Agrium offer of Cdn$11.90 per IDS unit.

On February 8, 2006, Agrium completed the tender offer at the Cdn$11.90 per IDS price. A total of 32,070,190 IDSs were tendered by investors, representing approximately 98.6% of the IDSs. The remaining 1.4% equity component of the IDS unit was acquired by Agrium prior to March 6, 2006. Royster-Clark Ltd subsequently delisted its IDSs from the Toronto Stock Exchange on March 6, 2006.

On March 7, 2006, RC ULC and its affiliates made an offer to acquire all outstanding subordinated notes of RC ULC (the "Sub Notes") at a price of Cdn$9.20 per Cdn$6.0832 principal amount of Sub Notes. The offer price is the same price allocated to the Sub Notes under Agrium's offer to acquire all of the IDSs. The offer has a deemed repurchase date for the Sub Notes of April 1, 2006, which enables holders of Sub Notes to receive the interest payment on the Sub Notes payable on or about April 15, 2006 to Sub Note holders of record on March 31, 2006, regardless of the date on which a Sub Note holder accepts the offer or deposits their Sub Notes to the offer. The above-described offer is for all outstanding Sub Notes, including both Sub Notes that previously formed part of an IDS as well as Separate Subordinated Notes that were previously issued by RC ULC as part of a separate private placement in July 2005. The offer is open for acceptance until 4:00 p.m. (Calgary time) on April 4, 2006. The Board of Directors of RC ULC has recommended that Sub Note and Separate Subordinated Note holders accept the offer and deposit their respective notes to the offer. As required under the indenture governing the Notes, as there has been a change of control of RC ULC as a result of Agrium's acquisition, RC ULC is concurrently making an offer to acquire the remaining Notes at a price of 101 percent of the principal amount. The consideration offered under the 101 percent offer is less than that under the Cdn$9.20 offer described above.

During 2004, RCI entered into negotiations with Rentech Development Corporation ("Rentech Development") for the sale to Rentech Development of RCN. An agreement was signed in December 2004, but all the conditions to closing were not completed by the expiration of the agreement in March 2005. Negotiations commenced again later in the year and culminated on November 7, 2005 in the signing of a definitive Stock Purchase Agreement by and between Rentech Development and RCI for the sale to Rentech Development of all the issued and outstanding shares of common stock of RCN. The transaction is conditioned upon Rentech Development's ability to secure financing, approval by Rentech, Inc.'s stockholders of certain financial arrangements, the continued absence of anti-trust hurdles and other customary matters. Rentech Development would pay $50 million for the outstanding shares of common stock of RCN, plus an amount equal to the net working capital of RCN as estimated at closing.

Additionally, Rentech Development and Royster-Clark Resources LLC ("RCR"), a subsidiary company of RCI, have reached agreement on the terms of an exclusive Distribution Agreement appointing RCR as Rentech Development's exclusive distributor for the sale, purchase and resale of anhydrous ammonia, UAN solutions, nitric acid and granular urea manufactured at the East Dubuque, Illinois manufacturing facility for agricultural and industrial use in the United States, all subject to the terms of the Distribution Agreement. The initial term of the Distribution Agreement will be ten years.

Presentation of Financial Information

On July 22, 2005, the day Royster-Clark Ltd., together with its indirectly owned subsidiary, Royster-Clark ULC, completed an initial public offering of IDS ("IDS Offering"), RCN's direct parent company, RCI, and RCI's parent company, Royster-Clark Group, Inc., were acquired using proceeds of the IDS Offering.

In order to enhance its usefulness, this management discussion and analysis includes summaries of the operating results and cash flows of RCN for the 163-day period ended December 31, 2005, plus the operating results and cash flows for the 202-day period from January 1, 2005 through July 21, 2005 of RCN to arrive at operating results and cash flows for the year ended December 31, 2005. These operating results and cash flows have been compared to the operating results and cash flows of RCN for the year ended December 31, 2004. Historical operating results and cash flows for RCN for the year ended December 31, 2004 have been prepared in accordance with U.S. generally accepted accounting principles. Operating results and cash flows for the period from January 1, 2005 to July 21, 2005 and the year ended

December 31, 2004 are referred to as "Predecessor" operating results and cash flows. Operating results and cash flows from July 22, 2005 to December 31, 2005 are referred to as "Successor" operating results and cash flows. The period ended December 31, 2005 includes 163 days of operations and cash flows and reflects purchase accounting due to a change in control as a result of the IDS Offering. The operating results for the 163-day period from July 22, 2005 to December 31, 2005 are presented using a different cost basis of certain assets and therefore are not comparable to the operating results of Predecessor RCN.

The following commentary on RCN's results of operations and cash flows for the year ended December 31, 2005 were derived from the combination of Predecessor and Successor information from the periods described above and contains various comparisons to the same period in 2004. The comparisons made are with financial information described above that operated under different capital structures. Both the Predecessor and Successor RCN have operated under the same ownership using the same accounting practices. Management believes this presentation, in spite of the described inconsistencies, of this comparative financial information provides useful insight into RCN's operating results and cash flows during the year ending December 31, 2005 compared to the comparable period in 2004.

In the ordinary course of business, RCN has significant transactional activity under arrangements with RCI and its affiliated companies. RCN is dependent on funding from RCI to meet its operating and capital cash flow requirements. Agrium, RCI's ultimate parent company, has committed to providing funding to RCN for these purposes for the foreseeable future while RCN is a wholly owned subsidiary of RCI.

Product sales to and purchases from RCI and its affiliated companies are consummated at prices commensurate with competitive prices in RCN's local wholesale market. No changes have occurred as a result of the IDS Offering in product sales to and purchases from RCI. RCN primarily sells nitrogen-based fertilizer and industrial nitrogen products to RCI and its subsidiaries. RCN maintains limited storage capability of natural gas. As a result, time periods will occur when production at the East Dubuque facility is temporarily curtailed for short periods or completely shut down for scheduled biennial maintenance and RCN will sell excess natural gas. The amount of excess natural gas will vary from year to year depending on the amount of unplanned production curtailments.

RCN has been operated largely as a stand-alone profit center and maintains many of its own selling, general and administrative functions. The costs associated for these functions are included in RCN's financial statements. The accompanying financial statements also includes other selling, general and administrative costs allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN. These expenses have been allocated by RCI to RCN and include insurance, rent and warehousing expenses. RCN is provided a full range of insurance coverage and is allocated insurance premiums which include property, general and auto liability, umbrella and other miscellaneous coverage. Property insurance comprises over 90% of total insurance which is allocated based on the ratio of RCN fixed asset and inventory values to RCI fixed asset and inventory values. Beginning with the property insurance policy year which began June 30, 2005, a separate property insurance policy was purchased for the East Dubuque facility and the costs associated with this policy were charged to RCN. Premiums for other insurance coverage continue to be allocated, making up an immaterial impact on RCN's results of operations. The change in property insurance practice was undertaken to more closely reflect the insurable risk of the East Dubuque facility compared to other facilities for RCI. Rent and warehousing expenses are allocated based on the usage of railcars and storage facilities. Other selling, general and administrative expenses, such as payroll, employee benefits and legal fees, are processed and paid by RCI. These charges are made to RCN using the specific identification method.

Interest expense charged to Predecessor RCN on net amounts due to RCI has been allocated based on an initial contribution of $36 million upon the purchase of RCN in 1999 at a rate of 10.25%. Interest is allocated on the remaining balance of amounts due to RCI is based on LIBOR and prime rates incurred by RCI on its outstanding Senior Secured Credit Facility. In conjunction with the IDS Offering, a series of Inter-company Term Notes ("Term Note") were executed between RCI and its various subsidiaries. RCN executed a Term Note in the amount of $43.5 million with RCI on July 22, 2005. The Term Note accrues interest at the rate of 14% per annum, payable monthly in arrears. RCN also executed an inter-company revolver note ("Revolver Note") with RCI on July 22, 2005 under similar provisions of RCI's Senior Secured Credit Facility. Interest is charged on the Revolver Note based on LIBOR and prime rates. Terms and provisions of the Senior Secured Credit Facility can be found in note 10 to the RCN financial statements included in this document. At December 31, 2005, RCN had net operating amounts due to RCI of $23.6 million. Interest expense charged by RCI to Successor RCN from July 22, 2005 to December 31, 2005 was determined by the provisions of the Term Note and Revolver Note.

There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services and loans from an unrelated party for the periods presented or any future period. The management of RCN believes the methodologies for the above allocations are reasonable.

Results of Operations

Year ended December 31, 2005 compared to year ended December 31, 2004

The following table and discussion provide information regarding RCN's operating results for the year ended December 31, 2005 and 2004.

	Successor 163 Days ended December 31, 2005	Predecessor 202 Days ended July 31, 2005
				Predecessor Year ended December 31, 2004	Increase (decrease)
(U.S.$ 000)			12 Months 2005
					$	%
Net sales	$54,305	58,302	112,607	102,630	9,977	9.7
Cost of sales	58,294	53,618	111,912	95,310	16,602	17.4

Gross profit (loss)	(3,989)	4,684	695	7,320	(6,625)	(90.5)
Selling, general and administrative expenses	573	908	1,481	1,775	(294)	(16.6)

Operating income (loss)	(4,562)	3,776	(786)	5,545	(6,331)	(114.2)
Interest expense	3,095	2,974	6,069	5,120	949	18.5

Income (loss) before income taxes	(7,657)	802	(6,855)	425	(7,280)	(1,712.9)
Income tax expense	—	—	—	—	—	—

Net income (loss)	$(7,657)	802	(6,855)	425	(7,280)	(1,712.9)

Net sales.    RCN's net sales were $112.6 million for the year ended December 31, 2005 compared to $102.6 million for the comparable period in 2004, an increase of $10.0 million, or 9.7%. The increase in net sales primarily resulted from increased sales of excess natural gas inventories of $24.2 million that was partially offset by decreased sales of $14.2 million of nitrogen-based fertilizer and industrial nitrogen products. The increase in excess natural gas inventories resulted from $12.6 million in sales price increases and $11.6 million in increased volume of excess natural gas inventory available for sale. The increase in volume of sales of excess natural gas inventories available for sale resulted from more time periods when production at the East Dubuque facility was temporarily curtailed for short periods or completely shut down for scheduled biennial maintenance. The decrease in nitrogen-based fertilizer products and industrial nitrogen products was represented by $26.8 million in decreased sales volume that were partially offset by sales price increases of $12.6 million. Sales to RCI decreased by $13.7 million with decreased sales to third parties of $0.5 million. Decreased sales volumes resulted from decreased volume of ammonia and UAN of $14.5 million and $11.4 million, respectively. The balance of the volume decreases resulted from decreased sales volume of carbon dioxide and nitric acid of $1.1 million that were partially offset by increased sales volume of urea products of $0.4 million. Increased sales prices resulted from price increases in all products with UAN and ammonia increases totaling $10.9 million. Sales volumes decreased due to lower production resulting from: a) production inefficiencies in the production of ammonia; b) the East Dubuque facility was down for scheduled maintenance during September and October 2005; c) lower production of nitric acid in 2005 resulting from mechanical failure; and 4) lower sales of product during the fourth quarter as customers appeared to be willing to wait until spring to see if prices for nitrogen based products drop. Sales price increases resulted from higher natural gas cost and the weaker United States dollar that has lifted prices charged by basic suppliers to the domestic market which RCI serves. Such price appreciation is highly variable from year to year.

Gross profit.    Gross profit was $0.7 million for year ended December 31, 2005 compared to $7.3 million for the comparable period in 2004, a decrease of $6.6 million. The decrease in gross profit was primarily the result of the factors noted below:

  •
  increased production cost related to natural gas and other cost of production of approximately $14.0 million,

  •
  increased cost of excess natural gas inventory sold of $10.2 million,

  •
  increased costs for the scheduled maintenance performed in September while the plant was shut down and other maintenance increases during the year of approximately $2.9 million,

  •
  lower sales volume of approximately $3.2 million, and

  •
  impact of additional depreciation expense of $1.6 million resulting from the step-up of property, plant and equipment to fair value at July 22, 2005.

These cost increases affecting gross profit were partially offset by increased sales prices of $25.3 million which includes $12.6 million in sales price increases of sales of excess natural gas inventories. Gross margin was 0.6% for the year ended December 31, 2005 compared to 7.1% for the comparable period in 2004, a decrease of 6.5% which decreased due to increased costs described above that were not offset by sales price increases.

Selling, general and administrative expenses.    Selling, general and administrative expenses were $1.5 million for year ended December 31, 2005 compared to $1.8 million for the comparable period in 2004, a decrease of $0.3 million, or 16.6%. The decrease in selling, general and administrative expenses resulted primarily from lower warehousing expense in 2005 when compared to 2004. Lower warehousing expense resulted from the elimination of use of storage facilities by RCN in the fourth quarter of 2004 that continued through September 2005. During the year ended December 31, 2005, selling, general and administrative expense included rent expense allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN while both rent and warehousing expenses were allocated to RCN from RCI during the comparable period in 2004. These amounts have been allocated based on the usage of railcars and storage facilities. Increases in insurance expense included in selling, general and administrative resulting from the change in insurance policy and its charges to RCN were immaterial. There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services from an unrelated party for the periods presented or any future period

Operating income (loss).    Operating loss was $0.8 million for year ended December 31, 2005 compared to an operating income of $5.5 million for the comparable period in 2004, a decrease in operating income of $6.3 million due to the factors described above.

Interest expense.    Interest expense was $6.1 million for year ended December 31, 2005 compared to $5.1 million for the comparable period in 2004, an increase of $1.0 million. The increase in interest expense resulted from the changes in RCN's capitalization which took place on July 22, 2005 and changes in RCN's amounts due to RCI.

Income tax expense.    RCN recognized no U.S. federal or state income tax expense during the year ended December 31, 2005 or 2004. RCN has not recorded income tax expense or benefit subsequent to the second quarter of 2003 when RCN recorded a valuation allowance for the full amount of net deferred tax assets. RCN continues to maintain a valuation allowance for the full amount of net deferred tax assets in accordance with provisions of the Financial Accounting Standards Board ("FASB") Standard No. 109 Accounting for Income Taxes, as of December 31, 2005. RCN will record no other net federal income tax expense or benefit until U.S. generally accepted accounting principle requirements for unrestricted recognition of deferred tax assets have been satisfied.

Net income (loss).    Net loss was $6.9 million for year ended December 31, 2005 compared to net income of $0.4 million for the comparable period in 2004, a decrease in net income of $7.3 million, due to the factors described above.

Year ended December 31, 2004 compared to year ended December 31, 2003

The following table and discussion provide information regarding RCN's operating results for the years ended December 31, 2004 and 2003, as Predecessor. This information does not include cost basis adjustments, other purchase accounting adjustments and interest adjustments resulting from the IDS Offering and other transactions entered into as of July 22, 2005.

			Increase (decrease)
	Predecessor
(U.S.$000)
	2004	2003	$	%
Net sales	$102,630	76,651	25,979	33.9
Cost of sales	95,310	78,933	16,377	20.7

Gross profit (loss)	7,320	(2,282)	9,602	420.8
Selling, general and administrative expenses	1,775	1,788	(13)	(0.7)

Operating income (loss)	5,545	(4,070)	9,615	236.2
Interest expense	5,120	5,402	(282)	(5.2)

Income (loss) before income taxes	425	(9,472)	9,897	104.5
Income tax expense	—	13,549	(13,549)	(100.0)

Net income (loss)	$425	(23,021)	23,446	101.8

Net sales.    RCN's net sales were $102.6 million for 2004 compared to $76.6 million for 2003, an increase of $26.0 million, or 33.9%. The increase in sales primarily resulted from approximately $14.0 million in sales volume increases and $14.8 million increase in sale prices of nitrogen-based fertilizer and industrial nitrogen products that were partially offset by decreased sales volume of $2.8 million from sales of excess natural gas. Substantially all of the increased sales of nitrogen-based fertilizer and industrial nitrogen products resulted from increased sales to RCI. Increased sales volumes resulted from increased volume of UAN of $13.8 million of the total $14.0 million. The balance of the volume increase resulted from increased sales volume of ammonia, carbon dioxide and urea products of $0.9 million that was partially offset by decreased sales volume of nitric acid of $0.2 million and lower sales of surplus precious metal of $0.5 million. Increased sales prices resulted from price increases in all products with UAN and ammonia totaling $14.2 million. Favorable weather conditions during the spring planting season in most of RCI's market areas permitted planting to the full extent of farmers' intentions, resulting in increased sales volume. Sales price increases resulted from higher natural gas cost and the weaker United States dollar that has lifted prices charged by basic suppliers to the domestic markets which RCI serves. Such price appreciation is highly variable from year to year. Sales of excess natural gas result from the unexpected curtailment of production.

Gross profit (loss).    Gross profit was $7.3 million for 2004 compared to a gross loss of $2.3 million for 2003, an increase in gross profit of $9.6 million, or 420.8%. The increase in gross profit was the result of increased sales prices and volume increases discussed above. Gross margin of 7.1% for 2004 compares to negative gross margin of 3.0% for 2003. Gross margins increased as market prices of nitrogen products were able to outpace increases in natural gas costs for the period.

Selling, general and administrative expenses.    Selling, general and administrative expenses for 2004 decreased 0.7% from 2003. Selling, general and administrative includes rent and warehousing expenses allocated to RCN from RCI and affiliates for expenses incurred on behalf of RCN. These have been allocated based on the usage of railcars and storage facilities. There can be no assurance that these allocations are representative of the expenses that would have been incurred by RCN if it had obtained these services from an unrelated party for the periods presented or any future period.

Operating income (loss).    Operating income was $5.5 million for 2004 compared to an operating loss of $4.1 million for 2003, an increase in operating income of $9.6 million, or 236.2%, due to the factors described above.

Interest expense.    Interest expense was $5.1 million for 2004 compared to $5.4 million for 2003, a decrease of $0.3 million. The decrease in interest expense was due to lower average levels of amounts due to RCI and lower interest rates charged by RCI.

Income tax expense.    RCN recognized no U.S. federal or state income tax expense during 2004. This compares to an income tax expense of $13.5 million for the year in 2003, a decrease of $13.5 million. RCN has not recorded income tax expense or benefit subsequent to the second quarter of 2003 when RCN recorded a valuation allowance for the full amount of net deferred tax assets. RCN continues to maintain a valuation allowance for the full amount of net deferred tax assets in accordance with provisions of the Financial Accounting Standards Board ("FASB") Standard No. 109 Accounting for Income Taxes, as of December 31, 2004. RCN will record no other net federal income tax expense or benefit until U.S. generally accepted accounting principle requirements for unrestricted recognition of deferred tax assets have been satisfied.

Net income (loss).    Net income was $0.4 million for 2004 compared to a net loss of $23.0 million for 2003, a decrease in net loss of $23.4 million, due to the factors described above.

Liquidity and Capital Resources

RCN's principal liquidity requirements are for working capital, capital expenditures and expenditures for catalyst and repair parts that are classified as non-current assets on the accompanying balance sheets as other assets. RCN derives its liquidity and capital resources from RCI and is dependent on funding from RCI to meet its operating and capital cash flow requirements. In conjunction with the recapitalization of RCI through the IDS Offering, RCN was also recapitalized by means of a $17.3 million capital contribution and the issuance of a fifteen year 14.0% inter-company term note for $43.5 million by RCI. These transactions were applied against balances of the existing inter-company payable that was previously maintained. Additional liquidity will be obtained through an inter-company revolver note ("Revolver Note") that RCN has signed with RCI. Interest charged under the Revolver Note accrues based on interest rates under RCI's Senior Secured Credit Facility. Agrium, through RCI, has committed to funding the operations of RCN for a period at least through March 2007.

During the 163-day period ended December 31, 2005, RCI derived its liquidity and capital resources from its senior secured credit facility and indirectly from Royster-Clark Ltd. ("RC") and Royster-Clark ULC ("RC ULC") as a result of an initial public offering ("IPO") completed on July 22, 2005. RC completed an IPO Offering through the issuance of 32,500,000 IDS for proceeds of $99.0 million, net of issue costs of $6.3 million, related to the common share portion of the IDS, and $163.6 million related to the Subordinated Notes portion of the IDS. In addition, RC ULC issued, in a private placement, $20.0 million of Separate Subordinated Notes. RC incurred $11.1 million in deferred financing costs related to the issuance of the Subordinated Notes associated with the IDS and the Separate Subordinated Notes (herein referred collectively to as "Notes"). The Notes are denominated in Canadian dollars with an aggregate principal amount of Cdn$197.7 million and Cdn$24.2 million, respectively. These Notes are revalued at the exchange rate as of the balance sheet date each period. As of December 31, 2005, the Notes' revalued balance was $190.8 million. The Notes were issued on July 22, 2005 with a fifteen year term and are due on July 22, 2020. Interest on the Notes accrues at the rate of 14% per annum and is payable monthly.

For day-to-day liquidity requirements during the 163-day period ended December 31, 2005, RCI operated with a $250.0 million Senior Secured Credit Facility ("Amended Credit Facility") with a consortium of lenders that was expandable up to $300.0 million. At December 31, 2005, the borrowing base provisions under the Amended Credit Facility supported a gross borrowing availability of $189.1 million, from which RCI had drawn $89.8 million. This facility included up to $20.0 million for letters of credit, of which there were letters of credit totaling $10.9 million outstanding as of December 31, 2005. The weighted average interest rate on the Amended Credit Facility was 7.08% at December 31, 2005. This facility contained financial and operational covenants and other restrictions, including a requirement to maintain certain financial ratios and limitations on RCI's ability to incur additional indebtedness. Loans under the Amended Credit Facility bear interest at a rate equal to LIBOR or a base rate, plus an applicable margin to those rates. The Amended Credit Facility was not recorded on RCN's financial statements.

In connection with the acquisition of Royster-Clark Ltd. by Agrium on February 8, 2006, loans under the Amended Credit Facility were repaid with funds provided by Agrium. The Amended Credit Facility was further amended reducing the loan commitment to $15.0 million to fund outstanding checks, RCI has commitments of $11.5 million for outstanding letters of credit, representing 105% of outstanding letters of credit as of February 8, 2006. Agrium has funded a bank account to collateralize these outstanding letters of credit until they are rescinded or expire. Agrium intends to fund operations of RCI and RCN (so long as it is controlled by Agrium) from cash on hand and through Agrium's available lines of credit. While there have not been formalized provisions, covenants and other restrictions with which RCI and RCN must comply, RCI and RCN anticipate that funding from Agrium would provide adequate operating effectiveness and flexibility for RCI and RCN in the future. RCN believes that cash generated from operations and borrowings available from Agrium would be sufficient to meet the operating and capital needs in the foreseeable future.

In order to enhance its usefulness, this management discussion and analysis includes a summary of the cash flows of RCN for the 163-day period ended December 31, 2005 plus the cash flows for the 202-day period from January 1, 2005 through July 21, 2005 of Predecessor RCN to arrive at cash flows for year ended December 31, 2005. These results have been compared to the cash flows of Predecessor RCN for the year ended December 31, 2004 in the table that follows.

Net cash provided by/used in operating activities:

Net cash used in operating activities for the year ended December 31, 2005 was $18.4 million compared to $11.5 million cash provided for the comparable period in 2004, an increase in net cash used of $29.9 million. The most significant component in the increased cash flows used in operating activities was the movement in operating assets and liabilities of $24.1 million. Cash was also used for the year ended December 31, 2005 due to the increased net loss of $7.3 million. In addition, there was an increase of $1.5 million for depreciation, amortization and other adjustments to reconcile net income (loss) to cash provided by (used in) operating activities. Inventories and other assets were the largest components of operating assets and liabilities which used $22.1 million more cash during the year of 2005 compared to the same period in 2004. Accrued expenses and other current liabilities, trade accounts receivable and other assets and prepaid and other current assets used $3.0 million more cash in 2005 compared to 2004. This was partially offset by accounts payable providing $1.0 million more cash during the year ended December 31, 2005. Increased cash used for inventory of $19.2 million resulted from lower sales during the fourth quarter combined with building inventory in anticipation of the maintenance shutdown period in September and October when only inventory available in storage would be available for shipment as well as increased cost of inventory due to increases in costs of natural gas. Changes in other assets, which totaled $2.9 million, resulted primarily from catalyst expenditures during the planned maintenance shutdown period.

Net cash used in investing activities:

Net cash used in investing activities for the year ended December 31, 2005 totaled $5.3 million compared to $2.2 million for the comparable period in 2004, an increase of $3.1 million resulted from an increase in capital expenditures in 2005 compared to 2004. The increase in capital expenditures resulted from capital expenditures during the maintenance shutdown period when certain activities can be performed. Capital expenditures were primarily for machinery and equipment replacement and operational efficiency improvement projects.

Net cash used in financing activities:

Net cash provided by financing activities for the year ended December 31, 2005 totaled $23.7 million compared to cash used of $9.3 million in 2004, an increase in cash provided by financing activities of $33.0 million. The change in financing activities of $33.0 million resulted from increased cash provided to RCN by RCI to fund RCN's operations, working capital and capital expenditure requirements for the period.

Obligations and Commitments

The following table summarizes RCN's material contractual obligations and commitments at December 31, 2005:

($ Millions)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term debt obligations:
Inter-company term note	$43.5	—	—	—	43.5
Due to Royster-Clark, Inc	23.6	—	—	23.6	—
Purchase obligations for natural gas	21.9	21.9	—	—	—

Total	$89.0	21.9	—	23.6	43.5

Other than RCN being jointly and severally liable on RCI's Senior Secured Credit Facility and guarantor of the Subordinated Notes and Separate Subordinated Notes of Royster-Clark ULC, both described below, RCN maintains no other material off-balance sheet arrangements or other long-term liabilities on its balance sheet.

 Long-term debt obligations.    Long-term debt obligations include RCN's outstanding inter-company term note. RCN is jointly and severally liable under RCI's senior secured credit facility. As of December 31, 2005, RCI had drawn $89.8 million under its Senior Secured Credit Facility.

Inter-company Term Note.    In conjunction with the IDS Offering, a series of Inter-company Term Notes ("Term Notes") were executed between RCI and its various subsidiaries. RCN executed a Term Note in the amount of $43.5 million with RCI on July 22, 2005. The Term Note accrues interest at the rate of 14% per annum, payable monthly in arrears. The Term Note is due on the fifteenth anniversary of its execution. Interest may be applied to amounts due to or due from RCI. Where an Event of Default occurs, as defined under the indenture governing the Notes and is continuing, the Term Note shall bear interest at the rate of 16% per annum until such time as the Event of Default has been cured. At December 31, 2005, no Events of Default have occurred and the Term Note of $43.5 million is outstanding.

Due to Royster-Clark, Inc.    Based on the terms of RCI's Senior Secured Credit Facility, RCN, as co-borrower, is jointly and severally liable and would be required to perform under these terms in the event of RCI's default. As a result of the signing of an inter-company revolver note between RCN and RCI, inter-company loans made by RCI to RCN, represented by amounts due to RCI, are funded from drawings under RCI's Senior Secured Credit Facility. At December 31, 2005, RCN had a net due to RCI of $23.6 million which accrues interest under similar provisions of the Senior Secured Credit Facility. Terms and provisions of the Senior Secured Credit Facility follow.

On July 22, 2005, RCI amended and extended for five years an existing Senior Secured Credit Facility (such amended and restated senior credit facility is referred to herein as the "Amended Credit Facility") with a syndicate of financial institutions in the form of a $250.0 million senior secured revolving credit facility expandable up to $300.0 million to meet future requirements. In connection with the acquisition of Royster-Clark Ltd. by Agrium on February 8, 2006, loans under the Amended Credit Facility were repaid with funds provided by Agrium. The Amended Credit Facility was further amended reducing the loan commitment to $15.0 million to fund outstanding checks, RCI has commitments of $11.5 million for outstanding letters of credit. Agrium has funded a bank account to collateralize these outstanding letters of credit until they are rescinded or expire. Agrium intends to fund operations of RCI and RCN (so long as it is controlled by Agrium) from cash on hand and through available lines of credit. While there have not been formalized provisions, covenants and other restrictions with which RCI and RCN must comply, RCI and RCN anticipate that funding from Agrium would provide adequate operating effectiveness and flexibility for RCI and RCN in the future. Agrium, RCI's ultimate parent company, has committed to providing funding to RCN for these purposes (so long as it is controlled by Agrium) for a period at least through March 2007. RCN believes that cash generated from operations and borrowings available from Agrium would be sufficient to meet the operating and capital needs in the foreseeable future.

 Purchase obligations for natural gas.    RCN has commitments to purchase natural gas for use in the manufacture of anhydrous ammonia at RCN's East Dubuque, Illinois facility. These commitments only comprise a portion of the facility's natural gas requirements, which are fulfilled through open market purchases each month. RCN believes that sufficient natural gas supplies can be economically obtained through open market purchases at the current time. RCN monitors the natural gas markets and should its perceptions alter, it may enter into purchase commitments at that time.

Contingent Obligations

Subordinated Notes and Separate Subordinated Notes.    RCN acts as guarantor to the Subordinated Notes and Separate Subordinated Notes of its affiliate, RC ULC, which issued, as part of the initial public offering and a private placement offering, Subordinated Notes and Separate Subordinated Notes (herein referred to collectively as "Notes") that are denominated in Canadian dollars with an aggregate principal amount of Cdn$197.7 million and Cdn$24.2 million, respectively, at December 31, 2005. The Notes were issued on July 22, 2005 with a fifteen-year term and are due on July 22, 2020. These Notes are revalued at the exchange rate as of the balance sheet date each period. As of December 31, 2005 the Notes' revalued balance was $190.8 million. Interest on the Notes accrues at the rate of 14% per annum and is payable monthly.

In connection with the acquisition of Royster-Clark Ltd. by Agrium on February 8, 2006, Agrium became owner of 98.6% of the Subordinated Notes associated with the IDSs with the remaining 1.4% owned by third parties who did not tender their IDS. The remaining 1.4% equity component of the IDS unit was redeemed prior to March 6, 2006. Royster-Clark Ltd subsequently delisted its IDSs from the Toronto Stock Exchange on March 6, 2006. The entire Cdn$24.2 million principal balance of the Separate Subordinated Notes and the remaining 1.4% debt component of the IDS remain outstanding with third parties.

On March 7, 2006, RC ULC and its affiliates have made an offer to acquire all remaining outstanding 1.4% subordinated notes of RC ULC (the "Sub Notes") at a price of Cdn$9.20 per Cdn$6.0832 principal amount of Sub Notes. The offer price is the same price allocated to the Sub Notes under Agrium's offer to acquire all of the income deposit securities ("IDSs") of RC ULC and Royster-Clark Ltd. The offer has a deemed repurchase date for the Sub Notes of April 1, 2006, which enables holders of Sub Notes to receive the interest payment on the Sub Notes payable on or about April 15, 2006 to Sub Note holders of record on March 31, 2006, regardless of the date on which a Sub Note holder accepts the offer or deposits their Sub Notes to the offer. The above-described offer is for all outstanding Sub Notes, including both Sub Notes that previously formed part of an IDS as well as the Separate Subordinated Notes that were previously issued by RC ULC as part of a separate private placement in July 2005. The offer is open for acceptance until 4:00 p.m. (Calgary time) on April 4, 2006. The Board of Directors of RC ULC has recommended that Sub Note and Separate Subordinated Note holders accept the offer and deposit their respective Notes to the offer. As required under the indenture governing the Notes, as there has been a change of control of RC ULC as a result of Agrium's acquisition, RC ULC is concurrently making an offer to acquire the remaining Notes at a price of 101 percent of the principal amount. The consideration offered under the 101 percent offer is less than that under the Cdn$9.20 offer described above.

Prior to the fifth anniversary of the closing of the offering, RC ULC will be permitted, at its election, to defer interest payments on the Notes, if and for so long as the Interest Coverage Ratio under the indenture governing the Notes (the "Note Indenture") of RCH for the most recent twelve-month period ending on the last day of any month, is less than the Interest Deferral Threshold (as defined in the Note Indenture), unless a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing, or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default (any such period, an "Interest Deferral Period"). Interest payments on the Notes will not be deferred under this provision for more than 24 months in the aggregate or beyond the fifth anniversary of the closing of the offering.

In addition, after the fifth anniversary of the closing of the offering, RC ULC may at its election defer interest on the Notes on not more than four occasions for up to six months on each occasion (each, an "Interest Deferral Period") by delivering to Computershare Trust Company of Canada, as trustee of the Note Indenture ("Trustee") a copy of a resolution of RC ULC's board of directors certified by an officer's certificate of RC ULC to the effect that, based upon a good faith determination of RC ULC's board of directors, such deferral is reasonably necessary for bona fide cash management purposes, or to reduce the likelihood of or avoid a default on any Senior Indebtedness, provided no such deferral may be commenced and any ongoing deferral shall cease, if a default in payment of interest, principal or premium, if any, on the Notes has occurred and is continuing or any other Event of Default with respect to the Notes has occurred and is continuing and the Notes have been accelerated as a result of the occurrence of such Event of Default. No Interest Deferral Period may commence unless and until all interest deferred pursuant to any proceeding Interest Deferral Period, together with interest thereon, has been paid in full.

Deferred interest on the Notes will bear interest at the same rate as the stated rate on the Notes, compounded monthly, until paid in full. Following the end of any Interest Deferral Period, RC ULC will be obligated to resume monthly payments of interest on the Notes, including interest on deferred interest. All interest deferred prior to the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on the fifth anniversary of the closing of the offering. All interest deferred after the fifth anniversary of the closing of the offering, including interest accrued on deferred interest, must be repaid on or before maturity, provided that RC ULC must pay all deferred interest and accrued interest thereon in full prior to deferring interest on a subsequent occasion. RC ULC may prepay all or part of the deferred interest, at any time other than during an Interest Deferral Period.

During any Interest Deferral Period, or so long as any deferred interest remains unpaid, and under other circumstances described below, RC ULC will not be permitted to pay any dividends or make any distribution to holders of its common shares, or make certain other restricted payments. The Amended Credit Facility contains limitations on the RCH's ability to make distributions to RC ULC to enable it to prepay deferred interest on the Notes.

Critical Accounting Policies and Estimates

The discussion and analysis of RCN's financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires RCN to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, RCN evaluates the judgments and estimates underlying all of its accounting policies, including those related to inventory valuation, deferred tax valuation allowances and accrued maintenance expenses. RCN bases its estimates on historical experience and circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Materially different results in the amount and timing of RCN's actual results for any period could occur if RCN's management made different judgments or utilized different estimates.

Critical accounting policies are both most important to the portrayal of RCN's financial condition and results and require RCN's most difficult, complex or subjective judgments or estimates. Based on this definition, RCN believes its critical accounting policies include the policies of inventory valuation, accrued maintenance expenses and deferred tax valuation allowance. For all financial statement periods presented, there have been no material modifications to the application of these critical accounting policies.

Inventory Valuation

RCN values its inventories at the lower of cost or market using the weighted average cost method. The nitrogen industry is characterized by rapid change in both demand and pricing. To properly reflect RCN's inventories at the lower of cost or market, it performs an analysis at each reporting period to determine whether an allowance for market declines is required. RCN's analysis considers current market selling prices for its products, historical quantities sold and quantities on hand as well as the RCN's expected future profitability. Historically, RCN's allowances for market declines have not been significant. RCN performs a physical count of its inventory each month and adjusts inventory accordingly.

Accrued Maintenance Expenses

RCN experiences plant shutdowns for plant maintenance used in operations. Estimated amounts, based on historical expenditures, are accrued monthly up to the anticipated future maintenance date. Because the accruals are for repairs to operating equipment and closed vessels that cannot be examined until the plant is shutdown, estimates of expenditures required can vary significantly from actual expenditures. Any differences between accrued amounts and actual expenditures are recorded at the time maintenance is performed.

Deferred Tax Valuation Allowance

RCN's operating results are included in the consolidated federal income tax return filed by RCI. The provision for income taxes in RCN's financial statements and the disclosure of net operating loss carryforwards in the notes to the financial statements has been prepared on a separate tax return basis.

Deferred tax assets are reviewed for recoverability using management projections of future taxable income. Projections of future earnings or taxable income use key variables that RCN must estimate and include assumptions regarding future sales volume, prices and other economic factors. Significant management judgment is involved in estimating these variables, and they include inherent uncertainties since RCN is forecasting future events. RCN has had unprofitable operations three of the last four years. These losses have generated U.S. federal tax net operating loss ("NOL") carryforwards of approximately $47.6 million on a separate tax return basis as of December 31, 2005. Generally accepted accounting principles require that RCN records a valuation allowance against the deferred tax assets if it is "more likely than not" that RCN will not be able to utilize it to offset future taxes. In June 2003, as a result of RCN's cumulative losses incurred in recent years and the lower than expected income for the second quarter, RCN could not satisfy the requirement of generally accepted accounting principles that it was "more likely than not" that RCN will be able to utilize it to offset future taxes. As a result, RCN recorded a valuation allowance for the full amount of the net deferred tax assets at June 30, 2003. Beginning July 1, 2003 and for future quarters, RCN will not record a federal income tax expense or benefit until U.S. generally accepted accounting principles requirement for unrestricted recognition of deferred tax assets have been satisfied. Under terms of the stock purchase agreement between Rentech Development and RCI, any potential tax benefits from net operating loss carryforwards generated by RCN prior to the closing on the transaction remain with RCI and will not be conveyed to Rentech through the sale of RCN to Rentech Development.

Quantitative and Qualitative Disclosures about Market Risk

RCN is exposed to various market risks, including commodity price risk and interest rate risk. While RCN does not anticipate initiating any significant hedging activities, its Amended Credit Facility provides RCN with flexibility with which to consider hedging activities in natural gas. RCN continues to evaluate the possibilities for hedging to manage the volatility associated with various aspects of its business. RCN does not use derivatives for speculative or trading purposes.

Commodity Price Risk

RCN is exposed to market risk due to changes in natural gas prices. Natural gas is a raw material used in the production of various nitrogen-based products that RCN manufactures at its East Dubuque, Illinois plant. Market prices of nitrogen-based products are affected by changes in natural gas prices as well as supply and demand and other factors. Nitrogen-based inventory remaining at the end of the spring season will be subject to market risk due to a number of factors, including changes in natural gas prices, changes in the value of the U.S. dollar against foreign currencies, and changes in other supply and demand factors. Currently, RCN is purchasing natural gas for use in its East Dubuque, Illinois facility on the spot market and through short-term, fixed-supply, index-priced purchase contracts which will lock in pricing for a portion of its natural gas requirements through March 2006. Notwithstanding these purchase contracts, RCN is exposed to significant, although not excessive market risk. There has been a generally increasing trend in natural gas prices in the last three years due to various supply factors, including the increasing overall demand for natural gas from industrial users, which is affected, in part, by the general conditions of the United States economy, and other factors. Seasonal fluctuations exist within each year resulting from various supply and demand factors, such as the severity of winters affecting consumers' consumption for heating, and the severity of summers affecting industrial demand by utilities for electrical generation, among other factors. Changes in levels of natural gas prices and market prices of nitrogen products can materially affect RCN's financial position and results of operations. A hypothetical increase of $0.10 per MMBTU of natural gas could increase the cost to produce one ton of ammonia by approximately $3.50. RCN has experienced no difficulties in securing supplies of natural gas. However, natural gas is purchased at market prices and such purchases are subject to price volatility.

Interest Rate Risk and Other Risks

RCN has been capitalized with a $43.5 million inter-company term note payable to RCI and a $17.3 million capital contribution. The inter-company term note accrues interest at a fixed interest rate of 14.0%. RCI has recently issued 14% subordinated notes in the public market place. RCN's inter-company term note carries the same rate of interest and basic terms and provisions as RCI's subordinated notes. RCI believes that due to the proximity of the issuance of RCI's subordinated notes in the public market place, RCN's inter-company term note approximates fair value at its current carrying value. RCN entered into an intercompany revolver note with RCI and is also dependent on RCI for funding of its operating and capital needs. Interest is charged on amounts due to/from RCI based on the interest rates that RCI pays for borrowings under its Amended Credit Facility based primarily on the LIBOR rate of interest charged by the agent bank under RCI's Credit Facility. The rate at December 31, 2005 was approximately 7.08%. RCN estimates that based on current levels of amounts due to RCI that each 1.0% change in market interest rate will impact before tax earnings by approximately $0.2 million.

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Rentech, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-125162, 333-113001, 333-108392, 333-85682, 333-34890, 333-47317, 333-39334, and 333-58529) of Rentech, Inc. on Form S-3, and in registration statements (Nos. 333-131936, 033-90250, 333-46003 and 333-95537) of Rentech, Inc. on Form S-8 of our report dated March 2, 2006, with respect to the balance sheets of Royster-Clark Nitrogen, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholder's equity (deficit), and cash flows for the 163-day period ended December 31, 2005, the 202-day period ended July 21, 2005 and the years ended December 31, 2004 and 2003, which report is included herein.

Our report refers to transactions, as more fully described in notes 1 and 4 of the financial statements, that occurred as of July 22, 2005 which require financial information for the periods after July 22, 2005 to be presented on a different cost basis than that for periods prior to that date and therefore, is not comparable.

Our report also refers to the restatement of net sales, cost of sales, and selling, general and administrative expenses for the 202-day period ended July 21, 2005 and net sales and cost of sales for the years ended December 31, 2004 and 2003, as more fully described in note 3 to the financial statements.

/s/ KPMG LLP

Norfolk, Virginia
March 10, 2006

ANNEX D

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA COMBINED FINANCIAL STATEMENTS

ANNEX D

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA COMBINED FINANCIAL STATEMENTS
INTRODUCTORY INFORMATION

On November 5, 2005, Rentech Development Corporation, a wholly-owned subsidiary of Rentech, Inc., entered into a definitive Stock Purchase Agreement with Royster-Clark, Inc. for the purchase of all of the issued and outstanding shares of capital stock of Royster-Clark Nitrogen, Inc. ("RCN"). Under the terms of the agreement, Rentech Development Corporation, subject to Rentech, Inc. shareholder approval, financing of the acquisition, and other conditions, will pay $50 million for the stock, plus an amount equal to RCN's net working capital, as defined in the agreement, at closing. In November 2005, we deposited $2.5 million in an escrow account that will be applied to the purchase price of RCN or paid to Royster-Clark, Inc. as a break-up fee if the acquisition fails due to our failure to obtain financing, AMEX approval for the listing of shares to be issued related to the acquisition or shareholder approval for the acquisition of RCN. On November 15, 2005, Rentech, Inc. and Rentech Development Corporation entered into a Commitment Letter with M.A.G. Capital, LLC and Pentagon Bernini Fund, Ltd. (the "Investors"), dated November 15, 2005, for the purchase by the Investors of $35 million of 14% secured convertible debentures. The funding is subject to certain conditions including the completion of diligence, execution of definitive documents, absence of material adverse changes and the concurrent acquisition of Royster-Clark Nitrogen, Inc., among other things. In the event we determine to go forward with the financing set forth in the Commitment Letter, the funding proceeds will be used to partially finance the $50 million purchase of 100% of the outstanding shares of RCN as announced by the Company. We are considering other financing options with our financial advisors to use in combination with or in place of these debentures. However, the following unaudited condensed consolidated pro forma combined financial statements assume the issuance of such debentures as contemplated in the Commitment Letter and that the remainder of the $50 million purchase price will be raised through the sale of Rentech common stock.

The unaudited condensed consolidated pro forma combined statements of operations for the three months ended December 31, 2005 and for the twelve months ended September 30, 2005 were prepared as if the acquisition had taken place on October 1, 2005 and October 1, 2004, respectively. The unaudited condensed consolidated pro forma balance sheet as of December 31, 2005 was prepared as if the acquisition had taken place on December 31, 2005. The three month period ended December 31, 2005 for RCN was derived by subtracting the unaudited nine month period ended September 30, 2005 from the audited twelve month period ended December 31, 2005. The twelve month period ended December 31, 2005 was derived by adding the 163-day period ended December 31, 2005 to the 202-day period from January 1, 2005 to July 21, 2005. The twelve month period ended September 30, 2005 for RCN was calculated by adding the unaudited nine month period ended September 30, 2005 to the three month period ended December 31, 2004. The nine month period ended September 30, 2005 was derived by adding the 71-day period ended September 30, 2005 to the 202-day period from January 1, 2005 to July 21, 2005. The three month period ended December 31, 2004 was calculated by subtracting the unaudited nine month period ended September 30, 2004 from the audited twelve month period ended December 31, 2004. The twelve month period ended September 30, 2005 for Rentech, Inc. does not include the results of discontinued operations resulting from the sale of two subsidiaries. Also, the amounts shown for the calculation of loss per common share do not include the results of such discontinued operations. As discussed in more detail in Management's Discussion and Analysis of Financial Condition and Results of Operations for RCN, included in Annex C to the proxy statement, the operating results and cash flows for the 163-day period from July 22, 2005 to December 31, 2005 are presented in RCN's financial statements using a different cost basis for certain assets and therefore are not comparable to the operating results and cash flows for the 202-day period from January 1, 2005 through July 21, 2005.

The following table presents certain unaudited pro forma combined financial information for Rentech, Inc. and Royster-Clark Nitrogen, Inc. This information should be read in conjunction with the unaudited consolidated financial statements of Rentech, Inc. and subsidiaries for the quarter ended December 31, 2005 as filed on Form 10-Q with the Securities and Exchange Commission included as Annex B to this proxy statement as well as the audited consolidated financial statements of Rentech, Inc. and subsidiaries for the fiscal years ended September 30, 2005, 2004 and 2003 as filed on Form 10-K with the Securities and Exchange Commission and included as Annex A to this proxy statement, as well as with the audited financial statements of Royster-Clark Nitrogen, Inc. for the 163-day period ended December 31, 2005, 202-day period ended July 21, 2005 and the years ended December 31, 2004 and 2003 which are attached to this document in Annex C. The pro forma data does not purport to be indicative of the results of future operations or the combined results that would have occurred had the purchase been consummated at the beginning of the periods presented. This data has been included as required by the rules and regulations of the Securities and Exchange Commission and is provided for comparative purposes only.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
COMBINED STATEMENT OF OPERATIONS

	For the Three Months Ended December 31, 2005
	Rentech	RCN	Pro Forma Adjustments			Rentech and RCN Combined
	(Unaudited)	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	$1,922,078	$41,119,352		$952,836	(a)	$43,994,266

Cost of sales	1,312,935	43,188,263		(460,955	)(a), (b), (d)	44,040,243

Gross profit	609,143	(2,068,911)				(45,977)

Operating expenses
General and administrative expense	4,802,160	200,323		—		5,002,483
Depreciation and amortization	134,371	—		—		134,371
Research and development	1,280,274	—		—		1,280,274

Total operating expenses	6,216,805	200,323				6,417,128

Income (Loss) from operations	(5,607,662)	(2,269,234)				(6,463,105)

Other expenses
Interest expense	299,313	1,842,621		(355,121	)(c)	1,786,813
Interest income	(278,515)	—		—		(278,515)

Total other (income)expense	20,798	1,842,621				1,508,298

Net loss from continuing operations before income taxes	(5,628,460)	(4,111,855)				(7,971,403)

Income tax expense	—	—		—		—

Net loss from continuing operations	$(5,628,460)	$(4,111,855)	$			$(7,971,403)

Cash dividends paid to preferred stockholders	(74,437)	—		—		(74,437)
Loss from continuing operations applicable to common stockholders	$(5,702,897)	$(4,111,855)	$			$(8,045,840)

Basic and diluted loss per common share
Continuing operations, including dividends	(0.050)	—				(0.064)
Basic and diluted weighted-average number of common shares outstanding	113,473,636			11,417,143	(h)	124,890,779

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
COMBINED STATEMENT OF OPERATIONS

	For the Twelve Months Ended September 30, 2005
	Rentech	RCN	Pro Forma Adjustments			Rentech and RCN Combined
	(Audited)	(Unaudited)	(Unaudited)			(Unaudited)
Revenues	$7,185,485	$90,367,575		$7,656,185	(a)	$105,209,245

Cost of sales	5,213,092	83,927,318		(408,573	)(a), (b), (d)	88,731,837

Gross profit	1,972,393	6,440,257				16,477,408

Operating expenses
General and administrative expense	11,600,551	1,994,750		—		13,595,301
Depreciation and amortization	435,632	—		—		435,632
Research and development	495,919	—		—		495,919

Total operating expenses	12,532,102	1,994,750				14,526,852

Income (Loss) from operations	(10,559,709)	4,445,507				(1,950,556)

Other expenses
Interest expense	2,888,392	5,447,017		502,983	(c)	8,838,392
Equity in loss of investee	735,815	—		—		735,815
Other expenses	123,929	—		—		123,929

Total other expense	3,748,136	5,447,017				9,698,136

Net loss from continuing operations before income taxes	(14,307,845)	(1,001,510)				(7,747,580)

Income tax expense	(61,428)	—		—		(61,428)

Net loss from continuing operations	$(14,369,273)	$(1,001,510)	$			$(7,809,008)

Deemed dividend related to beneficial conversion feature and warrants	(9,000,000)	—		—		(9,000,000)
Cash dividends paid to preferred stockholders	(341,475)	—		—		(341,475)
Loss from continuing operations applicable to common stockholders	$(23,710,748)	$(1,001,510)	$			$(17,150,483)

Basic and diluted loss per common share
Continuing operations, including dividends	(0.255)	—				(0.164)
Basic and diluted weighted-average number of common shares outstanding	92,918,545			11,417,143	(h)	104,335,688

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA COMBINED BALANCE SHEET

	As of December 31, 2005
	Rentech	RCN	Pro Forma Adjustments			Rentech and RCN Combined
	(Unaudited)	(Audited)	(Unaudited)			(Unaudited)
Assets
Cash	$29,479,672	$16,440		$—	(h)	$29,496,112
Accounts receivable, net	1,125,888	2,136,812		—		3,262,700
Inventories	—	18,216,446		—		18,216,446
Prepaid expenses and other current assets	857,131	593,736				1,450,867

Total current assets	31,462,691	20,963,434				52,426,125

Property and equipment, net	4,765,687	49,848,091		711,909	(g)	55,325,687
Deferred financing costs, net	—	2,587,437		(2,587,437	)(f)	—
Other assets	5,156,627	5,751,297		—		10,907,924

Total other assets	9,922,314	58,186,825				66,233,611

Total assets	$41,385,005	$79,150,259	$			$118,659,736

Liabilities and Stockholders' Equity
Cash overdraft	$—	$32,988		$—		$32,988
Accounts payable	364,126	1,003,025		—		1,367,151
Accrued expenses and other current liabilities	1,757,576	1,313,852		—		3,071,428
Lines of credit payable	499,218	—		—		499,218
Current portion of long-term debt	605,362	—		—		605,362
Current portion of long-term convertible debt	766,386	—				766,386

Total current liabilities	3,992,668	2,349,865		0		6,342,533

Long-term debt, net of current portion	1,119,187	43,500,000		(8,500,000	)(e), (h)	36,119,187
Long-term convertible debt, net of current portion	743,305	—		—		743,305
Other long-term liabilities	508,396	23,643,394		(23,625,630	)(e)	526,160

Total long-term liabilities	2,370,888	67,143,394				37,388,652

Total liabilities	6,363,556	69,493,259				43,731,185

Common stock	1,173,610	—		114,171	(h)	1,287,781
Additional paid in capital	101,484,935	17,313,508		22,479,423	(e), (f), (g), (h)	141,277,866
Accumulated deficit	(67,637,096)	(7,656,508)		7,656,508	(f)	(67,637,096)

Total stockholders' equity	35,021,449	9,657,000				74,928,551

Total liabilities and stockholders' equity	$41,385,005	$79,150,259	$			$118,659,736

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Adjustments

(a) Three and twelve month pro forma distribution margin increases in the amount of $952,836 and $7,656,185 were made to net sales along with corresponding increases of $284,269 and $1,498,674 to costs of sales. These adjustments represent the combined operating results of manufacturing and distributing nitrogen fertilizer products produced by RCN. Presently, all nitrogen fertilizer products manufactured by RCN are sold to Royster-Clark, Inc., its parent company and distributor, at a price which is below the final product sales price to which Royster-Clark, Inc. sells the products sourced from the plant to third party customers. The pro forma distribution margin adjustments reflect the price at which products sourced from RCN were sold to third party customers and represent the pricing that Rentech would expect to have received for the products sold from the plant during the periods presented.

(b) The three and twelve month pro forma increases of $800,000 and $2,000,000 to costs of sales represent the estimated total cost of sales and marketing that Rentech would have paid to Royster- Clark, Inc. related to the marketing and distribution of nitrogen fertilizer products from the plant.

(c) If the transaction had closed on October 1, 2005 and 2004, Rentech would have paid $1,487,500 and $5,950,000, respectively, in interest and commitment fee expenses related to its $35,000,000 in convertible debentures assumed to have been issued, and would not have incurred the $1,842,621 and $5,447,017 in interest expense experienced by RCN during the three and twelve month periods. Therefore, a pro forma decrease in interest expense during the three month period in the amount of $355,121 and a pro forma increase in interest expense during the twelve month period adjust total pro forma interest expense for RCN to such amounts.

(d) If the transaction had closed on October 1, 2005 and 2004, Rentech would have incurred $695,000 and $2,780,000 in depreciation expense for the three and twelve month periods related to the manufacturing machinery and equipment acquired. The pro forma decreases of $1,545,224 and $3,907,247 to depreciation expense adjust total pro forma depreciation expense for RCN to such amounts.

(e) Per the stock purchase agreement, Royster-Clark, Inc. will forgive the intercompany debt as well as the intercompany payable prior to closing. Therefore, a pro forma decrease to long-term debt, net of current portion of $43,500,000 and of $23,625,630 to other liabilities, along with a corresponding increase in additional paid in capital has been included.

(f) As a result of the acquisition, a pro forma decrease in the accumulated deficit of RCN of $7,656,508 as well as a decrease of $2,587,437 in deferred acquisition costs resulting from RCN's Canadian purchase accounting was included along with a corresponding decrease in the additional paid in capital of RCN.

(g) A pro forma purchase price of $74,960,000 was calculated by adding the $50,000,000 purchase price of the stock of RCN, estimated net working capital of $24,400,000 based upon RCN's balance sheet as of December 31, 2005 and estimated transaction costs of $560,000. The $74,960,000 pro forma purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values as follows: $8,860,000 to land, $41,700,000 to machinery and equipment and $24,400,000 to the various asset and liability accounts that make up net working capital. The amount and allocation of the pro forma purchase price is subject to future refinement. As a result, a pro forma increase to property and equipment of $711,909 was included, thereby adjusting to total of RCN's property and equipment to $50,560,000, the sum of the fair value of land, machinery and equipment.

(h) We have assumed that the pro forma purchase price of RCN would have been funded through a combination of $35,000,000 in convertible debentures and $39,960,000 in proceeds from the sale of 11,417,143 shares of Rentech's common stock at an assumed price of $3.50 per share. Therefore, an increase in long-term debt of $35,000,000 was included along with an increase of $114,171 in common stock and an increase of $39,845,829 in additional paid in capital. The corresponding increase in cash of $74,960,000 was immediately reduced as a result of closing the acquisition.

Note 2—Pro Forma Assumptions

The unaudited condensed consolidated pro forma combined statement of operations reflects a net loss from continuing operations, and therefore does not reflect adjustments for income taxes. In addition, the impact of stock options, stock warrants, preferred stock and convertible debt was not included in the calculation of diluted loss per share as their effect was anti-dilutive.

ANNEX E

2006 INCENTIVE AWARD PLAN

ANNEX E

RENTECH, INC.

2006 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Rentech, Inc. 2006 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Rentech, Inc. (the "Company") by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Award" means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

        2.2   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

        2.3   "Board" means the Board of Directors of the Company.

        2.4   "Change in Control" means:

          (a)   A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any twelve-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

            (i)    Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

            (ii)   After which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.5   "Code" means the Internal Revenue Code of 1986, as amended, together with the regulations and other official guidance promulgated thereunder.

        2.6   "Committee" means the committee of the Board described in Article 12.

        2.7   "Consultant" means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

        2.8   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.9   "Deferred Stock" means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

        2.10 "Disability" means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time or, if no such plan is applicable to a Participant, as determined in the sole discretion of the Committee.

        2.11 "Dividend Equivalents" means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

        2.12 "Effective Date" shall have the meaning set forth in Section 13.1.

        2.13 "Eligible Individual" means any person who is an Employee, a Consultant or an Independent Director, as determined in the sole discretion of the Committee.

        2.14 "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

        2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.16 "Fair Market Value" means, as of any given date, (a) if Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal for the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (i) the last sales price (if Stock is then listed as a National Market Issue under the NASD National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on the date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by NASDAQ or such successor quotation system; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith, provided, that the Committee may, in its sole discretion, conduct such valuation in a manner that causes such valuation to fall within the meaning of "fair market value" under Code Section 409A.

        2.17 "Full Value Award" means any Award other than an Option or other Award for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a payment from the Company).

        2.18 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

        2.19 "Independent Director" means a member of the Board who is not an Employee of the Company.

        2.20 "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

        2.21 "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

        2.22 "Option" means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

        2.23 "Participant" means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

        2.24 "Performance-Based Award" means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

        2.25 "Performance Bonus Award" has the meaning set forth in Section 8.7.

        2.26 "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

        2.27 "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

        2.28 "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

        2.29 "Performance Share" means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.30 "Performance Stock Unit" means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

        2.31 "Plan" means this Rentech, Inc. 2006 Incentive Award Plan, as it may be amended from time to time.

        2.32 "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.33 "Restricted Stock" means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

        2.34 "Restricted Stock Unit" means an Award granted pursuant to Section 8.6.

        2.35 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.36 "Stock" means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

        2.37 "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

        2.38 "Stock Payment" means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

        2.39 "Subsidiary" means any "subsidiary corporation" as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1   Number of Shares.

          (a)   Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is 5,000,000, provided, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by one share for each share of Stock delivered in settlement of any Full Value Award and shall be reduced by one share for each share of Stock granted pursuant to any Stock Appreciate Right award.

          (b)   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan; however, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall not again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

        3.2   Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        3.3   Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a rolling three-year period (measured from the date of any grant) shall be two million and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $1,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

        4.1   Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

        4.2   Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

        4.3   Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

        5.1   General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

          (b)   Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)   Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

          (d)   Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        5.2   Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

          (a)   Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

            (i)    Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

            (ii)   Six months after the Participant's termination of employment as an Employee other than on account of the Participant's Disability or death, provided, that any exercise of an Option more than three months after the Participant's termination of employment as an Employee on account of the Participant's Disability or death shall cause such Option to be treated as a Non-Qualified Stock Option; and

            (iii)  One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock

    Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

          (b)   Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

          (c)   Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

          (d)   Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

          (e)   Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (f)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

        5.3   Granting of Options to Independent Directors. The Board may from time to time, in its sole discretion, and subject to the limitations of the Plan:

          (a)   Select from among the Independent Directors (including Independent Directors who have previously been granted Options under the Plan) such of them as in its opinion should be granted Options;

          (b)   Subject to Section 3.3, determine the number of shares of Stock that may be purchased upon exercise of the Options granted to such selected Independent Directors; and

          (c)   Subject to the provisions of this Article 5, determine the terms and conditions of such Options, consistent with the Plan.

Options granted to Independent Directors shall be Non-Qualified Stock Options.

ARTICLE 6.

RESTRICTED STOCK AWARDS

        6.1   Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

        6.2   Issuance and Restrictions. Subject to Section 10.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

        6.3   Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 10.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

        6.4   Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

        7.1   Grant of Stock Appreciation Rights.

          (a)   A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

        7.2   Payment and Limitations on Exercise.

          (a)   Subject to Section 7.2(b), payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

          (b)   To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

        8.1   Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.2   Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

        8.3   Dividend Equivalents.

          (a)   Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          (b)   Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

        8.4   Stock Payments. Subject to Section 10.5(b), any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee, such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

        8.5   Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Subject to Section 10.5(b), stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

        8.6   Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 10.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

        8.7   Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a "Performance Bonus Award") payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 10.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

        8.8   Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

        8.9   Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

        8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

        8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

        8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

        9.1   Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

        9.2   Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3   Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

        9.4   Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5   Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

        10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a "blind trust" in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities.

        10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.5 Stock Certificates; Book Entry Procedures.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

          (b)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        10.6 Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

        10.7 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

        11.1 Adjustments.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee may make such proportionate adjustments, if any, as the Committee in its sole discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

            (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

            (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

            (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

        11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be permitted in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards may, in the sole discretion of the Committee, become partially or fully exercisable and some or all forfeiture restrictions on such Awards may lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and may give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

        11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

        12.1    Committee.    Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom is an "outside director," within the meaning of Section 162(m) of the Code, a Non-Employee Director and an "independent director" under the rules of the American Stock Exchange (or other principal securities market on which shares of Stock are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b 3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

        12.2    Action by the Committee.    A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.3    Authority of Committee.    Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        12.4    Decisions Binding.    The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

        12.5    Delegation of Authority.    To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

        13.1    Effective Date.    The Plan is effective as of the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

        13.2    Expiration Date.    The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (i) the date the Plan is approved by the Board or (ii) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

        14.1    Amendment, Modification, and Termination.    Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), or (ii) results in a material increase in benefits or a change in eligibility requirements, and (c) no amendment to the Plan shall permit the Committee to grant Options or SARs with an exercise price that is below Fair Market Value on the date of grant or to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, (A) no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted, and (B) no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

        14.2    Awards Previously Granted.    Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

        15.1    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        15.2    No Stockholders Rights.    Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

        15.3    Withholding.    The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

        15.4    No Right to Employment or Services.    Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        15.5    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        15.6    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee and of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        15.7    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        15.8    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        15.9    Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        15.10    Fractional Shares.    No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        15.11    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        15.12    Government and Other Regulations.    The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        15.13    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Colorado.

        15.14    Section 409A.    Awards granted under this Plan and amounts payable in connection therewith are not intended to provide for any deferral of compensation subject to gross income inclusion under Code Section 409A; rather, such Awards and amounts payable in connection therewith are intended to be exempt from gross income inclusion under Code Section 409A because either (A) such Awards are "stock rights" or "statutory stock options" that do not constitute "nonqualified deferred compensation" within the meaning of Code Section 409A, or (B) because such Awards will be paid not later than the later to occur of: (i) the 15th day of the third month following the Participant's first taxable year in which such amounts are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following first taxable year of the Company in which such amounts are no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A (the "Short-Term Deferral Date"). In the event that any Awards or amounts payable in connection therewith would, nevertheless, be subject to gross income inclusion under Code Section 409A because such Awards or amounts are not actually or constructively received by any Participant on or before the Short-Term Deferral Date or for any other reason, to the extent such amounts constitute a deferral of compensation subject to Code Section 409A, then (x) subject to clause (y), such amounts shall be paid during the year following the year in which such amounts are no longer subject to a substantial risk of forfeiture, and (y) if the Employee is a "specified employee," within the meaning of Code Section 409A, with respect to the Company, such amounts shall be paid upon the date which is six months after the date of the Employee's "separation from service" (or, if earlier, the date of the Employee's death) in accordance with Code Section 409A.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Rentech, Inc. on December 30, 2005.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Rentech, Inc. on                        , 2006.

Executed on this            day of                        , 2006.

Corporate Secretary

[LOGO]

RENTECH, INC. 1331 17TH STREET, SUITE 720 DENVER, CO 80202	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rentech, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RENTECH KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION

RENTECH, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.
Vote on Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1	ELECTION OF DIRECTORS (for terms described in the proxy statement):		☐	☐	☐
	Nominees:	1) D. Hunt Ramsbottom 2) Erich W. Tiepel 3) Halbert S. Washburn
Vote on Proposals						For	Against	Abstain
2	Purchase of Royster-Clark Nitrogen, Inc.					☐	☐	☐
3	Approval of potential issuance of 20% or more of Rentech's outstanding common stock at prices below market value.					☐	☐	☐
4	Approval of adoption of the 2006 Incentive Award Plan.					☐	☐	☐
5
	Approval of granting the Proxies the authority to vote on any motion to adjourn or postpone the meeting to another time and date if such action is necessary to solicit additional proxies in favor of Items 1, 2, 3 or 4.					☐	☐	☐
6	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.					☐	☐	☐

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	Rentech, Inc.	PROXY

Annual Meeting of Shareholders—April 13, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Rentech, Inc., a Colorado corporation, hereby acknowledge(s) receipt of the Proxy Statement dated March 15, 2006, and hereby appoints Amanda M. Darby, proxy and attorney-in-fact, with full of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Shareholders of Rentech, Inc., to be held April 13, 2006 at 9:00 a.m., Mountain Standard Time, at the Magnolia Ballroom, 817 17th Street, Denver, Colorado, and at any adjournment or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY AND VOTE
BY ONE OF THE METHODS DESCRIBED ON THE REVERSE SIDE.

(Continued, and to be signed and dated, on the reverse side)